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As filed with the Securities and Exchange Commission on March 24, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-4 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MOMENTUM MERGER CORPORATION (Exact name of Registrant as specified in its charter)

Delaware	2836	56-2326642
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

685 Route 202/206 Bridgewater, New Jersey 08807 (908) 541-8600
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kenneth J. Zuerblis Chief Financial Officer Momentum Merger Corporation 685 Route 202/206 Bridgewater, New Jersey 08807 (908) 541-8600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Larry W. Sonsini, Esq.
Steve L. Camahort, Esq.
Robert G. O’Connor, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
Telephone: (650) 493-9300
Facsimile: (650) 493-6811	James U. Jensen, Esq. Kevin J. Ontiveros, Esq. NPS Pharmaceuticals, Inc. 420 Chipeta Way Salt Lake City, Utah 84108 Telephone: (801) 583-4939 Facsimile: (801) 583-4961	Kevin T. Collins, Esq. Nolan S. Taylor, Esq. Dorsey & Whitney LLP 250 Park Avenue New York, New York 10177 Telephone: (212) 415-9200 Facsimile: (212) 953-7201	Peter A. Cicala, Esq. Enzon Pharmaceuticals, Inc. Bridgewater, New Jersey 08807 Telephone: (908) 541-8600 Facsimile: (908) 575-1843

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $0.001 par value	71,005,363 shares	N/A	$1,111,229,676.60	$89,899.00

(1)
Based upon the maximum number of shares of common stock of the registrant that may be required to be issued in connection with the transaction described herein, calculated as the sum of: (i) 38,993,181, which is the sum of (a) the number of shares of NPS common stock outstanding on February 13, 2003 and (b) the number of shares of NPS common stock expected to be issued pursuant to outstanding stock options through the date the transaction is expected to be consummated; and (ii) 32,012,182, which is the product of 0.7264 and the sum of (x) the number of shares of Enzon common stock outstanding on February 13, 2003 and (y) the number of shares of Enzon common stock expected to be issued pursuant to outstanding stock options through the date the transaction is expected to be consummated.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(f) under the Securities Act.

(3)
Pursuant to Rule 457(f)(1) and (c) under the Securities Act of 1933, as amended, the registration fee has been calculated based on the average of the high and low prices of per share of common stock of each of NPS and Enzon as reported on the Nasdaq National Market on March 17, 2003: (i) NPS common stock, 38,993,181 shares, multiplied by average price, $15.58; plus (ii) Enzon common stock, 44,069,634 shares, multiplied by average price, $11.43.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

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Subject to Completion Joint Proxy Statement/Prospectus

To the stockholders of NPS Pharmaceuticals, Inc. and Enzon Pharmaceuticals, Inc.

A MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT

NPS and Enzon have agreed to combine their respective businesses in a merger of equals. We are proposing this combination because we believe the combined strengths of our two companies will enable us to build a leading biotechnology company that will have the opportunity to enhance stockholder value in ways that are unlikely to be achieved by NPS or Enzon alone. The new corporation under which our businesses will operate as subsidiaries is named Momentum Merger Corporation, which name will be changed prior to the completion of the mergers. Six of Momentum’s board of directors will be selected by NPS and four will be selected by Enzon. Senior management of Momentum will be comprised of executive officers from both NPS and Enzon.

When the transaction is completed, NPS common stockholders will receive one share of Momentum common stock for each share they own and Enzon common stockholders will receive 0.7264 shares of Momentum common stock for each share they own. As a result, former stockholders of NPS will hold approximately 52.9%, and former stockholders of Enzon will hold approximately 47.1%, of the outstanding common stock of Momentum. Momentum intends to apply to list its common stock on the Nasdaq National Market.

The boards of directors of both NPS and Enzon have approved the merger agreement and recommend that their respective stockholders vote “FOR” the adoption of the merger agreement and the NPS board of directors recommends that the NPS stockholders vote “FOR” a proposal to amend the NPS employee stock purchase plan. Information about the transaction is contained in this joint proxy statement/prospectus. We urge you to read this document, including the section describing risk factors that begins on page 15.

The dates, times and places of the meetings are as follows:

For NPS stockholders: __________, 2003 at ______ a.m. _______________	For Enzon stockholders: __________, 2003 at ______ a.m. _______________

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend your company’s special meeting, please vote as soon as possible to make sure that your shares are represented at the meeting. If you do not vote, it will have the same effect as voting against the transaction.

We strongly support this combination of our companies and ask that you join with our boards of directors by voting “FOR” your company’s proposal by signing and dating the enclosed proxy card or voting instruction card today and returning it in the pre-addressed envelope provided.

Hunter Jackson, Ph.D. Chairman, Chief Executive Officer and President NPS Pharmaceuticals, Inc.	Arthur J. Higgins Chairman, Chief Executive Officer and President Enzon Pharmaceuticals, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the transaction or determined if this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated _____________, 2003, and is first being mailed to stockholders of NPS and Enzon on or about ______________, 2003.

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NPS PHARMACEUTICALS, INC.
420 Chipeta Way
Salt Lake City, Utah 84108

NOTICE OF SPECIAL MEETING OF NPS STOCKHOLDERS
TO BE HELD ON _____________, 2003 AT ______ A.M.

To the stockholders of NPS Pharmaceuticals, Inc.:

We will hold a special meeting of the stockholders of NPS Pharmaceuticals, Inc. on ___________, 2003, at _____ a.m., local time, at _______________________________, for the following purposes:

1.
To consider and vote upon a proposal to adopt the agreement and plan of reorganization, by and among NPS, Enzon Pharmaceuticals, Inc., Einstein Acquisition Corporation, Newton Acquisition Corporation, and Momentum Merger Corporation, pursuant to which Newton Acquisition Corporation will merge with and into NPS and Enzon will merge with and into Einstein Acquisition Corporation with the result that the separate existence of Enzon will cease and Einstein Acquisition Corporation and NPS will each become a wholly owned subsidiary of Momentum, which name will be changed prior to the completion of the mergers, and each share of NPS common stock will be converted into one share of Momentum common stock.

2.
To consider and vote upon a proposal to amend the NPS Pharmaceuticals, Inc. 1994 Employee Stock Purchase Plan to increase the number of shares of NPS common stock reserved for issuance under the NPS ESPP from 260,000 shares to 360,000 shares and to extend the term of the NPS ESPP until March 19, 2013.

3.	To transact any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

These items of business are described in the attached joint proxy statement/prospectus. Holders of record of NPS common stock and certain exchangeable shares of NPS Allelix Inc. at the close of business on ______________, 2003, the record date, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the meeting. To vote your shares, you may complete and return the enclosed proxy card. If you are a holder of record, you may also cast your vote in person at the special meeting. If you hold exchangeable shares of NPS Allelix Inc., a Canadian subsidiary of NPS, additional information regarding how you may vote is included as Annex H to the attached joint proxy statement/ prospectus. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If you do not vote or do not instruct your broker or bank on how to vote, it will have the same effect as voting against the merger but it will not affect the outcome of the proposal to amend the NPS ESPP.

By order of the board of directors of NPS Pharmaceuticals, Inc.

James U. Jensen Corporate Secretary

Salt Lake City, Utah
___________, 2003

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ENZON PHARMACEUTICALS, INC.
685 Route 202/206
Bridgewater, New Jersey 08807

NOTICE OF SPECIAL MEETING OF ENZON STOCKHOLDERS
TO BE HELD ON ____________, 2003 AT ______ A.M.

To the stockholders of Enzon Pharmaceuticals, Inc.:

Notice is hereby given that a special meeting of stockholders of Enzon will be held on ___________, 2003, at _____ a.m., local time, at the _____________________, ________________________ for the following purposes:

1.
To consider and vote upon a proposal to adopt the agreement and plan of reorganization, by and among NPS, Enzon Pharmaceuticals, Inc., Newton Acquisition Corporation, Einstein Acquisition Corporation, and Momentum Merger Corporation, pursuant to which Newton Acquisition Corporation will merge with and into NPS and Enzon will merge with and into Einstein Acquisition Corporation with the result that the separate existence of Enzon will cease and Einstein Acquisition Corporation and NPS will each become a wholly owned subsidiary of Momentum, which name will be changed prior to the completion of the mergers, and each share of Enzon common stock will be converted into 0.7264 shares of Momentum common stock.

2.	To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

These items of business are described in the attached joint proxy statement/prospectus. Holders of record of Enzon common stock at the close of business on ____________, 2003, the record date, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the meeting. To vote your shares, you may complete and return the enclosed proxy card. If you are a holder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the adoption of the merger agreement.

By order of the board of directors of Enzon Pharmaceuticals, Inc.

Kenneth J. Zuerblis Corporate Secretary

Bridgewater, New Jersey
____________, 2003

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ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates important business and financial information about NPS and Enzon from other documents that are not included in or delivered with the joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone or over the Internet from the appropriate company at one of the following addresses:

NPS Pharmaceuticals, Inc. Investor Relations 420 Chipeta Way Salt Lake City, Utah 84108 (801) 583-4939 http://www.npsp.com/contact/ir_contact.php	Enzon Pharmaceuticals, Inc. Investor Relations 685 Route 202/206 Bridgewater, New Jersey 08807 (908) 541-8777 email: investor@enzon.com

If you would like to request any documents, please do so by _____________, 2003, in order to receive them before the special meetings.

See “Where You Can Find More Information.”

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QUESTIONS AND ANSWERS ABOUT THE MERGERS

Q:	Why am I receiving this joint proxy statement/prospectus?

A:
NPS Pharmaceuticals, Inc. and Enzon Pharmaceuticals, Inc. have agreed to combine their two businesses under the terms of a merger agreement that is described in this joint proxy statement/prospectus. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A.

In order to complete the mergers described in the merger agreement, the stockholders of both NPS and Enzon must vote to adopt the merger agreement. Each of NPS and Enzon will hold a special meeting of their respective stockholders to obtain these approvals. This is a joint proxy statement provided by NPS and Enzon as well as a prospectus provided by Momentum Merger Corporation in connection with the offer by Momentum of its common stock to be issued upon completion of the mergers. This joint proxy statement/prospectus contains important information about the mergers, the special meeting of each of NPS and Enzon, and the common stock of Momentum. You should read this joint proxy statement/prospectus carefully.

Unless stated otherwise, references in this joint proxy statement/prospectus to “we,” “us” or “our” refer to NPS Pharmaceuticals, Inc., Enzon Pharmaceuticals, Inc. and Momentum Merger Corporation, collectively.

Q:	How will the transaction be accomplished?

A:
The transaction will include two separate mergers that will happen simultaneously. A new, wholly owned subsidiary of Momentum will merge with and into NPS, resulting in NPS becoming a wholly owned subsidiary of Momentum. We call this the “NPS merger.” Simultaneously, Enzon will merge with and into another new, wholly owned subsidiary of Momentum, resulting in the business of Enzon being operated as a wholly owned subsidiary of Momentum. We call this the “Enzon merger.” We refer to the NPS merger and the Enzon merger together as the “mergers” or the “transaction.”

Q:	What is Momentum Merger Corporation?

A:	Momentum Merger Corporation is a newly organized Delaware corporation formed to effect the mergers. Momentum’s name will be changed prior to completion of the mergers.

Q:	Why are NPS and Enzon proposing the mergers?

A:
We are proposing the mergers because we believe that the transaction will create a leading biotechnology company with several approved products, which provide significant cash flow and a strong pipeline of products in development. We also believe the combined company will have greater diversity, breadth and financial resources that will provide the combined company the opportunity to enhance stockholder value in ways that are unlikely to be achieved by NPS or Enzon alone.

Q:	What will I receive in the mergers?

A:	Stockholders of NPS and Enzon will receive the following in the mergers:

•	NPS common stockholders will receive one share of Momentum common stock for each share of NPS common stock they own; and

•	Enzon common stockholders will receive 0.7264 shares of Momentum common stock for each share of Enzon common stock they own.

Q:	When do you expect to complete the mergers?

A:
We currently plan to complete the mergers during the second quarter of 2003. However, we cannot predict the exact timing of the completion of the mergers because the mergers are subject to governmental and regulatory review processes and other conditions.

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Q:	Are any other matters being voted upon at the special meeting?

The stockholders of NPS are being asked to vote to adopt certain amendments to the NPS ESPP. The completion of the mergers is not conditioned on the approval of the amendments to the ESPP, and the amendments to the ESPP are not conditioned on the completion of the mergers. Either proposal that is approved will be effected regardless of whether the other proposal is approved. See “Amendment of NPS Pharmaceuticals, Inc. 1994 Employee Stock Purchase Plan.”

Q:	What stockholder approvals are needed?

A:	For NPS, the affirmative vote of the holders of a majority of the shares of NPS common stock and the exchangeable shares of NPS Allelix Inc. entitled to vote outstanding as of the record date of

____________, 2003, voting together as a single class, is required to adopt the merger agreement and a majority of the votes of NPS common stock and exchangeable shares of NPS Allelix cast at the special meeting, voting together as a single class, is required to approve the amendments to the NPS ESPP. Each holder of NPS common stock is entitled to one vote per share, and each holder of exchangeable shares, excluding exchangeable shares held by NPS or its affiliates, is entitled to one vote per share, voting pursuant to the voting rights of a special voting share. Holders of NPS common stock and the exchangeable shares are collectively referred to as NPS stockholders. As of __________, 2003, the record date for the NPS special meeting of stockholders, there were __________ shares of NPS common stock outstanding, ____________ exchangeable shares entitled to vote outstanding and NPS directors and executive officers owned approximately __% of the outstanding shares of NPS common stock and exchangeable shares entitled to vote. NPS directors and executive officers have signed voting agreements with Enzon in which they have agreed to vote their shares in favor of adoption of the merger agreement.

For Enzon, the affirmative vote of the holders of a majority of the shares of Enzon common stock outstanding as of _________, 2003, is required to adopt the merger agreement. Each holder of Enzon common stock is entitled to one vote per share. As of _________, 2003, the record date for the Enzon special meeting of stockholders, there were ________________ shares of Enzon common stock outstanding and Enzon directors and executive officers owned approximately __% of the outstanding shares. Enzon directors and executive officers have signed voting agreements with NPS in which they have agreed to vote their shares in favor of adoption of the merger agreement.

Q:	What do I need to do now?

A:
After carefully reading and considering the information contained in this joint proxy statement/ prospectus, please respond by completing, signing and dating your proxy card or voting direction and returning it in the enclosed postage paid envelope as soon as possible so that your shares may be represented at your special meeting.

Q:	If I hold exchangeable shares of NPS Allelix Inc., what should I do?

A:
If you hold exchangeable shares of NPS Allelix Inc., additional information for you is included as Annex H to this joint proxy statement/prospectus. As a holder of exchangeable shares, you may have voting and attendance rights with respect to the NPS special meeting. In order to exercise your voting and attendance rights, you must complete the enclosed direction and return it to CIBC Mellon Trust Company, the trustee for the exchangeable shares, in accordance with the instructions in the direction. The procedure for directing CIBC Mellon differs in certain respects from the procedure for delivering a proxy, including the manner for revoking the direction. CIBC Mellon will not cast a vote in respect of an exchangeable share unless it has received a duly completed direction in respect of that share prior to 4:00 p.m. Eastern Standard Time on ________, 2003. You may revoke or amend the direction after it has been delivered to CIBC Mellon by delivering notice of your revocation in writing to CIBC Mellon at the address set out below, except that CIBC Mellon is not required to act on a revocation or amendment to the direction if CIBC Mellon does not receive the written notice by _________, 2003. The direction provides that, as to the votes attaching to your exchangeable shares, you may either instruct CIBC Mellon to vote or you may instruct CIBC Mellon that you wish to exercise those votes personally by attending the NPS special meeting or by executing a proxy.

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Q:	What if I don’t vote?

A:	•
If you fail to respond, it will have the same effect as a vote against the mergers, but, if you are a stockholder of NPS, will not be counted for any reason in determining whether the proposal to amend the NPS ESPP has been approved.

•
If you send in a proxy but do not indicate how you want to vote, your proxy will be counted as a vote in favor of the approval and adoption of the mergers and, if you are a stockholder of NPS, in favor of the amendments to the NPS ESPP.

•
If you send in a proxy and abstain from voting, your proxy will have the same effect as a vote against the proposal to adopt the merger agreement, but, if you are a stockholder of NPS, will not affect the outcome of the proposal to amend the NPS ESPP.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares without my instructions?

A:
No. If you do not provide your broker with instructions on how to vote your shares that you hold in street name, your broker will not be permitted to vote them on either the proposal to adopt the merger agreement or, if you are a stockholder of NPS, the proposal to amend the NPS ESPP. You should, therefore, be sure to provide your broker with instructions on how to vote your shares.

Q:	When and where is the special meeting for NPS stockholders?

A:	The special meeting of NPS stockholders will take place on ________, 2003, at ______________.

Q:	When and where is the special meeting for Enzon stockholders?

A:	The special meeting of Enzon stockholders will take place on ________, 2003, at ______________.

Q:	Can I change my vote after I have delivered my proxy?

A:
Yes. You can change your vote at any time before your proxy is voted at your special meeting. You can do this in one of three ways. First, you can revoke your proxy. Second, you can submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the secretary of NPS or Enzon, as appropriate, before the special meeting. If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote. Third, if you are a holder of record, you can attend the special meeting and vote in person.

Q:	Should I send in my stock certificates now?

A:
No. After the mergers are completed, you will receive written instructions from the exchange agent on how to exchange your stock certificates for shares of Momentum. Please do not send in your stock certificates with your proxy.

Q:	Where will my shares of Momentum common stock be listed?

A:	We intend to apply to have the Momentum common stock quoted on the Nasdaq National Market.

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Q:	Who can help answer my questions?

A:
If you have any questions about the mergers or how to submit your proxy, or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card or voting instructions, you should contact:

•	if you are an NPS stockholder:

Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, New York 10022 stockholders: (888) 750-5834 banks and brokers: (212) 750-5833

•	if you are an Enzon stockholder:

Georgeson Shareholder Communications Inc. 17 State Street, 10th Floor New York, New York 10004 stockholders: (866) 229-8451 banks and brokers: (212) 440-9800

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SUMMARY OF THIS JOINT PROXY STATEMENT/PROSPECTUS

This summary highlights selected information in this joint proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire joint proxy statement/prospectus and the other documents we refer to for a more complete understanding of the mergers. In particular, you should read the documents attached to this joint proxy statement/prospectus, including the merger agreement and the voting agreements, which are attached as Annexes A, B, and C, respectively. In addition, we incorporate by reference important business and financial information about NPS and Enzon into this joint proxy statement/prospectus. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information.”

The Companies

NPS Pharmaceuticals, Inc.
420 Chipeta Way
Salt Lake City, Utah 84108
(801) 583-4939
http://www.npsp.com

NPS’ objective is to build a profitable biopharmaceutical company by discovering, developing and commercializing small molecule drugs and recombinant proteins. NPS’ current product candidates are primarily for the treatment of bone and mineral disorders, gastrointestinal disorders and central nervous system disorders.

NPS’ product pipeline consists of product candidates in various stages of clinical development and preclinical development. Two of these product candidates, PREOS™ and Cinacalcet HCl (formerly called AMG 073), are in Phase III clinical trials. A third product candidate, ALX-0600, has completed a pilot Phase II clinical trial and plans are underway to commence additional clinical trials. PREOS and ALX-0600 are proprietary to and are being developed by NPS. PREOS is NPS’ brand name for its recombinant, full-length parathyroid hormone that it is developing for the treatment of osteoporosis, ALX-0600 is NPS’ analog of glucagon-like peptide 2 that it is developing for the treatment of gastrointestinal disorders such as short bowel syndrome and Crohn’s Disease. Cinacalcet HCl, NPS’ orally active, small molecule compound for the treatment of hyperparathyroidism, is being developed by NPS’ licensees, Amgen Inc. and Kirin Brewery Company, Ltd. Additional Phase I clinical development programs include: calcilytic compounds for the treatment of osteoporosis; NPS 1776 for epilepsy and migraine; and NPS 1506 for acute depression. Of these, calcilytic compounds are licensed to and are being developed by GlaxoSmithKline. NPS has entered into collaborative research, development and license agreements with AstraZeneca AB, GlaxoSmithKline and Janssen Pharmaceutica N.V., a subsidiary of Johnson & Johnson with respect to certain of its product development programs.

Enzon Pharmaceuticals, Inc.
685 Route 202/206
Bridgewater, NJ 08807
(908) 541-8600
http://www.enzon.com

Enzon is a biopharmaceutical company dedicated to the discovery, development and commercialization of therapeutics to treat life-threatening diseases. Enzon has developed three marketed products, including PEG-INTRON, marketed by Schering-Plough. Enzon’s product-focused strategy includes an extensive drug development program that leverages the Company’s PEG modification and single-chain antibody (SCA®) technologies. Internal research and development efforts are complemented by strategic transactions that provide access to additional products, projects and technologies. For instance, Enzon recently acquired the operating assets associated with the development, manufacture, sales and marketing of ABELCET, an antifungal used in hospitals to treat patients with invasive fungal infections related to cancer, organ

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transplantation and other conditions, in North America, including a 56,000 square foot manufacturing facility in Indianapolis, Indiana.

Enzon has several drug candidates in various stages of development, independently and with partners and has entered into license agreements with Aventis, MEDAC, Micromet AG, Welfide, SkyePharma and Nektar Therapeutics.

Momentum Merger Corporation
685 Route 202/206
Bridgewater, NJ 08807
(908) 541-8600

Momentum is a newly formed corporation that has not, to date, conducted any activities other than those incident to its formation, the matters contemplated by the merger agreement and the preparation of this joint proxy statement/prospectus. Upon completion of the mergers, the business of NPS and Enzon will each be operated as wholly owned subsidiaries of Momentum. The business of Momentum will be the combined businesses currently conducted by NPS and Enzon.

Proposals Being Submitted to the NPS and Enzon Stockholders

•	to adopt the merger agreement; and

•	to transact such other business as may properly come before the special meeting.

In addition, at the NPS special meeting, NPS stockholders will be asked to consider and vote upon a proposal to increase the number of shares of NPS common stock reserved for issuance under the NPS 1994 Employee Stock Purchase Plan from 260,000 shares to 360,000 shares and to extend the term of the NPS ESPP until March 19, 2013.

The Structure of the Transaction

To accomplish the combination of their businesses, NPS and Enzon jointly formed a new company, Momentum, with two subsidiaries, Newton Acquisition Corporation and Einstein Acquisition Corporation. At the time the transaction is completed:

•	Newton Acquisition Corporation will be merged into NPS in the NPS merger, and NPS will be the surviving corporation; and

•	Enzon will be merged into Einstein Acquisition Corporation in the Enzon merger, and Einstein Acquisition Corporation will be the surviving corporation.

As a result, NPS and Enzon Acquisition Corporation will each become a wholly owned subsidiary of Momentum.

See “The Mergers—Structure of the Transaction.”

Recommendation of the Boards of Directors

To NPS Stockholders:     The NPS board unanimously:

•	determined that the NPS merger is consistent with, and in furtherance of, the long-term business interests of NPS and is fair to, and in the best interests of, NPS and its stockholders;

•	declared the merger agreement to be advisable;

•	approved the merger agreement, the NPS merger and the other transactions contemplated by the merger agreement;

•	approved the NPS voting agreements and the transactions contemplated by those agreements;

•	determined to recommend to the stockholders of NPS that they adopt the merger agreement at the NPS stockholders’ meeting; and

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•	determined that the proposed amendments to the NPS ESPP are in the best interests of NPS and its stockholders.

The NPS board recommends that NPS stockholders vote FOR the proposal to adopt the merger agreement and FOR the proposal to amend the NPS ESPP.

See “The Mergers—Recommendation of the NPS Board of Directors.”

To Enzon Stockholders:     The Enzon board unanimously:

•	determined that the Enzon merger is consistent with, and in furtherance of, the long-term business interests of Enzon and is fair to, and in the best interests of, Enzon and its stockholders;

•	declared the merger agreement to be advisable;

•	approved the merger agreement, the Enzon merger and the other transactions contemplated by the merger agreement;

•	approved the Enzon voting agreements and the transactions contemplated by those agreements; and

•	determined to recommend to the stockholders of Enzon that they adopt the merger agreement at the Enzon stockholders’ meeting.

The Enzon board recommends that Enzon stockholders vote FOR the proposal to adopt the merger agreement.

See “The Mergers—Recommendation of the Enzon Board of Directors.”

Opinions of Financial Advisors

Opinion of NPS’ Financial Advisor.     In deciding to approve the merger agreement, the NPS board considered, among other things, the written opinion of its financial advisor, Morgan Stanley & Co. Incorporated, that, as of February 19, 2003, subject to and based on the assumptions set forth in its opinion, the NPS exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of NPS common stock. The full text of this opinion is attached as Annex D to this joint proxy statement/ prospectus. NPS urges its stockholders to read the opinion of Morgan Stanley in its entirety.

See “The Mergers—Opinion of NPS’ Financial Advisor.”

Opinion of Enzon’s Financial Advisor.     In deciding to approve the merger agreement, the Enzon board considered, among other things, the opinion of its financial advisor, SG Cowen Securities Corporation that, as of February 19, 2003, subject to the assumptions and based upon the considerations in its opinion, the Enzon exchange ratio pursuant to the merger agreement is fair to the holders of Enzon common stock from a financial point of view. The full text of this opinion is attached as Annex E to this joint proxy statement/ prospectus. Enzon urges its stockholders to read the opinion of SG Cowen in its entirety.

See “The Mergers—Opinion of Enzon’s Financial Advisor.”

Appraisal Rights

Under Delaware law, NPS and Enzon stockholders are not entitled to appraisal rights in connection with the mergers.

See “The Mergers—Appraisal Rights.”

The Special Meetings

Special Meeting of NPS’ Stockholders.     The NPS special meeting will be held at ___________ on ___________, 2003, starting at ___________ a.m., local time.

Special Meeting of Enzon’s Stockholders.     The Enzon special meeting will be held at ___________ on ___________, 2003, starting at ___________ a.m., local time.

See “The Special Meetings.”

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Board of Directors and Management Following the Mergers

We have agreed that six of the members of the Momentum board will be selected by NPS, and four will be selected by Enzon. We are required to maintain this membership for a two-year period following completion of the mergers.

The following directors of NPS will become members of the Momentum board:

•	Hunter Jackson, Ph.D.;

•	Santo J. Costa, J.D.;

•	John R. Evans, M.D.;

•	Joseph Klein, III;

•	Donald E. Kuhla, Ph.D.; and

•	Peter G. Tombros.

The following directors of Enzon will become members of the Momentum board:

•	Arthur J. Higgins;

•	Rolf A. Classon;

•	Rosina B. Dixon, M.D.; and

•	Robert L. Parkinson, Jr.

As of the date of this joint proxy statement/prospectus, NPS and Enzon have designated six officers of Momentum.

•	Hunter Jackson, Ph.D., Chairman, Chief Executive Officer and President of NPS, will become the Executive Chairman of Momentum.

•	Arthur J. Higgins, Chairman, Chief Executive Officer and President of Enzon, will become President and Chief Executive Officer of Momentum.

•	Kenneth J. Zuerblis, Vice President, Finance, Chief Financial Officer and Secretary of Enzon, will become Executive Vice President, Finance, Chief Financial Officer and Secretary of Momentum.

•	Ulrich Grau, Ph.D., Chief Scientific Officer of Enzon, will become Executive Vice President and President, Research and Development of Momentum.

•	David L. Clark, Vice President, Operations of NPS, will become Executive Vice President, Corporate Communications and Investor Relations of Momentum.

•	Thomas B. Marriott, Ph.D., Vice President, Development Research of NPS, will become Executive Vice President, Development of Momentum.

Interests of Certain NPS and Enzon Directors and Executive Officers in the Mergers

When considering the recommendations by each of NPS’ and Enzon’s boards in favor of the proposal to adopt the merger agreement, NPS and Enzon stockholders should be aware that some of the directors and executive officers of NPS and Enzon have interests in the mergers that are different from, or are in addition to, the interests of their company’s stockholders, including, among others.

•	upon completion of the mergers, certain directors and executive officers of NPS and Enzon will serve as directors and executive officers of Momentum, including:

—	Hunter Jackson, Ph.D. will enter into an employment agreement to serve as Executive Chairman of Momentum;

—	Arthur J. Higgins has entered into an employment agreement to serve as President and Chief Executive Officer of Momentum;

—	Kenneth J. Zuerblis will serve as Executive Vice President, Finance, Chief Financial Officer and Secretary of Momentum;

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—	Ulrich Grau, Ph.D. will serve as Executive Vice President and President, Research and Development of Momentum;

—	David L. Clark wil serve as Executive Vice President, Corporate Communications and Investor Relations;

—	Thomas B. Marriott, Ph.D. will serve as Executive Vice President, Development; and

—
Hunter Jackson, Ph.D., Arthur J. Higgins, Santo J. Costa, J.D., Rolf A. Classon, Rosina B. Dixon, M.D., John R. Evans, M.D., Joseph Klein, III, Donald E. Kuhla, Ph.D., Robert L. Parkinson, Jr. and Peter G. Tombros will serve as directors of Momentum.

•	Hunter Jackson, Ph.D. and Arthur J. Higgins will each receive options to purchase 400,000 shares of Momentum common stock and 200,000 shares of restricted Momentum common stock;

•	certain executive officers of NPS and Enzon will be entitled to severance benefits if their employment is terminated within designated periods of time following the completion of the mergers;

•	all options held by the executive officers of NPS, including Dr. Jackson, will fully vest and become exercisable for shares of Momentum common stock;

•	215,000 shares of restricted Enzon common stock held by Mr. Higgins will fully vest on the first anniversary of the effective time of the mergers;

•	Enzon options held by Kenneth J. Zuerblis and Ulrich Grau, Ph.D. will be converted into options to purchase common stock of Momentum pursuant to existing contractual obligations; and

•	certain indemnification arrangements for directors and executive officers of NPS and Enzon will be continued if the mergers are completed.

See “The Mergers—Interests of Certain NPS and Enzon Directors and Executive Officers in the Mergers” and “Management of Momentum After the Transaction.”

Treatment of Stock Options and Restricted Stock

NPS Options.     At the effective time of the mergers, all outstanding NPS stock options will, according to their terms, fully vest and become immediately exercisable. Each outstanding NPS stock option will then be assumed by Momentum and will be converted into an option to purchase shares of Momentum common stock. The number of shares of Momentum common stock issuable upon exercise of assumed NPS options and the exercise price of assumed NPS options will be based on the NPS exchange ratio of one to one. All outstanding NPS options will vest in full in connection with the mergers. At the effective time of the mergers, Momentum will also assume the NPS 1998 Stock Option Plan.

Enzon Options.     Under the merger agreement, at the effective time of the mergers, each outstanding Enzon stock option will be accelerated and become fully vested in accordance with the terms of the applicable Enzon option plan. To the extent these accelerated Enzon options are not exercised prior to the completion of the mergers, they will terminate as of effective time of the mergers. However, pursuant to existing contractual obligations, options held by Kenneth J. Zuerblis and Ulrich Grau, Ph.D. outstanding at the effective time of the mergers will be assumed by Momentum and will be converted into options to purchase shares of Momentum common stock. The number of shares of Momentum common stock issuable upon exercise of the assumed Enzon options and the exercise price of assumed Enzon options will be based on the Enzon exchange ratio of 0.7264. At the effective time of the mergers, Momentum will also assume the Enzon 2001 Incentive Stock Plan.

NPS Employee Stock Purchase Plan.     At the effective time of the mergers, Momentum will assume the NPS employee stock purchase plan, or NPS ESPP, and each purchase right outstanding under the NPS ESPP and assumed by Momentum will be converted into a purchase right to acquire shares of Momentum common stock. The fair market value per share of NPS common stock at the beginning of each offering period in effect at the effective time of the mergers will be determined based on the NPS exchange ratio. Both Enzon and NPS employees will be entitled to participate in the NPS ESPP after the effective time of the mergers in accordance with the terms of the NPS ESPP.

Restricted Stock.     Shares of Momentum common stock issued in exchange for shares of NPS or Enzon common stock outstanding immediately prior to the effective time of the mergers that are subject to a

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repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement will also be subject to the same repurchase option, risk of forfeiture or other condition. However, 215,000 restricted shares of Enzon common stock held by Arthur J. Higgins are scheduled to vest on the first anniversary of the effective time of the mergers.

See “The Mergers—Treatment of NPS and Enzon Stock Options and Other Equity-Based Awards.”

Treatment of Convertible Securities

NPS Exchangeable Shares.     One business day prior to the completion of the mergers or, if the mergers have not occurred before July 4, 2003, on July 4, 2003, all the outstanding NPS exchangeable shares will be acquired by a subsidiary of NPS in exchange for shares of NPS common stock. See “The Mergers—Conversion of NPS and Enzon Stock” and Annex H to this proxy statement/prospectus.

Enzon Preferred Stock.     Prior to the completion of the mergers, all outstanding shares of Enzon preferred stock will be redeemed for cash. See “The Mergers—Conversion of NPS and Enzon Stock.”

Enzon Convertible Notes.     The outstanding convertible notes of Enzon will be assumed by Einstein Acquisition Corporation, as the surviving corporation of the Enzon merger, and upon the effectiveness of the mergers, the convertible notes will be convertible into Momentum common stock in accordance with the terms of the indenture governing the convertible notes and based on the Enzon exchange ratio. See “The Mergers—Effect of the Transaction on Outstanding Enzon Convertible Notes.”

Tax Consequences

We have structured the mergers so that NPS, Enzon and their respective U.S. stockholders who exchange their shares for shares of Momentum common stock will not recognize gain or loss for the United States federal income tax purposes in connection with the mergers, except for gain or loss attributable to cash received instead of fractional shares.

See “The Mergers—Material United States Federal Income Tax Consequences of the Mergers.”

Overview of the Merger Agreement

Conditions to the Completion of the Mergers.     The respective obligations of NPS and Enzon to complete the NPS merger and the Enzon merger are subject to the satisfaction or waiver of specified conditions before completion of the mergers, including the following:

•	the adoption of the merger agreement by the affirmative vote of:

—	the holders of a majority of the outstanding shares of NPS common stock and exchangeable shares entitled to vote, voting together as a single class; and

—	the holders of a majority of the outstanding shares of Enzon common stock;

•	the absence of any statute, rule, regulation, executive order, decree, injunction or other order making the mergers illegal or otherwise prohibiting completion of the mergers;

•
the declaration of effectiveness of the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, by the Securities and Exchange Commission, and the absence of any stop order or threatened or pending proceedings seeking a stop order with respect to the registration statement or this proxy statement/prospectus;

•	the expiration or early termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

•	obtaining all material foreign antitrust approvals;

•
the absence of any pending or overtly threatened suit, action or proceeding asserted by a governmental authority challenging or seeking to restrain or prohibit completion of the mergers or any other transaction contemplated by the merger agreement, the effect of which would cause the condition set forth in the second bullet point above to not be satisfied, or seeking to require either NPS or Enzon to agree to or effect any divestiture, hold separate any business or assets or take any other action that is not conditional on the consummation of the mergers;

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•
the authorization for quotation by the Nasdaq National Market of the shares of Momentum common stock to be issued, or to be reserved for issuance, in connection with the mergers, subject to official notice of issuance;

•	the other party’s representations and warranties must be true and correct as of the date of the merger agreement and as of the date of completion of the mergers, except for:

—
any failure of the representations and warranties of the other party to be true and correct that does not, in each case or in the aggregate, constitute a material adverse effect on the other party (although this qualification does not apply to the representation by the other party that, since a recent date, there has not been any effect that, individually or in the aggregate, constitutes a material adverse effect on the other party, which representation must be true and correct in all respects);

—	changes contemplated by the merger agreement; and

—
representations and warranties that address matters only as of a particular date, which must be true and correct as of such date, subject to the qualification set forth in the first sub-bullet point above;

•
the other party must have performed or complied in all material respects with all agreements and covenants required to be performed by it under the merger agreement on or prior to the completion of the mergers; and

•
each of NPS and Enzon must have received from its counsel a written opinion, in form and substance reasonably satisfactory to it, to the effect that for federal income tax purposes, the relevant merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

See “The Mergers—The Merger Agreement—Conditions to Completion of the Transaction.”

“No Solicitation” Provisions.     The merger agreement contains provisions prohibiting NPS and Enzon and other covered persons from seeking an alternative transaction to the mergers. These “no solicitation” provisions apply to each of NPS and Enzon and their subsidiaries, and the officers and directors of NPS and Enzon and their subsidiaries. Each of NPS and Enzon has also agreed to use commercially reasonable efforts to ensure that its and its subsidiaries’ employees, agents and representatives comply with the “no solicitation” provisions. Under these provisions, covered persons may not, directly or indirectly:

•	solicit, initiate, encourage, knowingly facilitate or induce any inquiries with respect to, or the making of, an acquisition proposal;

•
furnish to any person any nonpublic information or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any acquisition proposal;

•
participate or engage in discussions or negotiations with any person with respect to any acquisition proposal with respect to itself, or the making of any proposal that constitutes or could reasonably be expected to lead to any acquisition proposal;

•	approve, endorse or recommend any acquisition proposal; or

•	enter into any letter of intent, agreement in principal or similar agreement or any contract contemplating or otherwise relating to any acquisition proposal or any transaction contemplated thereby.

However, there are certain circumstances under which NPS or Enzon can nevertheless take certain of the preceding prohibited actions in response to an unsolicited bona fide written acquisition proposal from a third party that its board in good faith concludes (after consultation with its outside legal counsel and financial advisor) is, or is reasonably likely to result in, a superior offer. In addition, there are certain circumstances under which the NPS board or the Enzon board can withhold, withdraw, amend or modify its recommendation in favor of the transactions contemplated by the merger agreement or approve or recommend a superior offer. See “The Mergers—The Merger Agreement—No Solicitation.”

Termination.     The merger agreement may be terminated at any time prior to the completion of the mergers, whether before or after the stockholder approvals have been obtained:

•	by mutual written consent duly authorized by the boards of each of NPS and Enzon;

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•
by either NPS or Enzon if the mergers are not completed on or before August 19, 2003, except that this right to terminate the merger agreement will not be available to any party whose action or failure to act has been a principal cause of, or resulted in, the failure of the mergers to be completed by August 19, 2003, and such action or failure to act constitutes a material breach of the merger agreement;

•
by either NPS or Enzon if any governmental entity issues an order, decree or ruling or takes any other action, including a failure to have taken any action, having the effect of permanently restraining, enjoining or otherwise prohibiting the mergers, and the order, decree, ruling or other action is final and nonappealable;

•
by either NPS or Enzon if the approval of either party’s stockholders is not obtained because of the failure to obtain the required vote to adopt the merger agreement at a duly held meeting of stockholders, except that this right to terminate the merger agreement will not be available to any party whose failure to obtain stockholder approval arose from the action or failure to act of that party and that action or failure to act constitutes a material breach of the merger agreement by that party;

•	by either NPS or Enzon if certain triggering events with respect to the other party occur; or

•
by either NPS or Enzon if the other party breaches any of its representations, warranties, covenants or agreements contained in the merger agreement, or if any representation or warranty of the other party becomes untrue, in each case so that the conditions to the completion of the mergers relating to the truth of the other party’s representations and warranties and the performance of or compliance by the other party with its agreements and covenants contained in the merger agreement would not be satisfied as of the time of the breach or as of the time the representation or warranty becomes untrue, subject to a 30-day cure period.

See “The Mergers—The Merger Agreement—Termination.”

Termination Fee.     The merger agreement provides that in several circumstances, NPS or Enzon may be required to pay a $30,000,000 termination fee to the other party. See “The Merger—The Merger Agreement—Termination Fee.”

Regulatory Matters.     Under U.S. antitrust laws, we may not complete the mergers until we have notified the Antitrust Division of the Department of Justice and the Federal Trade Commission of the mergers and filed the necessary report forms, and until a required waiting period has ended. We have filed the required information and materials to notify the Department of Justice and the Federal Trade Commission of the mergers. No foreign pre-merger filings are required.

We cannot assure you that we will obtain all regulatory approvals to complete the mergers or that the granting of these approvals will not involve the imposition of conditions on the completion of the mergers or require changes to the terms of the mergers. These conditions or changes could result in the conditions to the mergers not being satisfied.

See “The Mergers—Regulatory Matters.”

Accounting Treatment.     We intend to account for the mergers under the purchase method of accounting for business combinations. For accounting purposes, NPS will be deemed to have acquired Enzon. See “The Mergers—Accounting Treatment.”

Completion and Effectiveness of the Mergers.     We will complete the mergers when all of the conditions to completion of the mergers are satisfied or waived in accordance with the merger agreement. The mergers will become effective upon the filing of certificates of merger with the State of Delaware. We expect to complete the mergers during the second quarter of 2003. See “The Mergers—Completion and Effectiveness of the Mergers.”

Voting Agreements

Certain affiliates of NPS, beneficially owning approximately 3.2% of the outstanding shares of NPS common stock and the exchangeable shares of NPS Allelix Inc. as of February 19, 2003 and ___% of the voting power of NPS as of _________, 2003, entered into voting agreements with Enzon. Certain affiliates of Enzon, beneficially owning approximately 1.0% of the outstanding shares of Enzon common stock and the Series A cumulative convertible preferred stock as of February 19, 2003 and ___% of the voting power of

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Enzon as of _________, 2003, entered into voting agreements with NPS. In the voting agreements, the signing stockholders:

•	agreed to restrictions on transfer of shares beneficially owned by them, subject to certain exceptions;

•	agreed to vote shares held by them, and granted an irrevocable proxy to NPS or Enzon, as the case may be, to vote shares held by them:

—	in favor of the approval and adoption of the merger agreement;

—	against the approval of any proposal that would result in a breach by NPS or Enzon, as the case may be, of the merger agreement; and

—	against any proposal made in opposition to, or in competition with, consummation of the mergers and the other transactions contemplated by the merger agreement.

See “The Mergers—Voting Agreements.”

Market Price and Dividend Information

Shares of NPS common stock are traded on the Nasdaq National Market under the symbol “NPSP.” Shares of Enzon Common Stock are traded on the Nasdaq National Market under the symbol “ENZN.”

The following table shows the last reported sales price of NPS common stock and Enzon common stock on:

•	February 19, 2003, the last full trading day before the public announcement of the mergers; and

•	________, 2003, the last full trading day for which the last reported sales price were available as of the date of this joint proxy statement/prospectus.

The table also includes the pro forma equivalent per share value of Enzon common stock on those dates. The pro forma equivalent per share value of Enzon common stock reflects the value of Enzon common stock relative to the value of NPS common stock on those dates, by multiplying the Enzon exchange ratio of 0.7264 by the price per share of NPS common stock.

	NPS Common Stock	Enzon Common Stock	Pro Forma Equivalent Per Share Value of Enzon Common Stock

February 19, 2003	$24.34	$14.03	$17.68
_________, 2003

Neither NPS nor Enzon has ever declared or paid cash dividends on its common stock. Momentum expects to retain all earnings for use in the operation and expansion of its business and does not anticipate paying any cash dividends after the mergers.

See “Market Price and Dividend Information.”

Statements Regarding Forward-Looking Information

This joint proxy statement/prospectus and documents incorporated by reference herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “predict,” “continue,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or the negative of these terms and words and terms of similar substance used in connection with any discussion of future operating or financial performance, or the mergers of NPS and Enzon, identify forward-looking statements. All forward-looking statements are management’s present expectations of future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

In evaluating the mergers, you should also consider carefully the statements set forth in the section entitled “Risk Factors” and other sections of this joint proxy statement/prospectus and in the other documents NPS and Enzon have filed with the SEC and that are incorporated by reference in this proxy statement/prospectus, which address these and additional factors that could cause results or events to differ from those set forth in the forward-looking statements.

See “Statements Regarding Forward-Looking Information.”

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SUMMARY SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

The following tables present (1) selected historical financial data of NPS, (2) selected historical financial data of Enzon and (3) selected unaudited pro forma consolidated financial data of Momentum, which reflect the mergers.

NPS Pharmaceuticals, Inc.
Summary Selected Historical Financial Data

The following selected historical financial data of NPS and its subsidiaries are provided to aid your analysis of the financial aspects of the mergers. The selected historical financial data of NPS and its subsidiaries have been derived from, and are qualified by reference to, the audited consolidated financial statements and related notes of NPS for each of the years in the five-year period ended December 31, 2002, and for the period from October 22, 1986 (inception) through December 31, 2002. The historical data is only a summary, and you should read it in conjunction with the historical financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the annual and quarterly reports of NPS which have been incorporated by reference into this joint proxy statement/prospectus. NPS is considered a development stage enterprise as described in Note 1 to the audited consolidated financial statements.

	Year Ended December 31,					October 22, 1986 (inception) through December 31,
	2002	2001	2000	1999	1998	2002

	(in thousands, except per share amounts)
Consolidated Statements of Operations Data:
Revenues from research and license agreements	$2,154	$10,410	$7,596	$3,445	$3,568	$75,673

Operating expenses:
Research and development	80,872	60,090	27,888	16,935	17,856	260,418
General and administrative	14,777	12,099	12,036	5,983	5,546	73,928
Amortization of goodwill and acquired intangibles (1)	1,322	3,411	3,561	—	—	8,294
In-process research and development acquired	—	—	—	17,760	—	17,760

Total operating expenses	96,971	75,600	43,485	40,678	23,402	360,400

Operating loss	(94,817)	(65,190)	(35,889)	(37,233)	(19,834)	(284,727)
Other income, net	7,883	15,522	4,277	1,579	2,672	38,608

Loss before income taxes	(86,934)	(49,668)	(31,612)	(35,654)	(17,162)	(246,119)
Income tax expense (benefit)	(102)	300	—	—	—	1,216

Loss before cumulative effect of change in accounting principle	(86,832)	(49,968)	(31,612)	(35,654)	(17,162)	(247,335)
Cumulative effect on prior years (to December 31, 1999) of changing to a different revenue recognition method (2)		—	(500)	—	—	(500)

Net loss	$(86,832)	$(49,968)	$(32,112)	$(35,654)	$(17,162)	$(247,835)

Basic and diluted loss per share:
Loss before cumulative effect of change in accounting principle	$(2.79)	$(1.67)	$(1.32)	$(2.77)	$(1.39)
Cumulative effect on prior years (to December 31, 1999) of changing to a different revenue recognition method (2)	—	—	(0.02)	—	—

Net loss per share (3)	$(2.79)	$(1.67)	$(1.34)	$(2.77)	$(1.39)

Basic and diluted weighted average shares outstanding (3)	31,165	29,912	24,007	12,863	12,337
Pro forma amounts assuming revenue recognition method is applied retroactively:
Net loss				$(34,654)	$(16,162)
Diluted net loss per share				$(2.69)	$(1.31)

(1)
NPS adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS No. 142) as of January 1, 2002. NPS recognized $2.1 million and $2.2 million respectively, for the years ended December 2001 and 2000 of amortization of goodwill and the assembled workforce component of purchased intangibles, which was not recorded in 2002 under SFAS No. 142.

(2)
During the fourth quarter of 2000, NPS adopted Staff Accounting Bulletin No. 101, Revenue Recognition (SAB No. 101). SAB No. 101 provides guidance on the recognition, presentation, and disclosure of revenue in financial statements. The result of the adoption of SAB No. 101 was to reduce recognition of previously reported license fee revenues prior to December 31, 1999 by $500,000 through a cumulative effect of accounting change for the year ended December 31, 2000. These revenues were recognized as income in the year ended December 31, 2000.

(3)	See Note 1 to the audited consolidated financial statements of NPS for information concerning the computation of net loss per share.

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	As of December 31,
	2002	2001	2000	1999	1998

	(in thousands)
Consolidated Balance Sheet Data:
Cash, cash equivalents and marketable investment securities	$234,454	$207,518	$246,936	$35,679	$43,444
Working capital	228,497	206,314	244,712	32,532	40,767
Total assets	253,468	234,976	269,270	64,966	48,111
Long-term portion of capital leases and long-term debt	—	—	54	1,940	32
Deficit accumulated during development stage	(247,835)	(161,003)	(111,035)	(78,923)	(43,269)
Stockholders’ equity	242,362	221,935	265,340	56,079	45,146

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Enzon Pharmaceuticals, Inc.
Summary Selected Historical Financial Data

The following selected historical financial data of Enzon and its subsidiaries is provided to aid your analysis of the financial aspects of the mergers. The selected historical financial data have been derived from the audited historical consolidated financial statements and related notes of Enzon and its subsidiaries for each of the years in the five-year period ended June 30, 2002, and the unaudited consolidated financial statements for the six months ended December 31, 2002, and 2001. The historical data is only a summary, and you should read it in conjunction with the historical financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the annual and quarterly reports of Enzon which have been incorporated by reference into this joint proxy statement/prospectus.

	Six Months Ended December 31, (unaudited)		Year Ended June 30,

	2002	2001	2002	2001	2000	1999	1998

	(in thousands, except per share amounts)
Consolidated Statements of Operations Data:
Revenues:
Net sales	$15,110	$10,954	$22,183	$20,769	$15,558	$12,856	$12,313
Royalties	41,321	19,617	53,329	8,251	34	—	—
Contract revenue	134	175	293	2,568	1,426	302	2,331

Total revenues	56,565	30,746	75,805	31,588	17,018	13,158	14,644

Operating expenses:
Cost of sales	6,779	2,846	6,077	3,864	4,888	4,310	3,645
Research and development	9,754	7,486	18,427	13,052	8,383	6,835	8,654
Selling, general and administrative	11,305	8,576	16,687	11,795	12,956	8,133	6,426
Amoritzation of acquired intangibles	1,328	71	—	—	—	—	—
Write-down of carrying value of investments	27,237	—	—	—	—	—	—

Total operating expenses	56,403	18,979	41,191	28,711	26,227	19,278	18,725

Operating income (loss)	162	11,767	34,614	2,877	(9,209)	(6,120)	(4,081)
Other income (loss)	(2,116)	1,012	2,069	8,136	2,903	1,201	464

Income (loss) before taxes	(1,954)	12,779	36,683	11,013	(6,306)	(4,919)	(3,617)
Tax (benefit) expense	506	(97)	(9,123)	(512)	—	—	—

Net income (loss)	$(2,460)	$12,876	$45,806	$11,525	$(6,306)	$(4,919)	$(3,617)

Basic earnings (loss) per common share(1)	$(0.06)	$0.30	$1.07	$0.28	$(0.17)	$(0.14)	$(0.12)

Diluted earnings (loss) per common share(1)	$(0.06)	$0.29	$1.04	$0.26	$(0.17)	$(0.14)	$(0.12)

Basic weighted average shares outstanding	42,995	42,444	42,726	41,602	38,173	35,699	31,092

Diluted weighted average shares outstanding	42,995	43,792	44,026	43,606	38,173	35,699	31,092

(1)	See the audited consolidated financial statements of Enzon for information concerning the computation of net loss per share.

Consolidated Balance Sheet Data:
Cash, cash equivalents, and marketable investment securities	$145,755	$526,549	$485,014	$516,379	$118,413	$24,674	$6,478
Working capital	123,021	236,519	201,762	446,111	49,409	23,661	4,161
Total assets	633,912	572,543	610,748	549,676	130,252	34,916	13,741
Long-term liabilities	400,500	401,263	400,552	401,276	1,118	1,363	727
Accumulated deficit	(75,142)	(105,613)	(72,683)	(118,489)	(130,014)	(121,761)	(116,842)
Stockholders’ equity	188,194	154,108	190,495	138,989	120,962	25,575	6,927

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MOMENTUM MERGER CORPORATION

Summary Selected Unaudited Pro Forma Condensed Consolidated Financial Data

The selected unaudited pro forma condensed consolidated financial data of Momentum and its subsidiaries have been derived from the unaudited pro forma consolidated condensed financial statements included elsewhere in this joint proxy statement/prospectus. The mergers will be accounted for under the purchase method of accounting with NPS treated as the acquiror, which means the assets and liabilities of Enzon will be recorded, as of the completion of the mergers, at their respective fair values and added to those of NPS. The allocation is dependent on certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed consolidated financial information. NPS and Enzon have different fiscal years, and the combined company will adopt the calendar year-end of NPS. Pro forma operating results are presented on a December 31 calendar-year basis.

We have presented below selected unaudited pro forma condensed consolidated financial information that reflects the purchase method of accounting and is intended to provide you with a better picture of what our businesses might have looked like had NPS and Enzon actually been combined. The consolidated financial information may have been different had the companies actually been combined. The selected unaudited pro forma condensed consolidated financial information does not reflect the effect of asset dispositions, if any, or cost savings that may result from the mergers. You should not rely on the selected unaudited pro forma condensed consolidated financial information as being indicative of the historical results that would have occurred had the companies been combined or the future results that may be achieved after the mergers. The following selected unaudited pro forma condensed consolidated financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed consolidated financial statements and related notes included elsewhere in this joint proxy statement/prospectus.

Year Ended December 31, 2002

(in thousands, except per share amounts)
Statement of Operations Data:
Revenues	$185,191
Amortization of definite-lived intangibles	$74,019
Operating loss	$(113,743)
Other expenses, net	$(13,768)
Loss before nonrecurring charges directly attributable to the transaction	$(105,409)
Loss before nonrecurring charges directly attributable to the transaction per basic and diluted share	$(1.67)
Weighted average common shares	62,972

See “Selected Historical and Pro Forma Financial Data” elsewhere herein for further reference.

December 31, 2002

(in thousands)
Balance Sheet Data:
Cash, cash equivalents and marketable investment securities	$382,451
Purchased definite-lived intangible assets	970,080
Total assets	1,476,658
Long-term debt and other obligations	530,500
Shareholders’ equity	869,734

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UNAUDITED COMPARATIVE PER SHARE INFORMATION

The following table sets forth selected historical per share information of NPS and Enzon and unaudited pro forma consolidated per share information after giving effect to the mergers under the purchase method of accounting, assuming that one share of Momentum common stock had been issued in exchange for each outstanding share of NPS common stock and 0.7264 shares of Momentum common stock had been issued in exchange for each outstanding share of Enzon common stock. You should read this information in conjunction with the selected historical financial information, included elsewhere in this document, and the historical financial statements of NPS and Enzon and related notes that are incorporated in this joint proxy statement/prospectus by reference. The unaudited Momentum pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed consolidated financial statements and related notes included elsewhere in this joint proxy statement/prospectus. The historical per share data of NPS and Enzon presented below are presented as of and for the year ended December 31, 2002. The pro forma per share data presented below combine NPS’ per share data as of and for the year ended December 31, 2002, with Enzon’s per share data as of and for the year ended December 31, 2002. The unaudited pro forma Enzon per share equivalents are calculated by multiplying the unaudited Momentum pro forma consolidated per share amounts by the exchange ratio of 0.7264.

The unaudited pro forma consolidated per share information does not purport to represent what the actual results of operations of NPS and Enzon would have been had the companies been combined or to project NPS’ and Enzon’s results of operations that may be achieved after the mergers.

As of and for the Year Ended December 31, 2002

NPS Historical:
Loss per common share-basic and diluted	$(2.79)
Book value per common share (1)	6.91
Enzon Historical: (4)
Income per common share:
Basic	$0.72
Diluted	0.70
Book value per common share (1)	4.34
Momentum Pro Forma Combined:
Loss per common share (2)	$(1.67)
Book value per common share (1)	12.97
Enzon Per Share Equivalent Pro Forma: (3)
Loss per common share (2)	$(1.22)
Book value per common share (1)	9.42

(1)
The historical book value per common share is computed by dividing total stockholders’ equity by the number of shares of common stock outstanding at the end of the period. The pro forma book value per share is computed by dividing pro forma stockholders’ equity by the pro forma number of shares of common stock outstanding at the end of the period.

(2)	Excludes a charge for in-process technology estimated to be approximately $33.7 million which will be charged to combined operations during the period in which the mergers are consummated.

(3)
Amounts are calculated by multiplying unaudited Momentum pro forma consolidated per share amounts by the exchange ratio for common shares in the mergers (0.7264 shares of Momentum common stock for each share of Enzon common stock).

(4)	Enzon’s historical amounts are unaudited as they are for the calendar year ended December 31, 2002, not its fiscal year ended June 30, 2002.

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RISK FACTORS

The mergers involve a high degree of risk. By voting in favor of the adoption of the merger agreement, you will be choosing to invest in Momentum common stock. An investment in Momentum common stock involves a high degree of risk. In deciding on the proposals in this joint proxy statement/prospectus, you should carefully consider the risks described below, elsewhere in this joint proxy statement/prospectus and in the documents incorporated herein by reference.

Risks Relating to the Proposed Mergers

Momentum may not achieve the benefits expected from the mergers.

If Momentum is to realize the benefits of the mergers, including the anticipated growth opportunities and synergies from combining the businesses of NPS and Enzon, Momentum must successfully integrate the technology, operations and personnel of NPS and Enzon. The integration of NPS and Enzon will be a complex, time-consuming and expensive process and may disrupt both companies’ businesses if not completed in a timely and efficient manner. The challenges involved in this integration include the following:

•
Effectively pursuing the clinical development and regulatory approvals of NPS’ product candidates for the treatment of bone and mineral disorders, gastrointestinal disorders and central nervous system disorders while effectively marketing Enzon’s current approved products and pursuing the development and regulatory approval of new products utilizing Enzon’s PEG and SCA technology;

•	Successfully commercializing products under development and increasing revenues from existing marketed products;

•	Retaining existing strategic partners;

•	Retaining and integrating management and other key employees of both NPS and Enzon;

•	Coordinating research and development activities to enhance introduction of new products and technologies;

•	Integrating purchasing and procurement operations in multiple locations;

•	Integrating the business cultures of NPS and Enzon and maintaining employee morale;

•	Transitioning all facilities to a common information technology system;

•	Developing and maintaining uniform standards, controls, procedures and policies;

•	Maintaining adequate focus on the core business of Momentum while integrating Momentum’s operations in order to take advantage of competitive opportunities and respond to competitive challenges;

•	Maintaining relationships with employees, strategic partners, manufacturers and suppliers while integrating management and other key personnel; and

•	Coping with unanticipated expenses related to integration of the two companies.

Momentum may not succeed in addressing these challenges or any other problems encountered in connection with the mergers which may be exacerbated by the geographic separation of NPS and Enzon. If management is not able to address these challenges, Momentum may not achieve the anticipated benefits of the mergers, which may have a material adverse effect on Momentum’s business and could result in the loss of key personnel.

No market currently exists for Momentum common stock, and the market value of Momentum common stock after the mergers could be less than the market value of NPS and Enzon common stock before the mergers.

The market value of the shares of Momentum common stock that will be received in exchange for shares of NPS common stock and shares of Enzon common stock in the mergers will not be known at the

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time stockholders of NPS and stockholders of Enzon vote to adopt the merger agreement because the shares of Momentum common stock will not trade publicly until the completion of the mergers. Shares of NPS common stock and shares of Enzon common stock may have a greater market value than the shares of Momentum common stock for which they are exchanged.

You will receive a fixed number of shares of Momentum common stock despite changes in the market values of NPS common stock or Enzon common stock.

The number of shares of Momentum common stock to be exchanged for each share of NPS common stock and each share of Enzon common stock will not change. Upon completion of the mergers, each share of NPS common stock will be exchanged for one share of Momentum common stock, and each share of Enzon common stock will be exchanged for 0.7264 shares of Momentum common stock. There will be no adjustment to these exchange ratios for changes in the market price of either NPS common stock or Enzon common stock. In addition, neither NPS nor Enzon may terminate the merger agreement or “walk away” from the mergers solely because of changes in the market price of either company’s common stock. Therefore, if the market value of NPS common stock or Enzon common stock changes relative to the market value of the other, there will be no change in what you receive in the transaction to reflect this. The share prices of NPS common stock and Enzon common stock are by nature subject to the general price fluctuations in the market for publicly traded equity securities and have experienced significant volatility, and you should obtain recent market quotations for NPS common stock and Enzon common stock. We cannot predict or give any assurances as to the market prices of NPS or Enzon common stock before the completion of the mergers or of Momentum common stock at any time after the completion of the mergers.

Momentum’s reported financial results will suffer as a result of purchase accounting treatment.

In accordance with United States generally accepting accounting principles, Momentum will account for the mergers using the purchase method of accounting, which will result in charges to earnings that could have a material adverse effect on the market value of the common stock of Momentum following the completion of the mergers. Under the purchase method of accounting, Momentum will allocate the total estimated purchase price to Enzon’s net tangible assets, amortizable intangible assets, intangible assets with indefinite lives and in-process research and development based on their fair values as of the date of completion of the mergers, and record the excess of the purchase price over those fair values as goodwill, if any. The portion of the estimated purchase price allocated to in-process research and development will be expensed by Momentum in the quarter in which the mergers are completed. Momentum will incur additional depreciation and amortization expense over the useful lives of certain of the net tangible and intangible assets acquired in connection with the mergers. In addition, to the extent that the intangible assets become impaired, Momentum may be required to incur material charges relating to the impairment of those assets. Further, Momentum will be required to incur non-cash compensation expenses as a result of a shorter vesting period for certain restricted stock upon the completion of the mergers and may be required to incur non-cash compensation expenses as a result of the acceleration of all outstanding NPS stock options. These depreciation, amortization, in-process research and development, potential impairment and other non-cash charges could have a material impact on Momentum’s results of operations.

The costs associated with the mergers could adversely affect Momentum’s financial results.

NPS and Enzon expect to incur combined direct transaction costs of approximately $20.0 million in connection with the mergers and substantial additional costs in connection with the integration of NPS’ and Enzon’s businesses. If the benefits of the mergers do not exceed the costs associated with the mergers, including the costs of integrating the businesses of NPS and Enzon, Momentum’s financial results, including earnings per share, could be adversely affected.

Some of the directors and executive officers of NPS and Enzon have interests and arrangements that could have affected their decision to support or approve the mergers.

The interests of some of the directors and executive officers of NPS and Enzon in the mergers and their participation in arrangements that are different from, or are in addition to, those of NPS and Enzon

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stockholders, generally, could have affected their decision to support or approve the mergers, including, among others:

•	upon completion of the mergers, certain directors and executive officers of NPS and Enzon will serve as directors and executive officers of Momentum;

•	Hunter Jackson, Ph.D. and Arthur J. Higgins will each receive options to purchase 400,000 shares of Momentum common stock and 200,000 shares of restricted Momentum common stock;

•	certain executive officers of NPS and Enzon will be entitled to severance benefits if their employment is terminated within designated periods of time following the completion of the mergers;

•	all options held by the executive officers of NPS, including Dr. Jackson, will fully vest and become exercisable for shares of Momentum common stock;

•	215,000 restricted shares of Enzon common stock held by Mr. Higgins will fully vest on the first anniversary of the effective time of the mergers;

•	Enzon options held by Kenneth J. Zuerblis and Ulrich Grau, Ph.D. will be converted into options to purchase common stock of Momentum pursuant to existing contractual obligations; and

•	certain indemnification arrangements for directors and executive officers of NPS and Enzon will be continued if the mergers are completed.

See “The Mergers—Interests of Certain NPS and Enzon Directors and Executive Officers in the Mergers.”

There are many conditions to the completion of the mergers and we cannot assure you that the mergers will be completed.

There are many conditions to NPS’ and Enzon’s obligations to complete the mergers. Many of these conditions are beyond NPS’ and Enzon’s control. For example, NPS and Enzon must obtain, as a condition to their obligation to complete the mergers, clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. NPS and Enzon have made the initial, and will make all required, filings with the Department of Justice or the Federal Trade Commission. The requirements for these approvals could delay the completion of the mergers for a significant period of time after the NPS and Enzon stockholders have approved the proposals relating to the merger agreement at their respective special meetings. There can be no assurance that these consents and approvals will be obtained, or that these consents and approvals will be obtained without materially adverse restrictions or conditions that would have a material adverse effect on NPS and Enzon on a combined basis. Even if regulatory approvals are obtained, any federal, state or foreign governmental agency or private person may challenge the mergers at any time before or after its completion.

Although this joint proxy statement/prospectus may speak as though the mergers will be consummated, you should realize that those statements anticipate the completion of the mergers on the terms of the merger agreement. We cannot assure you that the mergers will be completed.

Risks Relating to the Combined Company’s Business

The combined company’s results of operations will be heavily dependent on the continued sale of PEG-INTRON and ABELCET. If revenues from either of these products materially decline, the combined company’s financial condition and results of operations will be materially harmed and Momentum’s stock price will be adversely affected.

Unless and until the combined company completes clinical trials and obtains regulatory approval of additional product candidates and introduces them into the marketplace, a significant portion of its revenues will be derived from the sale and marketing of PEG-INTRON and ABELCET. For example, on a pro forma basis during the fiscal year ended December 31, 2002, PEG-INTRON accounted for approximately 41% of Enzon’s total revenues and ABELCET accounted for approximately 42% of Enzon’s total revenues. We cannot assure you that revenues from the sale and marketing of these products will remain at or above current levels. In addition, Enzon’s manufacturing facility in Indianapolis manufactures Enzon’s entire supply of

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ABELCET. If sales of ABELCET decline, if the Indianapolis facility were to cease operations or if there were a long-term supply interruption due to the facility’s decreased production, or if PEG-INTRON is not effectively marketed by Schering-Plough, the combined company’s financial condition and results of operations will be materially harmed and Momentum’s stock price will be adversely affected. See “—Enzon’s business is heavily dependent on Schering-Plough for the marketing of PEG-INTRON and the failure of Schering-Plough to successfully market PEG-INTRON may materially harm Enzon’s business.”

The combined company may not be profitable.

Although Enzon has been profitable, NPS is a development stage company that has not yet generated significant revenues or achieved profitability. It is not anticipated that the combined company will initially be profitable and no assurance can be given that the combined company will ever become profitable.

The combined company’s business will depend on the successful outcome of the clinical trials for the product candidates of NPS and Enzon currently in clinical trials, including PREOS, Cinacalcet HCl and PROTHECAN. If any of these product candidates fail to advance in the clinic, the combined company’s business will be materially harmed and Momentum’s stock price will be adversely affected.

NPS is currently conducting Phase III clinical trials in humans as well as a carcinogenicity study in rats for PREOS, its proprietary product candidate for the treatment of osteoporosis. Amgen, NPS’ licensee, is conducting Phase III clinical trials for Cinacalcet HCl, a compound intended to treat hyperparathyroidism. In addition, Enzon is conducting Phase II clinical trials for PROTHECAN, a PEG-enhanced version of a small molecule called camptothecin, which is an anticancer compound. The Phase II clinical trials are exploring this compound for small cell lung, non-small cell lung, pancreatic cancer and gastric cancer. The combined company’s success will depend, to a great degree, on the success of these and subsequent clinical trials. In order to successfully commercialize PREOS, Cinacalcet HCl and PROTHECAN for the indications discussed above, the combined company and its collaborators must be able to, among other things, obtain required regulatory approvals for these product candidates. Prior to receiving approval for commercialization, the combined company must demonstrate with substantial evidence from well-controlled clinical trials, and to the satisfaction of the FDA and comparable foreign regulatory authorities, that each of these product candidates is both safe and efficacious. The combined company will need to demonstrate their efficacy for the treatment of their respective specific indications, and their continued safety through the conduct of Phase III clinical trials. To date, neither NPS nor Enzon has demonstrated long-term safety in clinical trials with any of these product candidates.

Additionally, the results of NPS’ and Enzon’s current clinical studies may indicate that the candidates are unsafe, ineffective or both, notwithstanding the results of earlier clinical trials. We cannot assure you that any of their product candidates will prove to be safe or efficacious in accordance with regulatory requirements. Further, we cannot assure you that these product candidates will be approved in a timely manner, if at all. The ability of the combined company to successfully complete clinical trials for PREOS will also depend on whether problems NPS has recently experienced in producing finished clinical supplies of PREOS reoccur. The successful outcome of Amgen’s Phase III clinical trials for Cinacalcet HCl will depend in part on Amgen’s ability to successfully complete enrollment in the trials on a timely basis and to obtain adequate clinical supplies to meet the needs of their clinical trials in compliance with applicable regulatory requirements.

If the combined company or any of its collaborators fail to successfully obtain regulatory approvals for PREOS, Cinacalcet HCl or PROTHECAN for the indications discussed above, the business of the combined company will be materially harmed and the stock price of Momentum will be adversely affected.

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Clinical trials are long, expensive and uncertain, and the FDA may ultimately not approve the combined company’s product candidates for commercial sale. We cannot assure you that data collected from preclinical and clinical trials of the combined company’s product candidates will be sufficient to support approval by the FDA, the failure of which could delay the combined company’s profitability and adversely affect the stock price of Momentum.

Many of NPS’ and Enzon’s current research and development programs are at an early stage. Clinical trials are long, expensive and uncertain processes. Clinical trials may not be commenced or completed on schedule, and the FDA may ultimately not approve the combined company’s product candidates for commercial sale. Further, even if the results of the preclinical studies or clinical trials are initially positive, it is possible that following the completion of the mergers the combined company will obtain different results in the later stages of drug development or that results seen in clinical trials will not continue with longer-term treatment. Drugs in late stages of clinical development may fail to show the desired safety and efficacy traits despite having progressed through initial clinical testing. For example, positive results in early Phase I or Phase II clinical trials may not be repeated in larger Phase II or Phase III clinical trials. All of the NPS and Enzon potential drug candidates are prone to the risks of failure inherent in drug development. The clinical trials of any of the NPS and Enzon drug candidates, including PREOS, Cinacalcet HCl or PROTHECAN could be unsuccessful, which would prevent the combined company from commercializing the drug. The failure to develop safe, commercially viable drugs would substantially impair the combined company’s ability to generate revenues and sustain its operations and would materially harm the combined company’s business and adversely affect Momentum’s stock price.

If the combined company fails to maintain existing collaborative relationships, or establish new collaborative relationships, or if the combined company’s collaborators do not devote adequate resources to the development and commercialization of the combined company’s licensed drug candidates, the combined company may have to reduce its rate of product development and may not see products brought to market or be able to achieve profitability.

The strategy of both NPS and Enzon for developing, manufacturing, distributing and commercializing their products includes, and the strategy of the combined company will likely include, entering into various relationships with large pharmaceutical companies to advance many of their programs. For example, NPS has granted exclusive development, commercialization and marketing rights to a number of its collaborators for some of its key product development programs, including Cinacalcet HCl, calcilytics, mGluRs and glycine reuptake inhibitors. Except in the case of its collaboration with AstraZeneca for research involving mGluRs, NPS’ collaborators have full control over those efforts in their territories and the resources they commit to the programs. Enzon and Schering-Plough have entered into an agreement pursuant to which Schering-Plough conducts and funds clinical studies, obtains and seeks to obtain regulatory approval and markets the PEG-INTRON product worldwide on an exclusive basis. Accordingly, following the mergers, the success of the development, distribution, sale and commercialization of these products and product candidates depends on the efforts of the combined company’s collaborators and will likely be beyond the control of the combined company. For the combined company to receive any significant milestone or royalty payments from its collaborators, such collaborators must advance drugs through clinical trials, establish the safety and efficacy of the combined company’s drug candidates, obtain regulatory approvals and achieve market acceptance of those products. As a result, if a collaborator elects to terminate its agreement with the combined company with respect to a research program, Momentum’s ability to advance the program may be significantly impaired or it may elect to discontinue funding the program altogether. For example, in early 2002, Abbott terminated its agreement with NPS with respect to NPS 1776, and Forest Laboratories terminated its agreement with NPS with respect to ALX-0646. As a result, the advancement of these programs was delayed. In addition, under NPS’ collaboration with AstraZeneca, which commenced in March 2001, NPS is required to co-direct the research and to pay for an equal share of the research through a minimum of 30 months and, under certain circumstances, for the full term of 60 months.

As part of its product development and commercialization strategy, the combined company may evaluate whether to seek collaborators for its product candidates. If the combined company elects to collaborate, it may not be able to negotiate collaborative arrangements for its product candidates on acceptable terms, if at

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all. If the combined company is unable to establish collaborative arrangements, it will either need to increase its expenditures and undertake the development and commercialization activities at its own expense or delay further development of the affected product candidate.

In addition, NPS’ research funding agreement with the government of Canada significantly limits its ability to establish collaborations for ALX-0600 without the government’s consent.

Collaborative agreements, including existing collaborative agreements, pose the following risks:

•	contracts with collaborators may be terminated and the combined company may not be able to replace its collaborators;

•	the terms of the combined company’s contracts with its collaborators may not be favorable to it in the future;

•	the combined company’s collaborators may not pursue further development and commercialization of compounds resulting from their collaborations with it;

•	a collaborator with marketing and distribution rights to one or more of the combined company’s product candidates may not commit enough resources to the marketing and distribution of such candidates;

•
disputes with the combined company’s collaborators may arise, leading to delays in or termination of the research, development, distribution, sale or commercialization of its product candidates, or resulting in significant litigation or arbitration;

•	contracts with the combined company’s collaborators may fail to provide significant protection if one or more of them fail to perform;

•
in some circumstances, if a collaborator terminates an agreement, or if the combined company is found to be in breach of its obligations, it may be unable to secure all of the necessary intellectual property rights and regulatory approval to continue developing the same compound or product;

•	the collaborators of the combined company could independently develop, or develop with third parties, drugs that compete with its products; and

•
the combined company may be unable to meet its financial or other obligations under its collaborative agreements; for example, NPS had to obtain a waiver of its obligation to have manufactured in Canada clinical supplies of ALX-0600 because no such Canadian manufacturer could be identified, and the combined company could face similar issues in the future, which might lead to a loss of significant rights, including intellectual property rights, or require the combined company to pay significant damages.

We cannot assure you of the success of the current collaborative efforts of NPS and Enzon, nor can we assure you of the success of any future collaborative efforts of the combined company following the mergers. If these collaborative efforts fail, the combined company’s business and financial condition would be materially harmed.

Following completion of the mergers, the combined company will have limited marketing, sales or distribution capabilities and the combined company may be unable to market and sell its products and generate revenues.

Currently, NPS has no significant experience and Enzon has historically had limited experience in sales, marketing or distribution. In connection with its acquisition of ABELCET, Enzon recently acquired a 60-person sales and marketing team, and Enzon also recently reacquired the rights to market and distribute ONCASPAR. Since Enzon has limited experience in selling, marketing and distributing its products, it will be significantly dependent on the ABELCET sales and marketing team to promote ABELCET. In addition, Enzon recently acquired marketing rights to DEPOCYT from SkyePharma. We cannot assure you that the combined company will be successful in selling, marketing and distributing ABELCET, ONCASPAR or DEPOCYT.

In order to commercialize any product candidates for which the combined company receives FDA approval, it will have to further develop its sales and marketing force or rely on third parties to perform these

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functions. We cannot assure you that the combined company will be successful in its efforts to further develop its sales and marketing force. Further, if the combined company attempts to establish relationships with one or more large pharmaceutical companies with existing distribution systems and direct sales forces to market any or all of its product candidates, it may not be able to enter into or maintain agreements with these companies on acceptable terms, if at all.

To market products directly, the combined company will have to further develop a marketing and sales force with technical expertise and supporting distribution capability and any failure to do so may limit the combined company’s ability to gain market acceptance for its products and generate revenues. For example, if the combined company is successful in its Phase III clinical trials with PREOS, and the FDA grants approval for the commercialization of PREOS, the combined company will be unable to introduce this product to market without further developing these capabilities internally or establishing a marketing collaboration with a pharmaceutical company with those resources.

In addition, the combined company will likely incur significant expenses in further developing sales, marketing and distribution capabilities in advance of determining its commercialization strategy with respect to one or more of its product candidates, including determining whether to establish a collaboration with one or more pharmaceutical companies. The determination of the combined company’s commercialization strategy with respect to a product candidate will likely depend on a number of factors, including:

•	the extent to which the combined company is successful in securing collaboration partners to offset some or all of the funding obligations with respect to product candidates;

•	the extent to which its agreement with its collaborators permits the combined company to exercise marketing or promotion rights with respect to the product candidate;

•	how the combined company’s product candidates compare to competitive products with respect to labeling, pricing and therapeutic effect; and

•
whether the combined company is able to establish agreements with third-party collaborators, including large pharmaceutical companies, with respect to any of its product candidates on terms that are acceptable to it.

In addition, if the combined company has to recall any of its products or if any of its products causes adverse reactions in patients, its ability to sell and market its products would materially adversely affect its financial condition and results of operations.

A number of these factors will likely be outside of the combined company’s control and will be difficult to determine. Therefore, the combined company may change commercialization strategies by entering into agreements with its collaborators or third parties after it has incurred significant expenses in developing internal sales, marketing and distribution capabilities. A change of this nature could result in increased expenses or delays in commercialization and therefore could delay revenues and adversely affect the combined company’s future operating results.

The combined company may need additional financing, but its access to capital funding is uncertain.

The combined company’s anticipated operations, particularly its product development and commercialization programs for PREOS, ALX-0600 and PROTHECAN, will require substantial capital. We cannot assure you that the cash flow generated from PEG-INTRON, ABELCET, ADAGEN, ONCASPAR and DEPOCYT products will be sufficient to fund the combined company’s cash needs.

In addition, the future capital needs of the combined company will depend on many factors, including the extent to which the combined company enters into collaboration agreements with respect to any of its proprietary product candidates, receives milestone payments from its collaborators and makes progress in its internally funded research, development, distribution, sales and commercialization activities. The capital requirements of the combined company will also depend on the magnitude and scope of these activities, the combined company’s ability to maintain NPS’ and Enzon’s existing collaborations and establish new collaborations, the terms of those collaborations, the success of its collaborators in developing and marketing products under their respective collaborations with the combined company, the success of its contract manufacturers in producing clinical supplies of its product candidates on a timely basis and in sufficient

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quantities to meet its clinical trial requirements, competing technological and market developments, the time and cost of obtaining regulatory approvals, the extent to which the combined company chooses to commercialize its future products through its own sales and marketing capabilities, the cost of preparing, filing, prosecuting, maintaining and enforcing patent and other rights and its success in acquiring and integrating complementary products, technologies or companies.

Neither NPS nor Enzon currently have and immediately following the mergers, the combined company will not have committed external sources of funding and we cannot assure you that the combined company will be able to obtain additional funds on acceptable terms, if at all. If adequate funds from external sources are not available, the combined company may be required to:

•	engage in equity financing that would be dilutive to its existing stockholders;

•	delay, reduce the scope of or eliminate one or more of its development programs;

•
obtain funds through arrangements with collaborators or others that may require it to relinquish rights to technologies, product candidates or products that it would otherwise seek to develop or commercialize itself; or

•	license rights to technologies, product candidates or products on terms that are less favorable to it than might otherwise be available.

If funding is insufficient at any time in the future, the combined company may not be able to develop or commercialize its products, take advantage of business opportunities or respond to competitive pressures.

Because of the uncertainty of pharmaceutical pricing, reimbursement and healthcare reform measures, the combined company may be unable to sell its products profitably in the United States.

The availability of reimbursement by governmental and other third-party payors affects the market for any pharmaceutical product. These third-party payors continually attempt to contain or reduce the costs of healthcare. There have been a number of legislative and regulatory proposals to change the healthcare system and further proposals are likely. Under current guidelines, Medicare does not reimburse patients for self-administered drugs. Medicare’s policy may decrease the market for the combined company’s products that are designed to treat patients with age-related disorders, such as osteoporosis and hyperparathyroidism. Significant uncertainty exists with respect to the reimbursement status of newly approved healthcare products. In addition, third-party payors are increasingly challenging the price and cost-effectiveness of medical products and services. The combined company might not be able to sell its products profitably or recoup the value of its investment in product development if reimbursement is unavailable or limited in scope, particularly for product candidates addressing small patient populations, such as ALX-0600, ADAGEN, ONCASPAR and DEPOCYT.

As a result of intense competition and technological change in the pharmaceutical industry, the marketplace may not accept the combined company’s products and the combined company may not be able to compete successfully against other companies in its industry and achieve profitability.

Many of the competitors of NPS and Enzon have substantially greater financial and management resources, superior intellectual property positions and greater manufacturing, marketing and sales capabilities, areas in which NPS and Enzon have limited or no experience. In addition, many of the competitors of NPS and Enzon currently have significantly greater experience than NPS and Enzon do in undertaking preclinical testing and clinical trials of new or improved pharmaceutical products and obtaining required regulatory approvals. Consequently, the combined company’s competitors may obtain FDA and other regulatory approvals for product candidates sooner and be more successful in manufacturing and marketing their products than the combined company or its collaborators.

In addition, many of NPS’ and Enzon’s competitors have drug products that have already been approved or are in development, and operate large, well-funded research and development programs in these fields. For example, Forteo, a fragment of the full-length parathyroid hormone for the treatment of osteoporosis, was recently introduced into the United States market by Lilly as a treatment for patients with osteoporosis who are at high risk of bone fracture. If PREOS is approved by the FDA, it will compete directly with Forteo and

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other approved therapies, including estrogen replacement therapies, bisphosphonates and selective estrogen modulator therapies. Similarly, Hectoral, a product of Bone Care International, Inc., is currently being marketed as a treatment to relieve some symptoms of secondary hyperparathyroidism and, if it is approved by the FDA, will compete directly with Cinacalcet HCl. Also, Genzyme Pharmaceuticals, Inc. is currently marketing RenaGel, which is a treatment for hyperphosphatemia, a condition resulting from secondary hyperparathyroidism. In addition, Hoffmann-La Roche’s PEGASYS has received FDA and European Union approval for treatment of hepatitis C as a monotherapy and in combination with Ribavirin. PEGASYS competes with PEG-INTRON in the United States and the European Union. Similarly, Fujisawa Healthcare, Inc. and Gilead Pharmaceuticals are currently marketing AmBisome, a liposomal version of Amphotericin, for the treatment of fungal infections. AmBisome competes with ABELCET.

Existing and future products, therapies and technological approaches will compete directly with the combined company’s products. Current and prospective competing products may provide greater therapeutic benefits for a specific problem or may offer comparable performance at a lower cost. Any product candidate that the combined company develops and that obtains regulatory approval must then compete for market acceptance and market share. The combined company’s product candidates may not gain market acceptance among physicians, patients, healthcare payors and the medical community. Further, any products the combined company develops may become obsolete before it recovers any expenses it incurred in connection with the development of these products. As a result, the combined company may never achieve profitability.

The combined company may be unable to obtain patents to protect its technologies from other companies with competitive products, and patents of other companies could prevent the combined company from manufacturing, developing, or marketing its products.

The patent positions of pharmaceutical and biotechnology firms are uncertain and involve complex legal and factual questions. The scope of the claims in a patent application can be significantly modified during prosecution before the patent is issued. Consequently, the combined company may not know whether its pending applications will result in the issuance of patents or, if any patents are issued, whether they will provide it with significant proprietary protection or will be circumvented, invalidated, or found to be unenforceable. The combined company cannot be certain that the named inventors of each of its products and processes were the first to invent that product or process or that they were the first to pursue patent coverage for their inventions.

The commercial success of the combined company will depend in part on its ability to maintain and enforce its proprietary rights. If third parties engage in activities that infringe the combined company’s proprietary rights, its management’s focus will be diverted and it may incur significant costs in asserting its rights. The combined company may not be successful in asserting its proprietary rights, which could result in its patents being held invalid or a court holding that the third party is not infringing, either of which would harm its competitive position. There can be no assurance that others will not design around the combined company’s patented technology.

Moreover, the combined company may have to participate in interference proceedings declared by the United States Patent and Trademark Office or other analogous proceedings in other parts of the world to determine priority of invention and the validity of patent rights granted or applied for, which could result in substantial cost and delay, even if the eventual outcome is favorable to it. We cannot assure you that NPS’ and Enzon’s currently pending patent applications, if issued, would be held valid or enforceable.

The combined company’s success also depends on avoiding infringement of the proprietary technologies of others. In particular, there may be certain issued patents and patent applications claiming subject matter which the combined company or its collaborators may be required to license in order to research, develop or commercialize at least some of its products, including PREOS. In addition, third parties have in the past asserted infringement or other intellectual property claims against NPS and Enzon and in the future may assert such claims against the combined company based on their patents or other intellectual property rights. An adverse outcome in these proceedings could subject the combined company to significant liabilities to third parties, require disputed rights to be licensed from third parties or require the combined company to cease or modify its use of the technology. If the combined company is required to license such technology, we cannot assure you that a license under such patents and patent applications will be available on acceptable

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terms or at all. Futher, the combined company may incur substantial costs defending itself in lawsuits against charges of patent infringement or other unlawful use of another’s proprietary technology.

In order to protect goodwill associated with the combined company and its product names, the combined company will likely rely on trademark protection for its marks. NPS has filed to register the “PREOS” trademark with the United States Patent and Trademark Office, which may or may not register this mark. A third party may assert a claim that the PREOS mark is confusingly similar to its mark, and such claims or the failure to timely register the PREOS mark or objections by the FDA could force the combined company to select a new name for PREOS, which could cause the combined company to incur additional expense or delay its introduction to market.

Currently, NPS and Enzon also rely, and the combined company likely will rely, on trade secrets, know-how and confidentiality provisions in their agreements with their collaborators, employees and consultants to protect their intellectual property. However, these and other parties may not comply with the terms of their agreements with the combined company and the combined company might be unable to adequately enforce its rights against these people or obtain adequate compensation for the damages caused by their unauthorized disclosure or use. The trade secrets of the combined company or those of its collaborators may become known or may be independently discovered by others.

The combined company will be subject to extensive government regulation that may cause the cancellation or delay the introduction of its products to market.

The combined company’s research and development activities and the clinical investigation, manufacture, distribution and marketing of drug products will be subject to extensive regulation by governmental authorities in the United States and other countries. Prior to marketing in the United States, a drug must undergo rigorous testing and an extensive regulatory approval process implemented by the FDA under federal law, including the Federal Food, Drug and Cosmetic Act. To receive approval, the combined company or its collaborators will likely have to, among other things, demonstrate with substantial evidence from well-controlled clinical trials that the product is both safe and effective for each indication where approval is sought. Depending upon the type, complexity and novelty of the product and the nature of the disease or disorder to be treated, that approval process can take several years and require substantial expenditures. Data obtained from testing are susceptible to varying interpretations that could delay, limit or prevent regulatory approvals of the combined company’s products. Drug testing is subject to complex FDA rules and regulations, including the requirement to conduct human testing on a large number of test subjects. The combined company, its collaborators or the FDA may suspend human trials at any time if a party believes that the test subjects are exposed to unacceptable health risks. We cannot assure you that any of the combined company’s product candidates will be safe for human use. Other countries also have extensive requirements regarding clinical trials, market authorization and pricing. These regulatory schemes vary widely from country to country, but, in general, are subject to all of the risks associated with United States approvals.

The FDA has not established approved protocols for conducting pivotal clinical trials for short bowel syndrome. NPS will need to reach an agreement with the FDA regarding trial design and clinical endpoints before pivotal trials of ALX-0600 can begin. We cannot be certain that the FDA will agree to trial design and clinical endpoints that will make continued development of ALX-0600 feasible on a timely basis or at all.

If any of the combined company’s products receive regulatory approval, the approval will be limited to those disease states and conditions for which the product is safe and effective, as demonstrated through clinical trials. In addition, results of pre-clinical studies and clinical trials with respect to the combined company’s products could subject the combined company to adverse product labeling requirements which could harm the sale of such products. Even if regulatory approval is obtained, later discovery of previously unknown problems may result in restrictions of the product, including withdrawal of the product from the market. Further, governmental approval may subject the combined company to ongoing requirements for post-marketing studies. Even if the combined company obtains governmental approval, a marketed product, its respective manufacturer and the manufacturing facilities are subject to unannounced inspections by the FDA and must comply with the FDA’s cGMP and other regulations. These regulations govern all areas of production, record keeping, personnel and quality control. If a manufacturer fails to comply with any of the

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manufacturing regulations, it may be subject to, among other things, product seizures, recalls, fines, injunctions, suspensions or revocations of marketing licenses, operating restrictions and criminal prosecution. Other countries also impose similar manufacturing requirements.

If the combined company fails to maintain, attract and retain key employees, the development and commercialization of its products may be adversely affected.

The combined company will depend heavily on the management and other key employees of NPS and Enzon. The combined company’s success in its integration and ongoing operations, in addition to the manner in which the market perceives the combined company and the price of the combined company’s common stock, will be materially dependent upon the successful transition of the combined company’s new management. If the combined company loses any of these persons, its ability to develop products, market its currently approved products and become profitable could suffer. Further, the success of the combined company will also depend on key members of management effectively working together and the combined company’s ability to attract and retain other highly qualified scientific and management personnel. The combined company will face competition for personnel from other companies, academic institutions, government entities and other organizations.

If product liability claims are brought against the combined company or it is unable to obtain or maintain adequate product liability insurance, it may incur substantial liabilities that could reduce its financial resources.

The clinical testing and commercial use of pharmaceutical products involves significant exposure to product liability claims. Even if the combined company maintains product liability insurance coverage for its products, coverage may be insufficient to protect the combined company against product liability damages. The combined company might not be able to obtain or maintain product liability insurance in the future on acceptable terms or in sufficient amounts to protect it against product liability damages. If the combined company is required to pay a product liability claim, it may not have sufficient financial resources to complete development or commercialization of any of its product candidates and its business and results of operations will be adversely affected.

The combined company’s operations will involve hazardous materials and it must comply with environmental laws and regulations, which can be expensive and restrict how it does business.

The combined company’s research, development and manufacturing activities will likely involve the controlled use of hazardous materials, radioactive compounds and other potentially dangerous chemicals and biological agents. Even if the combined company attempts to ensure that its safety procedures for these materials comply with governmental standards, it cannot entirely eliminate the risk of accidental contamination or injury from these materials. If an accident or environmental discharge occurs, the combined company could be held liable for any resulting damages, which could exceed its financial resources.

Risks Relating to NPS’ Business

NPS does not have, and may never develop, any commercial drugs or other products that generate revenues.

NPS’ existing product candidates will require significant additional development, clinical trials, regulatory clearances and additional investment before they can be commercialized. NPS’ product development efforts may not lead to commercial drugs for a number of reasons, including the failure of its product candidates to be safe and effective in clinical trials or because NPS’ inadequate financial or other resources to pursue the programs through the clinical trial process. NPS does not expect to be able to market any of its existing product candidates for a number of years, if at all.

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NPS has no manufacturing capabilities. NPS depends on third parties, including a number of sole suppliers, for manufacturing, and storage of its product candidates. Introductions of NPS products may be delayed or suspended if the manufacture of NPS’ products is interrupted or discontinued.

NPS does not have any manufacturing facilities to produce sufficient supplies of PREOS, ALX-0600 or any of other product candidates to support clinical trials or commercial launch of these products, if they are approved. NPS is dependent on third parties, including a number of sole suppliers, for manufacturing and storage of its product candidates. If NPS is unable to contract for a sufficient supply of its product candidates on acceptable terms, or if it encounters delays or difficulties in the manufacturing process or its relationships with its manufacturers, NPS may not have sufficient product to sell or distribute or conduct or complete its clinical trials or support preparations for the commercial launch of its product candidates, if approved.

NPS has entered into agreements with contract manufacturers to manufacture PREOS for use in clinical trial activities. These contract manufacturers are currently NPS’ only source for the production and formulation of PREOS. To date, these contract manufacturers have produced only small quantities of PREOS relative to those needed for commercialization. In addition, NPS has experienced difficulties in producing clinical supplies of PREOS that meet its specifications on a timely basis. NPS cannot be certain that these difficulties will not reoccur in the future.

NPS expects to depend on contract manufacturers to supply commercial-scale quantities of PREOS. In October 2002, NPS entered into a Commercial Manufacturing Agreement with Boehringer Ingelheim Austria GmbH, or BI, for the manufacture of commercial quantities of bulk drug supplies of PREOS in support of commercial launch. Under this agreement, NPS is working with BI to facilitate a technology transfer process and appropriate testing, documentation and quality standards and procedures prior to the commencement of commercial production. NPS expects this technology transfer process to be lengthy and complicated and NPS has agreed to expend substantial resources over the course of the agreement. In addition, FDA and comparable foreign regulatory approvals may be required. The agreement further provides a general basis for the parties to mutually agree as to the terms of any future production of PREOS, based in part on current projections as to yield and other matters. Any failure to successfully transition on a timely basis NPS’ bulk manufacturing to BI would delay the commercialization efforts of NPS.

Even if NPS is able to complete its clinical trials, its manufacturers may be unable to scale production when necessary to enable commercial launch or accurately and reliably manufacture commercial quantities of PREOS at reasonable costs, on a timely basis and in compliance with the FDA’s current good manufacturing practices, or cGMP. If its contract manufacturers fail in any of these respects, NPS’ ability to timely complete its clinical trials, obtain required regulatory approvals and successfully commercialize PREOS will be materially and adversely affected.

NPS depends on a number of single source contract manufacturers to supply key components of PREOS. In particular, NPS depends on a single manufacturer for the production of finished supplies of PREOS. Because the “fill and finish” part of the manufacturing process for PREOS requires the use of this manufacturer’s proprietary technology, this contract manufacturer is NPS’ sole source for finished supplies of PREOS. Absent the development of an alternative method of delivery of PREOS, NPS will remain dependent on the availability of this proprietary technology. Because of the dependence on this manufacturer, NPS is subject to the risk that this manufacturer may not have the capacity from time to time to produce sufficient quantities of PREOS to meet the needs of the clinical trials or be able to scale to commercial production of PREOS. NPS is also subject to the risk that disruptions in this manufacturer’s operations would result in delays in PREOS’ clinical trials, regulatory approvals and commercial introduction. While NPS is currently in discussions, to date it has not entered into a long-term agreement with this manufacturer, who currently produces PREOS on a purchase order basis. Accordingly, this manufacturer could terminate its relationship with NPS at any time and for any reason. If this relationship with this manufacturer is terminated, or if this manufacturer is unable to produce PREOS in required quantities, on a timely basis or at all, NPS could be forced to ultimately develop an alternative delivery process for PREOS, which would require significant additional time and expense, as well as additional clinical trials and regulatory approvals. Any disruption or termination of NPS’ relationship with this manufacturer would materially harm NPS’ business and financial condition and cause its stock price to decline.

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NPS’ reliance on contract manufacturers exposes it to additional risks, including:

•
delays in scale-up to quantities needed for distribution and sale or clinical trials or failure to manufacture such quantities to its specifications, or to deliver such quantities on the dates NPS requires;

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NPS’ current and future manufacturers will be subject to ongoing, periodic, unannounced inspection by the FDA and corresponding state and international regulatory authorities for compliance with strictly enforced cGMP regulations and similar foreign standards, and NPS does not have control over its contract manufacturers’ compliance with these regulations and standards;

•	NPS’ current and future manufacturers will not be able to comply with applicable regulatory requirements, which would prohibit them from manufacturing products for it;

•
if NPS needs to change to other commercial manufacturing contractors, the FDA and comparable foreign regulators must approve these contractors prior to its use, which would require new testing and compliance inspections, and the new manufacturers would have to be educated in, or themselves develop substantially equivalent processes necessary for, the production of NPS products;

•
NPS’ current and future manufacturers might not be able to fulfill its commercial needs, which would require it to seek new manufacturing arrangements and may result in substantial delays in meeting market demand; and

•	NPS may not have intellectual property rights, or may have to share intellectual property rights, to any improvements in the manufacturing processes or new manufacturing processes for its products.

Any of these factors could cause NPS to delay or suspend distribution and sale of products, clinical trials, regulatory submission, required approvals or commercialization of its products under development, entail higher costs and result in it being unable to effectively commercialize its products.

NPS does not currently intend that it will manufacture any of its product candidates, although it may choose to do so in the future. If NPS decides to manufacture its products, it would be subject to the regulatory risks and requirements described above. NPS would also be subject to similar risks regarding delays or difficulties encountered in manufacturing its pharmaceutical products and it would require additional facilities and substantial additional capital. NPS cannot assure you that it would be able to manufacture any of its products successfully in accordance with regulatory requirements and in a cost-effective manner.

Failure to timely produce adequate clinical supplies of NPS’ lead product candidate, PREOS, could require NPS to modify or terminate certain of its Phase III clinical trials of PREOS, which would materially harm NPS’ business.

On May 15, 2002, NPS reported that it was unable to produce finished clinical supplies of PREOS that met its release specifications. PREOS is formulated as a freeze-dried powder that is reconstituted into a liquid when inserted into its injector pen for patient use. NPS requires that the reconstituted drug remain stable in liquid form for a specified period under refrigeration. Some production batches, at that time, had exhibited precipitation of the reconstituted drug in the injector pen before the expiration of the required time period. After conducting an extensive review of fill and finish procedures to assess and correct the problem, on July 23, 2002, NPS announced that NPS had implemented changes in the process used to prepare the finished drug, and that NPS had produced limited quantities of PREOS that met its release specifications.

NPS currently has sufficient clinical supplies of PREOS to complete the Treatment of Osteoporosis with Parathyroid Hormone study. NPS’ present manufacturing capabilities should produce sufficient supply of PREOS to complete all of its other ongoing clinical studies. However, if any problems NPS has experienced in the past reoccur, and as a result NPS is unable to produce, in a timely manner, adequate clinical supplies to meet the needs of its other clinical trials, NPS would be required to modify its finished product formulation and modify or terminate such clinical trials for PREOS. Any modification of the finished product or modification or termination of those Phase III clinical trials could adversely affect NPS’ ability to obtain necessary regulatory approvals and significantly delay or prevent the commercial launch of the product, which

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would materially harm NPS’ business, cause the common stock price of NPS to decline and impair NPS’ ability to raise capital.

NPS’ agreement with the Government of Canada regarding the development of ALX-0600 could adversely impact NPS’ ability to complete development of ALX-0600, result in the loss of important rights for NPS or cause NPS to make material payments to the Government of Canada.

NPS’ agreement with the government of Canada requires that the ALX-0600 used in clinical trials and for commercial launch be manufactured by a Canadian company. This agreement also contains a number of other significant restrictions on NPS’ ability to develop, manufacture and commercialize ALX-0600 outside of Canada. To the extent that NPS is unable to comply with any performance obligation or obtain a waiver of the obligation, the government of Canada would have the right to declare NPS in default. If NPS were unable to cure the default, NPS could suffer adverse consequences, including the payment of liquidated damages that would be material, repaying all amounts received from the government of Canada or surrendering all intellectual property rights associated with ALX-0600 in some circumstances. NPS has been unable to identify a Canadian manufacturer capable of manufacturing and formulating ALX-0600 in compliance with cGMP and with sufficient quantity and quality for its future clinical development program. As a result, NPS has arranged for a contract manufacturer outside of Canada to manufacture the bulk compound, which is then formulated into ALX-0600 by a Canadian company. NPS has notified the government of Canada of its arrangements and received their authorization to proceed with the manufacture of ALX-0600 for the NPS Phase II clinical trials. NPS cannot be certain that it will be able to obtain additional waivers in the future. NPS is currently in negotiations with the government of Canada to amend the provisions of its agreement that could adversely affect the continued development of ALX-0600. In July 2002, NPS began negotiations with the government of Canada to pursue mutually acceptable adjustments to the terms of the agreement. We cannot assure you that such negotiations will be successful. If NPS cannot reach an agreement with the government of Canada on amending certain provisions of the agreement, it may be impractical for NPS to continue its development of ALX-0600 and NPS could be required to make payments to the government of Canada that could be material in amount.

Risks Relating to Enzon’s Business

Enzon’s business is heavily dependent on Schering-Plough for the marketing of PEG-INTRON and the failure of Schering-Plough to successfully market PEG-INTRON may materially harm Enzon’s business.

Enzon’s results of operations are heavily dependent on Schering-Plough’s effective marketing of PEG-INTRON. During the fiscal year ended June 30, 2002, royalties on sales of PEG-INTRON comprised approximately 70% of Enzon’s total revenues. Hoffmann-La Roche recently received FDA and European Union approval for PEGASYS, which competes with PEG-INTRON in the United States, Europe and Canada. As a result, royalties on sales of PEG-INTRON may decline in the future. Under Enzon’s agreement with Schering-Plough, pursuant to which Enzon applied its PEG technology to develop a modified form of Schering-Plough’s INTRON A, Enzon receives royalties on worldwide sales of PEG-INTRON. Schering-Plough is responsible for conducting and funding the clinical studies, obtaining regulatory approval and marketing the PEG-INTRON product worldwide on an exclusive basis. Schering-Plough received marketing authorization for PEG-INTRON in the United States in January 2001, and in the European Union in May 2000, for the treatment of hepatitis C. Schering-Plough has also been granted marketing approval for the sale of PEG-INTRON and Ribavirin capsules as combination therapy for the treatment of hepatitis C in March 2001, in the European Union and in August 2001, in the U.S. If Schering-Plough fails to effectively market PEG-INTRON or discontinues the marketing of PEG-INTRON for these indications, this would have a material adverse effect on Enzon’s business, financial condition and results of operations.

Even though the use of PEG-INTRON as a stand alone therapy and as combination therapy with Ribavirin has received FDA approval, Enzon cannot assure you that Schering-Plough will be successful in marketing PEG-INTRON or that Schering-Plough will not continue to market INTRON A, either as a stand-alone product or in combination therapy with Ribavirin. The amount and timing of resources dedicated by Schering-Plough to the marketing of PEG-INTRON is not within Enzon’s control. If Schering-Plough

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breaches or terminates its agreement with Enzon, the commercialization of PEG-INTRON could be slowed or blocked completely. Enzon’s revenues will be negatively affected if Schering-Plough cannot meet the manufacturing demands of the market. Schering-Plough has experienced problems manufacturing sufficient quantities of PEG-INTRON to meet market demand. If Schering-Plough breaches its agreement with Enzon, a dispute may arise between Schering-Plough and Enzon. A dispute would be both expensive and time-consuming and may have a material adverse effect on the business, financial condition and results of operations of Enzon.

Enzon has experienced problems complying with the FDA’s regulations for manufacturing its products and has had to conduct voluntary recalls of certain of its products. These problems could materially harm Enzon’s business.

Enzon or its present or future suppliers may be unable to comply with the applicable good manufacturing practice regulations and other FDA regulatory requirements. Enzon manufactures ONCASPAR, ADAGEN and, since December 2002, ABELCET. Schering-Plough is responsible for the manufacture of PEG-INTRON and SkyePharma is responsible for the manufacturing of DEPOCYT.

ADAGEN and ONCASPAR use Enzon’s earlier PEG technology which tends to be less stable than the PEG technology used in PEG-INTRON and Enzon’s products under development. Due, in part, to the drawbacks in the earlier technologies Enzon had manufacturing problems with these products in 1998 and 1999 and Enzon will likely continue to have these and other potential problems with these products. In addition, Enzon has limited experience manufacturing ABELCET and we cannot assure you that Enzon will not experience manufacturing problems with ABELCET.

Since January 2000, the FDA has conducted follow-up inspections as well as routine inspections of Enzon’s manufacturing facilities related to ONCASPAR, ADAGEN and ABELCET. Following certain of these inspections, the FDA issued Form 483 reports, citing deviations from cGMP. Enzon has or is in the process of responding to such reports with corrective action plans and is currently in discussion with the FDA concerning some observations set forth in the Forms 483.

Enzon is aware that the FDA has conducted inspections of certain of the manufacturing facilities of Schering-Plough and those inspections have resulted in the issuance of Forms 483 citing deviations from cGMP.

If Enzon or its licensees, including Schering-Plough, face additional manufacturing problems in the future or if Enzon or its licensees are unable to satisfactorily resolve current or future manufacturing problems, the FDA could require Enzon or its licensees to discontinue the distribution of its products or to delay continuation of clinical trials. If Enzon or its licensees, including Schering-Plough, cannot market and distribute its products for an extended period, sales of the products will suffer, which would adversely affect Enzon’s business.

Enzon purchases some of the compounds utilized in its products from a single source or a limited group of suppliers, and the partial or complete loss of one of these suppliers could cause production delays and a substantial loss of revenues for Enzon.

Enzon purchases the unmodified compounds utilized in its approved products and products under development from outside suppliers. Enzon may be required to enter into supply contracts with outside suppliers for certain unmodified compounds. For example, Enzon does not produce the unmodified adenosine deaminase used in the manufacture of ADAGEN, the unmodified forms of L-asparaginase used in the manufacture of ONCASPAR or the ampothetericin used in the manufacture of ABELCET. Enzon has a supply contract with an outside supplier for the supply of each of these unmodified compounds. If Enzon experiences a delay in obtaining or is unable to obtain any unmodified compound, including unmodified adenosine deaminase, unmodified L-asparaginase or ampothetericin, on reasonable terms, or at all, it could have a material adverse effect on the business, financial condition and results of operations of Enzon.

If Enzon is required to obtain an alternate source for an unmodified compound utilized in a product, the FDA and relevant foreign regulatory agencies will likely require that Enzon perform additional testing to

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demonstrate that the alternate material is biologically and chemically equivalent to the unmodified compound previously used in its clinical trials. This testing could delay or stop development of a product, limit commercial sales of an approved product and cause Enzon to incur significant additional expenses. If Enzon is unable to demonstrate that the alternate material is chemically and biologically equivalent to the previously used unmodified compound, it will likely be required to repeat some or all of the preclinical and clinical trials conducted for the compound. The marketing of an FDA approved drug could be disrupted while such tests are conducted. Even if the alternate material is shown to be chemically and biologically equivalent to the previously used compound, the FDA or relevant foreign regulatory agency may require that Enzon conduct additional clinical trials with the alternate material.

There is one FDA-approved supplier of the adenosine deaminase enzyme, or ADA, used in ADAGEN. During 2002, Enzon obtained FDA approval of the use of the ADA enzyme obtained from bovine intestines from cattle of New Zealand origin. New Zealand currently certifies that its cattle are Bovine spongiform encephalopathy (BSE or mad cow disease) free. Beginning in September 2002, the United States Department of Agriculture or USDA has required all animal sourced materials shipped to the United States from any European country to contain a veterinary certificate that the product is BSE free. Enzon currently has more than a year’s supply of ADA enzyme in inventory and is investigating the ability for its supplier which processes its ADA enzyme supply in Germany to comply with or obtain a waiver of this requirement. Enzon cannot guarantee that such certificate or waiver will be available. If Enzon’s supplier is unable to supply Enzon with ADA enzyme, it is likely that Enzon will be unable to produce or distribute ADAGEN once Enzon utilizes its current inventory of ADA enzyme.

The United States and foreign patents upon which Enzon’s original PEG technology was based have expired.

Research Corporation Technologies, Inc. held the patent upon which Enzon’s original PEG technology was based and had granted Enzon a license under such patent. Research Corporation’s patent contained broad claims covering the attachment of PEG to polypeptides. However, this United States patent and its corresponding foreign patents have expired. Based upon the expiration of the Research Corporation patent, other parties are permitted to make, use or sell products covered by the claims of the Research Corporation patent, subject to other patents, including those which Enzon holds. Enzon has obtained numerous patents with claims covering improved methods of attaching or linking PEG to therapeutic compounds. Enzon cannot assure you that any of these patents will enable Enzon to prevent infringement or that competitors will not develop alternative methods of attaching PEG to compounds potentially resulting in competitive products outside the protection that may be afforded by the Enzon patents. Enzon is aware that others have also filed patent applications and have been granted patents in the United States and other countries with respect to the application of PEG to proteins and other compounds. The expiration of the Research Corporation patent and the issuance of patents related to PEG that have been granted to third parties may have a material adverse effect on the business, financial condition and results of operations of Enzon.

Risks Relating to the Market for Momentum Common Stock

Momentum’s stock price may be highly volatile.

The market price of NPS and Enzon common stock has fluctuated in the past and following the completion of the mergers, the market price of Momentum common stock is likely to be volatile. Factors affecting the price of Momentum common stock are likely to include:

•	fluctuations in Momentum’s operating results;

•	announcements of technological innovations or new commercial products by Momentum’s collaborators or its competitors;

•	published reports by securities analysts;

•
the progress of Momentum and its collaborators’ clinical trials, including Momentum and its collaborators’ ability to produce clinical supplies of Momentum’s product candidates on a timely basis and in sufficient quantities to meet Momentum’s clinical trial requirements;

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•	governmental regulation and changes in medical and pharmaceutical product reimbursement policies;

•	disputes regarding or developments in patent or other intellectual property rights;

•	publicity concerning the discovery and development activities by Momentum’s licensees;

•	public concern as to the safety and efficacy of drugs that Momentum and its competitors develop; and

•	general market conditions.

Future sales of Momentum common stock may negatively affect Momentum’s stock price.

Upon completion of the mergers, all of the approximately ____ million shares issued in the mergers will be registered under the Securities Act and available for immediate resale, subject to volume and manner of sale limitations applicable to “affiliates” under Rule 145. Assuming that all executive officers and directors of both NPS and Enzon are deemed affiliates, and based on the number of shares outstanding and held by them as of _________, 2003, the record date for the special meetings, approximately ___ million shares, or [__]% of the estimated ____ million shares to be registered, would be subject to the volume and manner of sale limitations under Rule 145 of the Securities Act. The market price of Momentum common stock could decline as a result of sales of a large number of shares of Momentum common stock in the market, or the perception that such sales could occur. These sales also might make it more difficult for Momentum to sell equity securities in the future at a price that Momentum deems appropriate, or at all.

Momentum has anti-takeover provisions which may make it difficult for a third party to acquire Momentum.

Provisions of Momentum’s amended and restated certificate of incorporation, Momentum’s amended and restated bylaws and Delaware law could make it more difficult for a third party to acquire Momentum, even if doing so might be beneficial to Momentum’s stockholders because of a premium price offered by a potential acquiror. In particular, following the consummation of the mergers and subject to its fiduciary duties, the Momentum board will adopt a shareholder rights plan. If the Momentum board declares a dividend of one preferred share purchase right for each outstanding share of Momentum common stock in connection with the adoption of a rights agreement, it would discourage a merger or tender offer involving Momentum’s securities that is not approved by the Momentum board by increasing the cost of effecting any such transaction and, accordingly, could have an adverse impact on stockholders who may want to vote in favor of such merger or participate in such tender offer. See “Description of Momentum Capital Stock Following the Transaction—Anti-Takeover Effects of Provisions of Delaware Law and Momentum’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.”

Momentum does not plan to pay dividends in the foreseeable future and, as a result, you will need to sell your shares in order to realize a near term return on your investment.

Momentum intends to retain any future earnings to finance the operation and expansion of Momentum’s business and does not anticipate paying any cash dividends in the foreseeable future. Consequently, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any.

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THE SPECIAL MEETINGS

Joint Proxy Statement/Prospectus

This joint proxy statement/prospectus is being furnished to you in connection with the solicitation of proxies by each of NPS’ and Enzon’s board for use at the special meetings of NPS and Enzon stockholders.

This joint proxy statement/prospectus is first being furnished to stockholders of NPS and Enzon on or about _________, 2003.

Date, Time and Place of the Special Meetings

The special meetings are scheduled to be held as follows:

For NPS stockholders: _________, 2003 ____ a.m., local time ____________	For Enzon stockholders: _________, 2003 ____ a.m., local time ____________

Purpose of the Special Meetings

The special meetings are being held so that stockholders of each of NPS and Enzon may consider and vote upon proposals to:

•
adopt a merger agreement by and among NPS, Enzon, Momentum, Newton Acquisition Corporation and Einstein Acquisition Corporation, pursuant to which Newton Acquisition Corporation will merge with and into NPS with NPS as the surviving corporation and Enzon will merge with and into Einstein Acquisition Corporation with Einstein Acquisition Corporation as the surviving corporation, and NPS and Einstein Acquisition Corporation will each become a wholly owned subsidiary of Momentum; and

•	transact any other business that properly comes before the special meetings or any adjournment or postponement of the special meetings.

Adoption of the merger agreement will also constitute approval of the mergers and the other transactions contemplated by the merger agreement. If the stockholders of NPS and Enzon adopt the merger agreement, upon completion of the mergers:

•	each outstanding share of NPS common stock will be converted into one share of Momentum common stock; and

•	each outstanding share of Enzon common stock will be converted into 0.7264 shares of Momentum common stock.

In addition, at the NPS special meeting, NPS stockholders will be asked to consider and vote upon a proposal to amend the NPS ESPP to increase the number of shares of NPS common stock reserved for issuance under the NPS ESPP from 260,000 shares to 360,000 shares and to extend the term of the NPS ESPP until March 19, 2013.

Record Date for the Special Meetings

NPS.     The NPS board has fixed the close of business on ___________, 2003, as the record date for determination of NPS stockholders entitled to notice of and to vote at the NPS special meeting. On the record date, there were ____________ shares of NPS common stock outstanding, which includes _______ exchangeable shares entitled to vote at the NPS special meeting, held by approximately __________ holders of record.

Enzon.     The Enzon board has fixed the close of business on ________, 2003, as the record date for determination of Enzon stockholders entitled to notice of and to vote at the Enzon special meeting. On the record date, there were ___________ shares of Enzon common stock outstanding, held by approximately __________ holders of record.

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Vote Required for Adoption of the Merger Agreement

NPS.     A majority of the shares of NPS common stock and exchangeable shares outstanding entitled to vote as of the record date, considered as a single class, must be represented, either in person or by proxy, to constitute a quorum at the NPS special meeting. Therefore, at least ________ shares of NPS common stock and exchangeable shares entitled to vote must be represented in person or by proxy to constitute a quorum at the NPS special meeting based on ________ shares of NPS common stock and exchangeable shares outstanding at ________, 2003. The affirmative vote of the holders of a majority of the shares of NPS common stock and exchangeable shares entitled to vote outstanding as of the record date, voting as a single class, is required to adopt the merger agreement. Therefore, at least ________ shares of NPS common stock and exchangeable shares must vote in favor of the proposal to adopt the merger agreement in order for the merger agreement to be adopted. At the NPS special meeting, each share of NPS common stock is entitled to one vote on all matters properly submitted to the NPS stockholders. CIBC Mellon Trust Company, the trustee for the exchangeable shares entitled to vote and the record holder of NPS’ special voting share, is entitled to one vote for each exchangeable share outstanding as of the record date, other than exchangeable shares owned by NPS and its affiliates. Votes cast with respect to the exchangeable shares will be voted pursuant to the voting rights of the special voting share by CIBC Mellon, as directed by the record holders of exchangeable shares, as of __________, 2003, except votes cast at the NPS special meeting by holders of exchangeable shares who have requested to vote directly in person as proxy for CIBC Mellon.

As of the record date, NPS directors and executive officers beneficially owned approximately ____% of the outstanding shares of NPS common stock and exchangeable shares entitled to vote and have signed voting agreements with Enzon in which they have agreed to vote their shares in favor of adoption of the merger agreement.

Enzon.     One-third of the shares of Enzon common stock outstanding as of the record date must be represented, either in person or by proxy, to constitute a quorum at the Enzon special meeting. Therefore, at least ________ shares of Enzon common stock must be represented in person or by proxy to constitute a quorum at the Enzon special meeting based on ________ shares of Enzon common stock outstanding at ________, 2003. The affirmative vote of the holders of a majority of the shares of Enzon common stock outstanding as of the record date is required to adopt the merger agreement. Therefore, at least ________ shares of Enzon common stock must vote in favor of the proposal to adopt the merger agreement in order for the merger agreement to be adopted. At the Enzon special meeting, each share of Enzon common stock is entitled to one vote on all matters properly submitted to the Enzon stockholders.

As of the record date, Enzon directors and executive officers beneficially owned approximately __% of the outstanding shares of Enzon common stock and have signed voting agreements with NPS in which they have agreed to vote their shares in favor of adoption of the merger agreement.

Vote Required for Adoption of the Amendments to the NPS ESPP

The approval of the amendments to the NPS ESPP requires a majority of the votes of NPS common stock and exchangeable shares cast at the special meeting.

Proxies

All shares of NPS common stock represented by properly executed proxies or voting instructions received before or at the NPS special meeting and all shares of Enzon common stock represented by properly executed proxies received before or at the Enzon special meeting will, unless the proxies or voting instructions are revoked, be voted in accordance with the instructions indicated on those proxies or voting instructions. If no instructions are indicated on a properly executed proxy card or voting instruction, the shares will be voted FOR adoption of the merger agreement and FOR the amendments to the NPS ESPP. You are urged to mark the box on the proxy card to indicate how to vote your shares.

If a properly executed proxy card or voting instruction is returned and the stockholder has abstained from voting, the NPS common stock or Enzon common stock represented by the proxy or voting instruction will be considered present at the special meeting for purposes of determining a quorum, but will not be

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considered to have been voted in favor of adoption of the merger agreement or the amendments to the NPS ESPP. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If an executed proxy card is returned by a broker or bank holding shares which indicates that the broker or bank does not have discretionary authority to vote on adoption of the merger agreement or the amendments to the NPS ESPP, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted in favor of adoption of the merger agreement or the amendments to the NPS ESPP. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker or bank.

Because adoption of the merger agreement requires, in the case of NPS, the affirmative vote of at least a majority of the shares of NPS common stock and exchangeable shares entitled to vote outstanding on the record date and, in the case of Enzon, the affirmative vote of at least a majority of the shares of Enzon common stock outstanding on the record date, abstentions, failures to vote and broker non-votes with respect to the proposal to adopt the merger agreement will have the same effect as a vote against adoption of the merger agreement. Abstentions, failures to vote and broker non-votes with respect to the proposal to amend the NPS ESPP, will not affect the outcome of the proposal to amend the NPS ESPP.

The NPS amended bylaws provide that the NPS special meeting may be adjourned either by the chairman of the meeting or by the vote of a majority of the shares casting votes, excluding abstentions, without further notice other than by an announcement made at the NPS special meeting as to the time and place of such an adjournment. The Enzon amended bylaws provide that the Enzon special meeting may be adjourned by the holders of a majority of the shares of stock present in person or represented by proxy at the meeting. The NPS amended bylaws and the Enzon amended bylaws also provide that no matter may be brought before a special meeting which is not stated in the notice of the special meeting.

Neither NPS nor Enzon expects that any matter other than adoption of the merger agreement will be brought before its special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters.

A stockholder may revoke his or her proxy at any time before it is voted by:

•
notifying in writing the Corporate Secretary of NPS Pharmaceuticals, Inc. at 420 Chipeta Way, Salt Lake City, Utah 84108, if you are an NPS stockholder, or the Corporate Secretary of Enzon Pharmaceuticals, Inc. at 685 Route 202/206, Bridgewater, New Jersey 08807, if you are an Enzon stockholder;

•	granting a subsequently dated proxy; or

•	appearing in person and voting at the special meeting if you are a holder of record.

Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

If you hold exchangeable shares of NPS Allelix Inc., additional information for you is included as Annex H to this joint proxy statement/prospectus. As a holder of exchangeable shares, you may have voting and attendance rights with respect to the NPS special meeting. In order to exercise your voting and attendance rights, you must complete the enclosed direction and return it to CIBC Mellon Trust Company, the trustee for the exchangeable shares, in accordance with the instructions in the direction. The procedure for directing CIBC Mellon differs in certain respects from the procedure for delivering a proxy, including the manner for revoking the direction. You may revoke or amend the direction after it has been delivered to CIBC Mellon if CIBC Mellon receives the written notice by _________, 2003. The direction provides that, as to the votes attaching to your exchangeable shares, you may either instruct CIBC Mellon to vote or you may instruct CIBC Mellon that you wish to exercise those votes personally or by executing a proxy.

Solicitation of Proxies

NPS and Enzon will equally share the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. NPS has retained Innisfree M&A Incorporated, who will be paid $25,000 plus customary fees for services performed and reimbursement of expenses, to assist in the

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solicitation of proxies. Enzon has retained Georgeson Shareholder Communications Inc., at an estimated cost of $17,500 plus customary fees for services performed and reimbursement of expenses to assist in the solicitation of proxies. NPS, Enzon and their respective proxy solicitors will also request banks, brokers and other intermediaries holding shares of NPS or Enzon common stock beneficially owned by others to send this joint proxy statement/prospectus to, and obtain proxies from, the beneficial owners and will reimburse the holders for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, telegram and other electronic means, advertisements and personal solicitation by the directors, officers or employees of NPS and Enzon. No additional compensation will be paid to directors, officers or employees for such solicitation.

You should not send in any stock certificates with your proxy card. A transmittal letter with instructions for the surrender of stock certificates will be mailed to you as soon as practicable after completion of the mergers.

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THE MERGERS

This section of the joint proxy statement/prospectus describes material aspects of the proposed mergers, including the merger agreement and the voting agreements. While we believe that the description covers the material terms of the mergers, this summary may not contain all of the information that is important to you. You should read this entire joint proxy statement/prospectus and the other documents we refer to carefully for a more complete understanding of the mergers. In addition, we incorporate important business and financial information about each of us into this joint proxy statement/prospectus by reference. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information.”

Background of the Mergers

On October 25, 2001, Hunter Jackson, Ph.D., Chairman of the Board, Chief Executive Officer and President of NPS and Arthur J. Higgins, Chairman of the Board, Chief Executive Officer and President of Enzon, met to discuss a variety of topics related to the businesses of NPS and Enzon, including the possibility of combining their businesses.

On December 17, 2001, Mr. Higgins visited NPS in Salt Lake City to meet again with Dr. Jackson to discuss strategic possibilities involving NPS and Enzon. NPS and Enzon entered into a mutual confidentiality agreement dated December 18, 2001, to allow for the exchange of information between NPS and Enzon. Throughout January and February 2002, Dr. Jackson and Mr. Higgins had several meetings, both by telephone and in person, to discuss the rationale for and the possibility of a business combination between NPS and Enzon. In addition, during this period, members of NPS and Enzon management met and exchanged financial and other due diligence information.

On March 20, 2002, Dr. Jackson, Thomas B. Marriott, Ph.D., Vice President, Development Research of NPS, James Jensen, Vice President, Corporate Development and Legal Affairs and Secretary of NPS, Robert Merrell, then Vice President, Finance and Chief Financial Officer of NPS, Tom Heath, Vice President, Marketing and Sales of NPS, and Alan Meuller, Ph.D., Vice President, Discovery Research of NPS, met at NPS’ offices in Salt Lake City, Utah with Mr. Higgins, Kenneth Zuerblis, Vice President, Finance, Chief Financial Officer and Secretary of Enzon, Alena Salon, Assistant Controller of Enzon, Josef Bossart, then Vice President, Business Development of Enzon, and Uli Grau, Ph.D., Chief Scientific Officer of Enzon, to exchange information about NPS and Enzon and discuss the possibility of a business combination between NPS and Enzon. On March 29, 2002, Dr. Jackson and Mr. Higgins met at Enzon’s offices in Piscataway, New Jersey to continue discussions about a potential transaction.

In April and May 2002, NPS and Enzon continued to exchange due diligence information. During the week of April 21, 2002, representatives of a manufacturing consulting firm engaged by Enzon visited with NPS personnel at both their Salt Lake City and Toronto facilities to review the manufacturing process and documentation for PREOS. The firm completed its due diligence and reported on its findings on May 21, 2002. On May 22, 2002, Dr. Jackson, Mr. Marriott and Mr. Heath had a conference call with Mr. Higgins and Dr. Grau to discuss due diligence issues, including problems with the manufacture of clinical supplies of NPS’ drug PREOS. Dr. Jackson and Mr. Higgins had further telephone conversations on June 3, 2002 and June 10, 2002 to discuss the results of due diligence and the possibility of a transaction between NPS and Enzon. However, no agreement was reached at these meetings, and, due to the problems with the manufacture of clinical supplies of PREOS, no material discussions between NPS and Enzon regarding a possible business transaction occurred again until November 2002.

In June, 2002, NPS retained Morgan Stanley as its financial advisor to help NPS explore strategic alternatives for NPS.

In November 2002, NPS and Enzon resumed their discussions with a meeting between Dr. Jackson and Mr. Higgins in Bridgewater, New Jersey on November 20.

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On December 5, 2002, Dr. Jackson and Mr. Higgins spoke by telephone to discuss the potential terms and conditions of a business combination transaction between NPS and Enzon. Also in December 2002, Enzon retained SG Cowen as its financial advisor.

Effective as of December 18, 2002, NPS and Enzon entered into a customary confidentiality and standstill agreement to allow the exchange of information between the two companies and their respective legal and financial advisors, which superseded the confidentiality agreement previously entered into by the parties in December 2001. Also on December 18, representatives of Morgan Stanley had a conference call with representatives of SG Cowen to discuss preliminary valuation issues. On December 21, 2002, Dr. Jackson and Mr. Higgins met in Utah to discuss the potential terms of a transaction.

On January 7, 2003, members of NPS’ management, including Dr. Jackson, Mr. Marriott, David Clark, Vice President, Operations, NPS, and Stephen Parrish, Vice President, Manufacturing, and representatives of Morgan Stanley met in San Francisco with members of Enzon’s management, including Mr. Higgins and Dr. Grau, and representatives of SG Cowen to continue discussions regarding a possible transaction, including the rationale behind a combination and the potential terms and conditions of such a transaction. At the meeting, NPS provided a detailed update on its manufacturing situation and clinical programs and Enzon provided a preliminary overview of its financial outlook.

On January 10, 2003, Dr. Jackson and Mr. Higgins had another telephone conversation during which they further discussed the potential terms and conditions of a business combination between NPS and Enzon.

On January 15, 2003 and January 16, 2003, NPS conducted due diligence on Enzon in Bridgewater, New Jersey. On January 21, 2003 and January 22, 2003, Mr. Higgins, Mr. Zuerblis, Eric Liebler, Vice President, Business Development of Enzon, Ralph del Campo, Vice President, Operations of Enzon, Eddie Anglade, Vice President, Clinical Affairs of Enzon, John Deighan, Corporate Controller of Enzon, Anthony Killian, M.D., Senior Director of Regulatory Affairs, Peter Cicala, Associate General Counsel and Director of Intellectual Property, and Enzon’s legal and financial advisors conducted due diligence on NPS in Salt Lake City, Utah.

Also on January 15, 2003, the Enzon board held a special meeting to discuss the status of the proposed transaction with NPS. Representatives of Enzon management, SG Cowen and Dorsey & Whitney LLP, outside counsel to Enzon, attended the meeting. SG Cowen reviewed its preliminary financial analyses of the proposed transaction with the Enzon board. Dorsey & Whitney reviewed with the Enzon board its fiduciary duties in connection with the proposed transaction. The Enzon board then discussed the rationale behind, and the potential benefits and risks of, the proposed transaction. Following the discussion, the Enzon board authorized Enzon management to continue to pursue the proposed transaction.

On January 23, 2003, the NPS board held a special meeting to discuss the status of the proposed transaction with Enzon. Representatives of NPS management, Morgan Stanley and Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside counsel to NPS, attended the meeting. Morgan Stanley reviewed its preliminary financial analyses of Enzon and the proposed financial terms of the transaction with the NPS board. Following discussion, including a discussion of the rationale behind, and the potential benefits and risks of, the proposed transaction, Wilson Sonsini Goodrich & Rosati reviewed with the NPS board its fiduciary duties in connection with the proposed transaction. Following additional discussion about the structure of the proposed transaction, Mr. Higgins was asked to join the meeting. The NPS board met in executive session with Mr. Higgins during which they discussed the proposed transaction. Following Mr. Higgins’ departure, the NPS board continued its discussion, including a discussion of the potential terms of employment agreements for Dr. Jackson and Mr. Higgins.

On January 27, 2003 and January 28, 2003, Dr. Grau and Dr. Killian of Enzon traveled to Toronto to review NPS’ Canadian-based research and development facility.

On January 29, 2003, the NPS board held a special meeting to discuss the status of negotiations with Enzon. Following an update from Dr. Jackson on the status of negotiations, the board again discussed the benefits and risks of the proposed transaction, the potential roles of Dr. Jackson and Mr. Higgins in the combined company and governance issues relating to the combined company.

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Beginning on January 30, 2003, NPS, Enzon and their respective advisors intensified due diligence activities, communications coordination and preparation of definitive documentation. On January 31, 2003, Dr. Jackson and Mr. Higgins met in Salt Lake City to discuss outstanding due diligence items, deal terms and structure and governance and other issues relating to the combined company.

During the period from January 30, 2003, through February 19, 2003, NPS and Enzon, working together with their respective legal and financial advisors, conducted additional due diligence and negotiated the terms of the definitive agreements for the proposed combination. Enzon also engaged experts in osteoporosis to review details of NPS’ clinical trials, including statistical data and data management issues. Enzon also engaged a consulting firm to assess the osteoporosis market and the market potential of PREOS.

On February 5, 2003, the Enzon board held a special meeting to discuss the status of negotiations with NPS. Representatives of Enzon management, SG Cowen and Dorsey & Whitney attended the meeting. Following an update from Mr. Higgins on the status of negotiations with NPS, SG Cowen reviewed its preliminary analysis of the proposed transaction with the Enzon board, which included the progress of negotiations with NPS, financial considerations, potential structures of the proposed transaction and the results of due diligence. Dorsey & Whitney reviewed with the Enzon board its fiduciary duties in connection with the proposed transaction. Following an update on the status of due diligence, the Enzon board again discussed the potential benefits and risks of the proposed transaction, the potential roles of Mr. Higgins and Dr. Jackson in the combined company and governance issues relating to the combined company.

During the period from January 30, 2003 through February 19, 2003, a number of meetings and teleconferences took place between Santo Costa, chairman of the NPS compensation committee, Rolf Classon, chairman of the Enzon compensation committee and each of Dr. Jackson and Mr. Higgins to discuss the terms of their employment agreements with the combined company and term sheets with respect to those employment agreements were exchanged and negotiated by the compensation committees of NPS and Enzon and Dr. Jackson and Mr. Higgins.

On February 12, 2003, the NPS board held a special meeting to discuss the status of negotiations with Enzon. Representatives of NPS management, Morgan Stanley and Wilson Sonsini Goodrich & Rosati attended the meeting. Following an update on the status of negotiations and NPS’ due diligence review of Enzon, Morgan Stanley reviewed with the NPS board additional preliminary financial analyses, following which the NPS board discussed the proposed transaction.

On February 14, 2003, the Enzon board held a special meeting to discuss the status of negotiations with NPS. Representatives of Enzon management, SG Cowen and Dorsey & Whitney attended the meeting. Following an update on the status of negotiations and Enzon’s due diligence review of NPS, SG Cowen reviewed with the Enzon board additional preliminary financial analyses, following which the Enzon board discussed the proposed transaction. After SG Cowen’s presentation, Dr. Jackson joined the meeting to discuss with the Enzon board in executive session questions it had relating to NPS. After Dr. Jackson left the meeting, the Enzon board reviewed Enzon’s performance and prospects and strategic alternatives. Senior management presented the forecasts and economic benefits upon which the Enzon exchange ratio was predicated, and summarized the process and the results of Enzon’s senior management’s due diligence investigation of NPS.

On February 18, 2003, the NPS board held a special meeting. Representatives of NPS management, Morgan Stanley and Wilson Sonsini Goodrich & Rosati attended the meeting. Following an update on the status of negotiations with Enzon, Morgan Stanley presented its financial analyses with respect to the proposed transaction. Wilson Sonsini Goodrich & Rosati reviewed with the NPS board the terms of the proposed charter documents for the combined company, and the terms of the proposed definitive agreements, including the merger agreement, the voting agreements and the affiliate agreements. This review included a discussion of closing conditions, termination provisions, no-solicitation provisions and termination fee provisions.

On February 18, 2003, the Enzon board held a meeting. Representatives of Enzon management, SG Cowen and Dorsey & Whitney attended the meeting. Following an update on the status of negotiations with Enzon, SG Cowen presented its financial analyses with respect to the proposed transaction. Dorsey &

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Whitney reviewed with the Enzon board the terms of the proposed charter documents for the combined company, and the terms of the proposed definitive agreements, including the merger agreement, the voting agreements and the affiliate agreements, and described the board’s fiduciary duties under the circumstances. This review included a discussion of closing conditions, termination provisions, no-solicitation provisions, termination fee provisions and due diligence items.

On February 19, 2003, the NPS board held another special meeting. Representatives of NPS management, Morgan Stanley and Wilson Sonsini Goodrich & Rosati attended the meeting. Management reviewed with the NPS board the scope and results of legal and financial due diligence on Enzon. Wilson Sonsini Goodrich & Rosati discussed with the NPS board antitakeover measures being considered for the combined company. Dr. Jackson reviewed with the NPS board certain governance matters and the exchange ratio that had been negotiated with Enzon, which would represent a premium of approximately 26% based on the February 19, 2003 closing prices of NPS and Enzon common stock. Morgan Stanley then presented additional financial analyses of the transaction, with a focus on changes to its prior financial analyses based on the closing prices of NPS and Enzon common stock on February 19, 2003, and delivered its oral opinion to the NPS board, subsequently confirmed in writing on the same day, that the NPS exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of NPS common stock. See “—Opinion of NPS’ Financial Advisor” for further information regarding the Morgan Stanley opinion. The chairman of the compensation committee updated the board on the results of negotiations with respect to Dr. Jackson’s and Mr. Higgins’ proposed employment agreements and the terms of those agreements. Mr. Higgins joined the meeting to discuss the terms of Mr. Higgins’ existing employment agreement with Enzon and Mr. Higgins’ proposed employment agreement with the combined company. Following the departure of Mr. Higgins and after further discussion, the NPS board of directors approved by unanimous vote the merger agreement, the voting agreements, the affiliate agreements and the transactions contemplated by those agreements (including the adoption of the proposed Momentum charter documents and Dr. Jackson’s and Mr. Higgins’ employment agreements) and authorized the execution of those agreements.

On February 19, 2003, the Enzon board held a special meeting to discuss in detail the proposed combination with NPS. Representatives of Enzon management, SG Cowen and Dorsey & Whitney reviewed the activities and discussions of the past weeks, and presented a summary of the proposed transaction terms as reflected in the draft definitive agreements, the strategic rationale that supported the transaction, and the economic and operational benefits that it could create. SG Cowen provided the Enzon board of directors a detailed analysis of the financial terms of the proposed combination and an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated February 19, 2003, that, as of that date and subject to the factors and assumptions set forth in the opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of Enzon common stock. See “—Opinion of Enzon’s Financial Advisor” for further information regarding the SG Cowen opinion. The compensation committee also met to discuss the terms of the proposed employment agreements with Mr. Higgins and Dr. Jackson and concluded that the terms of the employment agreements were reasonable. At the conclusion of the Enzon board meeting, after consideration of the factors described under “—Reasons for the Mergers,” the Enzon board of directors determined by a unanimous vote of the directors present at the meeting that the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of Enzon and its shareholders, and approved the merger agreement and the related agreements and authorized the signing thereof.

After negotiation of the final terms of the merger agreement and related agreements, representatives of NPS, Enzon, Newton Acquisition Corporation, Einstein Acquisition Corporation and Momentum executed the merger agreement, affiliates of NPS signed voting agreements and affiliate agreements with Enzon, affiliates of Enzon signed voting agreements and affiliate agreements with NPS, Dr. Jackson signed his employment terms sheet with NPS and Mr. Higgins signed an amendment to his existing employment agreement with Enzon and his new employment agreement with Enzon, which will become effective upon completion of the mergers.

Before the opening of trading on February 20, 2003, NPS and Enzon issued a joint press release announcing the execution of the merger agreement.

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On March 19, 2003, NPS, Enzon, Momentum, Newton Acquisition Corporation and Einstein Acquisition Corporation executed an amendment to the merger agreement.

NPS’ Reasons for the Transaction and Information and Factors Considered by the NPS Board of Directors

In connection with its approval of the mergers and its recommendation that the NPS stockholders adopt the merger agreement, the NPS board consulted with members of NPS’ management and its financial and legal advisors. The NPS board also considered the following material information and factors in reaching its determination to approve the mergers and to recommend that the NPS stockholders adopt the merger agreement:

•
the belief that the mergers will accelerate NPS’ transition from a drug discovery and development company into a substantial integrated biotechnology company with the potential to generate greater value than NPS alone as a result of the following factors:

—	a steady and growing income stream from Enzon to support NPS’ rich pipeline of clinical stage products that require significant funding levels;

—
the ability to rely on Enzon’s income stream instead of the capital markets should allow a more consistent and aggressive funding of the product pipeline, which should result in a greater number of drugs and indications obtaining approval earlier than would otherwise be the case;

—	a research and development budget for the combined company that will exceed the resources that either company would have been able to apply independently;

—
access to an established and experienced sales force and supporting commercial infrastructure that currently markets Enzon’s own products and can be leveraged for the combined company’s future products;

—
the application of Enzon’s SCA and PEG research platforms to NPS’ GPCR and Ca receptor research platforms, which will help create a broad, diversified discovery engine positioned to create a rich flow of new clinical leads;

—
a combined portfolio of clinical stage products (2 Phase III, 2 Phase II and over 10 early stage programs) that should provide the combined company with a more consistent and higher quality flow of new products;

—	the ability to leverage Enzon’s existing manufacturing capabilities to improve NPS’ flexibility in addressing the clinical and commercial manufacturing needs of its pipeline compounds;

—
substantially greater financial resources of the combined company should enable the combined company to negotiate more favorable corporate partnerships and to more aggressively pursue licensing opportunities;

—	a New Jersey headquarters providing greater access to critical clinical, regulatory and commercial staff needed to support the growth of NPS; and

—	the management teams of the companies are compatible and complementary;

•
the exchange ratios being used in the mergers and the resulting continuing approximately 52.9% ownership interest in Momentum by NPS stockholders (based upon 35.1 million shares of NPS common stock and 43.0 million shares of Enzon common stock outstanding), and the history of the negotiations between NPS and Enzon;

•
presentations by senior members of NPS’ management regarding the strategic advantages of combining with Enzon, operational aspects of the transaction, and the results of management’s operational and legal due diligence review of Enzon;

•	historical information concerning NPS’ and Enzon’s respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position, including

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public reports concerning results of operations for each company as filed with the Securities and Exchange Commission;

•
NPS management’s view of the financial condition, results of operations and businesses of NPS and Enzon before and after giving effect to the mergers based on management’s due diligence and publicly available earnings estimates;

•	current financial market conditions, historical market prices, volatility and trading information with respect to NPS common stock and Enzon common stock;

•
the consideration to be received by NPS’ and Enzon’s respective stockholders as a result of the mergers and the relationship between the current and historical market values of NPS common stock and Enzon common stock;

•
operating efficiencies and the strategic fit of NPS and Enzon, including the belief that the transaction has the potential to enhance stockholder value through growth opportunities and synergies resulting from combining the two companies’ complementary strengths and assets;

•
the opportunities and alternatives available to NPS if the transaction were not to be undertaken, including NPS’ prospects as an independent company and pursuing an acquisition of, or business combination or joint venture with, entities other than Enzon, and the conclusion that a combination with Enzon is expected to yield greater benefits and is more feasible than the alternatives;

•
the presentation by representatives of Morgan Stanley on February 19, 2003, and Morgan Stanley’s written opinion as of that date, subject to the assumptions and considerations in its opinion, that the NPS exchange ratio pursuant to the merger agreement was fair to the holders of shares of NPS common stock from a financial point of view (please read Annex D carefully in its entirety and see “—Opinion of NPS’ Financial Advisor”);

•
the terms and conditions of the merger agreement and voting agreements, including the fact that the exchange ratios are fixed, the limitations on the interim business operations of each of NPS and Enzon, the conditions to consummation of the mergers, the right of the parties to the merger agreement, under certain circumstances, to respond to, evaluate and negotiate with respect to other business combination proposals, the circumstances under which the merger agreement could be terminated and the size and impact of termination fees associated with a termination;

•
the corporate governance arrangements established for the transaction, including the board composition and designation of key senior management, which are designed to promote the continuity of management from each company;

•	the expected tax treatment of the mergers for U.S. federal income tax purposes;

•	the accounting treatment of the mergers as a “purchase” transaction; and

•
the interests of the officers and directors of NPS and Enzon in the transaction, including the matters described under “—Interests of Certain NPS and Enzon Directors and Executive Officers in the Mergers,” and the impact of the transaction on NPS stockholders, customers, strategic partners and employees.

The NPS board also considered the following material potential costs and risks associated with the transaction and the combined company:

•	the risk that the potential benefits sought in the mergers might not be fully realized;

•
the possibility that the mergers might not be consummated and the effect of public announcement of the mergers on NPS’ ability to attract and retain key management, marketing and technical personnel, and on the progress of certain development projects;

•	the substantial costs to be incurred in connection with the mergers, including costs of integrating the businesses and transaction expenses arising from the mergers;

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•	the risk that, despite the efforts of the combined company, key technical and management personnel might not remain employed by the combined company;

•	the challenges of integrating the businesses of NPS and Enzon, which may be exacerbated by the geographic separation of the companies;

•	the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the transaction;

•	the risk that the investment community might respond negatively to the proposed transaction;

•
the requirement that NPS pay a termination fee of $30,000,000 if the merger agreement is terminated in the circumstances specified in the merger agreement, including if NPS decides to accept a superior proposal;

•	the limitations imposed by the merger agreement on the conduct of NPS’ business prior to the completion of the transactions;

•	the risk that regulatory authorities may delay or refuse to approve the transaction or impose conditions that could adversely affect the business or financial condition of Momentum; and

•	the other risks associated with the transaction described under “Risk Factors.”

There can be no assurance that the expected results, efficiencies, opportunities or other benefits described in this section will be achieved as a result of the transaction.

This discussion of the information and factors considered by the NPS board is not intended to be exhaustive, but includes the material factors considered by the NPS board. In reaching its determination to approve the merger agreement and to recommend that the stockholders of NPS vote to adopt the merger agreement, the NPS board did not assign any relative specific weights to various factors that it considered in reaching its determination that the merger agreement is advisable and that the NPS merger is fair to, and in the best interests of, NPS and NPS’ stockholders. Rather, the NPS board viewed its position and recommendation as being based on the totality of the information presented to and factors considered by the NPS board.

Recommendation of the NPS Board of Directors

After careful consideration, the NPS board, on February 19, 2003, unanimously:

•	determined that the NPS merger is consistent with, and in furtherance of, the long-term business interests of NPS and is fair to, and in the best interests of, NPS and its stockholders;

•	declared the merger agreement to be advisable;

•	approved the merger agreement, the NPS merger and the other transactions contemplated by the merger agreement;

•	approved the NPS voting agreements and the transactions contemplated by those agreements; and

•	determined to recommend to the stockholders of NPS that they adopt the merger agreement at the NPS stockholders’ meeting.

The NPS board recommends that NPS stockholders vote FOR the proposal to adopt the merger agreement.

In considering the recommendation of the NPS board with respect to the merger agreement, NPS stockholders should be aware that certain directors and executive officers of NPS have interests in the transaction that are different from, or are in addition to, the interests of NPS stockholders. Please see “—Interests of Certain NPS and Enzon Directors and Executive Officers in the Mergers.”

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Enzon’s Reasons for the Transaction and Information and Factors Considered by the Enzon Board of Directors

In connection with its approval of the mergers and its recommendation that the Enzon stockholders adopt the merger agreement, the Enzon board consulted with members of Enzon’s management and its financial and legal advisors. The Enzon board also considered the following material information and factors in reaching its determination to approve the mergers and to recommend that the Enzon stockholders adopt the merger agreement:

•	the belief that the mergers will result in a substantial integrated biotechnology company with the potential to generate greater value than Enzon alone as a result of the following factors:

—	NPS’ broad diversified pipeline addresses significant gaps in Enzon’s pipeline and will offer the combined company a more consistent and higher quality flow of new products;

—
a combined portfolio of clinical stage products, including two Phase III programs, two Phase II programs and over 10 early stage programs, and significant research and development capabilities, that are anticipated to provide the basis for a robust clinical and development program in significant areas of unmet medical need;

—	a breadth and depth of research and development capabilities that would have been difficult for Enzon to develop on a stand-alone basis in the foreseeable future;

—
additional marketing and sales opportunities for Enzon’s sales force resulting from access to a diversified pipeline of product candidates that will reduce the combined company’s reliance on any individual product, leverage the benefits of Enzon’s sales and marketing infrastructure and provide the combined company with the potential for enhanced revenue opportunities;

—
the opportunity to enhance the performance of the broad range of existing compounds already under development at NPS through the application of Enzon’s substantial PEG and single chain antibody technologies which is anticipated to increase the number of clinical candidates for the combined company;

—	the potential to leverage Enzon’s established manufacturing capabilities to support the broader range of commercial manufacturing needs resulting from NPS’ product pipeline;

—
a significantly enhanced financial profile for the combined company, which should enable it to accelerate its own research and development programs, negotiate more favorable corporate partnerships, more effectively pursue appropriate licensing opportunities and enjoy greater financial independence; and

—	a strong, experienced and compatible management team drawn from both companies;

•
the exchange ratios being used in the mergers and the resulting continuing approximately 47.1% ownership interest in Momentum by Enzon stockholders (based upon 35.1 million shares of NPS common stock and 43.0 million shares of Enzon common stock outstanding), and the history of the negotiations between Enzon and NPS;

•
presentations by senior members of Enzon’s management regarding the strategic advantages of combining with NPS, operational aspects of the transaction, and the results of management’s operational and legal due diligence review of NPS;

•
historical information concerning Enzon’s and NPS’ respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position, including public reports concerning results of operations for each company as filed with the Securities and Exchange Commission;

•
Enzon management’s view as to the financial condition, results of operations and businesses of Enzon and NPS before and after giving effect to the mergers based on management’s due diligence and publicly available earnings estimates;

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•	current financial market conditions and historical market prices, volatility and trading information with respect to Enzon common stock and NPS common stock;

•
the consideration to be received by Enzon’s and NPS’ respective stockholders as a result of the mergers and the relationship between the current and historical market values of Enzon common stock and NPS common stock and a comparison of comparable merger transactions;

•
operating efficiencies and the strategic fit of Enzon and NPS, including the belief that the transaction has the potential to enhance stockholder value through growth opportunities and synergies resulting from combining the two companies’ complementary strengths and assets;

•
the opportunities and alternatives available to Enzon if the transaction were not to be undertaken, including Enzon’s prospects as an independent company and pursuing an acquisition of, or business combination or joint venture with, entities other than NPS, and the conclusion that a combination with NPS is expected to yield greater benefits and is more feasible than the alternatives;

•
the analyses and presentation of SG Cowen on the financial aspects of the proposed transaction, and their written opinion to the effect that, as of February 19, 2003, and based on and subject to the various considerations and assumptions set forth in its opinion, the Enzon exchange ratio was fair from a financial point of view to the holders of Enzon common stock (please read Annex E carefully in its entirety and see “—Opinion of Enzon’s Financial Advisor”);

•
the terms and conditions of the merger agreement and voting agreements, including the fact that the exchange ratios are fixed, the limitations on the interim business operations of each of NPS and Enzon, the conditions to consummation of the transaction, the right of the parties to the merger agreement, under certain circumstances, to respond to, evaluate and negotiate with respect to other business combination proposals, the circumstances under which the merger agreement could be terminated and the size and impact of termination fees associated with a termination;

•
the corporate governance arrangements established for the transaction, including the board composition, designation of key senior management and the required vote of the board of directors of Momentum to amend Momentum’s amended and restated certificate of incorporation and amended and restated bylaws, which are designed to promote the continuity of management from each company;

•
the fact that certain officers and directors, beneficially owning approximately 1.0% of the outstanding voting shares of Enzon common stock as of the date of the merger agreement, would enter into voting agreements to vote their shares of Enzon common stock in favor of approval and adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, and the fact that their obligations under the voting agreement would cease upon the termination of the merger agreement;

•
the fact that certain officers and directors, beneficially owning approximately 3.2% of the outstanding voting shares of NPS common stock as of the date of the merger agreement, would enter into voting agreements to vote their shares of NPS common stock in favor of approval and adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, and the fact that their obligations under the voting agreement would cease upon the termination of the merger agreement;

•	the expected tax treatment of the mergers for U.S. federal income tax purposes;

•	the accounting treatment of the mergers as a “purchase” transaction; and

•
the interests of the officers and directors of NPS and Enzon in the transaction, including the matters described under “—Interests of Certain NPS and Enzon Directors and Executive Officers in the Mergers,” and the impact of the transaction on Enzon’s stockholders, customers, strategic partners and employees.

The Enzon board also considered the following material potential costs and risks associated with the transaction and the combined company:

•	the risk that the potential benefits sought in the mergers might not be fully realized;

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•
the possibility that the mergers might not be consummated and the effect of public announcement of the mergers on Enzon’s ability to attract and retain key management, marketing and technical personnel, and on the progress of certain development projects;

•	the substantial costs to be incurred in connection with the mergers, including costs of integrating the businesses and transaction expenses arising from the mergers;

•	the risk that, despite the efforts of the combined company, key technical and management personnel might not remain employed by the combined company;

•	the challenges of integrating the businesses of NPS and Enzon, which may be enhanced by the geographic separation of the companies;

•	the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the transaction;

•
the requirement that Enzon pay a termination fee of $30,000,000 if the merger agreement is terminated in the circumstances specified in the merger agreement, including if Enzon decides to accept a superior proposal;

•	the limitations imposed by the merger agreement on the conduct of Enzon’s business prior to the completion of the transactions;

•	the fact that the Momentum board would be comprised of ten directors, six of whom would be selected by NPS and four of whom would be selected by Enzon;

•	the risk that regulatory authorities may delay or refuse to approve the transaction or impose conditions that could adversely affect the business or financial condition of Momentum;

•	the risk that the investment community might respond negatively to the proposed transaction; and

•	the other risks associated with the transactions described under “Risk Factors.”

There can be no assurance that the expected results, efficiencies, opportunities or other benefits described in this section will be achieved as a result of the transaction.

This discussion of the information and factors considered by the Enzon board is not intended to be exhaustive, but includes the material factors considered by the Enzon board. In reaching its determination to approve the merger agreement and to recommend that the stockholders of Enzon vote to adopt the merger agreement, the Enzon board did not assign any relative specific weights to the various factors that it considered in reaching its determination that the merger agreement is advisable and that the Enzon merger is fair to, and in the best interests of, Enzon and Enzon’s stockholders. Rather, the Enzon board viewed its position and recommendation as being based on the totality of the information presented to and factors considered by the Enzon board.

Recommendation of the Enzon Board of Directors

After careful consideration, the Enzon board, on February 19, 2003, unanimously:

•	determined that the Enzon merger is consistent with, and in furtherance of, the long-term business interests of Enzon and is fair to, and in the best interests of, Enzon and its stockholders;

•	declared the merger agreement to be advisable;

•	approved the merger agreement, the Enzon merger and the other transactions contemplated by the merger agreement;

•	approved the Enzon voting agreements and the transactions contemplated by those agreements; and

•	determined to recommend to the stockholders of Enzon that they adopt the merger agreement at the Enzon stockholders’ meeting.

The Enzon board recommends that Enzon stockholders vote FOR the proposal to adopt the merger agreement.

In considering the recommendation of the Enzon board with respect to the merger agreement, Enzon stockholders should be aware that certain directors and executive officers of Enzon have interests in the

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transaction that are different from, or are in addition to, the interests of Enzon stockholders. Please see “—Interests of Certain NPS and Enzon Directors and Executive Officers in the Mergers.”

Opinion of NPS’ Financial Advisor

NPS retained Morgan Stanley to provide it with financial advisory services and a financial fairness opinion in connection with the mergers. The NPS board selected Morgan Stanley to act as NPS’ financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the business and affairs of NPS and Enzon. At the meeting of the NPS board of directors on February 19, 2003, Morgan Stanley rendered an oral opinion, subsequently confirmed in writing, that as of February 19, 2003, and subject to and based on the considerations set forth in its opinion, the NPS exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of NPS common stock.

The full text of Morgan Stanley’s opinion, dated as of February 19, 2003, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley is attached as Annex D to this joint proxy statement/prospectus. We urge you to read this opinion carefully and in its entirety.

Morgan Stanley’s opinion is directed to the NPS board, addresses only the fairness from a financial point of view to the holders of NPS common stock of the NPS exchange ratio pursuant to the merger agreement, and does not address any other aspect of the mergers or constitute a recommendation to any NPS stockholder as to how to vote at the NPS special meeting. This summary is qualified in its entirety by reference to the full text of the opinion.

In connection with rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of Enzon and NPS, respectively;

•	reviewed certain internal financial statements and other financial and operating data concerning Enzon and NPS, respectively;

•	reviewed certain financial forecasts prepared by the managements of Enzon and NPS, respectively;

•	reviewed certain strategic, financial and operational benefits anticipated from the mergers, prepared by the managements of Enzon and NPS, respectively;

•
discussed the past and current operations and financial condition and the prospects of Enzon and NPS, including information relating to certain strategic, financial and operational benefits anticipated from the mergers, with senior executives of Enzon and NPS, respectively;

•	reviewed the pro forma impact of the mergers on NPS’ business operations and financial condition;

•	reviewed information prepared by members of senior management of Enzon and NPS relating to the relative contributions of Enzon and NPS to the combined company;

•	reviewed the reported prices and trading activity for Enzon common stock and NPS common stock;

•
compared the financial performance of Enzon and NPS and the prices and trading activity of Enzon common stock and NPS common stock with that of certain other publicly-traded companies comparable with Enzon and NPS, respectively, and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in discussions and negotiations among representatives of Enzon and NPS and their financial and legal advisors;

•	reviewed the merger agreement and certain related documents; and

•	considered such other factors and performed such other analyses as Morgan Stanley deemed appropriate.

In rendering its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to it by NPS and Enzon for the purposes of its opinion. With respect to financial forecasts, including information relating to certain

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strategic, financial and operational benefits anticipated from the mergers, Morgan Stanley assumed that such forecasts and information had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of NPS and Enzon at that time. Morgan Stanley relied upon the assessment by the management of NPS of its ability to retain key employees of NPS and Enzon. Morgan Stanley also relied upon, without independent verification, the assessment by the management of NPS of:

•	the strategic, financial and other benefits expected to result from the mergers;

•	the timing and risks associated with the integration of NPS and Enzon; and

•	the validity of, and risks associated with, NPS’ and Enzon’s existing and future technologies, services and business models.

In addition, Morgan Stanley assumed that the mergers would be consummated in accordance with the terms set forth in the merger agreement, including, among other things, that the mergers will be treated as tax-free reorganizations pursuant to the Internal Revenue Code of 1986. In addition, Morgan Stanley assumed, in all respects material to its analysis, that all conditions to the consummation of the mergers would be satisfied without waiver thereof. Morgan Stanley noted that it is not a legal, tax or regulatory expert and relied upon, without any independent verification, the assessment of Enzon’s and NPS’ legal, tax and regulatory advisors with respect to the legal, tax and regulatory matters related to the mergers. Morgan Stanley also assumed that the definitive merger agreement would not differ in any material respects from the drafts furnished to and reviewed by it. Morgan Stanley further assumed that all governmental, regulatory or other consents and approvals (contractual or otherwise) necessary for or in connection with the consummation of the mergers would be obtained without any adverse effect on Enzon or NPS, or on the contemplated benefits of the mergers in any respect material to its analysis. Morgan Stanley has not made any independent valuation or appraisal of the assets or liabilities of NPS or Enzon, nor has it been furnished with any such appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, February 19, 2003.

The following is a summary of the material financial analysis performed by Morgan Stanley in connection with its oral opinion and its written opinion, each dated as of February 19, 2003. These summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analysis performed by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analysis.

Enzon Stock Price Performance.     Morgan Stanley reviewed the recent stock price performance of Enzon common stock over various time periods ending on February 19, 2003. The following table lists the low, high and average closing prices of Enzon common stock and the premium or discount over these Enzon common stock prices represented by the implied offer price as of February 19, 2003, of $17.68:

	Enzon Common Stock(1)	Premium (Discount) of Implied Offer Price to Enzon

Last Twelve Months High (Closing Price)	$48.50	(64)%
Last Twelve Months Low (Closing Price)	13.35	32
Five Year Average Closing Price	34.35	(49)
Three Year Average Closing Price	45.46	(61)
One Year Average Closing Price	24.99	(29)
Six Month Average Closing Price	18.33	(4)
Three Month Average Closing Price	17.24	3
One Month Average Closing Price	16.25	9
February 19, 2003 Closing Price	14.03	26

(1)	Prices are based on calendar days

Enzon Securities Research Analysts’ Future Price Targets.     Morgan Stanley reviewed the twelve-month public market trading price targets for Enzon common stock prepared and published by various securities

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research analysts during the period from February 4, 2003 to February 5, 2003. These targets reflected each analyst’s estimate of the future public market trading price of Enzon common stock. Using an equity cost of capital of 12.0%, Morgan Stanley discounted the analysts’ price targets back twelve months to arrive at a range of present values of these targets. Morgan Stanley noted that the present values of these targets represented a range of present values from approximately $15.63 to $32.14 for Enzon.

Enzon Comparable Publicly Traded Company Analysis.     Morgan Stanley compared certain financial information of Enzon with that of a group of publicly traded companies that shared some characteristics with Enzon. The comparables group, referred to as Mid-cap Specialty Pharmaceutical Companies, included:

•	aaiPharma, Inc.	•	King Pharmaceuticals, Inc.

•	Andrx Group	•	KV Pharmaceutical Co.

•	Axcan Pharmaceutical, Inc.	•	Medicis Pharmaceutical Corporation

•	Biovail Corporation	•	Watson Pharmaceuticals, Inc.

The financial information reviewed by Morgan Stanley included price to projected 2003 earnings per share (“EPS”).The following table shows the results of Morgan Stanley’s observations:

Price to

	2003E EPS		2004E EPS

	Mean	Median	Mean	Median

Mid-Cap Specialty Pharmaceutical Companies (Based on I/B/E/S median EPS estimates)	13.2x	14.3x	11.4x	11.8x
Enzon (Based on I/B/E/S median EPS estimates)		9.9x		9.9x

Analysis of Selected Precedent Merger of Equals Transactions.     Using publicly available information, Morgan Stanley reviewed the terms of certain announced, pending, and completed comparable merger of equals transactions.

For selected transactions, Morgan Stanley reviewed the price paid and calculated the premiums to the acquired company’s closing stock price one day and one month (30 days) prior to announcement of the transaction.

	Low	High	Mean	Median

Premium to One Day Prior	(11.2)%	69.1%	10.1%	5.9%
Premium to One Month Prior(1)	(15.8)%	75.4%	12.8%	9.6%

(1)	Based on calendar days.

Morgan Stanley noted that the implied offer price of $17.68 for each share of Enzon common stock as of February 19, 2003, implied a premium of 26.0% to the Enzon price one day prior to the announcement of the transaction and a premium of 8.1% to the Enzon price one month prior to the announcement of the transaction. Based upon its review of the selected precedent merger of equals transactions, Morgan Stanley noted an indicative premium range of 0%-25% to Enzon’s closing share price on February 19, 2003 and its average price for the one month prior to announcement of the mergers. The following table shows the results of Morgan Stanley’s observations:

	Indicative Premium

	Price	0%	25%

February 19, 2003	$14.03	$14.03	$17.54
Average Price (for the one month prior to announcement of the mergers)(1)	16.35	16.35	20.44

(1)	Prices are based on calendar days

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No company or transaction utilized in the peer group comparison or precedent transactions analyses is identical to NPS or Enzon or the combined company. In evaluating the transactions and peer groups, Morgan Stanley made judgments and assumptions with regard to industry performance, business, economic, market and financial conditions and other matters, many of which are beyond the control of NPS and Enzon, such as the impact of competition on the business of NPS and Enzon or the industries in which they are principally engaged, the growth of these industries and the absence of any material adverse change in the financial condition and prospects of NPS and Enzon or the industries in which they are principally engaged or in the financial markets in general. Mathematical analysis, such as determining the mean or median, or the high or the low, is not in itself a meaningful method of using peer group data.

Enzon Discounted Cash Flow Analysis.     Morgan Stanley performed discounted cash flow analyses to determine a range of present values for Enzon based on financial projections prepared by the management Enzon as adjusted by the management of NPS. Morgan Stanley also analyzed additional scenarios prepared by the management teams of NPS that reflected various sensitivities on assumptions of product revenues, product costs, market penetration, market share, demand, and supply. The analyses focused on sensitivities surrounding financial projections for Enzon’s lead products, PEG-INTRON and ABELCET. Assuming a base-case scenario based upon assumptions provided by the management of Enzon as adjusted by the management of NPS, without allowing for synergies resulting from the mergers, Morgan Stanley observed equity values per share for Enzon of between approximately $13.73 and $23.71. In calculating the discounted cash flow equity value per share, Morgan Stanley calculated the unlevered free cash flow estimates for a eight-year projection period from 2003 to 2010 and applied a next twelve months projected net income exit multiple range of 9.0x to 14.0x based on the respective multiples of selected comparable Mid-cap Specialty Pharmaceutical companies. The unlevered free cash flows and exit values were then discounted to present values as of June 30, 2003 using discount rates of 11% to 13%. The mid-point discount rate of 12% is calculated assuming a ten-year risk free rate of 4%, a market risk premium of 7.4% and a beta of 1.1. Morgan Stanley noted that the implied offer price of $17.68 was within the range of per share values observed in its discounted cash flow analysis for the scenarios considered.

Enzon Sum of the Parts Analysis.     Morgan Stanley performed sum of the parts analyses to determine a range of present values for Enzon based on financial projections prepared by the management of Enzon as adjusted by the management of NPS. Morgan Stanley also analyzed additional scenarios prepared by the management of NPS that reflected various sensitivities on assumptions of product revenues, product costs, market share, market penetration, demand, and supply. Morgan Stanley and NPS focused on sensitivities surrounding financial projections for Enzon’s lead products, PEG-INTRON and ABELCET. Assuming a base-case scenario based upon assumptions prepared by the management of Enzon as adjusted by the management of NPS without allowing for synergies resulting from the mergers, Morgan Stanley observed equity values per share for Enzon of between approximately $14.36 and $17.01. In calculating the respective equity value per share contributed by Enzon’s lead products, PEG-INTRON and ABELCET, Morgan Stanley performed discounted cash flow analyses for the two products for an eleven-year projection period from 2003 to 2013. For the PEG-INTRON discounted cash flow analysis, Morgan Stanley applied a (75%) perpetuity growth rate. The unlevered free cash flows and exit values were then discounted to present values as of June 30, 2003 using discount rates of 8% to 10%. The range of discount rates used was derived by analyzing the estimated cost of capital for large capitalization pharmaceutical companies, as PEG-INTRON is market by Schering-Plough. For the ABELCET discounted cash flow analysis, Morgan Stanley applied a (75%) perpetuity growth rate. The unlevered free cash flows and exit values were then discounted to present values as of June 30, 2003 using discount rates of 10% to 14%. The discount rate includes a premium for the increased execution risk in ABELCET as it is marketed on a stand alone basis by Enzon. Morgan Stanley also assumed a 2.0x to 2.5x revenue multiple for the contribution of Enzon’s other products, reflecting a range of precedent transaction revenue multiples for pharmaceutical products of similar size and growth potential and subtracted net debt. Morgan Stanley noted that the implied offer price of $17.68 was above the range of per share values observed in its sum of the parts analysis for the scenarios considered.

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Historical Exchange Ratio Analysis.     Morgan Stanley also reviewed the ratio of daily closing prices of Enzon common stock divided by the closing price of NPS common stock over various periods ended February 19, 2003. The following table presents the range of historical exchange ratios over the periods covered and the implied premiums or discounts that such ratios represented as compared to the exchange ratio in the merger agreement.

	Average Historical Exchange Ratio (1)	Implied Deal Premium (Discount) to Enzon Shareholders Relative to Exchange Ratio

Five Years	1.9476	(63)%
Three Years	1.6015	(55)
One Year	1.0382	(30)
Six Months	0.7640	(5)
Three Months	0.6685	9
One Month	0.7016	4
Market Prices as of 2/19/2003	0.5764	26

(1)	Exchange ratios are based on calendar days

Contribution Analysis.     Morgan Stanley reviewed certain projected operating and financial information, including, among other things, market value, cash and equivalents, convertible debt, projected 2003 R&D expense, projected 2003 and 2006 revenues and projected 2003 and 2006 earnings before taxes (EBT), for NPS, Enzon and the pro forma combined entity resulting from the mergers, without giving effect to any potential synergies that may result from the transaction and excluding non-recurring integration related costs or charges. The analysis was performed utilizing information for NPS and Enzon based on historical and projected information from the management of NPS and Enzon.

	NPS		Enzon

	Value ($MM)	% Contribution	Value ($MM)	% Contribution	Combined Value ($MM)

Transaction Ownership Split(1)		53.5		46.5
Market Value	$882	59.2	$609	40.8	$1,491
Cash Balance	234	61.7	146	38.3	380
Convert Balance	0	0.0	400	100.0	400
2003E R&D Expenditure	123	79.4	32	20.6	155
2003E Revenue	8	3.5	222	96.5	230
2003E EBT	(137)	N.M.	79	N.M.	(58)
2006E Revenue	70	16.0	368	84.0	438
2006 EBT	(64)	N.M.	147	N.M.	83

(1)	Based on 43.4 million diluted shares of Enzon common stock outstanding and 36.3 million diluted shares of NPS common stock outstanding.

NPS Stock Price Performance.     Morgan Stanley reviewed the recent stock price performance of NPS common stock over various time periods ending on February 19, 2003. The 52-week trading range exhibited low and high values of $11.59 and $36.09, respectively. Morgan Stanley noted that the NPS common stock price of $24.34 as of February 19, 2003, was near the mid-point of this 52-week trading range.

NPS Securities Research Analysts’ Future Price Targets.     Morgan Stanley reviewed the twelve-month public market trading price targets for NPS common stock prepared and published by various securities research analysts during the period from January 28, 2003 to February 11, 2003. These targets reflected each analyst’s estimate of the future public market trading price of NPS common stock. Using an equity cost of capital of 20.0%, Morgan Stanley discounted the analysts’ price targets back twelve months to arrive at a range of present values of these targets. Morgan Stanley noted that the present values of these targets represented a range of present values from approximately $24.32 to $33.47 for NPS.

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NPS Comparable Publicly Traded Company Analysis.     Morgan Stanley compared certain financial information of NPS with that of a group of publicly traded companies that shared some characteristics with NPS. The comparables group, referred to as Mid-cap Biotechnology Companies, included:

•	CV Therapeutics, Inc.	•	Regeneron Pharmaceuticals, Inc.
•	InterMune, Inc.	•	Neurocrine Biosciences, Inc.
•	OSI Pharmaceuticals, Inc.	•	Amylin Pharmaceuticals, Inc.
•	Protein Design Labs, Inc.

The financial information reviewed by Morgan Stanley included equity value as of February 19, 2003, and the percentage of the 52-week high stock price represented by the February 19, 2003 stock price. Morgan Stanley applied the range of equity value metrics of approximately $440 to $1,300 million provided by the comparable companies to NPS’ fully-diluted share count of 36.2 million shares and observed a range of implied per share values of NPS of $12.27 to $36.99. Morgan Stanley applied the range of current percentage of 52-week high stock price of approximately 33% to 86% provided by the comparable companies to NPS’ 52-week high stock price of $36.09 and observed a range of implied stock prices of $11.77 to $31.04.

NPS Discounted Cash Flow Analysis.     Morgan Stanley performed discounted cash flow analyses to determine a range of present values for NPS based on financial projections prepared by the management of NPS. Morgan Stanley analyzed two scenarios prepared by the management of NPS. In the NPS base-case scenario, NPS’s lead product, PREOS, is developed and commercialized internally. The partnership case scenario assumes NPS enters a partnership agreement for PREOS on December 31, 2003, under which NPS receives a 20% royalty and the partner assumes all future development and commercialization expenses. Assuming the base-case scenario based upon assumptions provided by the management of NPS, without allowing for synergies resulting from the mergers, Morgan Stanley observed equity values per share for NPS of between approximately $21.53 and $33.42. Under the partnership assumptions, Morgan Stanley observed equity values per share for NPS of between approximately $18.46 and $27.99. In calculating the discounted cash flow equity value per share, Morgan Stanley calculated the unlevered free cash flow estimates for a eight-year projection period from 2003 to 2010 and applied a next twelve months projected net income exit multiple range of 18.0x to 22.0x based on the respective multiples of selected comparable Mid-cap Biotechnology companies. The unlevered free cash flows and exit values were then discounted to present values as of June 30, 2003 using discount rates of 18% to 22%. The mid-point discount rate of 20% is calculated assuming a 10-year risk free rate of 4%, a market risk premium of 7.4% and a beta of 2.1. Morgan Stanley noted that the current price of $24.34 was within the range of per share values observed in its discounted cash flow analysis for the scenarios considered.

In connection with the review of the mergers by the NPS board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Morgan Stanley believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described below should therefore not be taken to be Morgan Stanley’s view of the actual value of NPS or Enzon.

In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of NPS or Enzon. Any estimates contained in Morgan Stanley’s analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley’s analysis of the fairness from a financial point of view of the NPS exchange ratio pursuant to the merger agreement, and were conducted in connection with the delivery by Morgan Stanley of its opinion dated February 19, 2003 to the NPS board. Morgan Stanley analyses do not purport to be appraisals or to reflect the prices at which NPS

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common stock or Enzon common stock might actually trade. Accordingly, the analysis and estimates are inherently subject to substantial uncertainty.

In addition, as described above, the opinion rendered by and presentation made by Morgan Stanley to the NPS board were only a few of many factors taken into consideration by the NPS board in making its decision to approve the mergers. Consequently, the Morgan Stanley analysis as described above should not be viewed as determinative of the opinion of the NPS board of directors with respect to the value of NPS or of Enzon or of whether the NPS board would have been willing to agree to different merger terms. The NPS exchange ratio pursuant to the merger agreement was determined through arm’s-length negotiations between NPS and Enzon and was approved by the NPS board. Morgan Stanley did not recommend any specific exchange ratio to NPS or that any given exchange ratio constituted the only appropriate exchange ratio in the mergers.

Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

In the ordinary course of business, Morgan Stanley and its affiliates may from time to time trade in the securities or indebtedness of NPS or Enzon for its own account, the accounts of investment funds and other clients under the management of Morgan Stanley and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities or indebtedness. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for NPS and Enzon and have received fees for the rendering of those services. In particular, in October 2002, Morgan Stanley acted as a lead book-running manager on NPS’ $110 million follow-on offering for which it received a fee of $2.2 million and in December 2002, Morgan Stanley received a fee of $200,000 pursuant to a shareholder relations agreement signed June 4, 2002.

Pursuant to an engagement letter dated February 12, 2003 between Morgan Stanley and NPS, Morgan Stanley agreed to provide financial advisory services and a financial opinion in connection with the mergers, and NPS agreed to pay Morgan Stanley a transaction fee of approximately $8.4 million, a substantial portion of which will be payable upon completion of the mergers. NPS has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, NPS has agreed to indemnify Morgan Stanley and its affiliates, its directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley’s engagement and any related transactions.

Opinion of Enzon’s Financial Advisor

Pursuant to an engagement letter dated December 12, 2002, Enzon retained SG Cowen Securities Corporation to render an opinion to the Enzon board as to the fairness, from a financial point of view, to the holders of Enzon common stock, of the Enzon exchange ratio to be received in the transaction.

On February 19, 2003, SG Cowen delivered certain of its written analyses and its oral opinion to the Enzon board, subsequently confirmed in writing as of the same date, to the effect that and subject to the various assumptions set forth therein, as of February 19, 2003, the Enzon exchange ratio to be received in the transaction was fair, from a financial point of view, to the stockholders of Enzon. The full text of the written opinion of SG Cowen, dated February 19, 2003, is attached as Annex E and is incorporated by reference into this joint proxy statement/prospectus. Holders of Enzon common stock are urged to read the opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by SG Cowen. The summary of the written opinion of SG Cowen set forth herein is qualified in its entirety by reference to the full text of such opinion. SG Cowen’s analyses and opinion were prepared for and addressed to the Enzon board and are directed only to the fairness, from a financial point of view, of the Enzon exchange ratio to be received in the transaction, and do not constitute an opinion as to the merits of the transaction or a recommendation to any stockholder as to how to vote on the proposed transaction. The Enzon exchange ratio to be received in the transaction

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was determined through negotiations between Enzon and NPS and not pursuant to recommendations of SG Cowen.

In connection with its opinion, SG Cowen reviewed and considered such financial and other matters as it deemed relevant, including, among other things:

•	a draft of the merger agreement dated February 17, 2003;

•	certain publicly available financial and other information for Enzon and certain other relevant financial and operating data furnished to SG Cowen by Enzon management;

•	certain publicly available financial and other information for NPS and certain other relevant financial and operating data furnished to SG Cowen by NPS management;

•
certain internal financial analyses, financial forecasts, reports and other information concerning Enzon and NPS, prepared by the managements of the Enzon and NPS, respectively, adjustments to the NPS financial forecasts made by Enzon management, and the synergies that are expected to result from the mergers, including the amounts and timing of the cost savings and related expenses expected to result from the mergers furnished to us by the management of Enzon;

•	First Call estimates and financial projections in Wall Street analyst reports for each of Enzon and NPS;

•
discussions SG Cowen had with certain members of the managements of each of Enzon and NPS concerning the historical and current business operations, financial conditions and prospects of Enzon and NPS, the expected synergies that are expected to result from the mergers and such other matters SG Cowen deemed relevant;

•
certain operating results, the reported price and trading histories of the shares of the common stock of Enzon and NPS as compared to operating results, the reported price and trading histories of certain publicly traded companies SG Cowen deemed relevant;

•	certain financial terms of the mergers as compared to the financial terms of certain selected business combinations SG Cowen deemed relevant;

•	based on the Enzon forecasts, the cash flows generated by Enzon on a stand-alone basis to determine the present value of Enzon’s discounted cash flows;

•	based on adjustments to the NPS financial forecasts made by Enzon management, the cash flows generated by NPS on a stand-alone basis to determine the present value of NPS’ discounted cash flows;

•	certain pro forma financial effects of the mergers; and

•	such other information, financial studies, analyses and investigations and such other factors that SG Cowen deemed relevant for the purposes of its opinion.

In conducting its review and arriving at its opinion, SG Cowen, with Enzon’s consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to SG Cowen by Enzon and NPS, respectively, or which is publicly available. SG Cowen did not undertake any responsibility for the accuracy, completeness or reasonableness of, or independently to verify such information. In addition, SG Cowen did not conduct nor did SG Cowen assume any obligation to conduct any physical inspection of the properties or facilities of Enzon or NPS. SG Cowen further relied upon the assurance of management of Enzon that they are unaware of any facts that would make the information provided to SG Cowen incomplete or misleading in any respect material to Enzon, NPS, Momentum, the mergers or SG Cowen’s opinion. SG Cowen, with Enzon’s consent, assumed that the Enzon forecasts, the adjusted NPS forecasts and the expected synergies which SG Cowen examined were reasonably prepared by the managements of Enzon and/or NPS, as the case may be, on bases reflecting the best currently available estimates and good faith judgments of such managements as to the future performance of Enzon and NPS and such forecasts and synergies, and the First Call estimates and Wall Street projections utilized in SG Cowen’s analyses, provide a reasonable basis for its opinion.

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SG Cowen did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of Enzon or NPS, nor was SG Cowen furnished with such materials. SG Cowen assumed, with Enzon’s consent, that there are no legal issues that could adversely affect its opinion, including, without limitation, any patent infringement issues relating to products currently envisioned for Momentum through 2010 that could adversely affect projected returns. SG Cowen’s services to Enzon in connection with the mergers have included rendering an opinion from a financial point of view with respect to the Enzon exchange ratio. SG Cowen’s opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by it on the date of its opinion. It should be understood that, although subsequent developments may affect SG Cowen’s opinion, it does not have any obligation to update, revise or reaffirm its opinion, and SG Cowen expressly disclaims any responsibility to do so. Additionally, SG Cowen was not authorized or requested to, and did not, solicit alternative offers for Enzon or its assets, nor has SG Cowen investigated any other alternative transactions that may be available to Enzon.

For purposes of rendering its opinion SG Cowen assumed in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement are true and correct, and that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement. SG Cowen assumed that the final form of the merger agreement would be substantially similar to the last draft reviewed by it. SG Cowen also assumed that all governmental, regulatory and other consents and approvals contemplated by the merger agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the mergers. Enzon has informed SG Cowen, and it has assumed, that the mergers will be treated as a tax-free reorganization.

SG Cowen’s opinion does not constitute a recommendation to any stockholder as to how the stockholder should vote on the proposed transaction. SG Cowen’s opinion does not imply any conclusion as to the likely trading range for Momentum common stock following consummation of the mergers or otherwise, which may vary depending on numerous factors that generally influence the price of securities. SG Cowen’s opinion is limited to the fairness, from a financial point of view, of the Enzon exchange ratio received in the Enzon merger. SG Cowen expresses no opinion as to the underlying business reasons that may support the decision of the Enzon board to approve, or Enzon’s decision to consummate, the merger.

The following is a summary of the principal financial analyses performed by SG Cowen to arrive at its opinion. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses. SG Cowen performed certain procedures, including each of the financial analyses described below, and reviewed with the management of Enzon the assumptions on which such analyses were based and other factors, including the historical and projected financial results of Enzon and NPS. No limitations were imposed by the Enzon board with respect to the investigations made or procedures followed by SG Cowen in rendering its opinion.

Stock Trading History.     To provide contextual data and comparative market data, SG Cowen reviewed the historical market prices of Enzon common stock for the 12-month period ending February 19, 2003. SG Cowen noted that over the indicated period the low and high closing prices for shares of Enzon common stock were $13.98 and $48.47, respectively.

SG Cowen also reviewed the historical market prices of NPS common stock for the 12-month period ending February 19, 2003. SG Cowen noted that over the indicated period the low and high closing prices for shares of NPS common stock were $12.21 and $35.45, respectively.

Historical Exchange Ratio Analysis.     SG Cowen analyzed the ratios of the closing prices of Enzon common stock to those of NPS common stock at various times and over various periods during the twelve months ending February 19, 2003. The table below illustrates ratios for those periods.

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Period	Exchange Ratio

Twelve months prior	1.4217	x
Six months prior	0.9449
Four months prior	0.7086
Three months prior	0.6957
Two months prior	0.6456
One month prior	0.6838
Current	0.5764
Latest twelve months average	1.0399	x
Latest six months average	0.7653
Latest four months average	0.6740
Latest three months average	0.6697
Latest two months average	0.6870
Latest one month average	0.7086
Implied exchange ratio for Enzon in the merger	0.7264	x

Analysis of Enzon Compared to Selected Publicly Traded Companies.     To provide contextual data and comparative market information, SG Cowen compared selected historical operating and financial data and ratios for Enzon to the corresponding financial data and ratios of certain other selected companies whose securities are publicly traded and which SG Cowen believes have operating, market valuation and trading valuations similar to what might be expected of Enzon. These companies were:

•	Allergan, Inc.	•	Medicis Pharmaceutical Corp.

•	Biovail Corp.	•	Ribapharm, Inc.

•	Forest Laboratories, Inc.	•	Shire Pharmaceuticals Group plc

•	Galen Holdings plc	•	Watson Pharmaceuticals, Inc.

•	King Pharmaceuticals, Inc.

The data and multiples included the enterprise value (market capitalization of common stock plus total debt less cash and equivalents) of the selected Enzon comparable companies as multiples of expected calendar year 2003 and projected calendar years 2004-2006 revenue. SG Cowen also examined the ratios of the current share prices of the selected Enzon comparable companies to the expected calendar year 2003 and projected calendar year 2004-2006 earnings per share, or EPS, in each case, as available from research analyst reports or, if not so available, First Call estimates, for the selected Enzon comparable companies.

The following table presents, for the periods indicated, the multiples implied by the ratio of enterprise value to expected calendar year 2003 and projected calendar years 2004-2006 revenue and the multiples implied by the ratio of current share price to expected calendar year 2003 and projected calendar years 2004-2006 EPS. The information in the table is based on the closing stock prices on February 19, 2003. The table also shows comparable data for Enzon using an enterprise value and a share price based on the exchange ratio to be received in the merger.

	Selected Enzon Comparable Companies’ Enterprise Value as a Multiple of Revenue								Enzon Multiple Implied by Exchange
Period	Low		Mean		Median		High		Ratio

Expected Calendar Year 2003	1.60	x	3.79	x	3.89	x	6.92	x	4.60	x
Projected Calendar Year 2004	1.49		3.38		3.59		6.04		3.90
Projected Calendar Year 2005	1.36		3.06		3.33		5.51		3.27
Projected Calendar Year 2006	1.23		2.75		2.94		4.67		2.78

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	Selected Enzon Comparable Companies’ Price as a Multiple of EPS								Enzon Multiple Implied by Exchange
Period	Low		Mean		Median		High		Ratio

Expected Calendar Year 2003	6.0	x	15.0	x	15.0	x	26.2	x	19.6	x
Projected Calendar Year 2004	6.1		12.7		12.9		21.5		15.2
Projected Calendar Year 2005	5.2		11.0		10.3		19.4		11.1
Projected Calendar Year 2006	4.9		9.4		8.5		15.5		8.7

Although the selected companies were used for comparison purposes, none of those companies is directly comparable to Enzon. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the selected companies or Enzon to which they are being compared.

Analysis of Selected Transactions.     SG Cowen reviewed the financial and non-financial terms, to the extent publicly available, of 43 merger-of-equals transactions involving the merger of companies in all industries that were announced or completed since August 20, 1995. Within these 43 merger-of-equals transactions, seven transactions were within the health care industry and 36 were in other industries.

SG Cowen reviewed the equity value, the pro forma ownership of the acquirer and target, the board of directors split for the pro forma company, and the split of management roles for the pro forma company in the transactions.

SG Cowen reviewed the premium of the offer price over the trading prices one trading day and four weeks prior to the announcement date of the health care transactions and non-health care transactions. The following table presents these premiums and the premiums implied for Enzon, based on the exchange ratio to be received in the merger. The information in the table is based on the closing price of Enzon and NPS stock on February 19, 2003.

	Premiums Paid in Merger-of-Equals Transactions:						Premium Implied
	Health Care Transactions		Non Health Care Transactions		All Transactions		by Exchange
Premiums Paid to Stock Price	Median	Mean	Median	Mean	Median	Mean	Ratio

One day prior to announcement	8.8%	9.0%	5.9%	9.5%	5.9%	9.4%	26.0%
Four weeks prior to announcement	7.8	15.1	7.9	10.4	7.8	11.2	(3.6)

Discounted Cash Flow Analysis for Enzon.     SG Cowen estimated a range of values for Enzon common stock based upon the discounted present value of the projected after-tax cash flows of Enzon described in the Enzon financial forecasts provided by management of Enzon for the fiscal years ending June 30, 2003 through December 31, 2010, and of the terminal value of Enzon at December 31, 2010, based upon multiples of revenue and net income. After-tax cash flow was calculated by taking projected earnings before interest and taxes, or EBIT, and subtracting from this amount projected taxes, capital expenditures, changes in working capital and changes in other assets and liabilities and adding back projected depreciation and amortization. This analysis was based upon certain assumptions described by, projections supplied by and discussions held with the management of Enzon. In performing this analysis on revenue and net income, SG Cowen utilized discount rates ranging from 15.0% to 20.0%, which were selected based on the estimated specialty pharmaceutical industry weighted average cost of capital. SG Cowen utilized terminal multiples of revenue ranging from 3.00x to 5.00x and terminal multiples of net income ranging from 10.0x to 13.0x, these multiples representing the general range of multiples of revenue and net income for the Enzon selected comparable companies.

Utilizing this methodology, the per share equity value of Enzon ranged from $19.81 to $34.16 with a midpoint of $26.20 using revenue multiples and $20.29 to $29.89 with a midpoint of $24.62 using net income multiples.

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Analysis of NPS Compared to Selected Publicly Traded Companies.     To provide contextual data and comparative market information, SG Cowen compared selected historical operating and financial data and ratios for NPS to the corresponding financial data and ratios of certain other companies whose securities are publicly traded and which SG Cowen believes have operating, market valuation and trading valuations similar to what might be expected of NPS. These companies were:

•	Amylin Pharmaceuticals, Inc.	•	OSI Pharmaceuticals, Inc.

•	Genta Inc.	•	Regeneron Pharmaceuticals, Inc.

•	ICOS Corp.	•	Trimeris, Inc.

•	Neurocrine Biosciences, Inc.

SG Cowen analyzed the equity value and enterprise value for the selected companies and the following table presents these equity and enterprise values. The information in the table is based on the closing stock prices on February 19, 2003.

	Selected NPS Comparable Companies’ Enterprise Value and Equity Value

Metric	Low	Mean	Median	High	NPS

	(dollars, in thousands)
Equity Value	$534.7	$1,019.9	$935.3	$1,546.8	$882.4
Enterprise Value	288.9	804.4	766.9	1,253.5	647.9

Although the selected companies were used for comparison purposes, none of those companies is directly comparable to NPS. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the selected companies or NPS to which they are being compared.

Discounted Cash Flow Analysis for NPS.     SG Cowen estimated a range of values for NPS common stock based upon the discounted present value of the projected after-tax cash flows of NPS described in the NPS financial forecasts, as adjusted by management of Enzon, for the fiscal years ended December 31, 2003, through December 31, 2010, and of the terminal value of Enzon at December 31, 2010, based upon multiples of revenue and net income. After-tax cash flow was calculated by taking projected EBIT and subtracting from this amount projected taxes, capital expenditures, changes in working capital and changes in other assets and liabilities and adding back projected depreciation and amortization. This analysis was based upon certain assumptions described by, projections supplied by and discussions held with the management of Enzon. In performing this analysis on revenue and net income, SG Cowen utilized discount rates ranging from 25.0% to 35.0%, which were selected based on the estimated biotechnology industry weighted average cost of capital. SG Cowen utilized terminal multiples of revenue ranging from 5.00x to 7.00x and terminal multiples of net income ranging from 20.0x to 25.0x, these multiples representing the general range of multiples of revenue and net income for the NPS selected comparable companies.

Utilizing this methodology, the per share equity value of NPS ranged from $18.51 to $39.23 with a midpoint of $26.92 using revenue multiples and $28.24 to $55.44 with a midpoint of $39.42 using net income multiples.

Contribution Analysis.     SG Cowen analyzed the respective contributions of expected calendar year 2003 and projected calendar years 2004-2010 revenue, research and development, sales, general and administrative, earnings before interest, taxes, depreciation and amortization and net income of Enzon and of NPS as adjusted by management of Enzon for the combined company, based upon the Enzon financial forecasts and NPS financial forecasts as adjusted by management of Enzon.

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In the earlier years, Enzon is the primary contributor to revenues and income whereas in the later years NPS is the primary contributor. Enzon’s and NPS’ projected contribution to the combined company for revenue and net income is set forth in the following chart. (The percent contribution for net income in the early years is not meaningful because Enzon’s positive net income is offset by NPS’ negative net income.)

	% of Combined Company

	Enzon Contribution	NPS Contribution

Expected CY2003 Revenue	96.5%	3.5%
Projected CY2004 Revenue	95.0	5.0
Projected CY2005 Revenue	94.3	5.7
Projected CY2009 Revenue	42.5	57.5
Projected CY2010 Revenue	39.0	61.0
Expected CY2003 Net Income	NM	NM
Projected CY2004 Net Income	NM	NM
Projected CY2005 Net Income	NM	NM
Projected CY2009 Net Income	38.0%	62.0%
Projected CY2010 Net Income	33.1	66.9
Pro Forma Ownership	47.1	52.9

Exchange Ratio Analysis.     SG Cowen derived implied exchange ratios based on the midpoint of the implied equity value per share range from the discounted cash flow analysis of Enzon and NPS. Using a revenue multiple as discussed above, SG Cowen calculated an implied exchange ratio of 0.9733x. Using a net income multiple as discussed above, SG Cowen calculated an implied exchange ratio of 0.6246x. The implied exchange ratio to be received in the merger is 0.7264x.

SG Cowen also derived implied exchange ratios by applying comparable company median multiples as shown above to Enzon. The table below illustrates the implied exchange ratios.

Exchange Ratio Assumes NPS at Market ($24.34 per share)

Enzon Multiple Based on:	Median Multiple		Implied Enzon Equity Value Per Share	Implied Exchange Ratio

CY2004 Revenue	3.59	x	$15.83	0.6504	x
CY2005 Revenue	3.33		18.09	0.7432
CY2006 Revenue	2.94		19.01	0.7810
CY2004 P/E	12.9		15.47	0.6356
CY2005 P/E	10.3		17.29	0.7104
CY2006 P/E	8.5		18.70	0.7683

Exchange Ratio Assumes NPS at Median Comparable Company Market
Value of Equity ($25.80 per share)

Enzon Multiple Based on:	Median Multiple		Implied Enzon Equity Value Per Share	Implied Exchange Ratio

CY2004 Revenue	3.59	x	$15.83	0.6136	x
CY2005 Revenue	3.33		18.09	0.7012
CY2006 Revenue	2.94		19.01	0.7368
CY2004 P/E	12.9		15.47	0.5996
CY2005 P/E	10.3		17.29	0.6702
CY2006 P/E	8.5		18.70	0.7248

The summary set forth above does not purport to be a complete description of all the analyses performed by SG Cowen. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular

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circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. SG Cowen did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, SG Cowen believes, and has advised the Enzon board, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, SG Cowen made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Enzon and NPS. These analyses performed by SG Cowen are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. None of Enzon, NPS, SG Cowen or any other person assumes responsibility if future results are materially different from those projected. The analyses supplied by SG Cowen and its opinion were among several factors taken into consideration by the Enzon board in making its decision to enter into the merger agreement and should not be considered as determinative of such decision.

SG Cowen was selected by the Enzon board to render an opinion to it because SG Cowen is a nationally recognized investment banking firm and because, as part of its investment banking business, SG Cowen is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. SG Cowen is providing financial services for Enzon for which it will receive the fee described below. In addition, in the ordinary course of its business, SG Cowen and its affiliates trade the equity securities of Enzon and NPS for their own account and for the accounts of their customers, and, accordingly, may at any time hold a long or short position in such securities. SG Cowen and its affiliates in the ordinary course of business have from time to time provided commercial and investment banking services to Enzon, including serving as a financial advisor on potential acquisitions and as an underwriter on equity offerings, and have received and may in the future receive fees for the rendering of such services. In particular, in June 2001, SG Cowen acted as a co-manager on Enzon’s $400 million convertible bond offering for which it received a fee of $1.8 million and in November 2002, SG Cowen acted as financial advisor to Enzon during its $360 million acquisition of Abelcet from Elan for which it received a fee of $3.6 million.

Pursuant to the SG Cowen engagement letter, if the transaction is consummated, SG Cowen will be entitled to receive a transaction fee equal to the greater of $1,000,000 or 0.80% of the aggregate consideration to be paid in the Enzon merger. For purposes of calculating the aggregate consideration, the value of the Momentum common stock to be issued in the Enzon merger will be deemed to be the average closing price of NPS common stock on the Nasdaq National Market over the 20 trading days prior to the completion of the mergers multiplied by the number of Momentum shares to be issued to Enzon stockholders. If the mergers were completed on March 18, 2003, based upon 43.0 million shares of Enzon common stock outstanding, the transaction fee payable by Enzon to SG Cowen would have been approximately $4.5 million. Enzon has also agreed to pay a fee of $1,000,000 to SG Cowen for rendering its opinion, which fee will be credited against any transaction fee paid. Enzon has agreed to reimburse SG Cowen for its out-of-pocket expenses, including attorneys’ fees, and has agreed to indemnify SG Cowen against certain liabilities, including liabilities under the federal securities laws. The terms of the fee arrangement with SG Cowen, which are customary in transactions of this nature, were negotiated at arm’s length between Enzon and SG Cowen, and the Enzon board was aware of the arrangement, including the fact that a significant portion of the fee payable to SG Cowen is contingent upon the completion of the merger.

Interests of Certain NPS and Enzon Directors and Executive Officers in the Mergers

In considering the recommendation of the board of each of NPS and Enzon to vote for the proposal to adopt the merger agreement, stockholders of NPS and Enzon should be aware that members of each of the NPS and the Enzon board and certain members of each of NPS’ and Enzon’s management team have

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agreements or arrangements that provide them with interests in the merger that differ from those of NPS and Enzon stockholders. Both the NPS board and the Enzon board were aware of these agreements and arrangements during their deliberations of the merits of the mergers and in determining to recommend to the stockholders of NPS and Enzon, respectively, that they vote for the proposal to adopt the merger agreement.

Governance Structure and Management Positions.     Pursuant to the terms of the merger agreement, for a period of 24 months following the completion of the mergers:

•	the Momentum board will be comprised of ten directors, six of whom will be designated by NPS and four of whom will be designated by Enzon; and

•	each committee of the Momentum board will be comprised of three directors, two directors designated by NPS and one director designated by Enzon.

For a period of 24 months following the completion of the mergers, the number of directors comprising the board shall not be increased or decreased other than by the affirmative vote of eighty percent (80%) or more of the Momentum board or the affirmative vote of the holders of eighty percent (80%) or more of the Momentum common stock. In addition, during the 24- month period following completion of the mergers, any vacancy in the board that results from the resignation, death, removal, or any other cause of an NPS designee will be filled only by the designated successor chosen by a majority of the remaining NPS directors and any vacancy in the board that results from the resignation, death, removal or any other cause of an Enzon designee will be filled only by the designated successor chosen by a majority of the remaining Enzon directors.

As of the date of this joint proxy statement/prospectus, NPS and Enzon have designated the following six officers of Momentum:

•	Hunter Jackson, Ph.D., Chairman, Chief Executive Officer and President of NPS, will become the Executive Chairman of Momentum;

•	Arthur J. Higgins, Chairman, Chief Executive Officer and President of Enzon, will become President and Chief Executive Officer of Momentum;

•	Kenneth J. Zuerblis, Vice President, Finance, Chief Financial Officer and Secretary of Enzon, will become Executive Vice President, Finance, Chief Financial Officer and Secretary of Momentum;

•	Ulrich Grau, Ph.D., Chief Scientific Officer of Enzon, will become Executive Vice President and President, Research and Development of Momentum;

•	David L. Clark, Vice President, Operations of NPS, will become Executive Vice President, Corporate Communications and Investor Relations of Momentum; and

•	Thomas B. Marriott, Ph.D., Vice President, Development Research of NPS, will become Executive Vice President, Development of Momentum.

The following directors of NPS will become members of the Momentum board of directors:

•	Hunter Jackson, Ph.D.;

•	Santo J. Costa, J.D.;

•	John R. Evans, M.D.;

•	Joseph Klein, III;

•	Donald E. Kuhla, Ph.D.; and

•	Peter G. Tombros.

The following directors of Enzon will become members of the Momentum board of directors:

•	Arthur J. Higgins;

•	Rolf A. Classon;

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•	Rosina B. Dixon, M.D.; and

•	Robert L. Parkinson, Jr.

Dr. Jackson’s Employment Agreement.     Pursuant to the terms of an employment agreement between NPS and Hunter Jackson, Ph.D., which will be assumed by Momentum and become effective upon the completion of the mergers, Dr. Jackson will become Executive Chairman of Momentum. Under the employment agreement, Dr. Jackson will receive a base salary of $540,000 per year and will be entitled to participate in Momentum’s bonus plan for management. Dr. Jackson also will be entitled to moving expenses and additional life and disability insurance coverage. Under the terms of Dr. Jackson’s employment agreement, he is entitled to a bonus of between 0% and 200% of his base salary, as determined by the compensation committee, with a target of 100% of his base salary, all or any portion of which will be payable, at the discretion of the Momentum compensation committee, in shares of Momentum restricted stock valued on the date of grant by the Momentum board, all of which shares of restricted stock will vest one year following the date of grant. Pursuant to the employment agreement, upon completion of the transaction, Dr. Jackson will receive an option under Momentum’s option plan to purchase 400,000 shares of Momentum common stock at a per share exercise price equal to the fair market value of Momentum common stock on the date of grant. The option will vest annually on a pro-rata basis over four years commencing on the first anniversary of the effective time of the mergers. Notwithstanding the foregoing, all unvested options granted to Dr. Jackson pursuant to the employment agreement will immediately vest and become exercisable if a “change in control” (as defined in Dr. Jackson’s employment agreement) occurs.

Pursuant to the employment agreement, Dr. Jackson also will receive 200,000 shares of Momentum restricted common stock following the effective time of the mergers. Unless prior to the restricted stock vesting Dr. Jackson voluntarily resigns or is terminated with cause, the shares of restricted stock will vest as follows:

•	thirty percent (30%) on the third anniversary of the effective time of the mergers;

•	thirty percent (30%) on the fourth anniversary of the effective time of the mergers; and

•	the remaining forty percent (40%) on the fifth anniversary of the effective time of the mergers.

In the event Dr. Jackson’s employment is terminated by Momentum without cause or by Dr. Jackson for good reason, Dr. Jackson will be entitled to:

•	a cash payment equal to two and one-half times his base salary (three times his base salary if termination is in connection with a change of control);

•	a cash payment equal to two and one-half times his target bonus (three times his target bonus if termination is in connection with a change of control);

•
reimbursement for any medical and dental coverage available to Dr. Jackson and any family member for a period of up to 18 months commencing on the date of termination (up to 36 months if termination is in connection with a change of control);

•
fifty percent (50%) of the unvested shares of restricted stock will vest (one hundred percent (100%) of the unvested shares of restricted stock will vest if termination is in connection with a change of control);

•
vested options will remain exercisable for five years and all options that have not vested at the time of termination will terminate, provided, however, a prorated portion of the tranche of unvested options that were scheduled to vest on the anniversary of the applicable grant date immediately following the date of termination will vest (one hundred percent (100%) of the unvested options will vest if termination is in connection with a change of control); and

•	cash payments to compensate Dr. Jackson for certain taxes.

Dr. Jackson’s employment agreement also requires him to maintain the confidentiality of Momentum information during and after the term of his agreement. Dr. Jackson is precluded from competing with

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Momentum during the term of his employment agreement. Additionally, Dr. Jackson is precluded from competing with certain products of Momentum for up to two years after his employment is terminated.

NPS and Dr. Jackson have agreed that Dr. Jackson may receive, at NPS’ option, a prorated cash bonus for NPS’ fiscal year ending December 31, 2003 (based on the portion of that fiscal year that has concluded as of the date of the effecitve time of the mergers) as determined by the NPS compensation committee.

NPS Severance Pay Plan.     Under NPS’ Severance Pay Plan, each of N. Patricia Freston, Ph.D., NPS’ current Vice President, Human Resources; G. Thomas Heath, NPS’ current Senior Vice President, Sales and Marketing; James U. Jensen, J.D, NPS’ current Vice President, Corporate Development and Legal Affairs Secretary; Thomas B. Marriott, Ph.D., NPS’ current Vice President, Development Research; Gerard Michel, NPS’ current Vice President, Corporate Development; Alan L. Mueller, Ph.D., NPS’ current Vice President, Discovery Research; Edward F. Nemeth, Ph.D., NPS’ current Vice President and Chief Scientific Officer; Stephen R. Parish, NPS’ current Vice President, Manufacturing; and David Clark, NPS’ current Vice President, Operations would be entitled to receive two years paid salary and continued medical benefits for up to 24 months, if within 12 months after completion of the mergers his or her employment is terminated without cause or for certain other reasons specified in the plan.

Arthur J. Higgins’ Employment Agreement.     Pursuant to the terms of an employment agreement between Enzon and Arthur J. Higgins, which will be assumed by Momentum and become effective upon the completion of the mergers, Mr. Higgins will become President and Chief Executive Officer of Momentum. Under the employment agreement Mr. Higgins will receive a base salary of $540,000 per year and will be entitled to participate in Momentum’s bonus plan for management. Mr. Higgins also will be entitled to moving expenses and additional life and disability insurance coverage. Under the terms of Mr. Higgins’ employment agreement, he is entitled to a cash bonus of between 0% and 200% of his base salary, as determined by the compensation committee, with a target of 100% of his base salary. Pursuant to the employment agreement, Mr. Higgins will receive an option under Momentum’s option plan to purchase 400,000 shares of Momentum common stock at a per share exercise price equal to the fair market value of Momentum common stock on the date of grant. The option will vest annually on a pro-rata basis over four years commencing on the first anniversary of the effective time of the mergers. Notwithstanding the foregoing, all unvested options granted to Mr. Higgins pursuant to the employment agreement will immediately vest and become exercisable if a “change in control” (as defined in Mr. Higgins’ employment agreement) occurs.

Pursuant to the employment agreement, Mr. Higgins also will receive 200,000 shares of Momentum restricted common stock following the mergers. Unless prior to the restricted stock vesting, Mr. Higgins’ voluntarily resigns or is terminated by Momentum with cause, the shares of restricted stock will vest as follows:

•	thirty percent (30%) on the third anniversary of the effective time of the mergers ;

•	thirty percent (30%) on the fourth anniversary of the effective time of the mergers ; and

•	the remaining forty percent (40%) on the fifth anniversary of the effective time of the mergers.

In the event Mr. Higgins’ employment is terminated by Momentum without cause or by Mr. Higgins for good reason, Mr. Higgins will be entitled to:

•	a cash payment equal to two and one-half times his base salary (three times his base salary if termination is in connection with a change of control);

•	a cash payment equal to two and one-half times his target bonus (three times his target bonus if termination is in connection with a change of control);

•
reimbursement for any medical and dental coverage available to Mr. Higgins and any family member for a period of up to 18 months commencing on the date of termination (up to 36 months if termination is in connection with a change of control);

•
fifty percent (50%) of the unvested shares of restricted stock will vest (one hundred percent (100%) of the unvested shares of restricted stock will vest if termination is in connection with a change of control);

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•
vested options will remain exercisable for five years and all options that have not vested at the time of termination will terminate, provided, however, a prorated portion of the tranche of unvested options that were scheduled to vest on the anniversary of the applicable grant date immediately following the date of termination will vest (one hundred percent (100%) of the unvested options will vest if termination is in connection with a change of control); and

•	cash payments to compensate Mr. Higgins for certain taxes.

Mr. Higgins’ employment agreement also requires him to maintain the confidentiality of Momentum information during and after the term of his agreement. Mr. Higgins is precluded from competing with Momentum during the term of his employment agreement. Additionally, Mr. Higgins is precluded from competing with certain products of Momentum for up to two years after his employment is terminated.

Pursuant to the terms of an amendment to Mr. Higgins’ current employment agreement with Enzon dated as of February 19, 2003, immediately prior to the consummation of the mergers:

•
Mr. Higgins may receive a prorated cash bonus for Enzon’s fiscal year ending June 30, 2003, (based on the portion of that fiscal year that has concluded as of the date of the effective time of the mergers) as determined by the Enzon compensation committee;

•	all 900,000 unvested options and 500,000 vested options held by Mr. Higgins that are exercisable for shares of Enzon common stock will terminate;

•	all 215,000 restricted stock will convert to Momentum restricted stock and will be scheduled to vest on the first anniversary of the effective time of the mergers; and

•
The mergers will not constitute a “change of control” (as defined in Mr. Higgins’ current employment agreement) under Mr. Higgins’ current employment agreement with Enzon and any changes that occur as a result of the mergers, including but not limited to the change of Mr. Higgins’ status, position and duties will not constitute a “good reason” (as defined in Mr. Higgins’ current employment agreement) under that employment agreement.

None of the above provisions in the amendment will have any force or effect until immediately prior to the consummation of the mergers, and the amendment may not be terminated or modified without the written consent of Enzon, NPS and Mr. Higgins. If the mergers are terminated pursuant to the terms of the merger agreement, the amendment will terminate.

Enzon Employment Agreements

On March 6, 2002, Enzon entered into a three-year employment agreement with Ulrich Grau, Ph.D., Enzon’s Chief Scientific Officer, with an automatic renewal for an additional 24 months, which will be assumed by Momentum upon the consummation of the mergers. This agreement provides for a base salary of $400,000 per year and for Dr. Grau to participate in Enzon’s bonus plan for management. Dr. Grau was granted an option under Enzon’s Non-Qualified Plan to purchase 150,000 shares of Enzon common stock. Pursuant to his employment agreement, all of Dr. Grau’s 125,000 unvested options will vest and become exercisable upon the consummation of the mergers and will be converted into the right to purchase shares of Momentum common stock (adjusted based on the Enzon exchange ratio).

If Dr. Grau’s employment is terminated by Momentum within one year from the date the mergers are completed without “cause” (as defined in Dr. Grau’s employment agreement) or by Dr. Grau for “good reason” (as defined in Dr. Grau’s employment agreement), Dr. Grau will be entitled to:

•
cash payments equal to the prorated portion of the target bonus (based on Dr. Grau’s annual base salary at the time of termination) which would have been payable to Dr. Grau for the fiscal year during which termination occurs;

•	cash payments equal to the sum of the following:

—	his annual base salary at the time of termination and

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—	the target bonus (fifty percent (50%) of his base salary at the time of termination) for the fiscal year in which termination occurs;

•	reimbursement for any medical and dental coverage available to Dr. Grau and any family member for a period of up to 36 months commencing on the date of termination;

•	options granted to Dr. Grau will be fully vested and will remain exercisable until their expiration dates; and

•	Dr. Grau will continue to be entitled to any deferred compensation and other unpaid amounts and benefits earned and vested prior to Dr. Grau’s termination.

If Dr. Grau’s employment is terminated by Momentum subsequent to one year from the date the mergers are completed without “cause” (as defined in Dr. Grau’s employment agreement) or by Dr. Grau for “good reason” (as defined in Dr. Grau’s employment agreement), Dr. Grau will be entitled to:

•	cash payments equal to his annual base salary;

•	a cash payment equal to the target bonus which would be payable for the fiscal year which commences immediately following the date of termination;

•	reimbursement for any medical and dental coverage available to Dr. Grau and any family member for a period of up to 18 months commencing on the date of termination; and

•	a cash payment equal to a pro rata amount of the target bonus for the fiscal year during which termination occurs.

Dr. Grau’s employment agreement also requires him to maintain the confidentiality of Enzon information during and after the term of his agreement. Dr. Grau is precluded from competing with Momentum during the term of his employment agreement and for two years after his employment is terminated.

Enzon entered into a change in control agreement, on January 20, 1995, with Kenneth J. Zuerblis, Enzon’s Vice President, Finance, Chief Financial Officer and Secretary, that will be assumed by Momentum upon the consummation of the mergers. Following the mergers, in the event Mr. Zuerblis’ employment with Momentum is terminated by Momentum without “cause” (as defined in Mr. Zuerblis’ change in control agreement), “disability” (as defined in Mr. Zuerblis’ change in control agreement), or by Mr. Zuerblis for “good reason” (as defined in Mr. Zuerblis’ change in control agreement), which includes any reason during the thirty day period immediately following the first anniversary of the “change of control date” (as defined in the change in control agreement), the change in control agreement provides for:

•	a cash payment of three years of Mr. Zuerblis’ annual compensation and benefits (as defined in such agreement);

•	any unvested options held by Mr. Zuerblis will vest and become exercisable; and

•
any of Mr. Zuerblis’ 242,000 options that are not exercised prior to the effective time of the mergers will convert into options to purchase shares of Momentum common stock (adjusted for the Enzon exchange ratio).

The term of this change in control agreement is three years. The agreement will automatically renew on each successive anniversary for an additional three years, unless Enzon gives Mr. Zuerblis 60 days notice prior to the anniversary date that it does not plan to renew such agreement.

NPS Employee Stock Options.     As of __________, 2003, NPS’ executive officers and directors held options to purchase a total ________ shares of NPS common stock, at the weighted average exercise price of $____ per share. ________ shares underlying such options were unvested as of that date. At the effective time of the mergers, each NPS option outstanding will, in accordance with its terms, vest and become immediately exercisable, including with respect to all of the ________ unvested shares held by directors and executive officers and will be converted into an option to purchase shares of Momentum common stock. The number of shares of Momentum common stock issuable upon exercise of assumed NPS options and the exercise price of assumed NPS options will be based on the NPS exchange ratio.

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Enzon Employee Stock Options.     At the effective time of the mergers, each outstanding Enzon stock option will be accelerated and become fully vested in accordance with the terms of the applicable Enzon option plan or option agreement and the holder of an option that is so accelerated will have a reasonable opportunity prior to the effective time of the mergers to exercise such option, and to the extent the Enzon options are not exercised prior to the completion of the mergers, will terminate as of the effective time of the mergers. However, pursuant to existing contractual obligations, options held by Kenneth J. Zuerblis and Ulrich Grau, Ph.D. outstanding at the effective time of the mergers will be assumed by Momentum and will be converted into options to purchase shares of Momentum common stock. The number of shares of Momentum common stock issuable upon exercise of assumed Enzon options and the exercise price of assumed Enzon options will be based on the Enzon exchange ratio. Assuming the mergers are completed on __________, 2003, the number of stock options held by directors and executive officers of Enzon that would vest or become free of restrictions on__________, 2003, would total _____________, with an average weighted exercise price of $______.

Restricted Stock.     Shares of Momentum common stock issued in exchange for shares of NPS or Enzon common stock outstanding immediately prior to the effective time of the mergers that are subject to a repurchase option, risk of forfeiture or other condition under any applicable agreement will be subject to the same conditions. However, 215,000 unvested restricted shares of Enzon common stock held by Arthur J. Higgins are scheduled to fully vest on the first anniversary of the effective time of the mergers. As of _________, 2003, Arthur Higgins held 220,000 shares of Enzon restricted stock, of which 5,000 are expected to vest prior to completion of the mergers. Arthur Higgins is the only Enzon executive officer or director who holds Enzon restricted stock. As of _________, 2003, there were no shares of NPS restricted stock outstanding.

Indemnification and Insurance.     The merger agreement provides that, upon completion of the mergers, Momentum will indemnify and hold harmless, and provide advancement of expenses to, all current and former directors and officers of NPS and Enzon to the same extent they were indemnified or had the right to advancement of expenses pursuant to NPS’ and Enzon’s, respective, certificate of incorporation, bylaws and indemnification agreements as of the date of the merger agreement.

The merger agreement also provides that, upon completion of the mergers, Momentum will cause to be maintained, for a period of six years after completion of the mergers, policies of directors’ and officers’ liability insurance covering those persons who are currently covered by the directors’ and officers’ liability insurance of NPS and Enzon.

Assumption of Stock Plans

Momentum will, upon effectiveness of the mergers, assume the NPS 1998 Stock Option Plan, the NPS ESPP and the Enzon 2001 Incentive Stock Plan. An aggregate of approximately 4.1 million shares remain available for grant under the NPS 1998 Stock Option Plan and the Enzon 2001 Incentive Stock Plan.

Completion and Effectiveness of the Mergers

The mergers will be completed when all of the conditions to completion of the mergers are satisfied or waived, including the adoption of the merger agreement by the stockholders of each of NPS and Enzon. The mergers will become effective upon the filing of certificates of merger with the Secretary of State of the State of Delaware.

We are working toward completing the mergers as quickly as possible. We expect to complete the mergers during the second quarter of 2003. However, we cannot predict the exact timing of the completion of the mergers, because the mergers are subject to governmental and regulatory review and other conditions.

Structure of the Transaction

To accomplish the combination of their businesses, NPS and Enzon jointly formed a new company, Momentum, with two subsidiaries, Newton Acquisition Corporation and Einstein Acquisition Corporation. At the time the transaction is completed:

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•	Newton Acquisition Corporation will be merged into NPS in the NPS merger, and NPS will be the surviving corporation; and

•	Enzon will be merged into Einstein Acquisition Corporation in the Enzon merger, and Einstein Acquisition Corporation will be the surviving corporation.

As a result, NPS and Einstein Acquisition Corporation will each become a wholly owned subsidiary of Momentum.

Conversion of NPS and Enzon Stock

Common Stock.     When the mergers are completed:

•	NPS common stockholders will receive one share of Momentum common stock for each share of NPS common stock they own; and

•	Enzon common stockholders will receive 0.7264 shares of Momentum common stock for each share of Enzon common stock they own.

The number of shares of Momentum stock issuable in the mergers will be proportionately adjusted for any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification or similar event with respect to NPS common stock or Enzon common stock effected between February 19, 2003, and the date of completion of the mergers.

Exchangeable Shares of NPS Allelix Inc. and Enzon Preferred Stock.     Prior to the completion of the mergers, all the outstanding exchangeable shares of NPS Allelix Inc. will be purchased by a subsidiary of NPS in exchange for shares of NPS common stock and all outstanding shares of Enzon preferred stock will be redeemed for cash. Additional information for holders of exchangeable shares is attached as Annex H to this joint proxy statement/prospectus.

Procedures for Exchange of Stock Certificates for Momentum Stock Certificates

The conversion of shares of NPS common stock and Enzon common stock into the right to receive Momentum common stock will occur automatically at the effective time of the mergers. NPS and Enzon have appointed _____________ as the exchange agent for the mergers. Promptly after the effective time of the mergers, the exchange agent will mail to holders of NPS common stock and Enzon common stock at the effective time of the mergers a letter of transmittal and instructions for use in surrendering NPS or Enzon stock certificates in exchange for statements indicating book-entry ownership of Momentum common stock or, if requested, Momentum stock certificates. Upon surrender of an NPS or Enzon stock certificate to the exchange agent along with a properly executed letter of transmittal and any other required documents, those NPS or Enzon stock certificates will be canceled and the holder will be entitled to receive, promptly after surrender of the certificates, statements indicating book-entry ownership of Momentum common stock or, if requested, stock certificates representing the number of full shares of Momentum stock to which that stockholder is entitled under the merger agreement.

You should not submit NPS or Enzon stock certificates for exchange until you receive the transmittal instructions and a form of letter of transmittal from the exchange agent. You should not return stock certificates with the enclosed proxy.

No fraction of a share of Momentum common stock will be issued. Instead, each holder of NPS common stock or Enzon common stock who would otherwise be entitled to receive a fraction of a Momentum share (after aggregating all fractional shares of Momentum common sock that would otherwise be received by the stockholder) will, upon surrender of the stockholder’s NPS or Enzon stock certificates, receive from the exchange agent an amount of cash rounded up to the nearest whole cent, without interest, equal to the product obtained by multiplying the fraction and the closing price per share of Momentum common stock on the Nasdaq National Market on the trading day immediately succeeding the date of the effective time of the mergers.

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In the event of a transfer of ownership of NPS common stock or Enzon common stock that is not registered in the stock transfer books of NPS or Enzon, the Momentum shares payable in the mergers may be paid to a person other than the person in whose name the surrendered certificate is registered if:

•	the NPS or Enzon stock certificate is properly endorsed and otherwise in proper form for transfer; and

•
the person requesting the exchange has paid to Momentum or any agent designated by Momentum any transfer or other taxes required by reason of the issuance of shares of Momentum in any name other than the registered holder of the surrendered stock certificate, or establishes to Momentum’s or its agent’s satisfaction that any tax has been paid or is not payable.

NPS and Enzon stockholders are not entitled to receive any dividends or other distributions on NPS or Enzon common stock declared after the mergers are completed until they have surrendered their NPS or Enzon stock certificates. If there is any dividend or other distribution on Momentum stock with a record date after the effective time of the mergers and a payment date prior to the date a stockholder surrenders its NPS or Enzon stock certificates, the stockholder will receive the dividend or distribution with respect to the whole shares of Momentum stock issued to the stockholder when the Momentum shares are issued. If there is any dividend or other distribution on Momentum stock with a record date after the date on which the mergers are completed and a payment date after the date the stockholder surrenders its NPS or Enzon stock certificates, the stockholder will receive the dividend or distribution with respect to the whole shares of Momentum stock issued to it at the appropriate the payment date.

Treatment of NPS and Enzon Stock Options and Other Equity-Based Awards

NPS Options.     At the effective time of the mergers, all outstanding NPS stock options shall, according to their terms, fully vest and become immediately exercisable. Each then-outstanding NPS stock option will be assumed by Momentum and will be converted into an option to purchase, on the same terms and conditions applicable prior to the completion of the mergers (other than exercise price, which is described below), a number of shares of Momentum common stock determined by multiplying the number of shares of NPS common stock that were subject to the option immediately prior to the effective time of the mergers by the NPS exchange ratio, rounded down to the nearest whole share. The exercise price per share of Momentum common stock under each assumed NPS stock option will be equal to the exercise price per share of NPS common stock subject to the option immediately prior to the effective time of the mergers divided by the NPS exchange ratio rounded up to the nearest whole cent. At the effective time of the mergers, Momentum will also assume the NPS 1998 Stock Option Plan.

Enzon Options.     At the effective time of the mergers, each outstanding Enzon stock option will be accelerated and become fully vested in accordance with the terms of the applicable Enzon option plan or option agreement and the holder of an option that is so accelerated will have a reasonable opportunity prior to the effective time of the mergers to exercise such option, and to the extent the Enzon options are not exercised prior to the completion of the mergers, will terminate as of the effective time of the mergers. However, pursuant to existing contractual obligations, options held by Kenneth J. Zuerblis and Ulrich Grau, Ph.D. outstanding at the effective time of the mergers will be assumed by Momentum and will be converted into an option to purchase, on the same terms and conditions applicable prior to the completion of the mergers (other than exercise price, which is described below), a number of shares of Momentum common stock determined by multiplying the number of shares of Enzon common stock that were subject to the option immediately prior to the effective time of the mergers by the Enzon exchange ratio, rounded down to the nearest whole share. The exercise price per share of Momentum common stock under each assumed Enzon stock option will be equal to the exercise price per share of Enzon common stock subject to the option immediately prior to the effective time of the mergers divided by the Enzon exchange ratio, rounded up to the nearest whole cent. At the effective time of the mergers, Momentum will assume the Enzon 2001 Incentive Stock Plan.

NPS Employee Stock Purchase Plan.     At the effective time of the mergers, Momentum will assume the NPS ESPP. Each purchase right outstanding under the NPS ESPP and assumed by Momentum will be converted into a purchase right to acquire, on the same terms and conditions, shares of Momentum common stock and the fair market value per share of NPS common stock at the beginning of each offering period in

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effect at the effective time of the mergers will equal the fair market value per share of NPS common stock at the beginning of each offering period divided by the NPS exchange ratio, rounded up to the nearest whole cent. To the extent Momentum maintains an ESPP following the completion of the mergers, Enzon employees will be able to participate in the ESPP to the same extent as similarly situated NPS employees.

Restricted Stock.     If any shares of NPS common stock or Enzon common stock outstanding immediately prior to the effective time of the mergers are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with NPS or Enzon, then the shares of Momentum common stock issued in exchange for those shares of restricted stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition. However, 215,000 restricted shares of Enzon common stock held by Arthur J. Higgins are scheduled to fully vest on the first anniversary of the effective time of the mergers.

Momentum Options.     As of the effective time of the mergers, Momentum will adopt and implement a stock option plan or plans under which Momentum will grant options to acquire shares of Momentum common stock. See “Description of Momentum Capital Stock Following the Transaction—Momentum Stock Option Plan.” An aggregate of 6,000,000 shares of Momentum common stock will be available for grant under the 2003 Equity Plan. In addition, at the effective time of the mergers, Momentum will assume the NPS 1998 Stock Option Plan and the Enzon 2001 Incentive Stock Plan.

Registration Statement.     Momentum will cause the shares of Momentum common stock issuable upon exercise of each assumed NPS option and Enzon option, and each new Momentum option granted, and the shares of Momentum common stock reserved for future issuance under any Momentum option plan or assumed NPS option plan and Enzon option plan, to be registered on Form S-8 (if available), and has agreed to use its commercially reasonable efforts to maintain the effectiveness of that registration statement for as long as any such options remain outstanding.

Effect of the Transaction on Outstanding Enzon Convertible Notes

As of __________, 2003, Enzon had outstanding an aggregate principal amount of $400,000,000 of 4½% convertible subordinated notes due July 8, 2008. The convertible notes were issued under an indenture dated as of June 26, 2001, between Enzon and Wilmington Trust Company, as trustee. In connection with the mergers, Einstein Acquisition Corporation, as the surviving corporation of the Enzon merger, and Momentum will execute and deliver a supplemental indenture. The supplemental indenture will provide that Einstein Acquisition Corporation, as the surviving corporation of the Enzon merger, will assume Enzon’s obligations under the indenture and will provide that the convertible notes will be convertible into shares of Momentum common stock in accordance with the procedures specified in the indenture. Momentum will assume all Enzon’s obligations under the registration rights agreement dated June 26, 2001, between Enzon and initial purchasers of the convertible notes.

NPS and Enzon Rights Plans

Each of NPS and Enzon has agreed that their respective boards will take action, to the extent necessary, in order to render their respective rights plans inapplicable to the mergers, the voting agreements and the other transactions contemplated by the merger agreement. To that end, both of NPS and Enzon have amended their rights plans. In addition, each of NPS and Enzon has agreed that, from February 19, 2003, until the earlier of the termination of the merger agreement, its board will not, without the prior written consent of the other party, amend or modify its rights plan or take any action with respect to, or make any determination under, its rights plan, in each case in order to facilitate an alternative transaction with respect to it.

Material United States Federal Income Tax Consequences of the Mergers

The following is a general description of the material United States federal income tax consequences of the mergers, without regard to the particular circumstances of any stockholder of NPS or Enzon. It does not discuss all of the consequences that may be relevant to NPS or Enzon stockholders in light of their personal circumstances or to such stockholders who are subject to special treatment under the Internal Revenue Code (such as insurance companies, tax-exempt organizations, dealers in securities or foreign currency, banks or

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trusts, persons who do not hold their shares of NPS common stock or Enzon common stock as capital assets, persons that hold their NPS common stock or Enzon common stock as part of a straddle, a hedge against currency risk or a constructive sale or conversion transaction, persons that have a functional currency other than the U.S. dollar, investors in pass-through entities, stockholders who acquired their NPS common stock or Enzon common stock through the exercise of options or otherwise as compensation or through a tax-qualified retirement plan, or holders of options granted under any NPS or Enzon benefit plan). No information is provided in this summary with respect to the tax consequences, if any, of the mergers under any state, local or foreign tax laws.

We urge each NPS or Enzon stockholder to consult his, her, or its own tax advisor as to the federal income tax consequences of the mergers, and also as to any state, local, foreign, or other tax consequences based on his or her own particular facts and circumstances.

It is a condition to the NPS merger that NPS receive an opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, that its merger with Newton Acquisition Corporation will constitute a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. It is also a condition to the Enzon merger that Enzon receive an opinion from Dorsey & Whitney LLP that its merger into Einstein Acquisition Corporation will constitute a reorganization under Section 368 of the Internal Revenue Code. The Internal Revenue Service has not been and will not be asked to rule upon the tax consequences of either of these transactions.

The opinions of Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Dorsey & Whitney LLP will be based upon the facts described in this registration statement and various representations and covenants made by NPS and Enzon and also will be subject to various assumptions and qualifications. The opinions of Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Dorsey & Whitney LLP will be based upon the Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings and practice, and judicial authority, all of which are subject to change, possibly with retroactive effect. Unlike a ruling from the Internal Revenue Service, opinions of counsel are not binding on the Internal Revenue Service and there can be no assurance, and none is given in this registration statement, that the Internal Revenue Service will not take a position contrary to the opinions of counsel or that the opinions will be upheld by the courts if challenged by the Internal Revenue Service.

Assuming the mergers qualify as reorganizations, the following federal income tax consequences will result:

•	No income, gain, or loss will be recognized by Momentum, NPS, Newton Acquisition Corporation, Enzon, or Einstein Acquisition Corporation as a result of the mergers.

•
No income, gain, or loss will be recognized by the NPS stockholders upon the exchange of their NPS common stock solely for Momentum common stock pursuant to the NPS merger, and no income, gain, or loss will be recognized by the Enzon stockholders upon the exchange of their Enzon common stock solely for Momentum common stock pursuant to the Enzon merger, except in each case to the extent of cash received in lieu of fractional shares of Momentum common stock.

•
The aggregate adjusted basis of the Momentum common stock received pursuant to the NPS merger by an NPS stockholder will be equal to the aggregate adjusted basis of the NPS common stock the stockholder surrendered, and the aggregate adjusted basis of the Momentum common stock received pursuant to the Enzon merger by an Enzon stockholder will be equal to the aggregate adjusted basis of the Enzon common stock surrendered, reduced in each case by any amount allocable to the fractional share interests in Momentum common stock for which cash is received.

•
The holding period of the Momentum common stock received pursuant to the NPS merger by an NPS stockholder will include the holding period of the NPS common stock surrendered, and the holding period of the Momentum common stock received pursuant to the Enzon merger by an Enzon stockholder will include the holding period of the Enzon common stock surrendered.

•	Cash payments made to an NPS or Enzon stockholder in lieu of fractional shares of Momentum common stock will be treated as if a fractional share of Momentum common stock had been issued

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pursuant to the merger and then redeemed by Momentum. An NPS or Enzon stockholder receiving cash in lieu of fractional shares will generally recognize gain or loss equal to the difference between the stockholder’s basis in the fractional share and the amount of cash received. This gain or loss will be capital gain or loss provided that the NPS or Enzon common stock was a capital asset in the hands of the NPS or Enzon stockholder at the time of the merger.

This summary does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, the summary does not address any non-income tax or any foreign, state or local tax consequences of the mergers. The summary does not address the tax consequences of any transaction other than the mergers. Accordingly, each NPS and Enzon stockholder is strongly urged to consult with a tax advisor to determine the particular federal, state, local or foreign income or other tax consequences of the mergers to the holder.

Accounting Treatment of the Transaction

We intend to account for the mergers under the purchase method of accounting for business combinations, with NPS being deemed to have acquired Enzon. See “Unaudited Pro Forma Condensed Consolidated Financial Statements.”

Regulatory Matters

We have summarized below the material regulatory requirements affecting the mergers. Although we have not yet received the required approvals we discuss, we anticipate that we will receive regulatory approvals sufficient to complete the transaction in the second quarter of 2003.

The mergers are subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which prevents specified transactions from being completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and specified waiting periods are terminated or expire. We have filed the required information and materials to notify the Department of Justice and the Federal Trade Commission of the mergers. No-foreign pre-merger filings are required.

The Antitrust Division of the Department of Justice or the Federal Trade Commission may challenge the mergers on antitrust grounds, either before or after expiration of the waiting period. Accordingly, at any time before or after the completion of the mergers, either the Antitrust Division of the Department of Justice or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, could take action under the antitrust laws, including seeking to enjoin the mergers. Additionally, at any time before or after the completion of the mergers, notwithstanding that the applicable waiting period expired or was terminated, any state or private party could take action under the antitrust laws as it deems necessary or desirable in the public interest. There can be no assurance that a challenge to the mergers will not be made or that, if a challenge is made, we will prevail.

Restrictions on Sales of Momentum Common Stock by Affiliates of NPS and Enzon

The shares of Momentum common stock to be issued in connection with the mergers will be registered under the United States Securities Act of 1933, as amended, and will be freely transferable under the Securities Act, except for shares of Momentum common stock issued to any person who is deemed to be an “affiliate” of either NPS or Enzon at the time of the special meetings. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under the common control of, either NPS or Enzon and may include executive officers, directors and significant stockholders of either NPS or Enzon. Affiliates may not sell their shares of Momentum common stock acquired in connection with the mergers except pursuant to:

•	an effective registration statement under the Securities Act covering the resale of those shares;

•	an exemption under paragraph (d) of Rule 145 under the Securities Act; or

•	any other applicable exemption under the Securities Act.

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Momentum’s registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, does not cover the resale of shares of Momentum common stock to be received by affiliates of NPS and Enzon in connection with the mergers.

Nasdaq National Market Listing of Momentum Common Stock to be Issued in the Mergers

NPS and Enzon will cause Momentum to cause the shares of Momentum common stock to be issued or to be reserved for issuance in connection with the mergers to be authorized for quotation on the Nasdaq National Market, subject to official notice of issuance, before the effective time of the mergers.

Appraisal Rights

Under Delaware law, NPS and Enzon stockholders are not entitled to appraisal rights in connection with the mergers.

Delisting and Deregistration of NPS and Enzon Common Stock after the Transaction

When the mergers are completed, NPS common stock and Enzon common stock will each be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934, as amended.

The Merger Agreement

The following summary of the merger agreement is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated by reference and attached as Annex A to this joint proxy statement/prospectus. We urge you to read the full text of the merger agreement.

Conditions to Completion of the Transaction.     The respective obligations of NPS and Enzon to complete the NPS merger and the Enzon merger are subject to the satisfaction or waiver of specified conditions before completion of the mergers, including the following:

•	the adoption of the merger agreement by the affirmative vote of:

—	the holders of a majority of the outstanding shares of NPS common stock; and

—	the holders of a majority of the outstanding shares of Enzon common stock;

•	the absence of any statute, rule, regulation, executive order, decree, injunction or other order making the mergers illegal or otherwise prohibiting consummation of the mergers;

•
the declaration of effectiveness of the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, by the Securities and Exchange Commission, and the absence of any stop order or threatened or pending proceedings seeking a stop order with respect to the registration statement or this proxy statement/prospectus;

•	the expiration or early termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

•	obtaining all material foreign antitrust approvals;

•
the absence of any pending or overtly threatened suit, action or proceeding asserted by a governmental authority challenging or seeking to restrain or prohibit completion of the mergers or any other transaction contemplated by the merger agreement, the effect of which would cause the condition set forth in the second bullet point above to not be satisfied, or seeking to require either NPS or Enzon to agree to or effect any divestiture, hold separate any business or assets or take any other action that is not conditional on the consummation of the mergers; and

•
the authorization for quotation by the Nasdaq National Market of the shares of Momentum common stock to be issued, or to be reserved for issuance, in connection with the merger, subject to official notice of issuance.

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NPS’ obligations to complete the merger relating to NPS are subject to the satisfaction or waiver of the following additional conditions before completion of the NPS merger:

•	Enzon’s representations and warranties must be true and correct as of the date of the merger agreement and as of the date of completion of the merger, except for:

—
any failure of such representations and warranties to be true and correct that does not, in each case or in the aggregate, constitute a Material Adverse Effect on Enzon (other than the representation by Enzon that, since December 31, 2002, there has not been any effect that, individually or in the aggregate, constitutes a Material Adverse Effect on Enzon, which representation must be true and correct in all respects);

—	changes contemplated by the merger agreement; and

—
representations and warranties that address matters only as of a particular date, which must be true and correct as of such date, subject to the qualification set forth in the first sub-bullet point above; and

•	NPS shall have received a certificate to that effect signed by an authorized senior executive officer and senior financial officer of Enzon.

•
Enzon must have performed or complied in all material respects with all agreements and covenants required to be performed by it under the merger agreement on or prior to the completion of the mergers, and NPS shall have received a certificate to that effect signed by an authorized senior executive officer and senior financial officer of Enzon.

•
NPS must have received from Wilson Sonsini Goodrich & Rosati, P.C., a written opinion, in form and substance reasonably satisfactory to NPS, to the effect that for federal income tax purposes the NPS merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

Enzon’s obligations to complete the merger relating to Enzon are subject to the satisfaction or waiver of the following additional conditions before completion of the Enzon merger:

•	NPS’ representations and warranties must be true and correct as of the date of the merger agreement and as of the date of completion of the merger, except for:

—
any failure of such representations and warranties to be true and correct that does not, in each case or in the aggregate, constitute a Material Adverse Effect on NPS (other than the representation by NPS that, since September 30, 2002, there has not been any effect that, individually or in the aggregate, constitutes a Material Adverse Effect on NPS, which representation must be true and correct in all respects);

—	changes contemplated by the merger agreement; and

—
representations and warranties that address matters only as of a particular date, which must be true and correct as of such date, subject to the qualification set forth in the first sub-bullet point above; and

•	Enzon shall have received a certificate to that effect signed by an authorized senior executive officer and senior financial officer of NPS.

•
NPS must have performed or complied in all material respects with all agreements and covenants required to be performed or complied with by it under the merger agreement on or prior to the completion of the mergers, and Enzon shall have received a certificate to that effect signed by an authorized senior executive officer and senior financial officer of NPS.

•
Enzon must have received from Dorsey & Whitney LLP, a written opinion, in form and substance reasonably satisfactory to it, to the effect that the Enzon merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

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“Material Adverse Effect,” when used in reference to any entity, means any change, event, violation, inaccuracy, circumstance or effect that is or is reasonably likely to (a) be materially adverse to the business, assets, capitalization, financial condition or results of operations of the entity and its subsidiaries, taken as a whole or (b) materially impede the ability of the entity to consummate the transactions contemplated by the merger agreement.

However, in no event will any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect on NPS or Enzon:

•	any change, event, violation, inaccuracy, circumstance or effect directly and primarily resulting from the announcement or pendency of the merger;

•	any change in the stock price or trading volume of the entity, in and of itself;

•	the failure by the entity to meet published revenue or earning projections, in and of itself;

•
any change, event, violation, inaccuracy, circumstance or effect resulting from changes affecting the industries in which the entity operates or the United States economy generally (which changes in each case do not disproportionately affect the entity in any material respects);

•
any change, event, violation, inaccuracy, circumstance or effect resulting from changes affecting worldwide general economic or capital market conditions (which changes in each case do not disproportionately affect the entity in any material respects); or

•	stockholder class action litigation arising from allegations of a breach of fiduciary duty relating to the merger agreement and the transactions contemplated by the merger agreement.

No Solicitation.     The merger agreement contains provisions prohibiting NPS and Enzon from seeking an alternative transaction. Under these “no solicitation” provisions, each of NPS and Enzon has agreed that neither it nor any of its subsidiaries, nor any of its or its subsidiaries’ officers and directors will, and that it will use commercially reasonable efforts to ensure that its and its subsidiaries’ employees, agents and representatives do not, directly or indirectly:

•	solicit, initiate, encourage, knowingly facilitate or induce any inquiries with respect to, or the making of, an Acquisition Proposal with respect to itself, except as described below;

•
furnish to any person any nonpublic information or take any other action to facilitate any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to, any Acquisition Proposal with respect to itself;

•
participate or engage in discussions or negotiations with any person with respect to any Acquisition Proposal with respect to itself, or the making of any proposal that constitutes or could reasonably be expected to lead to any Acquisition Proposal with respect to itself;

•	approve, endorse or recommend any Acquisition Proposal with respect to itself, except as described below; or

•
enter into any letter of intent, agreement in principal or similar agreement or any contract contemplating or otherwise relating to any Acquisition Proposal or any transaction contemplated thereby with respect to itself, other than a confidentiality agreement as described below.

“Acquisition Proposal” means, with respect to either NPS or Enzon, any offer or proposal relating to any transaction or series of related transactions involving:

•
any purchase from it or acquisition by any person or “group” (as defined under Section 13(d) of the Securities Exchange Act and the rules and regulations thereunder) of more than a 10% interest in the total outstanding voting securities of that party or any of its significant subsidiaries;

•
any tender offer or exchange offer that if consummated would result in any person or group beneficially owning 10% or more of the total outstanding voting securities of that party or any of its significant subsidiaries;

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•	any merger, consolidation, business combination or similar transaction involving it or any of its significant subsidiaries;

•
any sale, lease (other than in the ordinary course of business and consistent with past practices), exchange, transfer, license (other than in the ordinary course of business and consistent with past practices), acquisition or disposition of more than 10% of the aggregate fair market value of its assets (including its significant subsidiaries taken as a whole); or

•	any liquidation or dissolution of that entity.

However, in the event that NPS or Enzon receives an unsolicited, bona fide written Acquisition Proposal with respect to itself from a third party that its board concludes in good faith (after consultation with outside legal counsel and its financial advisor) is, or is reasonably likely to result in, a Superior Offer, then the recipient of the Acquisition Proposal may take the following actions if and to the extent that its board concludes in good faith, after consultation with its outside legal counsel, that the failure to do so is reasonably likely to result in a breach of its fiduciary obligations under applicable legal requirements:

•	furnish nonpublic information to the third party making the Acquisition Proposal, as long as:

—	concurrently with furnishing any nonpublic information to the third party, it gives the other party written notice of its intention to furnish nonpublic information;

—
it receives from the third party an executed confidentiality agreement, the terms of which are at least as restrictive as the terms contained in the confidentiality agreement between NPS and Enzon; and

—
contemporaneously with furnishing any such nonpublic information to the third party, it furnishes the same nonpublic information to the other party (to the extent the nonpublic information has not been previously furnished to the other party); and

•
engage in discussions or negotiations with the third party with respect to the Acquisition Proposal so long as concurrently with holding or entering into discussions or negotiations with the third party, it gives the other party written notice of its intention to hold or enter into discussions or negotiations with the third party.

“Superior Offer” means, with reference to NPS or Enzon, an unsolicited, bona fide written offer made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of the relevant party or a majority of the outstanding stock or other equity interests in the relevant party, on terms that the board of that party has in good faith concluded (after consultation with its outside legal counsel and its financial advisor), taking into account, among other things, all legal, financial, regulatory and other aspects of the offer and the person making the offer, to be:

•	more favorable, from a financial point of view, to that party’s stockholders (in their capacities as stockholders) than the terms of the mergers; and

•	reasonably capable of being consummated.

If the NPS board or Enzon board, as the case may be, has concluded in good faith, after consultation with its outside legal counsel, that the failure to withhold, withdraw, amend or modify its recommendation in favor of the transactions contemplated by the merger agreement or to approve or recommend a Superior Offer is reasonably likely to result in a breach of its fiduciary obligations to its stockholders under applicable legal requirements, then the NPS board or the Enzon board, as the case may be, may withhold, withdraw, amend or modify its recommendation in favor of the transaction contemplated by the merger agreement, and with respect to a Superior Offer, may approve or recommend such Superior Offer if all of the following conditions are met:

•	a Superior Offer with respect to it has been made and has not been withdrawn;

•	its stockholders’ meeting has not occurred;

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•	it has:

—
provided to the other party written notice which states expressly that it has received a Superior Offer, the terms and conditions of the Superior Offer and the identity of the person or group making the Superior Offer, and that it intends to change its recommendation and the manner in which it intends to do so;

—	provided to the other party a copy of all written materials delivered to the person or group making the Superior Offer in connection with the Superior Offer, and

—	made available to the other party all materials and information made available to the person or group making the Superior Offer in connection with the Superior Offer;

•
its board has concluded in good faith, after consultation with its outside legal counsel, that, in light of the Superior Offer, the failure of the board to take such action is reasonably likely to result in a breach of its fiduciary obligations to its stockholders under applicable legal requirements, and

•	it has not breached any of the provisions of the no-solicitation covenant in connection with the Superior Offer.

Nothing in the merger agreement limits or otherwise affects NPS’ or Enzon’s obligation to call, give notice of, convene and hold their stockholders’ meetings to consider adoption of the merger agreement. In addition, under the terms of the merger agreement, neither NPS or Enzon can submit or propose to submit any Acquisition Proposal to a vote of its stockholders. In addition, nothing in the merger agreement prohibits either NPS or Enzon or their respective boards from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Securities Exchange Act, so long as the content of any disclosure under those rules is governed by the terms of the merger agreement.

Each of NPS and Enzon has agreed in the merger agreement that:

•
as promptly as practicable after the receipt of an Acquisition Proposal or a request for nonpublic information or inquiry which the recipient reasonably believes could lead to an Acquisition Proposal, and in any event within one business day after certain officers of the recipient have actual knowledge of the Acquisition Proposal, request for information or inquiry, provide the other party with:

—	oral and written notice of the terms and conditions of the Acquisition Proposal, request or inquiry;

—	the identity of the person or group making the Acquisition Proposal, request or inquiry; and

—	a copy of all written materials provided in connection with the Acquisition Proposal, request or inquiry;

•
the recipient of any Acquisition Proposal will keep the other party informed of the status of the Acquisition Proposal, request or inquiry, including any material modifications or amendments or proposed modifications or amendments;

•
the recipient of any Acquisition Proposal will promptly provide the other party with a copy of all written materials subsequently provided in connection with the Acquisition Proposal, request or inquiry; and

•
it will provide the other party with 48 hours’ prior notice (or any lesser notice that is given to its board) of any meeting of its board at which its board is reasonably expected to consider an Acquisition Proposal.

Termination.     The merger agreement may be terminated at any time prior to the completion of the mergers, whether before or after the stockholder approvals have been obtained:

•	by mutual written consent duly authorized by the boards of each of NPS and Enzon;

•
by either NPS or Enzon if the mergers are not completed on or before August 19, 2003, except that this right to terminate the merger agreement will not be available to any party whose action or failure to act has been the principal cause of, or resulted in, the failure of the mergers to be completed by

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August 19, 2003, and such action or failure to act constitutes a material breach of the merger agreement;

•
by either NPS or Enzon if any governmental entity issues an order, decree or ruling or takes any other action, including a failure to have taken any action, having the effect of permanently restraining, enjoining or otherwise prohibiting the mergers, and the order, decree, ruling or other action is final and nonappealable;

•
by either NPS or Enzon if the approval of either party’s stockholders is not obtained because of the failure to obtain the required vote to adopt the merger agreement at a duly held meeting of stockholders, except that this right to terminate the merger agreement will not be available to any party whose failure to obtain stockholder approval arose from the action or failure to act of that party and that action or failure to act constitutes a material breach of the merger agreement by that party;

•	by either NPS or Enzon if a Triggering Event with respect to the other party occur; or

•
by either NPS or Enzon if the other party breaches any of its representations, warranties, covenants or other agreements contained in the merger agreement, or if any representation or warranty of the other party becomes untrue, in each case so that the conditions to the completion of the mergers relating to the truth of the other party’s representations and warranties and the performance of or compliance by the other party with its agreements and covenants contained in the merger agreement would not be satisfied as of the time of the breach or as of the time the representation or warranty becomes untrue, except that if any breach or inaccuracy in the other party’s representations and warranties that would give rise to this termination right is curable by the breaching party prior to August 19, 2003, through the exercise of reasonable efforts, then the non-breaching party may not terminate the agreement prior to 30 days after the receipt by the breaching party of written notice of the breach, so long as the breaching party continues to exercise commercially reasonable efforts to cure the breach during that 30-day period (and neither party may exercise this termination right if it has materially breached the merger agreement or if the breach is cured within the 30-day period).

A “Triggering Event”, with respect to NPS or Enzon, will be deemed to have occurred if:

•	its board or any committee of its board withholds or withdraws, amends or modifies in a manner adverse to the other party its recommendation in favor of the adoption of the merger agreement;

•	a party fails to include in this proxy statement/prospectus the recommendation of its board in favor of adoption of the merger agreement;

•
its board fails to reaffirm, publicly if so requested, its recommendation in favor of adoption of the merger agreement within ten calendar days after the other party requests in writing that such action be taken in connection with a publicly announced Acquisition Proposal;

•	its board or any committee of its board approves or recommends any Acquisition Proposal; or

•
a tender or exchange offer relating to its securities is commenced by a person unaffiliated with the other party and it does not send to its stockholders, within ten business days after the tender or exchange offer is first published, sent or given, a statement disclosing that its board recommends rejection of the tender or exchange offer.

Termination Fee.     The merger agreement requires NPS or Enzon to pay a termination fee to the other equal to $30,000,000 in the event that:

•	it terminates the merger agreement because a Triggering Event with respect to the other party occurs;

•	the merger is not completed on or before August 19, 2003, and the following conditions are met:

—
after February 19, 2003, and prior to the termination of the merger agreement, an Acquisition Proposal with respect to a Controlling Acquisition of the other party was made to the other party and not withdrawn; and

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—
within 12 months following the termination of the merger agreement, a Controlling Acquisition of the other party is consummated or the other party enters into an agreement providing for a Controlling Acquisition and that Controlling Acquisition is later consummated; and

—	the payment of the termination fee will be at or prior to, and as a condition to, the completion of the Controlling Acquisition;

•	the requisite approval of the stockholders of the other party is not obtained and the following conditions are met:

—
after February 19, 2003, and prior to the termination of the merger agreement, an Acquisition Proposal with respect to a Controlling Acquisition of the other party was publicly announced and not withdrawn; and

—
within 12 months following the termination of the merger agreement, a Controlling Acquisition of the other party is consummated or the other party enters into an agreement providing for a Controlling Acquisition and that Controlling Acquisition is later consummated; and

—	the payment of the termination fee will be at or prior to, and as a condition to, the completion of the Controlling Acquisition; or

•	it exercises the termination right relating to a breach of the merger agreement or an inaccuracy in the other party’s representations or warranties and the following conditions are met:

—
after February 19, 2003, and prior to the termination of the merger agreement, an Acquisition Proposal with respect to a Controlling Acquisition of the other party was made to the other party and not withdrawn; and

—
within 12 months following the termination of the merger agreement, a Controlling Acquisition of the other party is consummated or the other party enters into an agreement providing for a Controlling Acquisition and that Controlling Acquisition is later consummated; and

—	the payment of the termination fee will be at or prior to, and as a condition to, the completion of the Controlling Acquisition.

“Controlling Acquisition” means, with reference to NPS or Enzon, any of the following transactions (other than the transactions contemplated by the merger agreement):

•
a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the party pursuant to which its stockholders immediately preceding the transaction hold less than 60% of the aggregate equity interests in the surviving or resulting entity of the transaction or any direct or indirect parent thereof;

•	a sale or other disposition by it of assets representing in excess of 40% of the aggregate fair market value of its business immediately prior to the sale; or

•
the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by it or such person or group), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 40% of the voting power of its then-outstanding shares of capital stock.

Conduct of Business Pending the Merger.     Each of NPS and Enzon has agreed in the merger agreement, on behalf of itself and its subsidiaries, except as otherwise agreed to in writing by the other party, to carry on its business in the usual, regular and ordinary course, in substantially the same manner as previously conducted, and use commercially reasonable efforts consistent with past practices and policies to:

•	preserve intact its present business organization;

•	keep available the services of its present executive officers and key employees;

•	preserve its relationships with customers, suppliers, licensors, licensees, development partners and others with which it has business dealings;

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•
continue its course of action and strategies with respect to any state and federal regulatory approval for any pharmaceutical product or compound, including the continuation of any clinical and pre-clinical studies, meeting with FDA officials or officials of any other governmental authority, taking steps as necessary to obtain and maintain all necessary approvals from the FDA or any other governmental authority, and the filing of all necessary and appropriate submissions to the FDA or any other governmental authority; and

•
file or cause to be filed at its own expense, on or prior to their due date, all tax returns required to be filed for all tax periods ending on or before the effective time of the mergers, subject to the following:

—
neither NPS nor Enzon will file or amend any tax returns, or other returns, elections, claims for refund or information statements with respect to any liabilities for taxes, subject to certain exceptions, for any tax period without prior approval of the other, which approval cannot be unreasonably withheld or delayed; and

—
both NPS and Enzon will provide the other with a copy of appropriate workpapers, schedules, drafts and final copies of each federal, state and provincial income tax return or election at least ten days before filing the return or election or making the amendment and will reasonably cooperate with any request by the other in connection with those documents.

In addition, NPS and Enzon have agreed that, without the prior written consent of a duly authorized officer of the other party, during the period from February 19, 2003, and continuing until the earlier of the termination of the merger agreement pursuant to its terms or the effective time of the mergers, each of NPS and Enzon shall not do any of the following, and shall not permit their respective subsidiaries to do any of the following:

•	enter into any new line of business material to it and its subsidiaries taken as a whole;

•
declare, set aside or pay any dividends on or make any other distributions, whether in cash, stock, equity securities or property, in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

•	purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock or the capital stock of its subsidiaries, except:

—
repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on February 19, 2003, or entered into the ordinary course of business and consistent with past practices and the terms of the merger agreement after February 19, 2003;

—	the redemption or purchase by a subsidiary of NPS of the NPS exchangeable shares in accordance with the terms of the merger agreement; and

—	the redemption of Enzon preferred stock in accordance with the terms of the merger agreement;

•
issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock, voting debt or any securities convertible into shares of capital stock or voting debt, or subscriptions, rights, warrants or options to acquire any shares of capital stock or voting debt or any securities convertible into shares of capital stock or voting debt, or enter into other agreements or commitments of any character obligating it to issue any such securities or rights, other than:

—	issuances of common stock upon the exercise of options existing on February 19, 2003, in accordance with their present terms or granted pursuant to the terms of the merger agreement;

—	the issuance of shares of NPS common stock to participants in the NPS ESPP pursuant to the terms of the NPS ESPP;

—
grants of stock options or other stock based awards of or to acquire common stock granted under option plans outstanding on February 19, 2003, in each case in the ordinary course of business and consistent with past practices in connection with annual compensation reviews or ordinary course

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promotions or to new hires and that have a vesting schedule no more favorable than ratable monthly installments that vest over not less than three years and do not accelerate, or become subject to acceleration, directly or indirectly, as a result of the approval or completion of the mergers and/or termination of employment following the mergers; or

—	the issuance and delivery of NPS common stock in exchange for NPS exchangeable shares;

•	cause, permit or propose any amendments to its charter documents or any of the charter documents of its subsidiaries;

•
acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any person or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business, except this restriction will not prohibit:

—	internal reorganizations or consolidations involving existing subsidiaries of either NPS or Enzon; or

—	the creation of new subsidiaries organized to conduct or continue activities otherwise permitted by the merger agreement;

•	enter into any partnership arrangements, joint development agreements, joint ventures or other strategic partnerships, alliances or collaborations;

•
sell, lease, license, mortgage or otherwise encumber or dispose of any properties or assets which are material, individually or in the aggregate, to its business, except sales or other dispositions in the ordinary course of business and consistent with past practices;

•	make any loans, advances or capital contributions to, or investments in, any other person, other than loans or investments by it or a subsidiary of it to or in it or any subsidiary of it;

•
except as required by GAAP or the Securities and Exchange Commission as concurred in by its independent auditors, make any change in its methods or principles of accounting since September 30, 2002, in the case of NPS, and December 31, 2002, in the case of Enzon;

•
settle any claim, action or proceeding involving the payment by it of money damages, except to the extent subject to reserves reflected, in the case of NPS, on the latest NPS balance sheet, and in the case of Enzon, on the latest Enzon balance sheet, in each case in accordance with GAAP;

•	change its fiscal year;

•	make or change any express or deemed material tax election, or consent to the extension or waiver of the statutory period of limitations applicable to any claim for taxes;

•	change any of its methods of reporting income or deductions for federal income tax purposes from those employed in preparation of the federal income tax returns for the taxable year ending 2002;

•	except as required by legal requirements or contracts binding on either party that were disclosed to the other party and only with respect to arrangements in effect on February 19, 2003:

—
increase in any manner the amount of compensation or material fringe benefits of, pay any bonus to or grant severance or termination pay to any executive officer or director or key employee of NPS or Enzon, respectively, or any material subsidiary, division or business unit of either NPS or Enzon;

—
make any increase in or commitment to increase any benefit plan, adopt or amend or make any commitment to adopt or amend any benefit plan or make any contribution, other than regularly scheduled contributions, to any benefit plan;

—
waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice any options or authorize cash payments in exchange for any options;

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—	enter into any employment, severance, termination or indemnification agreement with any of its employees;

—	make any oral or written representation or commitment with respect to any material aspect of any benefit plan that is not in accordance with the existing written terms and provision of that plan;

—	grant any stock appreciation right to any person; or

—
enter into any agreement with any of its employees the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving NPS or Enzon of the nature contemplated by the merger agreement;

•
subject NPS or Enzon or any of their respective subsidiaries, or Momentum or either of the surviving corporations of the mergers, to any non-compete or other restriction on any of their respective businesses following the completion of the mergers;

•
enter into any agreement or commitment the effect of which would be to grant to a third party following the mergers any actual or potential right of license to any intellectual property rights owned by either NPS or Enzon or any of its respective subsidiaries;

•	grant any exclusive rights with respect to any intellectual property rights;

•
enter into, modify or amend in a manner adverse in any material respect to the relevant party, or terminate, any material contract, or waive, release or assign any material rights or claims under any material contract;

•
incur any indebtedness for borrowed money or guarantee any indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of it, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of any other person, other than any wholly owned subsidiary, or enter into any arrangement having the same economic effect, except for intercompany indebtedness between NPS and any of its wholly owned subsidiaries and Enzon and any of its wholly owned subsidiaries; or

•	agree in writing or otherwise to take any of the actions described in the preceding bullet points.

Commercially Reasonable Efforts.     Except as otherwise limited by the terms of the merger agreement, the parties to the merger agreement agree to use commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the mergers and the other transactions contemplated by the merger agreement, including using commercially reasonable efforts to:

•	take all reasonable acts necessary to cause the conditions to the transaction set forth in the merger agreement to be satisfied;

•
obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from governmental authorities and make all necessary registrations, declarations and filings and take all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any governmental authority;

•	obtain all necessary third party consents, approvals and waivers;

•
defend any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging the merger agreement or the consummation of the transactions contemplated by the merger agreement, including seeking to have any stay or temporary restraining order entered by any court or other governmental authority vacated or reversed; and

•	execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the merger agreement.

However, neither NPS nor Enzon will be required to:

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•	agree to or effect any divestiture or hold separate any business or assets; or

•	take any other action that is not conditional on the consummation of the mergers.

Amendment, Extension and Waiver.     Subject to applicable legal requirements, the merger agreement may be amended by NPS, Enzon and Momentum by action taken or authorized by their respective boards, at any time before or after adoption of the merger agreement by the stockholders of NPS and Enzon. After any stockholder approval has been obtained, no amendment may be made which by law or in accordance with the rules of the Nasdaq National Market requires further approval by the stockholders of NPS or Enzon, as the case may be, without the further required approval. All amendments to the merger agreement must be in writing signed on behalf of each of NPS, Enzon and Momentum.

At any time before the completion of the mergers, the parties may, by action taken or authorized by their respective boards, to the extent legally allowed:

•	extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement;

•	waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; and

•	waive compliance with any of the agreements or conditions for the benefit of the waiving party contained in the merger agreement.

All extensions and waivers must be in writing and signed by the party against whom the extension or waiver is to be effective.

Expenses.     Other than the termination fee described in “-Termination Fee,” whether or not the mergers are completed, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring the fees and expenses, except the following fees and expenses will be shared equally by the parties:

•
all fees and expenses, other than attorneys’ and accountants’ fees and expenses, incurred in connection with the printing and filing of this joint proxy statement/prospectus and the registration statement of which it is a part;

•	the filing fee for the notification and report forms filed under the Hart-Scott Rodino Antitrust Improvements Act of 1976; and

•	reasonable attorneys’ fees and expenses incurred in connection with any foreign pre-merger regulatory filings.

Representations and Warranties.     The merger agreement contains customary representations and warranties of NPS and Enzon relating to, among other things:

•	corporate organization, charter documents and similar corporate matters;

•	subsidiaries;

•	capital structure;

•	authority, required consents and absence of conflicts;

•	documents filed with the Securities and Exchange Commission and financial statements included in those documents;

•	the absence of certain changes and events since September 30, 2002, in the case of NPS, and December 31, 2002, in the case of Enzon;

•	tax matters;

•	intellectual property matters;

•	compliance with applicable laws;

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•	permits;

•	regulatory compliance;

•	clinical, pre-clinical, safety and other studies and tests;

•	litigation;

•	brokers and finders fees;

•	transactions with affiliates;

•	employee matters;

•	environmental matters;

•	real estate matters;

•	contracts;

•	information supplied in connection with this joint proxy statement/prospectus and the registration statement of which it is a part;

•	board approval;

•	opinions of financial advisors;

•	amendment of rights plans; and

•	applicable state takeover laws.

Certain Arrangements Relating to Momentum Merger Corporation

Immediately prior to the effective time of the mergers, NPS and Enzon have agreed to take, and cause Momentum to take, all requisite action to cause the amended and restated certificate of incorporation for Momentum to be in substantially the form included as Annex F to this joint proxy statement/prospectus and the amended and restated bylaws of Momentum to be substantially in the form included as Annex G to this joint proxy statement/prospectus. Among other things, the Momentum charter documents will provide that for a period of 24 months following the effective time of the mergers, the Momentum board will consist of ten members, six of whom shall be designated by NPS and four of whom shall be designated by Enzon. The merger agreement provides that the Momentum board will take all actions within its power to cause the NPS designees to be nominated for election as Class A representatives to the Momentum board and to cause the Enzon designees to be nominated for election as Class B representatives of the Momentum board at any annual or special meeting of stockholders of Momentum held during the 24-month period following the effective time of the mergers at which directors of Momentum are to be elected.

The merger agreement further provides that the Momentum board will take all actions within its power, effective as of the effective time of the mergers, to create an audit committee, a compensation committee and a nominating/governance committee of the Momentum board. For the 24-month period following the effective time of the mergers:

•	each committee of the Momentum board will consist of three directors, two of whom will be Class A representatives and one of whom will be a Class B representative;

•
there cannot be any increase in the number of executive officers of Momentum that are set forth in the merger agreement (see “Management of Momentum After the Transaction—Executive Officers of Momentum”); and

•	no additional committees of the Momentum board may be created.

None of the preceding covenants may be changed during the 24-month period following the effective time of the mergers without the affirmative vote of 80% of the entire Momentum board. The merger agreement also provides that Dr. Jackson and Mr. Higgins will recommend to the Momentum board that a

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Class B representative serve as chairman of the compensation committee and that a Class A representative serve as chairman of the audit committee and the nominating/governance committee.

The merger agreement further provides that the executive officers of Momentum will be as set forth in “Management of Momentum After the Transaction—Executive Officers of Momentum.”

The merger agreement also provides that, subject to the fiduciary duties of the Momentum board under applicable law, prior to the effective time of the mergers, the Momentum board will take all action as is necessary to declare as of the effective time of the mergers, a dividend of one preferred share purchase right for each outstanding share of Momentum common stock. The description and terms of the Momentum rights will be set forth in a rights agreement to be entered into between Momentum and a rights agent selected by the Momentum Board. The specific terms and provisions of the Momentum rights agreement will be in the form agreed to by the Momentum board. See “Description of Momentum Capital Stock Following the Transaction.”

For a summary of the material provisions of the amended and restated certificate of incorporation and amended and restated bylaws of Momentum, and the rights of stockholders of Momentum under the amended and restated certificate of incorporation and amended and restated bylaws, see “Description of Momentum Capital Stock Following the Transaction.”

Voting Agreements

The following summary of the voting agreements is qualified in its entirety by reference to the complete text of the voting agreements, which are incorporated by reference and attached as Annexes B and C to this joint proxy statement/prospectus. We urge you to read the full text of the voting agreements.

Concurrently with the signing of the merger agreement, certain affiliates of NPS, beneficially owning approximately 3.2% of the outstanding shares of NPS common stock and the exchangeable shares of NPS Allelix Inc. as of February 19, 2003, and approximately __% of the voting power of NPS as of __________, 2003, entered into the NPS voting agreements with Enzon. Concurrently with the signing of the merger agreement, certain affiliates of Enzon, beneficially owning approximately 1.0% of the outstanding shares of Enzon common stock and the Series A cumulative convertible preferred stock as February 19, 2003, and approximately __% of the voting power of Enzon as of ______, 2003, entered into the Enzon voting agreements with NPS. Under the voting agreements, the affiliate stockholders who entered into voting agreement have agreed:

•
at any meeting of stockholders called and at every adjournment or postponement of any such meeting, to appear at such meeting, in person or by proxy, or otherwise cause all of the shares held by the stockholder to be counted as present for purposes of establishing a quorum, and will vote, or cause to be voted (and on every action or approval by written consent, act, or cause to be acted, by written consent) with respect to all of the shares the stockholder is entitled to vote or as to which the stockholder has the right to direct the voting, as of the relevant record date:

—	in favor of the approval and adoption of the merger agreement and approval of the NPS merger or the Enzon merger, as the case may be;

—	against the approval of any proposal that would result in a breach by NPS or Enzon, as the case may be, of the merger agreement; and

—
against any proposal made in opposition to, or in competition with, consummation of the mergers (or either of them) and the other transactions contemplated by the merger agreement, including any Acquisition Proposal;

•
at all times during the period between February 19, 2003, until either the termination of the merger agreement in accordance with its terms or the effective date of the mergers, not to, directly or indirectly:

—	cause or permit the transfer of any of the shares to be effected, or discuss, negotiate or make any offer regarding any transfer of any of the shares;

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—
grant any proxies or powers of attorney with respect to any of the shares, deposit any of the shares into a voting trust or enter into a voting agreement or other similar commitment or arrangement with respect to any of the shares in contravention of the obligations of the stockholder under the voting agreement;

—	request that the relevant company register the transfer of any certificate or uncertificated interest representing any of the shares; or

—
take any action that would make any representation or warranty of the stockholder contained in the voting agreement untrue or incorrect, or have the effect of preventing or disabling the stockholder from performing any of the stockholder’s obligations under the voting agreement.

Despite the restrictions contained in the preceding bullet points:

•
the stockholder may transfer any or all of the shares held by it pursuant to, and in accordance with, the terms of the stockholder’s 10b5-1 plan or arrangement with the relevant company, if any, in effect as of February 19, 2003, or that is reinstated or adopted following that date;

•	the stockholder may sell shares for cash to the extent necessary to pay taxes incurred as a direct result of the exercise of options after February 19, 2003; and

•
in the case of NPS stockholders, the stockholder may sell shares for cash to the extent necessary to pay taxes estimated to be incurred as a direct result of the redemption or earlier conversion of exchangeable shares held by them on the date of this Agreement.

The NPS stockholders have granted Enzon an irrevocable proxy and the Enzon stockholders have granted NPS an irrevocable proxy, in each case to vote and exercise all voting and related rights, to the full extent that the stockholder is entitled to do so, with respect to all of the shares held by the stockholder in accordance with the terms of the voting agreement.

The “shares” that are covered by the voting agreement and the irrevocable proxy include all securities of NPS or Enzon, as the case may be, (including all shares of common stock and all options, warrants and other rights to acquire shares of common stock) owned by the stockholder as of February 19, 2003, and all additional securities of NPS or Enzon, as the case may be, (including all additional shares of common stock and all additional options, warrants and other rights to acquire shares of common stock) of which the stockholder acquires beneficial ownership between February 19, 2003, until either the termination of the merger agreement in accordance with its terms or the effective date of the mergers.

The voting agreements do not prohibit any director or executive officer of NPS or Enzon, as the case may be, from acting in his/her capacity as a director or executive officer of NPS or Enzon or from taking action as a director or officer of NPS or Enzon that may be required on the part of the stockholder as a director or officer of NPS or Enzon, including acting in compliance with the merger agreement.

The voting agreements terminate upon the earlier of the termination of the merger agreement in accordance with its terms or the effective time of the mergers.

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AMENDMENT OF NPS PHARMACEUTICALS, INC.
1994 EMPLOYEE STOCK PURCHASE PLAN

Pursuant to the terms of the merger agreement, Momentum will be assuming the NPS 1994 Employee Stock Purchase Plan, or NPS ESPP, upon consummation of the mergers. NPS is proposing to amend the NPS ESPP to increase the number of shares of NPS common stock reserved for issuance under the NPS ESPP from 260,000 shares to 360,000 shares and to extend the term of the NPS ESPP until March 19, 2013. Upon Momentum’s assumption of the NPS ESPP, the shares of NPS common stock issuable under the NPS ESPP will be converted into shares of Momentum common stock and the number of Momentum shares issuable will be based on the exchange ratio used in the NPS merger with respect to NPS common stock. The ESPP will allow employees to acquire shares of Momentum common stock, which will help align their interests with those of the combined company and its stockholders. Unless amended, the ESPP will expire in January 2004. If approved, the proposed amendments to the NPS ESPP will still be implemented by NPS regardless of whether the mergers are consummated, which will preserve NPS’ ability to allow its employees to purchase shares under the plan. The ESPP amendments will be effective as of March 19, 2003. Similarly, consummation of the mergers is not conditioned on the amendments to the ESPP and if the proposal to amend the merger agreement is approved, the mergers will be effected regardless of whether the amendments to the ESPP are approved by the NPS stockholders.

For a description of the principal features of the NPS ESPP, see “Annex I — Description of the NPS Pharmaceuticals, Inc. 1994 Employee Stock Purchase Plan.”

Vote Required; Recommendation of the NPS Board of Directors

The approval of the amendments to the NPS ESPP requires a majority of the votes of NPS common stock and exchangeable shares, voting as a single class, cast at the special meeting. For additional information about the special meeting and voting at the special meeting, see “The Special Meetings.”

The NPS Board unanimously recommends voting FOR the amendments to the NPS ESPP.

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MARKET PRICE AND DIVIDEND INFORMATION

Historical Market Prices

NPS common stock has been traded on The Nasdaq Stock Market under the symbol “NPSP” since May 26, 1994. Enzon common stock has been traded on The Nasdaq Stock Market under the symbol “ENZN” since March 26, 1990. Prior to such dates, there was no established public trading market for either company’s common stock. The following table sets forth for the periods indicated the quarterly high and low sale prices per share of NPS common stock and Enzon common stock as reported on the Nasdaq Stock Market.

	NPS		Enzon

	High	Low	High	Low

Calendar Year 2000
Third Quarter	$58.00	$25.38	$74.13	$41.38
Fourth Quarter	56.56	31.75	84.13	50.75
Calendar Year 2001
First Quarter	47.13	15.00	67.75	33.13
Second Quarter	43.00	17.56	79.40	39.56
Third Quarter	40.13	25.21	67.92	42.77
Fourth Quarter	41.40	28.80	67.15	50.10
Calendar Year 2002
First Quarter	38.70	24.25	57.86	40.75
Second Quarter	35.00	13.06	45.31	22.12
Third Quarter	26.22	11.59	25.70	16.46
Fourth Quarter	30.93	20.45	20.90	15.50
Calendar Year 2003
First Quarter (through 3/3/03)	28.68	16.05	19.32	11.82

Recent Share Prices

The table below presents:

•	the per share closing prices of NPS common stock and Enzon common stock on The Nasdaq Stock Market as of February 19, 2003, the last full trading date prior to the announcement of the mergers; and

•	the pro forma equivalent per share value of Enzon common stock as of __________, 2003, the latest practicable trading day before the printing of this joint proxy statement/prospectus.

The pro forma equivalent per share value of Enzon Common Stock is determined by multiplying the market price of NPS common stock by the Enzon common stock exchange ratio of 0.7264. In the NPS merger, one share of Momentum common stock will be issued for each outstanding share of NPS common stock.

	NPS Common Stock	Enzon Common Stock	Pro Forma Equivalent Per Share Value of Enzon Common Stock

February 19, 2003	$24.34	$14.03	$17.68
_____________, 2003

NPS and Enzon stockholders are advised to obtain current market quotations for NPS common stock and Enzon common stock. No assurance can be given as to the market prices of NPS common stock or Enzon common stock at any time before the completion of the mergers or as to the market price of Momentum common stock at any time after the completion of the mergers. Because the exchange ratios are fixed, the exchange ratios will not be adjusted to compensate NPS stockholders for any decreases in the market price of Enzon common stock which could occur before the mergers become effective. Similarly, the exchange ratios will not be adjusted to compensate Enzon stockholders for any decreases in the market price of NPS common stock which could occur before the mergers are completed.

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Dividends

Neither NPS nor Enzon has ever declared or paid cash dividends on its common stock. Pursuant to the merger agreement, each of NPS and Enzon has agreed not to pay cash dividends pending the consummation of the mergers, without written consent of the other. If the mergers are not consummated, the NPS board anticipates that it would continue its policy of retaining all earnings to finance the operation and expansion of its business. Similarly, if the mergers are not consummated, the Enzon board anticipates that it would continue its policy of retaining all earnings to finance the operation and expansion of its business. Momentum expects to retain all earnings for use in the operation and expansion of its business and does not anticipate paying any cash dividends after the completion of the mergers.

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UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements combine the historical consolidated financial statements of NPS and Enzon, and are presented to illustrate the effects of the merger on the historical financial position and operating results of NPS and Enzon, giving effect to the mergers as if they had occurred on January 1, 2002. Further, it gives effect to Enzon’s acquisition of the Abelcet product line from Elan Corporation on November 22, 2002 as if this acquisition had also occurred on January 1, 2002. The following unaudited pro forma condensed consolidated balance sheet of Momentum at December 31, 2002, gives effect to the NPS and Enzon mergers as if they occurred as of that date.

The historical consolidated financial information have been adjusted to give effect to pro forma events that are (1) directly attributable to the mergers, (2) directly attributable to the Enzon acquisition of Abelcet, (3) factually supportable, and (4) with respect to the statements of operations, expected to have a continuing impact on the consolidated results.

The unaudited pro forma condensed consolidated financial statements have been derived from, and should be read in conjunction with, the historical consolidated financial statements, including the notes thereto, of each of NPS and Enzon. For NPS, those financial statements are included in NPS’ Annual Report on Form 10-K for the year ended December 31, 2002, which are incorporated in this joint proxy statement/prospectus by reference. For Enzon, those financial statements are included in Enzon’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2002, and its Annual Report on Form 10-K for the year ended June 30, 2002, and, as it relates to the acquisition of the Abelcet product line, to the Form 8-K/A originally filed in November 2002, which are all incorporated in this joint proxy statement/prospectus by reference.

Enzon has a June 30 fiscal year end. For purposes of the unaudited pro forma condensed statement of operations, Enzon’s four reported calendar 2002 unaudited quarterly results were aggregrated to calculate a historical unaudited statement of operations for the year ended December 31, 2002. These results have been combined with the audited statement of operations of the Abelcet product line for the period from January 1, 2002 through September 27, 2002 plus the estimated results for Abelcet for the months of November and December 2001. This 11 month period for Abelcet, plus the actual results for December 2002, which are included in the Enzon consolidated results after the consummation of the acquisition, represents a full year of pro forma operations of the Abelcet product line. October and November 2002 financial data was not available from the former owner of Abelcet.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations of Momentum that would have occurred had the mergers been consummated as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the future financial condition or operating results of Momentum.

The unaudited pro forma condensed consolidated financial information was prepared using the purchase method of accounting with NPS treated as the acquiror. Accordingly, NPS’ cost to acquire Enzon has been allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the date of acquisition. The allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed consolidated financial information.

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NPS AND ENZON

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2002
(in thousands)

	NPS	Enzon	Pro Forma adjustments*		Pro Forma combined

Assets
Current assets:
Cash and cash equivalents	$96,094	$99,357	$(358	) (n)	$197,693
			2,600	(p)
Marketable investment securities	138,360	46,398	—		184,758
Accounts receivable, net	1,958	32,151	—		34,109
Inventory	—	12,620	465	(e)	13,085
Deferred tax assets	—	—	12,000	(1)	12,000
Other current assets	3,191	3,848	—		7,039

Total current assets	239,603	194,374	14,707		448,684

Property, plant and equipment	14,319	36,530	(8,621	) (f)	42,228
Less accumulated depreciation and amortization	10,009	9,909	(9,909	) (f)	10,009

Net plant and equipment	4,310	26,621	1,288		32,219

Deferred tax assets	—	8,342	(8,342	) (k)	—
Cost method equity investments	—	21,145	(4,169	) (g)	16,976
Debt issuance costs	—	10,032	(10,032	) (i)	—
Goodwill	6,900	150,841	(150,841	) (c)	6,900
Purchased definite-lived intangible assets	2,632	220,781	(220,781	) (c)	970,080
			967,448	(h)
Other assets	23	1,776	—		1,799

	$253,468	$633,912	$589,278		$1,476,658

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,623	$14,192	$—		$20,815
Accrued expenses	4,483	22,026	20,100	(m)	46,609
Accrued interest	—	9,000	—		9,000

Total current liabilities	11,106	45,218	20,100		76,424
Accrued rent	—	500	—		500
Long-term debt, net	—	400,000	(86,000	) (i)	314,000
Deferred tax liabilities	—	—	320,000	(j)	216,000
			(104,000	) (l)

Total liabilities	11,106	445,718	150,100		606,924

Stockholders’ equity:
Common stock	35	434	(434	) (b)	67
			32	(h)
Additional paid-in capital	489,352	267,671	(267,671	) (b)	1,159,840
			664,308	(h)
			6,180	(r)
Deferred compensation	(370)	(4,549)	4,549	(b)	(9,482)
			370	(o)
			(3,302	) (r)
			(6,180	) (r)
Accumulated other comprehensive income (loss)	1,180	(220)	220	(b)	1,180
Accumulated deficit	(247,835)	(75,142)	75,142	(b)	(281,871)
			(33,666	) (a)
			(370	) (o)

	242,362	188,194	439,178		869,734

	$253,468	$633,912	$589,278		$1,476,658

*	References to pro forma adjustments are contained in Note 4 to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

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NPS AND ENZON

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2002
(in thousands, except per share amount)

		Enzon, as adjusted

	NPS	Historical Enzon	Abelcet Product Line	Abelcet Pro Forma adjustments*		Enzon & Abelcet Product Line	Pro Forma adjustments*		Pro Forma combined

Revenues:
Net sales	$—	$26,431	$83,825	$2,903	(1)	$102,747	—		$102,747
				(10,412	)(2)		—
Royalties	—	74,942	—	—		74,942	—		74,942
Research and license agreements	2,154	—	—	—		—	—		2,154
Contract revenue	—	251	5,097	—		5,348	—		5,348

Total revenues	2,154	101,624	88,922	(7,509)		183,037	—		185,191

Operating expenses:
Cost of sales	—	10,010	22,425	1,095	(3)	31,821	465	(e)	32,542
				(1,709	)(4)		(500	)(d)
							756	(q)
Research and development	80,872	20,696	612	—		21,308	—		102,180
Selling, general and administrative	14,777	19,276	24,456	—		43,732	(139	)(q)	62,956
							4,586	(r)
Amortization of definite-lived acquired intangibles:
Licensing and royalty	—	—	—	—		—	53,265	(d)	53,265
Marketing and other	1,322	1,398	11,374	14,254	(5)	16,534	(16,534	)(d)	20,754
				(10,492	)(6)		19,432	(d)
Write-down of carrying value of equity investments	—	27,237	—	—		27,237	—		27,237

Total operating expenses	96,971	78,617	58,867	3,148		140,632	61,331		298,934

Operating income (loss)	(94,817)	23,007	30,055	(10,657)		42,405	(61,331)		(113,743)
Other income (expense):
Investment income	7,478	15,553	—	(9,982	)(7)	5,571	(440	)(s)	12,609
Interest expense	—	(19,828)	—	—		(19,828)	1,828	(i)	(30,000)
							(12,000	)(i)
Other	405	3,218	—	—		3,218	—		3,623

Total other income (expense)	7,883	(1,057)	—	(9,982)		(11,039)	(10,612)		(13,768)

Income (loss) before taxes and nonrecurring charges directly attributable to the transaction	$(86,934)	$21,950	$30,055	$(20,639)		$31,366	$(71,943)		$(127,511)

Tax (benefit) provision	(102)	(8,521)	—	—		(8,521)	8,521	(k)	(22,102)
							(22,000	)(t)

Income (loss) before nonrecurring charges directly attributable to the transaction	$(86,832)	$30,471	$30,055	$(20,639)		$39,887	$(58,464)		$(105,409)

Loss before nonrecurring charges directly attributable to the transaction per common and common equivalent share — basic and diluted	$(2.79)								$(1.67)

Weighted average common and common equivalent shares outstanding — basic and diluted	31,165						31,807		62,972

*	References to pro forma adjustments are contained in Note 4 to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

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NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)	Basis of Presentation

On February 19, 2003, NPS entered into a definitive agreement with respect to a business combination with Enzon Pharmaceuticals, Inc. Under the terms of the agreement, each of NPS’ stockholders will receive one share of Momentum common stock for each NPS share owned and each Enzon stockholder will receive 0.7264 shares of Momentum common stock for each Enzon share owned. Momentum will not issue fractional shares in the mergers. As a result, the total number of shares of Momentum common stock that each Enzon stockholder will receive in the Enzon merger will be rounded down to the nearest whole number, and each Enzon stockholder will receive a cash payment for the remaining fraction of a share of Momentum common stock that he or she would otherwise receive, if any, based on the market value of Momentum common stock at the close of business at the date immediately succeeding the date that the Enzon merger became effective. No pro forma adjustments are necessary to reflect the merger of a separate wholly owned subsidiary of Momentum into NPS because NPS’ net assets will be recorded at their historical-cost basis and the exchange ratio for NPS common stock is one to one.

The mergers will be accounted for under accounting principles generally accepted in the United States of America. Under the purchase method of accounting, the assets and liabilities of Enzon will be recorded, as of the completion of the merger, at their respective fair values and added to those of NPS. The mergers are expected to be completed by the end of June 2003, and are subject to customary closing conditions, including regulatory approvals, as well as approval by NPS and Enzon stockholders.

In preparing the Unaudited Pro Forma Condensed Consolidated Balance Sheet, the balances for NPS and Enzon were as of December 31, 2002. The NPS and Enzon Statements of Operations were for the twelve months ended December 31, 2002. The Abelcet product line acquisition was consummated by Enzon as of November 22, 2002 as an asset purchase. The acquisition had also been accounted for as a business combination using the purchase method of accounting. Accordingly, the excess of the purchase price over the fair value of identifiable net tangible and intangible assets acquired, representing goodwill, was recorded by Enzon on November 22, 2002. Historical Abelcet statement of operations data has also been included in the pro forma results of operations.

(2)	Purchase Price and Allocation Momentum Merger:

The following is a preliminary estimate of the purchase price for Enzon:

Estimated number of shares of Enzon common stock outstanding at closing (i)	44,007,678
Exchange ratio	.7264

	31,967,177
Multiplied by NPS’ average stock price for the period two days before through two days after the February 20, 2003 announcement of the merger agreement	$20.66	$660.4	million
Estimated fair value of Enzon stock options expected to be exchanged for Momentum stock options, calculated using the Black-Scholes option pricing model, and NPS’ stock price of $20.66, which represented the average stock price for the period two days before through two days after the February 20, 2003, announcement of the merger agreement		4.0	million
Estimated transaction costs		11.1	million

Estimated purchase price		$675.5	million

(i)	Includes 43,392,448 actual shares outstanding and 615,230 shares from the assumed exercise of stock options as of February 20, 2003.

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For the purposes of this pro forma analysis, the above estimated purchase price has been allocated based on a preliminary estimate of the fair value of assets and liabilities to be acquired which may change materially. The final allocations of the purchase price will be determined, with the assistance of an outside valuation consultant, after the completion of the mergers and will be based on a comprehensive final evaluation of fair value of Enzon’s tangible and identifiable intangible assets acquired and liabilities assumed at the time of the mergers. The preliminary allocation as of December 31, 2002 is summarized in the following table:

Allocation of Purchase Price

(in millions)
Book value of Enzon assets acquired	$188.2
Adjusted for:
Write-off of existing Enzon goodwill and other intangible assets	(371.6)
Redemption of Enzon preferred stock	(.4)
Assumed exercise of stock options prior to closing	2.6
Write-off of Enzon debt issuance costs	(10.0)

Adjusted book value of net assets (liabilities) acquired (assumed)	$(191.2)
Remaining allocation:
Increase inventory to fair value	.5
Increase property, plant and equipment to fair value	1.3
Decrease in cost method equity investments to estimated fair value	(4.2)
Amortizable identifiable intangibles at fair value (i)	967.4
Increase in accrued liabilities for Enzon transaction costs	(9.0)
Increased deferred tax/liability, net	(212.3)
Decrease in long-term debt to its estimated fair value	86.0
Increase in deferred compensation	3.3
In-process research and development charge	33.7

Estimated purchase price	$675.5

(i)	Intangible assets include the following components (in thousands):

Licensing Agreement (7-14 year estimated life)	$732,915
Marketing Intangible (12-14 year estimated life)	232,645
Manufacturing Contract (3 year estimated life)	1,888

Total intangible assets	$967,448

As required by Financial Accounting Standards Board Interpretation No. 4, Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method (FIN 4), the purchase price allocated to in-process research and development will be immediately expensed.

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Enzon/Abelcet Acquisition:

The following was the actual allocation recorded by Enzon on November 22, 2002 to record the Abelcet product line acquisition (in thousands):

Abelcet Purchase Price Consideration:
Cash	$360,000
Estimated transaction costs	9,120

$369,120

Allocation of Purchase Price:
Inventories	$8,572
Property, plant and equipment (i)	13,707
Intangible Assets (ii)	196,000
Goodwill (iii)	150,841

$369,120

(i)	Property, plant and equipment was recorded at its estimated fair value of the assets as acquired as determined by a third party valuation report.

(ii)	Intangible assets include the following components (in thousands):

Product Patented Technology (12 year estimated life)	$64,400
Manufacturing Patent (12 year estimated life)	18,300
NDA Approval (12 year estimated life)	31,100
Marketing Intangibles (15 year estimated life)	80,000
Manufacturing Contract (3 year estimated life)	$2,200

$196,000

(iii)	Goodwill will not be amortized but will be tested for impairment periodically.

(3)	Accounting Policies and Financial Statement Classifications

Upon completion of the mergers, NPS and Enzon will review their accounting polices and financial statement classifications. As a result of that review, it may become necessary to make certain reclassifications to the combined company’s financial statements to conform to those accounting policies and classifications that are determined to be more appropriate.

(4)	Pro Forma Adjustments

NPS/Enzon Transaction:

The adjustments to arrive at the Unaudited Pro Forma Condensed Consolidated Financial Statements are as follows:

(a)
In accordance with generally accepted accounting principles, the portion of the purchase price allocable to in-process research and development projects of Enzon will be expensed upon the consummation of the mergers. The amount of the one-time nonrecurring charge for in-process research and development is expected to be approximately $33.7 million. Since this charge is directly related to the mergers and will not recur, the unaudited pro forma condensed consolidated statement of operations has been prepared excluding this charge, however the entry has been recorded as a direct reduction in stockholders’ equity in the unaudited pro forma condensed consolidated balance sheet.

(b)	To reflect the elimination of Enzon’s stockholders’ equity accounts.

(c)	To reflect the elimination of previously existing goodwill, product acquisition costs, and previously purchased definite-lived intangibles and related accumulated amortization thereon of Enzon.

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(d)
To reflect the elimination of previously recorded amortization expense of Enzon’s purchased definite-lived intangibles and product acquisition costs and to reflect the amortization expense of definite-lived identifiable intangibles recognized in the purchase of Enzon.

(e)	To reflect the write-up of Enzon inventory to estimated fair value and to record the increased cost of sales related to such write-up for the year ended December 31, 2002.

(f)
To reflect the adjustment of Enzon property, plant and equipment to estimated fair value and the elimination of the accumulated depreciation and amortization. See also Note 2 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

(g)	To reflect the adustment of acquired cost method equity investments to estimated fair value.

(h)
To reflect the allocation of the estimated purchase price to identifiable intangible assets and to reflect the issuance of common stock as primary consideration for the purchase. See also Note 2 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

(i)
To reflect the write-down of Enzon long-term debt and related debt issuance costs to estimated fair value of $314,000,000. To reflect the elimination of the amortization of previously existing debt issuance costs of Enzon. To reflect the accretion of the related discount using the effective interest rate method.

(j)	To reflect the increase in deferred tax liability resulting from the excess of book basis over tax basis of acquired intangibles.

(k)	To eliminate the historical Enzon deferred tax assets and related income tax benefit recorded in 2002.

(l)
To eliminate the valuation allowance on deferred tax assets for NPS and Enzon U.S. net operating loss carryforwards. See also Note 6 of the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

(m)
To reflect the incurrence of transaction costs of NPS and Enzon, including legal, investment banking and registration fees (Enzon’s share, $9.0 million, is not included in the determination of the purchase price).

(n)	To record the redemption of the Enzon outstanding preferred stock with a redemption value of $358,000 and a carrying value of zero at the time of closing.

(o)	To eliminate the deferred compensation balance of NPS relating to acceleration of stock option vesting in connection with the mergers.

(p)	To reflect the expected cash proceeds from Enzon stock option exercises prior to closing.

(q)
To reflect the depreciation expense related to the estimated fair value adjustment of the acquired property, plant and equipment, which is being depreciated over its estimated useful life of 2-27 years.

(r)
To reflect the compensation expense for the year ended December 31, 2002 and deferred compensation as of December 31, 2002 related to the issuance of 400,000 restricted shares of Momentum common stock to two officers and the assumption of restricted shares of Enzon which are vesting in the year after the mergers.

(s)	To reflect the net decrease in interest income at an assumed interest rate of 3 percent as a result of the reduction in cash that would have occurred to effect the merger (see (m) and (p)).

(t)	To reflect the income tax benefit for the year ended December 31, 2002 relating to U.S. net operating losses generated during the year.

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Enzon/Abelcet Acquisition:

The following is a summary of adjustments necessary to arrive at the Enzon/Abelcet as adjusted statement of operations:

(1)
Adjustment to record selling price for Abelcet manufactured for Elan Corporation for sales in the United Kingdom and rest of world based on the transfer price per the manufacturing agreement signed with Elan at the date of acquisition.

(2)	Adjustment to eliminate historical intercompany transfer pricing for Abelcet for sales in the United Kingdom and rest of world recorded by Elan Corporation.

(3)
Adjustment to record depreciation expense for property, plant and equipment at their fair value after purchase accounting. Property, plant and equipment are being depreciated on a straight line basis over the estimated useful lives, which are 5-27 years.

(4)	Adjustment to eliminate historical depreciation expense for property, plant and equipment recorded by Elan Corporation.

(5)
Adjustment to record amortization expense for intangible assets under Statement of Financial Accounting Standards No. 142 at their fair value after purchase accounting. Intangible assets are being amortized on a straight line basis over the estimated useful lives, which are 3-15 years.

(6)	Adjustment to eliminate historical amortization expense for intangible assets recorded by Elan Corporation.

(7)	Adjustment to eliminate historical interest income on cash balance used to fund the acquisition (3.63% rate assumed for fiscal 2002, and 3.27% for the three months ended September 30, 2002).

(5)	Common Shares Outstanding

Basic and diluted net loss per common share, have been calculated based upon the pro forma weighted average shares outstanding. NPS historical weighted average shares outstanding was increased in the year ended December 31, 2002 by the estimated number of shares of Enzon common stock outstanding at closing, multiplied by the Enzon exchange ratio of 0.7264 as if the converted shares were outstanding for the entire period.

(6)	Income Taxes

The unaudited pro forma condensed consolidated financial statements have been prepared assuming that the tax net operating loss carryforwards and research and development tax credit carryforwards in the U.S. for both NPS and Enzon will be realizable based on projected U.S. pre-tax results of the combined company in future years. As such, the pro forma consolidated balance sheet has been prepared with approximately $116.0 million of deferred tax assets being recorded. Additional Canadian tax net operating loss carryforwards for NPS were not deemed more likely than not to be realized so no tax benefit has been recorded. Deferred tax liabilities have also been recorded for the excess of the new basis for Enzon’s acquired intangible assets over their tax basis.

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DESCRIPTION OF MOMENTUM CAPITAL STOCK
FOLLOWING THE TRANSACTION

This section of this joint proxy statement/prospectus describes the material terms of the capital stock of Momentum under its amended and restated certificate of incorporation and amended and restated bylaws that will be in effect immediately after the mergers are completed. This section also summarizes relevant provisions of the Delaware General Corporation Law, which we refer to as “Delaware law.” The terms of Momentum’s amended and restated certificate of incorporation and Momentum’s amended and restated bylaws, as well as the terms of Delaware law, are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents and Delaware law. The Momentum amended and restated certificate of incorporation is attached as Annex F to this joint proxy statement/prospectus, and the Momentum amended and restated bylaws are attached as Annex G to this joint proxy statement/prospectus.

Authorized Capital Stock

Total Shares.     Momentum initially will have authority to issue a total of 210,000,000 shares of capital stock consisting of:

•	200,000,000 shares of common stock, par value $0.001 per share; and

•	10,000,000 shares of preferred stock, par value $0.001 per share.

Outstanding Common Stock.     Following completion of the mergers, we anticipate that approximately _________ shares of Momentum common stock will be issued and outstanding.

Outstanding Preferred Stock.     Following completion of the mergers, we anticipate that there will be no shares of Momentum preferred stock issued and outstanding.

Capital Stock

Voting Rights.     Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders, including the election of directors, provided, however, that holders of common stock will not be entitled to vote for any amendments to Momentum’s amended and restated certificate of incorporation that relate only to an outstanding series of preferred stock. Holders of Momentum common stock have no cumulative voting rights.

Dividends.     Holders of Momentum common stock will be entitled to receive dividends or other distributions when and if declared by the Momentum board. The right of the Momentum board to declare dividends, however, will be subject to the rights of the holders of any outstanding Momentum preferred stock and the availability of sufficient funds under Delaware law to pay dividends. For a description of the dividend rights of holders of Momentum preferred stock, see “Preferred Stock.”

Liquidation Rights.     In the event of a liquidation, dissolution or winding up of Momentum, subject to the rights, if any, of the holders of any outstanding shares of Momentum preferred stock, the holders of Momentum common stock will be entitled to receive the assets of Momentum available for distribution to its stockholders ratably in proportion to the number of shares held by them. For a description of the liquidation rights of holders of Momentum preferred stock, see “Preferred Stock.”

Other Rights.     Holders of Momentum common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to Momentum common stock. The rights, preferences and privileges of holders of Momentum common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which Momentum may designate and issue in the future without further stockholder approval. For a description of restrictions on alienability of Momentum common stock held by certain affiliates, see “—Restrictions on Sales of Momentum Common Stock by Affiliates of NPS and Enzon.”

Preferred Stock.     Momentum’s board will be authorized to issue from time to time, without further stockholder approval, up to an aggregate of 10,000,000 shares of preferred stock in one or more series and to

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fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of any series. Momentum may issue its preferred stock in ways which may delay, defer or prevent a change in control of our company without further action by Momentum’s stockholders and may adversely affect the voting and other rights of the holders of Momentum common stock. The issuance of Momentum preferred stock with voting and conversion rights may adversely affect the voting power of the holders of Momentum common stock, including the loss of voting control to others. Momentum has no present plans to issue any shares of preferred stock other than shares of preferred stock that may be reserved for issuance upon the exercise of preferred share purchase rights issuable under a rights agreement, the specific terms and provisions of which will be in the form agreed to by the Momentum board. See “Anti-Takeover Effects of Provisions of Delaware Law and Momentum's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws—Rights Plan.”

2003 Equity Plan

Summary of the Equity Plan

Purpose.     The purpose of the equity plan is to promote the interests of Momentum and its stockholders by aiding Momentum in attracting and retaining employees, officers, consultants, independent contractors and non-employee Directors capable of contributing to the future success of Momentum, to offer such persons incentives to put forth maximum efforts for the success of Momentum’s business and to afford such persons an opportunity to acquire a proprietary interest in Momentum.

Administration.     The compensation committee will be designated by the Momentum board to administer the equity plan. The compensation committee will have full power and authority to determine when and to whom awards will be granted and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the equity plan. Subject to the provisions of the equity plan, the compensation committee may amend or waive the terms and conditions of an outstanding award. The compensation committee will have full authority to interpret the equity plan and establish rules and regulations for the administration of the equity plan.

Eligibility.     Any employee, officer, consultant, independent contractor or director providing services to Momentum and its subsidiaries will be eligible to be selected by the compensation committee to receive awards under the equity plan.

Number of Shares.     The equity plan provides for the initial issuance of up to 6,000,000 shares of common stock, subject to adjustment in the event of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other Momentum securities or issuance of warrants or other rights to purchase shares of common stock or other securities of Momentum to all holders of common stock pro rata whether as a dividend or otherwise or other similar changes in the corporate structure or stock of Momentum. Shares of Momentum common stock have initially been reserved for issuance under the equity plan. Shares of common stock subject to awards under the equity plan which are not used or are forfeited because the terms and conditions of the awards are not met, or because the award terminates without delivery of any shares, may again be used for awards under the equity plan. Shares of common stock used by a participant as full or partial payment to Momentum of the purchase price relating to an award, or in connection with the satisfaction of tax obligations relating to an award, will also be available for awards under the equity plan. The shares of common stock issued under the equity plan may be authorized but unissued shares or shares acquired on the open market or otherwise.

No participant may be granted stock options or any other award, the value of which is based solely on an increase in the price of the common stock, of more than 750,000 shares in the aggregate in any calendar year. Notwithstanding the foregoing limitation, an individual may be granted up to an additional 250,000 shares in connection with the individual’s initial service as an employee.

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Types of Awards and Certain Terms and Conditions.     The types of awards that may be granted under the equity plan are stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents, other stock grants, other stock-based awards and any combination thereof. The equity plan provides that all awards are to be evidenced by written agreements containing the terms and conditions of the awards. The compensation committee may not amend or discontinue any outstanding award without the consent of the holder of the award if such action would adversely affect the rights of the holder. Except as provided by the equity plan, awards will not be transferable other than to family members (as defined in the stock option agreement) through a gift or domestic relations order or by will or by the laws of descent and distribution. During the lifetime of a participant, an award may be exercised only by the participant to whom such award is granted or a permitted assignee. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by law. Generally, the consideration to be received by Momentum for the grant of awards under the equity plan will be the participant’s past, present or expected future contributions to Momentum.

Stock Options.     Incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code stock and non-qualified options may be granted under the equity plan. The compensation committee will determine the exercise price of any option granted under the equity plan, provided, however that the exercise price of an option will not be less than the fair market value of a share of Momentum common stock on the grant date, and the exercise price of an incentive stock option granted to a ten percent stockholder shall not be less than 110% of the fair market value of a share of Momentum common stock on the grant date. Stock options will be exercisable at such times as the compensation committee determines. Stock options may be exercised in whole or in part by payment in full of the exercise price in cash or such other form of consideration as the compensation committee may specify, including delivery of shares of common stock having a fair market value on the date of exercise equal to the exercise price. The compensation committee may grant reload options when a participant pays the exercise price or tax withholding upon exercise of an option by using shares of common stock. The reload option may not cover more than the number of shares surrendered and/or withheld.

Stock Appreciation Rights.     The compensation committee may grant stock appreciation rights exercisable at such times and subject to such conditions or restrictions as the compensation committee may determine. Upon exercise of a stock appreciation right by a holder, the holder is entitled to receive the excess of the fair market value of one share of common stock on the date of exercise over the fair market value of one share of common stock on the date of grant. The payment may be made in cash or shares of common stock, or other form of payment, as determined by the compensation committee.

Restricted Stock and Restricted Stock Units.     The compensation committee may grant shares of restricted stock and restricted stock units subject to such restrictions and terms and conditions as the compensation committee may impose. The aggregate number of shares of restricted stock that may be granted under the plan shall be 2,400,000. Subject to the terms of the equity plan, any restricted stock granted under the equity plan shall generally vest no faster than ratably over three years. Shares of restricted stock granted under the equity plan will be evidenced by stock certificates, which will be held by Momentum, and the compensation committee may, in its discretion, grant voting and dividend rights with respect to such shares. No shares of stock will be issued at the time of award of restricted stock units. A restricted stock unit will have a value equal to the fair market value of one share of common stock and may include, if so determined by the compensation committee, the value of any dividends or other rights or property received by stockholders after the date of grant of the restricted stock unit. The compensation committee has the right to waive any vesting requirements or to accelerate the vesting of restricted stock or restricted stock units.

Performance Awards.     A performance award will entitle the holder to receive payments upon the achievement of specified performance goals. The compensation committee will determine the terms and conditions of a performance award, including the performance goals to be achieved during the performance period, the length of the performance period and the amount and form of payment of the performance award. A performance award may be denominated or payable in cash, shares of stock or other securities, or other awards or property.

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Dividend Equivalents.     A dividend equivalent will entitle the holder to receive payments equivalent to the amount of cash dividends paid by Momentum to holders of common stock. Subject to the terms of the equity plan, the compensation committee will determine the terms and conditions of any dividend equivalent, including the form of payout.

Other Stock Grants.     The compensation committee may otherwise grant shares of common stock as are deemed by the compensation committee to be consistent with the purpose of the equity plan. Subject to the terms of the equity plan, the compensation committee will determine the terms and conditions of such other stock grant.

Other Stock-Based Awards.     The compensation committee may grant other awards denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock as are deemed by the compensation committee to be consistent with the purpose of the equity plan. Subject to the terms of the equity plan, the compensation committee will determine the terms and conditions of such other stock-based award, including the consideration to be paid for shares of common stock or other securities delivered pursuant to a purchase right granted under such award. The value of such consideration will not be less than the fair market value of such shares or other securities as of the date such purchase right is granted.

Duration, Termination and Amendment.     Unless earlier discontinued or terminated by the Momentum board, no awards may be granted under the equity plan after the tenth anniversary of the completion of the mergers. The equity plan permits the board to amend, alter, suspend, discontinue or terminate the equity plan at any time, except that prior stockholder approval will be required for any amendment to the equity plan that the board deems necessary and appropriate, allows the compensation committee to grant stock options or stock appreciation rights with an exercise price of less than the fair market value of a share of common stock on the grant date.

Federal Tax Consequences.     The following is a summary of the principal federal income tax consequences generally applicable to awards under the equity plan.

Stock Options and Stock Appreciation Rights.     The grant of an option or stock appreciation right is not expected to result in any taxable income for the recipient. The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that a liability may arise pursuant to the alternative minimum tax), and Momentum will not be entitled to a tax deduction when an incentive stock option is exercised. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price, and Momentum will be entitled at that time to a tax deduction for the same amount. Upon exercising a stock appreciation right, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received are taxable to the recipient as ordinary income and deductible by Momentum. The tax consequences to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or stock appreciation right. Generally, there will be no tax consequence to Momentum in connection with disposition of shares acquired under an option, except that Momentum may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

Other Awards.     With respect to other awards granted under the equity plan that are payable either in cash or shares of common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of common stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for such shares of common stock by the holder of the award, and Momentum will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in shares of common stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Internal Revenue Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares of common stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever

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occurs earlier) over (ii) the amount (if any) paid for such shares of common stock by the holder, and Momentum will be entitled at that time to a tax deduction for the same amount.

Satisfaction of Tax Obligations.     Under the equity plan, participants receiving or exercising awards may be permitted, subject to the discretion of the compensation committee and upon such terms and conditions as it may impose, to surrender shares of common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to Momentum to satisfy federal and state tax obligations. In addition, the compensation committee may grant, subject to its discretion, a cash bonus to a participant in order to provide funds to pay all or a portion of federal and state taxes due as a result of the exercise or receipt of (or lapse of restrictions relating to) an award. The amount of any such bonus will be taxable to the participant as ordinary income, and Momentum will have a corresponding deduction equal to such amount (subject to the usual rules concerning reasonable compensation).

Section 162(m) Requirements.     Subject to any required approval by the stockholders, the equity plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code regarding the deductibility of executive compensation.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is ____________ of _____________.

Listing

We expect Momentum common stock will be listed on the Nasdaq National Market.

Anti-Takeover Effects of Provisions of Delaware Law and Momentum’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Delaware law and Momentum’s amended and restated certificate of incorporation and amended and restated bylaws will contain a number of provisions which may have the effect of discouraging transactions that involve an actual or threatened change of control of Momentum. In addition, provisions of Momentum’s amended and restated certificate of incorporation and amended and restated bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price of the shares held by Momentum’s stockholders.

Delaware Section 203.     Momentum is subject to the business combination statute of Delaware law, Section 203. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years from the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained this status with the approval of the board or unless the business combination was approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years owned, 15% or more of the corporation’s voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to Momentum and, accordingly, may discourage attempts to acquire Momentum.

Advance Notice Requirements for Stockholder Proposals and Director Nominations.     Momentum’s amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 120 days prior to the anniversary date of our immediately preceding annual meeting. The amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

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Authorized but Unissued Shares.     Authorized but unissued shares of Momentum common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares could render it more difficult or discourage an attempt to obtain control of Momentum by means of a proxy contest, tender offer, merger or otherwise. In addition, the authorization of undesignated preferred stock makes it possible for our board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of Momentum.

Removal; Filling Vacancies and Amendments.     Momentum’s amended and restated certificate of incorporation and amended and restated bylaws have no provision for a classified board with different classes of directors to be elected to staggered terms. However, Momentum’s amended and restated certificate of incorporation does require that for a period of 24 months after completion of the mergers, the number of directors shall consist of ten persons, six of whom are designated as Class A Representatives and shall be NPS nominees and four of whom are designated as Class B Representatives and shall be Enzon designees. During this 24 month period, the vote of 80% of the board, and 80% of the outstanding shares of Momentum entitled to vote is required to change the size of Momentum’s board. Also during this period, vacancies on the Momentum board resulting from resignation, death or removal or any other cause of a Class A Representative shall be filled only by a designated successor chosen by a majority of the remaining Class A Representatives and vacancies on the Momentum board resulting from resignation, death or removal or any other cause of a Class B Representative shall be filled only by a designated successor chosen by a majority of the remaining Class B Representatives. In addition, vacancies on the Momentum board (including vacancies created by an increase in the number of directors) may be filled only by a majority of directors remaining on the board (and not by the stockholders). Those provisions could prevent a stockholder from obtaining majority representation on the board by enlarging the Momentum board and filling the new directorships with its own nominees.

Action by Written Consent of Stockholders.     Momentum’s amended and restated certificate of incorporation provides that stockholders may not act by written consent, but may only take action at a duly called annual or special meeting of stockholders. This limitation on the right of stockholders to act by written consent could make it more difficult for stockholders to initiate actions that are opposed by Momentum’s board. In addition, the inability of stockholders to act by written consent may make it more difficult to change the board and management of Momentum.

Supermajority Vote to Amend Charter and Bylaws.     For a period of 24 months following completion of the mergers, the vote of 80% of the entire Momentum board and 80% of the outstanding shares of Momentum entitled to vote is required to amend provisions of Momentum’s amended and restated certificate of incorporation regarding:

•	the number of directors, including the number of NPS designees and Enzon designees;

•
the filling of vacancies on the Momentum board, including the ability of a majority of the NPS designees to fill any vacancy on the Momentum board resulting from the resignation, death or removal for any other cause of an NPS designee and the ability of a majority of the Enzon designees to fill any vacancy on the Momentum board resulting from the resignation, death or removal for any other cause of an Enzon designee;

•	the replacement of independent directors with other independent directors; and

•	amendment of the amended and restated certificate of incorporation.

For a period of 24 months following completion of the mergers, the vote of 80% of the entire Momentum board or 80% of the outstanding shares of Momentum entitled to vote is required to amend the provisions of Momentum’s amended and restated bylaws regarding:

•	the number of directors, including the number of NPS designees and Enzon designees;

•	the filling of vacancies on the Momentum board, including the ability of a majority of the NPS designees to fill any vacancy on the Momentum board resulting from the resignation, death or removal

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for any other cause of an NPS designee and the ability of a majority of the Enzon designees to fill any vacancy on the Momentum board resulting from the resignation, death or removal for any other cause of an Enzon designee;

•	the composition of Momentum board committees;

•
the filling of vacancies on committees of the Momentum board, including the ability of a majority of the NPS designees to fill any vacancy on a committee resulting from the resignation, death or removal for any other cause of an NPS designee and the ability of a majority of the Enzon designees to fill any vacancy on a committee resulting from the resignation, death or removal for any other cause of an Enzon designee;

•	the designation of new committees of the Momentum board;

•	the duties of the chairman of the Momentum board;

•	the duties of the chief executive officer of Momentum; and

•	amendment of the amended and restated bylaws.

Rights Plan.     Subject to its fiduciary duties, the Momentum board will adopt a shareholder rights plan by declaring a dividend of one preferred share purchase right for each outstanding share of common stock. The description of the terms of the Momentum rights would be set forth in an agreement to be entered into between Momentum and a rights agent selected by the Momentum board in the form agreed to by the Momentum board. If the Momentum board adopts a rights plan, it would have anti-takeover effects. Once the Momentum rights became exercisable, in most cases it would cause substantial dilution to a person that attempts to acquire or merge with Momentum. Accordingly, the existence of the Momentum rights may deter potential acquirors from making a takeover proposal or a tender offer. Under the terms of a rights agreement, the Momentum rights would most likely not interfere with any merger or other business combination approved by the Momentum board.

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COMPARISON OF RIGHTS OF HOLDERS OF MOMENTUM
COMMON STOCK, NPS COMMON STOCK AND ENZON COMMON STOCK

This section of this joint proxy statement/prospectus describes material differences between the rights of stockholders of Momentum, NPS and Enzon. Momentum, NPS and Enzon are all organized under the laws of the state of Delaware. Any differences between the rights of the stockholders of Momentum, NPS and Enzon arise primarily from differences in their respective charter documents. While we believe that these descriptions address the material differences, this summary may not contain all of the information that is important to the stockholders of NPS and Enzon. NPS and Enzon stockholders should read this entire document and the documents referred to in this summary carefully for a more complete understanding of the differences between the rights of NPS or Enzon stockholders, on the one hand, and the rights of stockholders of Momentum, on the other, including the relevant provisions of Delaware law, the charter documents of NPS and Enzon, which will be sent to NPS and Enzon stockholders, as applicable, upon request (see “Where You Can Find More Information”), and the charter documents of Momentum, which are attached to this joint proxy statement/prospectus as Exhibits F and G.

The amended and restated certificate of incorporation and the amended and restated bylaws of NPS currently govern the rights of stockholders of NPS. The amended certificate of incorporation and the amended bylaws of Enzon currently govern the rights of stockholders of Enzon. After completion of the mergers, the stockholders of both NPS and Enzon will become stockholders of Momentum. As a result, the rights of the former NPS and Enzon stockholders will be governed by Momentum’s amended and restated certificate of incorporation and amended and restated bylaws to be effective upon completion of the mergers. The following table summarizes material differences between the rights of Momentum stockholders, on the one hand, and the rights of NPS and Enzon stockholders, on the other.

Momentum	NPS	Enzon

Common stock

Each holder of Momentum common stock is entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors, provided that, the holder will not be entitled to vote for any amendments to the amended and restated certificate of incorporation of Momentum that relate only to an outstanding series of preferred stock. Holders of common stock have no cumulative voting rights. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.	Each holder of NPS common stock is entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors. Holders of common stock have no cumulative voting rights. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.	Each holder of Enzon common stock is entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors. Holders of common stock have no cumulative voting rights. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Pursuant to Momentum’s amended and restated certificate of incorporation, the board has the authority, without further action by the stockholders, to issue up to 200,000,000 shares of common stock, $0.001 par value per share. One class will be issued and outstanding after the completion of the mergers.	Pursuant to the amended certificate of incorporation of NPS, the board has the authority, without further action by the stockholders, to issue 45,000,000 shares of common stock, $0.001 par value per share. One class is issued and outstanding.	Pursuant to Enzon’s amended certificate of incorporation, the board has the authority, without further action by the stockholders, to issue 90,000,000 shares of common stock, $0.01 par value per share. One class is issued and outstanding.

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Momentum	NPS	Enzon

Preferred stock

Pursuant to Momentum’s amended and restated certificate of incorporation, the board has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock, $0.001 par value per share. The board, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of Momentum or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock, and may adversely affect the voting and other rights of the holders of common stock. There are no shares of preferred stock outstanding and Momentum has no plans to issue any of the preferred stock, other than shares of preferred stock that may be reserved for issuance upon exercise of preferred share purchase rights issuable under a rights agreement as described below, to issue any of the preferred stock.	Pursuant to the amended certificate of incorporation of NPS, the board has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock, $0.001 par value per share. The board has designated one series of preferred stock: Series A Junior Participating preferred stock.

The board has designated 350,000 shares as Series A Junior Participating preferred stock. All of the shares of Series A Junior Participating preferred stock are reserved for issuance upon the exercise of preferred share purchase rights issuable pursuant to the rights agreement, as amended, between NPS and Computershare. The holders of the Series A Junior Participating preferred stock are entitled to receive, when, as and if declared by the board and prior to the holders of common stock, quarterly dividends in an amount per share equal to the greater of $1.00 and 100 times (subject to adjustments for stock splits, stock, dividends, reorganizations or like transactions) the aggregate per share amount of all cash and non-cash dividends declared on the common stock. Each share of Series A Junior Participating preferred stock shall be entitled to 100 votes (subject to adjustments for stock splits, stock, dividends, reorganizations or like transactions) on all matters submitted to a vote of the stockholders of NPS. Whenever dividends or distributions payable on the Series A Junior Participating preferred stock are in arrears, NPS shall not, among other things, declare any dividends or make any distributions on shares ranking junior to the Series A Junior Participating preferred stock or redeem or repurchase or otherwise acquire any shares ranking junior to the Series A Junior Participating preferred	Pursuant to the amended certificate of incorporation of Enzon, the board has the authority, without further action by the stockholders, to issue up to 3,000,000 shares of preferred stock, $0.01 par value per share. The board has designated two series of preferred stock: Series A Cumulative Convertible preferred stock and Series B preferred stock.

The board has designated 600,000 shares as Series B preferred stock. All of the shares of Series B preferred stock are reserved for issuance upon the exercise of preferred share purchase rights issuable pursuant to the rights agreement, as amended, between Enzon and Continental Stock Transfer & Trust Company. The holders of the Series B preferred stock are entitled to receive, when, as and if declared by the board and prior to the holders of common stock, quarterly dividends in an amount per share equal to the greater of $1.00 or 1,000 times (subject to adjustments for stock splits, stock, dividends, reorganizations or like transactions) the aggregate per share amount of all cash and non-cash dividends declared on the common stock. Each share of Series B preferred stock shall be entitled to 1,000 votes (subject to adjustments for stock splits, stock, dividends, reorganizations or like transactions) on all matters submitted to a vote of the stockholders of Enzon. Whenever dividends or distributions payable on the Series B preferred stock are in arrears, Enzon shall not, among other things, declare any dividends or make any distributions on shares ranking junior to or on a parity with the Series B preferred stock or redeem or purchase or otherwise acquire any shares ranking junior to or on a parity with the Series B preferred stock. Upon a

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Momentum	NPS	Enzon

	stock. Upon a liquidation, dissolution or winding up of NPS, no distribution shall be made to the holders of any shares ranking junior to the Series A Junior Participating preferred stock unless prior to any such distribution, the holders of the Series A Junior Participating preferred stock shall receive $100 per share plus an amount equal to all accrued and unpaid dividends, whether or not declared. In the case NPS shall enter into any consolidation, merger or combination, each share of Series A Junior Participating preferred stock shall be exchanged into an amount per share equal to 100 times the aggregate amount of stock, cash or other property into which each share of common stock is exchanged. The shares of Series A Junior Participating preferred stock are not redeemable and shall rank junior to all other series of NPS preferred stock.	liquidation, dissolution or winding up of Enzon, no distribution shall be made to the holders of any shares ranking junior to the Series B preferred stock unless prior to any such distribution, the holders of the Series B preferred stock shall receive $1,000 per share plus an amount equal to all accrued and unpaid dividends, whether or not declared or an aggregate amount per share equal to 1,000 times the aggregate amount to be distributed per share to holders of common stock or to holders of shares ranking on a parity with the Series B preferred stock. In the case Enzon shall enter into any consolidation, merger or combination, each share of Series B preferred stock shall be entitled to receive an amount per share equal to 1,000 times the amount received per share of common stock. The shares of Series B preferred stock are not redeemable and shall rank junior to all other series of Enzon preferred stock.

Special meeting of stockholders

Under Delaware law, a special meeting of stockholders may be called by the board or any other person authorized to do so in the amended and restated certificate of incorporation or the amended and restated bylaws. Written notice must be given to stockholders not less than ten nor more than 60 days before the date of the meeting.	The NPS amended bylaws authorize only the board, the Chairman of the board, the Chief Executive Officer or the President (in the absence of a Chief Executive Officer) to call a special meeting of stockholders.	The Enzon amended bylaws authorize the board, by affirmative vote of a majority of the total number of authorized directors, the President or the Secretary to call a special meeting of stockholders.

Momentum’s amended and restated bylaws authorize the board, the Chairman of the board, the President or the Chief Executive Officer to call a special meeting of stockholders.

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Momentum	NPS	Enzon

Action by written consent in lieu of a stockholders meeting

Under Delaware law, stockholders may take action by written consent in lieu of voting at a stockholders meeting. Delaware law permits a corporation to eliminate the ability of stockholders to act by written consent.

Momentum’s amended and restated bylaws eliminate the ability of stockholders to act by written consent.	The NPS amended bylaws provide that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent in writing is signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all the shares entitled to vote were present and voted.	The Enzon amended bylaws provide that any action which could be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent in writing is signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all the shares entitled to vote thereon were present and voted.

Advance notice provisions for board nomination and other stockholders’ business

The Momentum amended and restated bylaws require that nominations for the election of directors or proposals of other business to be considered at any meeting of stockholders must be made by:
• the corporation’s notice of meeting (or any supplement to the notice), given by or at the direction of the board,
• the board, or
• a stockholder who gives proper notice.

For nominations or other business to be properly brought before a stockholders’ meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, the stockholder’s notice shall be delivered to or mailed and received by the Secretary not less than 120 days before the one year anniversary of the date on which Momentum first mailed its proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has changed by more	The NPS amended bylaws require that nominations for the election of directors or proposals of other business to be considered at any meeting of stockholders must be made by:
• the corporation’s notice of meeting (or any supplement to the notice), given by or at the direction of the board,
• the board, or
• a stockholder who gives proper notice.

For nominations or other business to be properly brought before a stockholders’ meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, the stockholder’s notice shall be delivered to or mailed and received by the Secretary not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has changed	The Enzon amended bylaws provide that in order for a stockholder to nominate candidates for election to board at any annual or any special stockholder meeting at which the board has determined that directors will be elected, timely written notice must be given to the Secretary before the annual or special meeting. Similarly, in order for a stockholder to propose business to be brought before any annual stockholder meeting, timely written notice must be given to the Secretary of before the annual meeting.

For nominations or other business to be properly brought before a stockholders’ meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, the stockholder’s notice shall be delivered to or mailed and received by the Secretary not later than 120 days prior to such meeting.

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Momentum	NPS	Enzon

than 30 days from the date of last year’s meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of 120 days in advance of such annual meeting and ten days following the date on which public announcement of the date of the meeting is first made.	by more than 30 days from the date of last year’s meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the 60th day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by NPS fewer than 70 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by NPS.

Number of directors

The Momentum amended and restated bylaws provide that, except as set forth in the Momentum amended and restated certificate of incorporation, the board will be established from time to time by resolution of the board. The Momentum amended and restated certificate of incorporation provides that for a period of 24 months beginning at the effective time of the mergers, the number of directors will consist of ten persons, six of whom will be designated Class A representatives and four of whom will be designated Class B representatives. During the 24 month period beginning at the effective time of the mergers, the number of directors and the number of Class A directors and Class B directors will not be increased or decreased other than by the affirmative vote of 80% or more of the entire board and the stockholders.	The amended certificate of incorporation of NPS provides that the board will be set forth by resolution of the board. The NPS amended bylaws provides that for so long as NPS has shares registered under the Securities Exchange Act at least two members of the board will be independent outside directors. The NPS board currently consists of 10 members.	The Enzon amended certificate of incorporation and amended bylaws provide that the board will consist of not less than three nor more than 15 directors, with the exact number of directors to be fixed from time to time by the board.

Classified board of directors

Delaware law provides that a corporation’s board may be divided into up to three classes with staggered three-year terms of office.

The Momentum amended and restated certificate of incorporation and amended and restated bylaws have no provision for a classified board to be elected to staggered terms of office. Rather, the term of each director expires at the next annual meeting of stockholders.	The NPS amended bylaws and amended certificate of incorporation have no provision for a classified board. Rather, the term of each director expires at the next annual meeting of stockholders.	The Enzon amended certificate of incorporation and amended bylaws provide for the board to be divided into three classes, with one class being elected annually. Members of the board are elected to serve a term of three years, and until their respective successors are elected and qualified.

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Momentum	NPS	Enzon

Removal of directors

Under Delaware law, except as otherwise provided in the corporation’s amended and restated certificate of incorporation, a director of a corporation that does not have a classified board may be removed with of without cause.

The Momentum amended and restated bylaws provide that any director or the entire board may be removed in accordance with Delaware law.	The NPS amended bylaws provide that the board or any individual director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of NPS entitled to vote at an election of directors.	Except as otherwise required under Delaware law, the Enzon amended bylaws provide that directors may be removed only for cause, by vote of the holders of a majority of the then outstanding shares entitled to vote at an election of directors.

Vacancies on the board of directors

Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office, even though less than a quorum, unless otherwise provided in the amended and restated certificate of incorporation or amended and restated bylaws.

The Momentum amended and restated certificate of incorporation provides that during the 24 month period beginning at the effective time of the mergers, vacancies on the board resulting from resignation, death or removal or any cause of a Class A representative will be filled only by a designated successor chosen by a majority of the remaining Class A representatives and vacancies on the board resulting from resignation, death or removal or any cause of a Class B representative will be filled only by a designated successor chosen by a majority of the remaining Class B representatives. The Momentum amended and restated bylaws provide that, except as set forth in the Momentum amended and restated certificate of incorporation, newly created directorships resulting from an increase in the authorized number of directors may be filled by the board and vacancies occurring on the board resulting from resignation, death, removal or any other cause will be filled only by the board, and not by the stockholders of Momentum, by the affirmative	The amended certificate of incorporation and amended bylaws of NPS provide that any vacancies on the board resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors will be filled by a majority of directors then in office, even though less than a quorum, and not by the stockholders, unless the board determines by resolution that any such vacancies or newly created directorships will be filled by the stockholders.	Vacancies on the Enzon board, including vacancies and unfilled newly created directorships resulting from any increase in the authorized number of directors, may be filled only by a majority vote of the directors then in office, whether or not a quorum.

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Momentum	NPS	Enzon

vote of not less than a majority of remaining directors then in office, even though less than a quorum of the board, or by the sole remaining director.

Notice of special meetings of the board of directors

The Momentum amended and restated bylaws provide that special meetings of the board may be called by the Chairman of the board, the Chief Executive Officer, the President, the Secretary or a majority of the authorized number of directors. Notice of the time and place of special meeting shall be delivered personally, by hand, courier, mail, telephone, facsimile or electronic mail. If by mail, the notice must be deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally, by hand, courier, telephone, facsimile or electronic mail, it must be delivered at least 24 hours before the time of the holding of meeting.	The NPS amended bylaws provide that special meetings of the board may be called at any time and place by the Chairman of the board, the Chief Executive Officer or any two of the directors. Notice of the time and place of special meeting shall be delivered orally, in writing, or by telephone, facsimile, telegraph or telex. If by mail, the notice must be sent at least three days before the time of the holding of the meeting. If the notice is delivered orally, or by telephone, facsimile, telegraph or telex, it must be delivered at least 24 hours before the time of the holding of meeting.	The Enzon amended bylaws provide that special meeting of the board may be called at any time by the President or the Secretary or by any two or more directors. If notice is delivered by mail, the notice must be sent at least two days before the time of the holding of the meeting. If the notice is delivered by telegraph cable, wireless or delivered personally, it must be delivered at least 24 hours before the time of the holding of the meeting.

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Momentum	NPS	Enzon

Amendments to the amended and restated certificate of incorporation and amended and restated bylaws

Momentum’s amended and restated certificate of incorporation may, except as otherwise provided by Delaware law, be amended at any time by board resolution and the affirmative vote of holders of at least a majority of the outstanding shares entitled to vote, provided, that the amended and restated certificate of incorporation requires the affirmative vote of 80% or more of the entire board and the holders of at least 80% of the outstanding shares entitled to vote to amend the provisions of the amended and restated certificate of incorporation concerning the number of directors, the filling of vacancies on the board of directors and amendment of the amended and restated certificate of incorporation. Momentum’s amended and restated bylaws require the affirmative vote of 80% or more of the entire board or 80% or more of the outstanding shares entitled to vote to amend the provisions of the amended and restated bylaws concerning the number of directors, the filling of vacancies on the board of directors and committees of the board, the designation of committees of the board, the duties of the chairman of the board and the chief executive officer and the amendment of the amended and restated bylaws.	The NPS amended certificate of incorporation may, except as otherwise be provided by Delaware law, be amended at any time by board resolution and the affirmative vote of holders of at least a majority of the outstanding shares entitled to vote. The amended certificate of incorporation of NPS provides that the amended bylaws may only be amended by the board or by the affirmative vote of holders of a majority of the outstanding shares entitled to vote for the adoption, amendment or appeal of the bylaws.

The NPS amended certificate of incorporation requires the vote of the holders of at least 66 2/3% of the voting power of the then outstanding Series A Junior Participating preferred stock is required to amend the NPS amended certificate of incorporation in any manner that would materially and adversely alter or change the powers, preferences or rights of the Series A Junior Participating preferred stock.	The Enzon amended certificate of incorporation provides that the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of Enzon capital stock entitled to vote generally in the election of directors, voting together as one group, is required to amend, alter, change or repeal, or adopt provisions inconsistent with, the provisions of the Enzon amended certificate of incorporation relating to the number of directors on the board, board classification, vacancies and newly created directorships.

The Enzon amended certificate of incorporation requires the vote or consent of the holders of at least 66 2/3% of the voting power of Enzon’s then outstanding Series A Cumulative Convertible preferred stock to amend, alter, change or repeal any of the powers, designations, preferences or rights of the Series A Cumulative Convertible preferred stock.

Additionally, the vote of the holders of at least 66 2/3% of the voting power of the then outstanding Series B preferred stock is required to amend the Enzon amended certificate of incorporation in any manner that would materially and adversely alter or change the powers, preferences or rights of the Series B preferred stock.

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Momentum	NPS	Enzon

Rights Plan

Subject to its fiduciary duties, the Momentum board will declare a dividend of one preferred share purchase right for each outstanding share of common stock. The description of the terms of the purchase rights would be set forth in an agreement to be entered into between Momentum and a rights agent selected by the Momentum board in the form agreed to by the Momentum board.	In 1996, NPS adopted a stockholder rights plan, pursuant to a rights agreement between NPS and Computershare, providing for the distribution of one right for each share of its common stock outstanding on December 31, 1996. The rights have certain anti- takeover effects. Once the rights have become exercisable, in most cases, the rights will cause substantial dilution to a person who attempts to acquire or merge with NPS. The rights should not interfere with any merger or other business combination approved by the NPS board. The rights become exercisable only in the event, with certain exceptions, that an acquiring party accumulates 20% or more of NPS common stock or a party announces its intention to commence a tender offer or exchange offer to acquire 20% or more of NPS common stock. The rights will not become exercisable as a result of the merger agreement and the consummation of the transactions contemplated thereby because of prior approval of such agreement and transactions by the NPS board. The rights have an exercise price of $300, subject to customary antidilution adjustments, and expire on December 31, 2011. Upon the occurrence of certain events, holders of the rights will be entitled to purchase either NPS Series A Junior Participating preferred stock or common stock of NPS having a value equal to twice the exercise price. NPS is entitled to redeem the rights at a value of $0.01 per right, subject to adjustment, at any time prior to the date on which the rights become exercisable.	In 2002, Enzon adopted a stockholder rights plan, pursuant to a rights agreement between Enzon and Continental Stock Transfer & Trust Company, providing for the distribution of one right for each share of its common stock outstanding on June 3, 2002. The rights have certain anti-takeover effects. Once the rights have become exercisable, in most cases, the rights will cause substantial dilution to a person who attempts to acquire or merge with Enzon. The rights should not interfere with any merger or other business combination approved by the Enzon board. The rights become exercisable only in the event, with certain exceptions, that an acquiring party accumulates 15% or more of Enzon common stock or a party announces its intention to commence a tender offer or exchange offer to acquire 15% or more of Enzon common stock. The rights will not become exercisable as a result of the Merger Agreement and the consummation of the transactions contemplated thereby because of prior approval of such agreement and transactions by the Enzon board. The rights have an exercise price of $190, subject to customary antidilution adjustments, and expire on May 16, 2012. Upon the occurrence of certain events, holders of the rights will be entitled to purchase either Enzon Series B preferred stock or common stock of Enzon having a value equal to twice the exercise price. Enzon is entitled to redeem the rights at a value of $0.01 per right, subject to adjustment, at any time prior to the date on which the rights become exercisable.

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SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT OF ENZON

The following table sets forth certain information as of March 14, 2003 concerning stock ownership of all persons known by Enzon to own beneficially 5% or more of the outstanding shares of Enzon’s voting stock, each director of Enzon, the Chief Executive Officer and each of the two other executive officers of Enzon, and all executive officers and directors of Enzon as a group:

Directors, Officers or 5% Stockholders(1)	Number of Shares(2)	Percentage of Voting Stock Outstanding(3)

Arthur J. Higgins	588,083(4)	1.34%
Rolf A. Classon	66,923(5)	*
David S. Barlow	58,290(6)	*
Dr. Rosina B. Dixon	153,808(7)	*
Dr. David W. Golde	108,920(8)	*
Robert LeBuhn	108,597(9)	*
Parkinson, Robert	18,333(10)	*
Kenneth J. Zuerblis	115,580(11)	*
Ulrich Grau	20,381(12)	*
OrbiMed Advisors, Inc.
41 Madison Avenue 40th Floor
New York, New York 10010	4,317,600(13)	10.4%
All Executive Officers and Directors
as a group (nine persons)	1,238,915(14)	2.79%

*	Less than one percent.

(1)	The address of all current executive officers and directors listed above is in the care of Enzon.

(2)
All shares listed are Enzon common stock. Except as discussed below, none of these shares are subject to rights to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, and the beneficial owner has sole voting and investment power, subject to community property laws where applicable.

(3)
Gives effect to 43,449,948 shares of common stock and 7,000 shares of Series A preferred stock which were issued and outstanding as of March 14, 2003. Generally, the Series A preferred stock and common stock will vote as one class of stock. Each share of common stock and each share of Series A preferred stock is entitled to one vote. The percentage of voting stock outstanding for each stockholder is calculated by dividing (i) the number of shares of common stock deemed to be beneficially held by such stockholder as of March 14, 2003 by (ii) the sum of (A) the number of shares of common stock outstanding as of March 14, 2003 plus (B) the number of shares of Series A preferred stock outstanding as of March 14, 2003 plus (C) the number of shares of common stock issuable upon exercise of options held by such stockholder which were exercisable as of March 14, 2003 or which will become exercisable within 60 days after March 14, 2003.

(4)
Includes 350,000 shares subject to options which were exercisable as of March 14, 2003 or which will become exercisable within 60 days after March 14, 2003, 225,000 shares of restricted common stock 25,000 of which vest as to 5,000 shares per year commencing May 31, 2002 and 200,000 of which vest December 2, 2003 and 583 shares held through Mr. Higgins’ 401k account.

(5)	Includes 60,000 shares subject to options which were exercisable as of March 14, 2003 or which will become exercisable within 60 days after March 14, 2003.

(6)	Includes 49,996 shares subject to options which were exercisable as of March 14, 2003 or which will become exercisable within 60 days after March 14, 2003.

(7)
Includes 126,664 shares subject to options which were exercisable as of March 14, 2003 or which will become exercisable within 60 days after March 14, 2003, 500 shares held by Dr. Dixon’s husband and 100 shares held by Dr. Dixon’s son. Dr. Dixon disclaims beneficial ownership as to shares held by her husband and son.

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(8)
Includes 65,320 shares subject to options which were exercisable as of March 14, 2003 or which will become exercisable within 60 days after March 14, 2003, 32,500 shares held by a retirement trust for Dr. Golde’s benefit, 2,600 shares held by a separate trust for Dr. Golde’s daughter, 3,000 shares held by a trust for the benefit of Dr. Golde, and 1,000 shares beneficially owned by Dr. Golde’s wife.

(9)	Includes 96,664 shares subject to options which were exercisable as of March 14, 2003 or which will become exercisable within 60 days after March 14, 2003.

(10)	Includes 13,333 shares subject to options which were exercisable as of March 14, 2003, or which will become exercisable within 60 days after March 14, 2003.

(11)
Includes 107,750 shares subject to options which were exercisable as of March 14, 2003 or which will become exercisable within 60 days after March 14, 2003, 600 shares owned by Mr. Zuerblis’ IRA and 4,630 shares held through Mr. Zuerblis’ 401k account.

(12)
Includes 20,000 shares subject to options which were exercisable as of March 14, 2003 or which will become exercisable within 60 days after March 14, 2003 and 381 shares held through Mr. Grau’s 401k account.

(13)	The information concerning the stock ownership of OrbiMed Advisors, Inc. was obtained from a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2003.

(14)	Includes all shares owned beneficially by the directors the Chief Executive Officer and each of the two other executive officers of Enzon.

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MANAGEMENT OF MOMENTUM AFTER THE TRANSACTION

Board of Directors of Momentum

Members of the Momentum Board of Directors.     Upon completion of the mergers, the Momentum board will be comprised of ten individuals, six of whom will be designated by NPS and four of whom will be designated by Enzon. During the 24-month period following completion of the mergers, any vacancy on the Momentum board created by a designee of NPS or Enzon will be filled with a new director selected by a majority of the remaining designees of NPS or Enzon, as applicable, on the Momentum board.

A majority of the members of the Momentum board must be determined by the Momentum board to be eligible to be classified as independent directors. Five of NPS’ designees must be independent and three of Enzon’s designees must be independent for a period of twenty-four months following completion of the merger. In its determination of a director’s eligibility to be classified as an independent director, the Momentum board will consider, among such other factors as it may in any case deem relevant, that the director:

•	has not been employed by Momentum as an executive officer within the past three years;

•	is not a paid adviser or consultant to Momentum and derives no material financial benefit from any entity as a result of advice or consultancy provided to Momentum by that entity;

•	is not an executive officer, director or significant stockholder of a significant customer or supplier of Momentum;

•	has no personal services contract with Momentum;

•	is not an executive officer or director of a tax-exempt entity receiving a significant part of its annual contributions from Momentum;

•	is not a member of the immediate family of any director who is not considered an independent director; and

•	is free of any other relationship that would interfere with the exercise of independent judgment by the director.

During the two-year period following completion of the mergers, the affirmative vote of at least 80% of the Momentum board or 80% of the outstanding shares of Momentum entitled to vote will be required to change the size of the Momentum board and to change the number of NPS designees or Enzon designees on the Momentum board.

To date, NPS and Enzon have designated the individuals set forth below to be directors of Momentum upon completion of the mergers.

Name	Age	Designee of:
Hunter Jackson, Ph.D.	52	NPS
Arthur J. Higgins	47	Enzon
Santo J. Costa, J.D.	58	NPS
Rolf A. Classon	57	Enzon
Rosina B. Dixon, M.D.	60	Enzon
John R. Evans, M.D.	73	NPS
Joseph Klein, III	41	NPS
Donald E. Kuhla, Ph.D.	60	NPS
Robert L. Parkinson, Jr.	52	Enzon
Peter G. Tombros	60	NPS

Hunter Jackson, Ph.D. has been Chief Executive Officer and Chairman of the NPS board since founding NPS in 1986. He was appointed to the additional position of President in January 1994. Before founding NPS, he was an Associate Professor in the Department of Anatomy at the University of Utah School of

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Medicine. Dr. Jackson received a Ph.D. degree in Psychobiology from Yale University. He received postdoctoral training in the Department of Neurosurgery, University of Virginia Medical School.

Arthur J. Higgins, has served as President, Chief Executive Officer and a director of Enzon since May 31, 2001, and Chairman of the Enzon board since December 3, 2001. Prior to joining Enzon, Mr. Higgins had been with Abbott Laboratories for 14 years and most recently served as Senior Vice President of Pharmaceutical Operations since 1998. He also held various other positions at Abbott Laboratories, including Vice President of Pacific, Asia and Africa Operations and Vice President of International Business Development. Previously, Mr. Higgins worked for Bristol-Myers and Sandoz in the U.K. Mr. Higgins graduated from Strathclyde University, Scotland and holds a B.S. degree in biochemistry.

Santo J. Costa, J.D. has served as a director of NPS since 1995. Mr. Costa served as a director of Quintiles Transnational Corporation, a publicly held global contract research organization, from April 1994 through June 2001 and served as its Vice Chairman from November 1999 through June 2001. From April 1994 to November 1999, he served as President and Chief Operating Officer for Quintiles. From 1986 to 1993, he was employed Glaxo, Inc., a worldwide pharmaceutical company, where he served as Senior Vice President, Administration and General Counsel and was a member of that company’s board of directors. He is a director of three other publicly held companies, CV Therapeutics, Pilot Therapeutics, and Ribapharm, as well as several private companies. He is a member of the board of advisors of AM Pappas & Associates and Of Counsel to the law firm of Maupin Taylor & Ellis. Mr. Costa received his J.D. from St. John’s University.

Rolf A. Classon, has served as a director of Enzon since January 1997. Since 2002, Mr. Classon has served as Chairman of the Executive Committee of Bayer Healthcare AG and from 1995 to 2002, Mr. Classon served as an Executive Vice President of Bayer Corporation and President of Bayer Diagnostics. From 1991 to 1995, Mr. Classon was an Executive Vice President in charge of Bayer Diagnostics’ Worldwide Marketing, Sales and Service operations. From 1990 to 1991, Mr. Classon was President and Chief Operating Officer of Pharmacia Biosystems A.B. Prior to 1991, Mr. Classon served as President of Pharmacia Development Company Inc. and Pharmacia A.B.’s Hospital Products Division.

Rosina B. Dixon, M.D., has served as a director of Enzon since August 1994. Dr. Dixon has been a consultant to the pharmaceutical industry since 1987. Prior to such time she held senior positions at Ciba-Geigy Pharmaceuticals, a division of Ciba-Geigy Corporation, and Schering-Plough Corporation. She received her M.D. from Columbia University, College of Physicians and Surgeons and is certified by the National Board of Medical Examiners and the American Board of Internal Medicine. She is a member of the American College of Clinical Pharmacology, American Society for Clinical Pharmacology and Therapeutics, and the National Association of Corporate Directors and currently serves as a director of Church & Dwight Co., Inc. and Cambrex Corporation.

John R. Evans, M.D. has served as a director of NPS and Vice-Chairman of its board since the closing of its acquisition of Allelix in December 1999. Previously, Dr. Evans was Chairman of the Board of Allelix since 1983. From 1979 to 1983, Dr. Evans served as a Director of the Population, Health and Nutrition Department of the World Bank in Washington. From 1972 to 1978 he served as President of the University of Toronto. Currently, Dr. Evans is Chairman of the Canada Foundation for Innovation and serves as Chairman of the Board for Torstar Corporation in Toronto. He is a member of the board of directors of MDS Inc., a publicly held health and life sciences company listed on the New York Stock Exchange and the Toronto Stock Exchange, and of GlycoDesign, Inc. Dr. Evans received an M.D. degree from the University of Toronto and engaged in specialty training in internal medicine and cardiology in London, Boston and Toronto.

Joseph Klein, III has served as a director of NPS since 1998. Currently, Mr. Klein is Managing Director of Gauss Capital Advisors, LLC, a financial and investment advisory firm. From 1999 to 2000, Mr. Klein was Vice President, Strategy for Medical Manager Corporation, a physician office management information systems vendor. From 1998 to 1999, Mr. Klein was a Health Care Investment Analyst with the Kaufmann Fund, Inc. From 1995 to 1998, Mr. Klein was a Portfolio Manager and Chairman of the Investment Advisory Committee of T. Rowe Price Health Sciences Fund, Inc. From 1990 to 1998, Mr. Klein served as Vice President and Health Care Investment Analyst for T. Rowe Price Associates, Inc., an investment management firm. Mr. Klein serves as a director of Guilford Pharmaceuticals, a publicly held biotechnology company.

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Mr. Klein received an M.B.A. degree from Stanford Graduate School of Business, and holds the Chartered Financial Analyst (CFA) designation.

Donald E. Kuhla, Ph.D. has served as a director of NPS since 1991. Since 1998, Dr. Kuhla has been President and Chief Operating Officer of Albany Molecular Research, Inc., a chemical contract research organization, where he has also been a director since 1995. From 1994 through 1998 Dr. Kuhla was Vice President of Plexus Ventures, Inc., a business consulting firm. From 1990 to 1994, Dr. Kuhla held senior management positions with two venture capital-backed, biotechnology startup companies. His early career was spent in research and development and operations management positions with Pfizer Inc. and Rorer Group, Inc., his last position at Rorer being Senior Vice President of Operations. Dr. Kuhla received a Ph.D. degree in Organic Chemistry from Ohio State University.

Robert L. Parkinson, Jr., has served as a director of Enzon since February 2002. In August 2002 Mr. Parkinson was appointed as the Dean of Loyola University Chicago’s School of Business Administration and its Graduate School of Business. Mr. Parkinson worked at Abbott Laboratories from 1976 until 2001. From 1999-2001, Mr. Parkinson served as President and Chief Operating Officer of Abbott Laboratories. He was elected Executive Vice President in 1998, responsible for overseeing Abbott’s international operations for pharmaceutical, hospital and nutritional products as well as the U.S.-based Ross laboratories division. From 1995-1998, Mr. Parkinson served as president of international operations and from 1993-1995, he served as president of chemical and agricultural products. Mr. Parkinson was named vice president of European operations in 1990 and had previously served as vice president of marketing and sales, hospital products. Mr. Parkinson is currently Chairman of the Board of GeneProt Inc. and serves on the Board of Directors of Northwestern Memorial Hospital.

Peter G. Tombros has served as a director of NPS since 1998. From 1994 until June of 2001, Mr. Tombros served as President, Chief Executive Officer and Director of Enzon. Prior to joining Enzon, Mr. Tombros spent 25 years with Pfizer Inc., a global healthcare company in a variety of senior management positions including Vice President of Marketing, Senior Vice President and General Manager of the Roerig Pharmaceuticals Division, Executive Vice President of Pfizer Pharmaceuticals Division, Director of Pfizer Pharmaceuticals Division, Vice President of Corporate Strategic Planning, and Vice President, Corporate Officer, Pfizer Inc. Recently, he was appointed Chairman of the Board and Chief Executive Officer of VivoQuest, a private biopharmaceutical company. Mr. Tombros also serves on the Board of Directors of Alpharma Inc., a publicly held pharmaceutical company, and Cambrex, a supplier of human health and bioscience products to the life sciences industry. Mr. Tombros received B.S. and M.S. degrees from the Pennsylvania State University and an M.B.A. degree from the University of Pennsylvania Wharton Graduate School of Business.

Committees of the Momentum Board of Directors

Upon completion of the mergers, the Momentum board initially will have three committees:

•	a nominating and governance committee;

•	an audit committee; and

•	a compensation committee.

During the 24-month period following the completion of the mergers, the affirmative vote of 80% of the members of the Momentum board will be required to remove a director from a committee, change the size of any committee or terminate any committee or change the chair of a committee. Also during the two-year period following completion of the mergers, any vacancy in a committee created by a designee of NPS or Enzon will be filled with a new director selected by a majority of the remaining designees of NPS or Enzon, as applicable, on the Momentum board.

Compensation of Directors

In accordance with existing practice of NPS and Enzon, it is expected that directors of Momentum who are also full-time employees of Momentum will receive no additional compensation for their services as

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directors. Each non-employee director of Momentum will receive compensation for service on the Momentum board as determined by the Momentum board.

Executive Officers of Momentum

As of the date of this joint proxy statement/prospectus, the principal executive officers of Momentum upon completion of the mergers will be as follows:

Name	Age	Title

Hunter Jackson, Ph.D.	52	Executive Chairman
Arthur J. Higgins	47	President and Chief Executive Officer
Kenneth J. Zuerblis	44	Executive Vice President, Finance, Chief Financial Officer and Secretary
Ulrich Grau, Ph.D.	54	Executive Vice President and President, Research and Development
David L. Clark	49	Executive Vice President, Corporate Communications and Investor Relations
Thomas B. Marriott, Ph.D.	55	Executive Vice President, Development

For information regarding these executive officers of Momentum who will also serve as directors of Momentum, see “—Board of Directors of Momentum.” Information regarding these executive officers of Momentum who will not also serve as directors of Momentum is set forth below.

Kenneth J. Zuerblis has served as Enzon’s Chief Financial Officer since January 1996 and as Vice President, Finance since April 1994. During May 2000, Mr. Zuerblis was appointed Secretary of Enzon. From July 1991 to April 1994, Mr. Zuerblis served as Enzon’s Controller. From January 1982 to July 1991, Mr. Zuerblis was employed by KPMG LLP in various positions, the last being senior manager. He became a certified public accountant in 1985.

Dr. Ulrich Grau has served as Enzon’s Chief Scientific Officer since March 2002. From March 2001 to February 2002, Dr. Grau was CEO of Vivo Healthcare. From January 2000 to March 2001, Dr. Grau served as President of Research and Development at BASF Pharma. From January 1999 to July 1999, Dr. Grau served as Senior Vice President and R&D integration officer at Aventis Pharmaceuticals. From November 1997 to January 1999, Dr. Grau served as Senior Vice President Global Product Realization at Hoechst Marion Rousset.

David L. Clark has been Vice President, Operations of NPS since March 2000. He has also served as NPS’ Vice President, Investor Relations. Before being appointed to these positions, he served as Director of Business Development and Corporate Communications for NPS from September 1998 to December 1999. He served as Director of Corporate Communications for NPS from March 1996 to September 1998. From 1988 to 1996 he served as Vice President, Business Development for Agridyne Technologies Inc., a publicly held biotechnology company. Mr. Clark received an M.S. in Plant Genetics from the University of Illinois. He received an M.B.A. from the University of Utah.

Thomas B. Marriott, Ph.D. has been Vice President, Development Research of NPS since August 1993. From February 1990 to July 1993, he served as Director, Clinical Investigations for McNeil Pharmaceutical, a subsidiary of Johnson & Johnson, with responsibility for developing and implementing clinical trial strategies for a number of products. From 1986 to 1990, Dr. Marriott was Director, Drug Metabolism for McNeil Pharmaceutical with the responsibility for planning, initiating and completing bioanalytical, drug disposition and clinical biopharmaceutics and pharmacokinetics research required for investigational new drug applications and new drug applications. He received a Ph.D. in Chemistry from the University of Oregon.

Compensation of Executive Officers

Momentum has not yet paid any compensation to its Executive Chairman, Chief Executive Officer, Chief Financial Officer and President, Research and Development, or any other person expected to become an executive officer of Momentum. The compensation to be paid to Dr. Jackson as Executive Chairman of

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Momentum and to Mr. Higgins as President and Chief Executive Officer of Momentum will be determined pursuant to their employment agreements that will be assumed by Momentum described in “The Mergers—Interests of Certain NPS and Enzon Directors and Executive Officers in the Mergers.” The form and amount of the compensation to be paid to each of Momentum’s executive officers in any future period will be determined by the compensation committee of the Momentum board.

For information concerning the compensation paid to, and the employment agreements with, the Chief Executive Officer and the other four most highly compensated executive officers of NPS for the 2002 fiscal year, see NPS’ annual report on Form 10-K for the fiscal year ended December 31, 2001. For information concerning the compensation paid to, and the employment agreements with, the chief executive officer and the other four most highly compensated executive officers of Enzon for the 2002 fiscal year, see Enzon’s proxy statement used in connection with its 2002 annual meeting of stockholders, the relevant portions of which are incorporated by reference into Enzon’s annual report on Form 10-K for the fiscal year ended June 30, 2002. See “Where You Can Find More Information.”

LEGAL MATTERS

The validity of the shares of Momentum stock offered by this joint proxy statement/prospectus will be passed upon for Momentum by Dorsey & Whitney LLP.

Wilson Sonsini Goodrich & Rosati P.C., counsel for NPS, and Dorsey & Whitney LLP, counsel for Enzon, will pass upon certain United States federal income tax consequences of the mergers for NPS and Enzon, respectively.

EXPERTS

The consolidated financial statements of NPS as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, and for the period from October 22, 1986 (inception) to December 31, 2002, have been incorporated by reference into this joint proxy statement/prospectus and in the registration statement of which this joint proxy statement/prospectus is a part in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2002 consolidated financial statements of NPS refers to a change in the method of amortizing goodwill and intangible assets in 2002 and in the method of recognizing revenue on nonrefundable licensing fees in 2000.

The consolidated financial statements of Enzon as of June 30, 2002 and 2001, and for each of the years in the three-year period ended June 30, 2002, have been incorporated by reference into this joint proxy statement/prospectus and in the registration statement of which this joint proxy statement/prospectus is a part in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

OTHER MATTERS

Neither NPS nor Enzon presently intends to bring any matters other than those described in this joint proxy statement/prospectus before its special meeting. Further, neither NPS nor Enzon has any knowledge of any other matters that may be introduced by other persons. If any other matters do properly come before either company’s special meeting or any adjournment or postponement of either company’s special meeting, the persons named in the enclosed proxy forms of NPS or Enzon, as applicable, will vote the proxies in keeping with their judgment on such matters.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act, stockholders may present proper proposals for inclusion in a company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the company in a timely manner.

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NPS.     NPS will hold an annual meeting in the year 2003 only if the mergers have not already been completed. The deadline for stockholder proposals to be presented at the NPS 2003 annual meeting of stockholders and considered for inclusion in the proxy statement relating to such meeting was December 25, 2002. In order for a stockholder proposal to be timely, stockholder proposals and director nominations intended to be presented at the NPS 2003 annual meeting, but not included in the proxy statement for the NPS annual meeting, must be received by NPS no earlier than February 22, 2003, and no later than March 24, 2003. All notices of proposals by stockholders, whether or not to be included in NPS’ proxy materials, should be sent to the attention of the Secretary of NPS at 420 Chipeta Way, Salt Lake City, Utah 84108.

Enzon.     Enzon will hold an annual meeting in the year 2003 only if the mergers have not already been completed. In order for a stockholder to have a proposal included in the proxy statement for the 2003 annual meeting of Enzon’s stockholders, stockholder proposals must be received by Enzon no later than 5:00 p.m. Eastern Standard Time on July 3, 2003, and must otherwise comply with the requirements of Rule 14a-8. In addition, Enzon’s amended bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not to be included in Enzon’s proxy statement relating to the annual meeting, to be brought before an annual meeting of stockholders. In general, notice must be received by the Secretary of Enzon no less than 120 days prior to the annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at Enzon’s 2003 annual meeting, such a proposal must be received by Enzon no later than August 2, 2003. The Chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure. All stockholder proposals should be marked for the attention of Corporate Secretary, Enzon Pharmaceuticals, Inc., 685 Route 202/206, Bridgewater, New Jersey 08807.

WHERE YOU CAN FIND MORE INFORMATION

This joint proxy statement/prospectus incorporates documents by reference which are not presented in or delivered with this joint proxy statement/prospectus.

All documents filed by NPS or Enzon pursuant to Section 13 (a), 13 (c), 14 or 15 (d) of the Securities Exchange Act after the date of this joint proxy statement/prospectus and before the date of each company’s special meeting are incorporated by reference into and are deemed to be a part of this joint proxy statement/ prospectus from the date of filing of those documents.

You should rely only on the information contained in this document or that which we have referred you to. We have not authorized anyone to provide you with any additional information.

The following documents, which have been filed by NPS with the Securities and Exchange Commission, are incorporated by reference into this joint proxy statement/prospectus:

NPS’ Current Report on Form 8-K, dated February 20, 2003 (filing date February 21, 2003)

NPS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (filing date March 21, 2003)

The description of NPS’ common stock contained in its registration statement on Form 8-A filed with the Securities and Exchange Commission on or about May 23, 1994, and any amendment or report filed with the Securities and Exchange Commission for the purposes of updating such description

The following documents, which have been filed by Enzon with the Securities and Exchange Commission (SEC file number 000-12957), are incorporated by reference into this joint proxy statement/prospectus:

Enzon’s Proxy Statement on Schedule 14A for the annual meeting held on December 4, 2001 (filing date October 26, 2001)

Enzon’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 (filing date September 26, 2002)

Enzon’s Quarterly Report on Form 10-Q, for the quarterly period ended September 30, 2002 (filing date November 14, 2002)

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Enzon’s Proxy Statement on Schedule 14A (filing date October 28, 2002)

Enzon’s Current Report on Form 8-K dated July 1, 2002 (filing date July 1, 2002)

Enzon’s Current Report on Form 8-K dated August 13, 2002 (filing date August 14, 2002)

Enzon’s Current Report on Form 8-K/A dated August 13, 2002 (filing date August 29, 2002), which corrects a misprint in the heading of a financial statement filed in Enzon’s Current Report on Form 8-K dated August 13, 2002, filed August 14, 2002.

Enzon’s Current Report on Form 8-K dated October 2, 2002 (filing date October 10, 2002)

Enzon’s Current Report on Form 8-K dated November 6, 2002 (filing date November 7, 2002)

Enzon’s Current Report on Form 8-K dated November 22, 2002 (filing date November 22, 2002)

Enzon’s Current Report on Form 8-K dated November 22, 2002 (filing date December 9, 2002)

Enzon’s Current Report on Form 8-K dated December 10, 2003 (filing date December 10, 2003)

Enzon’s Current Report on Form 8-K dated January 6, 2003 (filing date January 6, 2003)

Enzon’s Current Report on Form 8-K dated February 4, 2003 (filing date February 4, 2003)

Enzon’s Current Report on Form 8-K/A dated November 22, 2002 (filing date February 7, 2003), which contains financial statements and pro forma financial information that restate and supersede the financial statements and pro forma financial information in Enzon’s Current Report on Form 8-K dated November 22, 2002, filed December 9, 2002.

Enzon’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2002 (filing date February 14, 2003).

Enzon’s Current Report on Form 8-K dated February 18, 2003 (filing date February 8, 2003)

Enzon’s Current Report on Form 8-K dated February 20, 2003 (filing date February 21, 2003)

The description of Enzon’s common stock contained in its registration statement on Form 8-A filed with the Securities and Exchange Commission on or about October 29, 1984, and any amendment or report filed with the Securities and Exchange Commission for the purposes of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this joint proxy statement/prospectus will be deemed to be modified or superseded for purposes of this joint proxy statement/prospectus to the extent that a statement contained in this joint proxy statement/prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this joint proxy statement/prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus.

The documents incorporated by reference into this joint proxy statement/prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this joint proxy statement/prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this joint proxy statement/prospectus are not themselves specifically incorporated by reference in this joint proxy statement/prospectus, then the exhibits will not be provided. Any request for documents should be made by _____________, 2003 to ensure timely delivery of the documents.

Requests for documents relating to NPS should be directed to: NPS Pharmaceuticals, Inc., 420 Chipeta Way, Salt Lake City, Utah 84108. Attention: Investor Relations, telephone: (801) 583-4939. email: http://www.npsp.com/contact/ir_contact.php.

Requests for documents relating to Enzon should be directed to: Enzon Pharmaceuticals, Inc., 685 Route 202/206, Bridgewater, New Jersey 08807. Attention: Investor Relations, telephone: (908) 541-8777. email: investor@enzon.com.

We file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of our reports, proxy statements and other information may be inspected and copied at the public

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reference facilities maintained by the Securities and Exchange Commission at: Judiciary Plaza Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Securities and Exchange Commission at 1-800- SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy statements and other information regarding each of us. The address of the Securities and Exchange Commission website is http://www.sec.gov.

Momentum has filed a registration statement on Form S-4 under the Securities Act with the Securities and Exchange Commission with respect to Momentum stock to be issued in the mergers. This joint proxy statement/prospectus constitutes the prospectus of Momentum filed as part of the registration statement. This joint proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The registration statement and its exhibits are available for inspection and copying as set forth above.

Reports, proxy statements and other information concerning NPS and Enzon may be inspected at: The National Association of Securities Dealers, 1735 K Street N.W., Washington, DC 20006.

If you have any questions about the mergers, please call either, for NPS, Innisfree M&A Incorporated at (877) 750-5836 or Georgeson Shareholder Communications Inc. at (866) 229-8451.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this joint proxy statement/prospectus nor any distribution of securities pursuant to this joint proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this joint proxy statement/prospectus by reference or in our affairs since the date of this joint proxy statement/prospectus. The information contained in this joint proxy statement/prospectus with respect to NPS was provided by NPS and the information contained in this joint proxy statement/prospectus with respect to Enzon was provided by Enzon.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This joint proxy statement/prospectus contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this joint proxy statement/prospectus referring to NPS, Enzon and Momentum, and they may also be made a part of this joint proxy statement/prospectus by reference to other documents filed with the Securities and Exchange Commission by NPS and Enzon, which is known as “incorporation by reference.” You should note that the discussion of NPS and Enzon boards’ reasons for the mergers and the descriptions of their respective financial advisors’ opinions contain many forward-looking statements that describe beliefs, assumptions and estimates as of the indicated dates of those forward-looking statements and those forward-looking expectations may have changed as of the date of this proxy statement/prospectus. Forward-looking statements made in this joint proxy statement/prospectus include, but are not limited to, statements concerning:

•	the benefits anticipated to result from the proposed mergers;

•	integration and other costs estimated to be incurred in connection with the proposed mergers;

•	anticipated future performance;

•	the ability of Momentum to achieve the benefits of the mergers;

•	the development of a market for Momentum common stock;

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•	the financial results of Momentum;

•	the ability to complete clinical trials;

•	the ability of Momentum to obtain FDA approval for its product candidates;

•	the ability of Momentum to successfully sell, market and distribute its products;

•	the ability of Momentum to achieve operating efficiencies;

•	the ability of Momentum to attract licensing partners;

•	the availability of financing, on acceptable terms, or at all;

•	difficulties or delays in manufacturing;

•	the availability of reimbursement from governmental and other third-party payors;

•	competitive developments affecting Momentum’s products;

•	Momentum’s ability to protect its intellectual property;

•	the ability to attract and retain key employees;

•	the ability of Momentum to comply with environmental laws and regulations;

•	exposure to product liability and other types of lawsuits and regulatory proceedings;

•	the ability of Momentum to commercialize its drugs and product candidates;

•	the ability of Momentum to generate revenues;

•	the failure to produce adequate supplies of lead product candidates;

•	the ability of Schering-Plough to successfully market PEG-INTRON;

•	the ability to comply with FDA regulations;

•	the availability of compounds from third party suppliers;

•	the ability of Momentum to maintain and develop collaborative research, development and licensing relationships; and

•	the completion of the mergers.

Furthermore, words such as “may,” “will,” “should,” “predict,” “continue,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or the negative of these terms and words and terms of similar substance used in connection with any discussion of future operating or financial performance, or the mergers of NPS and Enzon, identify forward-looking statements. All forward-looking statements are management’s present expectations of future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus or the date of the document incorporated by reference in this joint proxy statement/prospectus. None of NPS, Enzon or Momentum is under any obligation, and each expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. Neither NPS, Enzon nor Momentum can guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors. You should consider carefully the statements set forth in the section entitled “Risk Factors” and other sections of this joint proxy statement/prospectus and in the other documents we have filed with the Securities and Exchange Commission and that are incorporated by reference in this joint proxy statement/prospectus, which address these and additional factors that could cause results or events to differ from those set forth in the forward-looking statements. These factors include the relative value of NPS and Enzon common stock, the market’s difficulties in valuing Momentum’s business following the mergers, the failure to realize anticipated benefits of the mergers and conflicts of interest of director’s recommending the mergers.

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For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the quarterly reports on Form 10-Q and the annual reports on Form 10-K that NPS and Enzon have filed with the Securities and Exchange Commission.

All subsequent forward-looking statements attributable to NPS, Enzon or Momentum or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

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ANNEX A AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION
BY AND AMONG
NPS PHARMACEUTICALS, INC.
ENZON PHARMACEUTICALS, INC.
MOMENTUM MERGER CORPORATION
NEWTON ACQUISITION CORPORATION
AND
EINSTEIN ACQUISITION CORPORATION

Dated as of February 19, 2003
(as amended)

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EXHIBITS

Exhibit A-2	Form of Enzon Voting Agreements
Exhibit B-1	Form of Term Sheet Regarding Employment Agreement of Holdco Executive Chairman
Exhibit B-2	Form of Employment Agreement of Holdco Chief Executive Officer
Exhibit C-1	Form of Holdco Certificate of Incorporation
Exhibit C-2	Form of Holdco Bylaws
Exhibit D	Form of Affiliate Agreements

SCHEDULES

Schedule 5.12(c)	Specified Initial Executive Officers of Holdco

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AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made and entered into as of February 19, 2003, by and among NPS Pharmaceuticals, Inc., a Delaware corporation (“NPS”), Enzon Pharmaceuticals, Inc., a Delaware corporation (“Enzon”), Momentum Merger Corporation, a Delaware corporation (“Holdco”), Newton Acquisition Corporation, a Delaware corporation (“NPS Merger Sub”), and Einstein Acquisition Corporation, a Delaware corporation (“Enzon Merger Sub”). Capitalized terms that are used herein shall have the respective meanings ascribed thereto in Article VIII hereof.

RECITALS

A.      Each of the Board of Directors of NPS (the “NPS Board”) and the Board of Directors of Enzon (the “Enzon Board”) deem it advisable and in the best interests of each corporation and its respective stockholders that NPS and Enzon engage in a business combination to advance the long-term strategic business interests of NPS and Enzon.

B.      The parties hereto intend that, upon the terms and subject to the conditions set forth in this Agreement, (i) NPS Merger Sub will be merged with and into NPS, the separate corporate existence of NPS Merger Sub will thereupon cease and NPS will continue as the surviving corporation and a wholly owned subsidiary of Holdco (the “NPS Merger”), (ii) Enzon will be merged with and into Enzon Merger Sub, the separate corporate existence of Enzon will thereupon cease and Enzon Merger Sub will continue as the surviving corporation and a wholly owned subsidiary of Holdco (the “Enzon Merger”) and (iii) upon consummation of the Mergers, Holdco’s name shall be changed to a new name to be agreed upon by NPS and Enzon.

C.      The NPS Board has (i) determined that the NPS Merger is consistent with and in furtherance of the long-term business interests of NPS and fair to, and in the best interests of NPS and its stockholders, (ii) declared this Agreement to be advisable, (iii) approved this Agreement, the NPS Merger and the other transactions contemplated by this Agreement, and (iv) determined to recommend that the stockholders of NPS adopt this Agreement.

D.      The Enzon Board has (i) determined that the Enzon Merger is consistent with and in furtherance of the long-term business interests of Enzon and fair to, and in the best interests of, Enzon and its stockholders, (ii) declared this Agreement to be advisable, (iii) approved this Agreement, the Enzon Merger and the other transactions contemplated by this Agreement, and (iv) determined to recommend that the stockholders of Enzon adopt this Agreement.

E.      Concurrently with the execution of this Agreement, and as a condition and inducement to the willingness of NPS and Enzon to enter into this Agreement, directors and officers who are affiliates of NPS are entering into a Voting Agreement with Enzon, each in the form attached hereto as Exhibit A-1 (the “NPS Voting Agreements”), and directors and officers who are affiliates of Enzon shall enter into a Voting Agreement with NPS, each in the form attached hereto as Exhibit A-2 (the “Enzon Voting Agreements”).

F.      Concurrently with the execution of this Agreement, and as a condition and inducement to the willingness of NPS and Enzon to enter into this Agreement, the person designated to be the executive Chairman of the Board of Holdco upon the consummation of the transactions contemplated hereby has agreed to a term sheet regarding an Employment Agreement with Holdco in the form attached hereto as Exhibit B-1 and the person designated to be the Chief Executive Officer of Holdco upon the consummation of the transactions contemplated hereby has agreed to enter into an Employment Agreement with Enzon in the form attached hereto as Exhibit B-2, which will be assigned to and assumed by Holdco upon consummation of the Mergers.

G.      The parties hereto intend that, for United States federal income tax purposes, each of the Mergers will qualify as a reorganization within the meaning of Section 368(a) of the Code.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby and thereby, the parties hereto agree as follows:

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ARTICLE I
THE PLAN OF REORGANIZATION

1.1  Organization of Holdco, NPS Merger Sub and Enzon Merger Sub.

(a) Organization.

(i) NPS and Enzon have organized Holdco under the laws of the State of Delaware for the purpose of effecting the transactions contemplated hereby. The authorized capital stock of Holdco consists of one thousand (1,000) shares of Common Stock, of which one (1) share shall be issued to NPS and one (1) share shall be issued to Enzon. NPS and Enzon shall take, and shall cause Holdco to take, all requisite action to cause the certificate of incorporation of Holdco to be in the form attached hereto as Exhibit C-1 (the “Holdco Certificate of Incorporation”) and the bylaws of Holdco (the “Holdco Bylaws”) to be in the form of Exhibit C-2, in each case as of immediately prior to the Effective Time. Promptly following the execution of this Agreement, NPS and Enzon will agree on a new name for Holdco and amend the Holdco Certificate of Incorporation accordingly; provided, however, that such name will not be either “NPS” or “Enzon.”

(ii) NPS and Enzon have caused Holdco to organize NPS Merger Sub and Enzon Merger Sub under the laws of the State of Delaware for the purposes of the effecting the transactions contemplated hereby. The authorized capital stock of each of NPS Merger Sub and Enzon Merger Sub consists of one thousand (1,000) shares of Common Stock, all of which has been issued to Holdco, as the sole stockholder of each of NPS Merger Sub and Enzon Merger Sub, for a purchase price of One Dollar ($1.00) per share.

(b)  Board of Directors.     Prior to the Effective Time, the Board of Directors of each of Holdco (the “Holdco Board”), NPS Merger Sub and Enzon Merger Sub shall consist of the Chief Executive Officer of each of NPS and Enzon. NPS and Enzon shall take all requisite action to cause the directors of Holdco as of the Effective Time to be as provided in Section 5.12(a) hereof.

(c)  Officers.     Prior to the Effective Time, the sole officers of Holdco, NPS Merger Sub and Enzon Merger Sub shall consist of the Chief Executive Officer of each of NPS and Enzon. NPS and Enzon shall take all requisite action to cause the executive officers of Holdco as of the Effective Time to be as provided in Section 5.12(c) hereof.

(d)  Approval of Agreement; Compliance.     NPS and Enzon, acting in their respective capacities as the sole holders of all outstanding shares of Holdco Common Stock, shall adopt this Agreement, and shall cause Holdco to take all requisite action to approve and adopt this Agreement and approve the transactions contemplated hereby. Each of NPS and Enzon shall cause each of Holdco, NPS Merger Sub and Enzon Merger Sub to perform their respective obligations under this Agreement in accordance with the terms and conditions hereof.

1.2  The NPS Merger.     Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, and simultaneously with the Enzon Merger, NPS, Holdco and NPS Merger Sub shall cause a certificate of merger to be filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the “NPS Certificate of Merger”) providing for the NPS Merger, with NPS being the surviving corporation thereof upon the effectiveness of the NPS Merger, pursuant to this Agreement and the NPS Certificate of Merger and in accordance with applicable provisions of the DGCL.

1.3  The Enzon Merger.     Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, and simultaneously with the NPS Merger, Enzon, Holdco and Enzon Merger Sub shall cause a certificate of merger to be filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the “Enzon Certificate of Merger”) providing for the Enzon Merger, with Enzon Merger Sub being the surviving corporation thereof upon the effectiveness of the Enzon Merger, pursuant to this Agreement and the Enzon Certificate of Merger and in accordance with applicable provisions of the DGCL.

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1.4  The Closing.     Upon the terms and subject to the conditions set forth in Article VI hereof, the closing of the transactions contemplated hereby (the “Closing”) shall take place on the first (1st) business day after the satisfaction or waiver of the conditions set forth in Article VI hereof which are capable of being satisfied prior to the Closing, or such other date upon which the parties hereto shall mutually agree (the “Closing Date”), at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 12 East 49th Street, 30th Floor, New York, New York, or such other location upon which the parties hereto shall mutually agree.

1.5  Effective Time.     As soon as practicable following the Closing the parties hereto shall cause the Mergers to be consummated by filing the Certificates of Merger with the Secretary of State of the State of Delaware in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL and make all other filings or recordings required under the DGCL. The Mergers shall become effective at the date and time at which the Certificates of Merger are duly filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL or such subsequent date and time as the parties hereto shall mutually agree and as shall be specified in the Certificates of Merger; provided, however, that notwithstanding the foregoing, the parties hereto agree that the Certificates of Merger shall provide that the Mergers shall become effective at the same time.

1.6  Effects of the Mergers.     From and after the Effective Time, the Mergers shall have all of the effects provided by applicable Legal Requirements (including, without limitation, the DGCL), including, without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of NPS and Enzon, respectively, shall vest in the respective Surviving Corporations of the respective Mergers, and all debts, liabilities and duties of NPS and Enzon, respectively, shall become the debts, liabilities and duties of the respective Surviving Corporations of the respective Mergers.

1.7  Certificate of Incorporation and Bylaws of the Surviving Corporations.

(a)  Certificates of Incorporation.

(i) As of the Effective Time, by virtue of the NPS Merger and without any action on the part of NPS or NPS Merger Sub, the Certificate of Incorporation of the Surviving Corporation of the NPS Merger shall be amended and restated in its entirety to read the same as the Certificate of Incorporation of NPS Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the DGCL and such Certificate of Incorporation; provided, however, that as of the Effective Time, the Certificate of Incorporation of the Surviving Corporation of the NPS Merger shall provide that the name of the Surviving Corporation of the NPS Merger is “NPS.”

(ii) As of the Effective Time, by virtue of the Enzon Merger and without any action on the part of Enzon or Enzon Merger Sub, the Certificate of Incorporation of the Surviving Corporation of the Enzon Merger shall be amended and restated in its entirety to read the same as the Certificate of Incorporation of Enzon Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the DGCL and such Certificate of Incorporation; provided, however, that as of the Effective Time, the Certificate of Incorporation of the Surviving Corporation of the Enzon Merger shall provide that the name of the Surviving Corporation of the Enzon Merger is “Enzon.”

(b)  Bylaws.

(i) As of the Effective Time, by virtue of the NPS Merger and without any action on the part of NPS or NPS Merger Sub, the Bylaws of NPS Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation of the NPS Merger, until thereafter amended in accordance with the DGCL and as provided in such Bylaws.

(ii) As of the Effective Time, by virtue of the Enzon Merger and without any action on the part of Enzon or Enzon Merger Sub, the Bylaws of Enzon Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation of the Enzon Merger, until thereafter amended in accordance with the DGCL and as provided in such Bylaws.

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1.8  Directors and Officers.

(a)   Directors.

(i) As of the Effective Time, by virtue of the NPS Merger and without any action on the part of NPS or NPS Merger Sub, the initial directors of the Surviving Corporation of the NPS Merger shall be the directors of NPS Merger Sub, until their respective ssuccessors are duly elected or appointed and qualified. Any successors elected or appointed to the board of the Surviving Corporation of the NPS Merger shall be so elected or appointed in a manner proportionate and consistent with the composition of the Holdco Board.

(ii) As of the Effective Time, by virtue of the Enzon Merger and without any action on the part of Enzon or Enzon Merger Sub, the initial directors of the Surviving Corporation of the Enzon Merger shall be the directors of Enzon Merger Sub, until their respective successors are duly elected or appointed and qualified. Any successors elected or appointed to the board of the Surviving Corporation of the Enzon Merger shall be so elected or appointed in a manner proportionate and consistent with the composition of the Holdco Board.

(b)  Officers.

(i) As of the Effective Time, by virtue of the NPS Merger and without any action on the part of NPS or NPS Merger Sub, the officers of the Surviving Corporation of the NPS Merger shall be the officers of NPS Merger Sub, until their respective successors are duly appointed.

(ii) As of the Effective Time, by virtue of the Enzon Merger and without any action on the part of Enzon or Enzon Merger Sub, the officers of the Surviving Corporation of the Enzon Merger shall be the officers of Enzon Merger Sub, until their respective successors are duly appointed.

1.9  Effect of NPS Merger on Capital Stock.     Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the NPS Merger, and without any action on the part of NPS, NPS Merger Sub, Holdco or the holders of any of the following securities, the following shall occur:

(a)  NPS Merger Sub Common Stock.     Each share of Common Stock of NPS Merger Sub shall be canceled and converted into one fully paid and nonassessable share of Common Stock of the Surviving Corporation of the NPS Merger.

(b)  NPS Common Stock.     Except as provided in Section 1.9(c) and Section 1.11(d) hereof, each share of NPS Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and automatically converted into the right to receive one (1) share (the “NPS Exchange Ratio”) of validly issued, fully paid and nonassessable Holdco Common Stock upon surrender of the certificate representing such share of NPS Common Stock in the manner provided for in Section 1.11 hereof (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.14 hereof).

(c)  Certain Owned Shares.     Each share of NPS Common Stock which is, immediately prior to the Effective Time, held in the treasury of NPS, or outstanding and held by Enzon, Holdco, or any direct or indirect wholly owned subsidiary of NPS, Enzon or Holdco, shall be canceled and extinguished without any conversion thereof.

(d)  NPS Options.     Each NPS Option outstanding immediately prior to the Effective Time shall be treated in accordance with the terms of Section 5.9(a)(i) hereof.

(e)  NPS Purchase Rights.     All Rights outstanding under the NPS ESPP shall be treated as set forth in Section 5.9(a)(ii) hereof.

(f)  Adjustments to the NPS Exchange Ratio.     The NPS Exchange Ratio shall be adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into NPS Common Stock), reorganization, recapitalization, reclassification or other like change with respect to NPS Common Stock having a record date on or after the date hereof and prior to the Effective Time.

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1.10  Effect of the Enzon Merger on Capital Stock.     Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Enzon Merger, and without any action on the part of Enzon, Enzon Merger Sub, Holdco or the holders of any of the following securities, the following shall occur:

(a)  Enzon Merger Sub Common Stock.     The Enzon Merger shall have no effect on the common stock of Enzon Merger Sub.

(b)  Enzon Common Stock.     Except as provided in Section 1.10(c) and Section 1.11(d) hereof, each share of Enzon Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and automatically converted into the right to receive 0.7264 of a share (the “Enzon Exchange Ratio”) of validly issued, fully paid and nonassessable Holdco Common Stock upon surrender of the certificate representing such share of Enzon Common Stock in the manner provided for in Section 1.11 hereof (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.14 hereof).

(c)  Certain Owned Shares.     Each share of Enzon Common Stock which is, as of immediately prior to the Effective Time, held in the treasury of Enzon, or outstanding and held by NPS, Holdco, or any direct or indirect wholly owned subsidiary of Enzon, NPS or Holdco, shall be canceled and extinguished without any conversion thereof.

(d)  Enzon Options.     Each Enzon Option outstanding immediately prior to the Effective Time shall be treated in accordance with the terms of Section 5.9(b) hereof.

(e) Adjustments to the Enzon Exchange Ratio.     The Enzon Exchange Ratio shall be adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Enzon Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Enzon Common Stock having a record date on or after the date hereof and prior to the Effective Time.

1.11 Exchange Procedures.

(a)  Exchange Agent.     NPS and Enzon shall appoint a commercial bank, trust company or other institution to act as the exchange agent for the Mergers (the “Exchange Agent”).

(b)  Holdco to Provide Common Stock.     Promptly after the Effective Time, Holdco shall deposit with the Exchange Agent, for the benefit of the holders of shares of NPS Common Stock and Enzon Common Stock, for exchange in accordance with the terms of this Article I, certificates representing the shares of Holdco Common Stock issuable pursuant to this Agreement and the Certificates of Merger. In addition, Holdco shall make available, as necessary from time to time after the Effective Time as needed, cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.11(d) hereof and any dividends or distributions which holders of shares of NPS Common Stock and Enzon Common Stock may be entitled to pursuant to Section 1.11(e) hereof.

(c)  Exchange Procedures.     Promptly after the Effective Time, Holdco shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of, or entitled to, a certificate or certificates (the “Certificates”) which immediately prior to the Effective Time represented outstanding shares of NPS Common Stock, including, for greater certainty, the holders (other than NPS or any of its Subsidiaries) of certificates including Exchangeable Shares purchased by an affiliate of NPS prior to the Effective Time, and Enzon Common Stock, in each case, whose shares were converted into the right to receive shares of Holdco Common Stock pursuant to Section 1.9 and Section 1.10 hereof, cash in lieu of any fractional shares pursuant to Section 1.11(d) hereof and any dividends or other distributions pursuant to Section 1.11(e) hereof: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as NPS and Enzon may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing whole shares of Holdco Common Stock, cash in lieu of any fractional shares pursuant to Section 1.11(d) hereof and any dividends or other distributions pursuant to Section 1.11(e)

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hereof. Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificates shall be entitled to receive in exchange therefor the number of whole shares of Holdco Common Stock (after taking into account all Certificates surrendered by such holder) to which such holder is entitled pursuant to Section 1.9 and Section 1.10 hereof (which shall be in uncertificated book entry form unless a physical certificate is requested or is otherwise required by applicable Legal Requirements), payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.11(d) hereof and any dividends or distributions payable pursuant to Section 1.11(e), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the number of full shares of Holdco Common Stock into which such shares of NPS Common Stock or Enzon Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.11(d) hereof and any dividends or distributions payable pursuant to Section 1.11(e) hereof.

(d)  Fractional Shares.     No fraction of a share of Holdco Common Stock will be issued by virtue of the Mergers, but in lieu thereof each holder of NPS Common Stock or Enzon Common Stock who would otherwise be entitled to receive a fraction of a share of Holdco Common Stock (after aggregating all fractional shares of Holdco Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder’s Certificate(s), receive from the Exchange Agent, at such time as such holder shall receive a Certificate or Certificates representing shares of Holdco Common Stock as contemplated by Section 1.11(c) hereof, an amount of cash (rounded up to the nearest whole cent), without interest, equal to the product obtained by multiplying (i) such fraction, and (ii) the closing price per share of Holdco Common Stock on the NASDAQ on the trading day immediately succeeding the date upon which the Effective Time occurs (as reported in the Wall Street Journal, National Edition).

(e)  Distributions With Respect to Unexchanged Shares.     No dividends or other distributions declared or made after the date hereof with respect to Holdco Common Stock, NPS Common Stock or Enzon Common Stock with a record date after the Effective Time and no payment in lieu of fractional shares pursuant to Section 1.11(d) hereof will be paid to the holders of any unsurrendered Certificates with respect to the shares of Holdco Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable Legal Requirements, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest (i) promptly after such surrender, the number of whole shares of Holdco Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.11(d) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Holdco Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such whole shares of Holdco Common Stock.

(f)  Transfers of Ownership.     If shares of Holdco Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Persons requesting such exchange will have paid to Holdco or any agent designated by it any transfer or other Taxes required by reason of the issuance of shares of Holdco Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Holdco or any agent designated by it that such Tax has been paid or is not payable.

(g)  Required Withholding.     Each of the Exchange Agent, Holdco and the Surviving Corporations shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of NPS Common Stock or Enzon Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign Tax laws or under any other applicable Legal Requirements. To

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the extent such amounts are so deducted or withheld, the amount of such consideration shall be treated for all purposes under this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.

(h)  No Liability.     Notwithstanding anything to the contrary in this Section 1.11, none of the Exchange Agent, Holdco, the Surviving Corporations or any other party hereto shall be liable to a holder or former holder of shares of NPS Common Stock, Enzon Common Stock or Holdco Common Stock, as the case may be, for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Legal Requirement.

(i)  Termination of Exchange Fund.     Any portion of the Exchange Fund which remains undistributed to the holders of Certificates six (6) months after the Effective Time shall, at the request of Holdco, be delivered to Holdco or otherwise on the instruction of Holdco, and any holders of the Certificates who have not surrendered such Certificates in compliance with this Section 1.11 shall after such delivery to Holdco look only to Holdco for the shares of Holdco Common Stock pursuant to Section 1.9 and 1.10 hereof, cash in lieu of any fractional shares pursuant to Section 1.11(d) hereof and any dividends or other distributions pursuant to Section 1.11(e) with respect to the shares of NPS Common Stock or Enzon Common Stock formerly represented thereby. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of NPS Common Stock or Enzon Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Legal Requirements, become the property of Holdco, free and clear of any claims or interest of any Person previously entitled thereto.

1.12  Unvested Common Stock.     If any shares of NPS Common Stock or Enzon Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with NPS or Enzon, respectively, then the shares of Holdco Common Stock issued in exchange for such shares of NPS Common Stock or Enzon Common Stock, as applicable, shall also be unvested and subject to the same repurchase option, risk of forfeiture or other condition existing immediately prior to the Effective Time and the certificates representing such shares may accordingly be marked with appropriate legends. NPS and Enzon each shall take all action that may be necessary to ensure that, from and after the Effective Time, Holdco will be entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

1.13  No Further Ownership Rights in Capital Stock of NPS and Enzon.     All shares of Holdco Common Stock issued upon the surrender for exchange of shares of NPS Common Stock and Enzon Common Stock in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.11(d) hereof and Section 1.11(e) hereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of NPS Common Stock or Enzon Common Stock, as the case may be, and there shall be no further registration of transfers on the records of Holdco or the Surviving Corporations of shares of NPS Common Stock or Enzon Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Holdco for any reason, they shall be canceled and exchanged in accordance with the terms of this Article I.

1.14  Lost, Stolen or Destroyed Certificates.     In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Holdco Common Stock, cash for fractional shares, if any, as may be required pursuant to Section 1.11(d) hereof and any dividends or distributions payable pursuant to Section 1.11(e) hereof; provided, however, that Holdco may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Exchange Agent, Holdco or either of the Surviving Corporations with respect to the Certificates alleged to have been lost, stolen or destroyed.

1.15  Tax Consequences.     The parties hereto intend that each of the Mergers will qualify as a reorganization within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g).

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1.16  Further Action.     At and after the Effective Time, the officers and directors of the Surviving Corporations will be authorized to execute and deliver, in the name and on behalf of NPS and Enzon, as the case may be, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of NPS and Enzon, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporations any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporations as a result of, or in connection with, the Mergers.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF ENZON

Enzon represents and warrants to NPS as follows, subject to the exceptions specifically disclosed in writing in a disclosure letter (the “Enzon Disclosure Letter”) delivered by Enzon to NPS, dated as of the date hereof and certified by each of the Chief Executive Officer and the Chief Financial Officer of Enzon, which certifications shall provide that each such person has reviewed the Enzon Disclosure Letter and that the Enzon Disclosure Letter is true and correct in all respects:

2.1 Organization; Standing and Power; Charter Documents; Subsidiaries.

(a)  Organization; Standing and Power.     Enzon and each of its Subsidiaries is a corporation or other organization duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing would not reasonably be expected to have a Material Adverse Effect on Enzon, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure to so qualify or to be good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Enzon.

(b)  Charter Documents.     Enzon has delivered or made available to NPS: (i) a true and correct copy of the Certificate of Incorporation (including any Certificate of Designations) and Bylaws of Enzon, each as amended to date (collectively, the “Enzon Charter Documents”) and (ii) the certificate of incorporation and bylaws, or like organizational documents (collectively, “Subsidiary Charter Documents”), of each of its Subsidiaries, and each such instrument is in full force and effect. Enzon is not in material violation of any of the provisions of the Enzon Charter Documents and each Subsidiary is not in material violation of its respective Subsidiary Charter Documents.

(c)  Subsidiaries.     Section 2.1(c) of the Enzon Disclosure Letter contains a complete and accurate list of all of Enzon’s Subsidiaries as of the date hereof, together with a complete and accurate list of each partnership, joint venture or other business entity in which Enzon holds an interest, whether voting, equity or otherwise, indicating the name, jurisdiction of organization and Enzon’s interest in each such entity. Neither Enzon nor any of its Subsidiaries owns any equity or other interest in any corporation, partnership, joint venture or other business entity which is not set forth in Section 2.1(c) of the Enzon Disclosure Letter. All the outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Enzon, free and clear of all Liens, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities laws.

2.2 Capital Structure.

(a)  Capital Stock.     The authorized capital stock of Enzon consists of: (i) ninety million (90,000,000) shares of Enzon Common Stock, par value $0.01 per share and (ii) three million (3,000,000) shares of preferred stock, par value $0.01 per share (the “Enzon Preferred Stock”), of which (A) one million one hundred thousand (1,100,000) shares have been designated as Series A

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Cumulative Convertible Preferred Stock (“Enzon Series A Preferred Stock”), and (B) six hundred thousand (600,000) shares have been designated as Series B Preferred Stock (“Enzon Series B Stock”), all of which are reserved for issuance upon exercise of preferred stock purchase rights (the “Enzon Rights”) issued pursuant to the Enzon Rights Agreement dated as of May 17, 2002, between Enzon and Continental Stock Transfer & Trust Company, as rights agent (the “Enzon Rights Agreement”). At the close of business on February 13, 2003: (i) forty three million three hundred ninety two thousand four hundred forty eight (43,392,448) shares of Enzon Common Stock were issued and outstanding (none of which were held by Enzon in its treasury), (ii) seven thousand (7,000) shares of Enzon Series A Preferred Stock were issued and outstanding, and (iii) no (0) shares of Enzon Series B Stock were issued and outstanding. All of the outstanding shares of capital stock of Enzon are duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights. Upon consummation of the Mergers, (A) the shares of Holdco Common Stock issued in exchange for any shares of Enzon Common Stock that are subject to a Contract pursuant to which Enzon has the right to repurchase, redeem or otherwise reacquire any shares of Enzon Common Stock will, without any further action of Enzon, NPS, Holdco or any other Person, become subject to the restrictions, conditions and other provisions contained in such Contract and (B) Holdco will automatically succeed to and become entitled to exercise Enzon’s rights and remedies under any such Contract.

(b)  Stock Options.     As of the close of business on February 13, 2003: (i) four million three hundred eighty two thousand six hundred four (4,382,604) shares of Enzon Common Stock are subject to issuance pursuant to outstanding Enzon Options, and (ii) no shares of Enzon Common Stock are subject to issuance pursuant to outstanding options, rights or warrants to purchase Enzon Common Stock issued other than pursuant to the Enzon Option Plans. All shares of Enzon Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. There are no commitments or agreements of any character to which Enzon is bound obligating Enzon to accelerate the vesting of any Enzon Option as a result of the Mergers (whether alone or upon the occurrence of any additional or subsequent events). There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to Enzon. Section 2.2(b) of the Enzon Disclosure Letter contains a complete and accurate list of the following information with respect to each Enzon Option outstanding as of February 13, 2003: (i) the name of the optionee in respect of each such Enzon Option; (ii) the particular Enzon Option Plan pursuant to which each such Enzon Option was granted; (iii) the number of shares of Enzon Common Stock subject to each such Enzon Option; (iv) the exercise price of each such Enzon Option; (v) the date on which each such Enzon Option was granted; (vi) the extent to which each such Enzon Option is vested and unvested as of a recent practicable date; (vii) the date on which each such Enzon Option expires and (viii) whether the exercisability of each such Enzon Option will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of any such acceleration. Section 2.2(b) of the Enzon Disclosure Letter also contains a complete and accurate description of the vesting schedule generally applicable to Enzon Options, and shall specifically identify each Enzon Option with a vesting schedule that is different than such generally applicable vesting schedule (including a description of each such different vesting schedule). Except as specifically set forth on Section 2.2(b) of the Enzon Disclosure Letter, all Enzon Options that are not exercised prior to the Effective Time shall automatically terminate as of the Effective Time in accordance with the terms of the applicable Enzon Option Plan or grant agreement.

(c)  Voting Debt.     No Voting Debt of Enzon is issued or outstanding as of the date hereof.

(d)  Other Securities.     Except as otherwise set forth in this Section 2.2, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Enzon or any of its Subsidiaries is a party or by which any of them is bound obligating Enzon or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, Voting Debt or other voting securities of Enzon or any of its Subsidiaries, or obligating Enzon or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual commitments of Enzon or any of its Subsidiaries which obligate Enzon or its Subsidiaries to make any

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investment (including in the form of a loan, capital contribution or otherwise) in any other Person. As of the date hereof, there are no outstanding obligations of Enzon or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Enzon or any of its Subsidiaries, except as provided in this Agreement. All outstanding shares of Enzon Common Stock, all outstanding Enzon Options, and all outstanding shares of capital stock of each Subsidiary of Enzon have been issued and granted in compliance in all material respects with (i) all applicable securities laws and all other applicable Legal Requirements and (ii) all requirements set forth in applicable Enzon Material Contracts.

(e)  No Changes.     Since January 1, 2003 through the date hereof, other than pursuant to the exercise of Enzon Options outstanding as of such date issued pursuant to the Enzon Option Plans, or pursuant to repurchases from Employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements or in connection with those rights to receive Enzon Common Stock granted to directors under the Enzon 2001 Stock Incentive Plan, there has been no change in (i) the outstanding capital stock of Enzon, (ii) the number of Enzon Options outstanding, or (iii) the number of other options, warrants or other rights to purchase Enzon capital stock.

2.3  Authority; Non-Contravention; Necessary Consents.

(a)  Authority.     Enzon has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Enzon has been duly authorized by all necessary corporate action (including approval by the board of directors, which was unanimous as of the date hereof) on the part of Enzon, and no other corporate proceedings on the part of Enzon are necessary to authorize the execution and delivery of this Agreement or to consummate the Enzon Merger and the other transactions contemplated hereby by Enzon, subject only to the adoption of this Agreement by Enzon’s stockholders and the filing of the Enzon Certificate of Merger pursuant to the DGCL. The affirmative vote of the holders of a majority of the outstanding shares of Enzon Common Stock to adopt this Agreement (the “Requisite Enzon Stockholder Approval”) is the only vote of the holders of any class or series of Enzon capital stock necessary to adopt this Agreement and consummate the Enzon Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Enzon and, assuming due execution and delivery by NPS, constitutes the valid and binding obligation of Enzon, enforceable against Enzon in accordance with its terms.

(b)  Non-Contravention.     The execution and delivery of this Agreement by Enzon does not, and performance of this Agreement by Enzon will not: (i) conflict with or violate the Enzon Charter Documents or any Subsidiary Charter Documents of any Subsidiary of Enzon, (ii) subject to the adoption of this Agreement by Enzon’s stockholders as contemplated in Section 5.2 hereof and compliance with the requirements set forth in Section 2.3(c) hereof, conflict with or violate any material Legal Requirement applicable to Enzon or any of its Subsidiaries or by which Enzon or any of its Subsidiaries or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Enzon’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Enzon or any of its Subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, authorization, consent, approval, franchise or other instrument or obligation to which Enzon or any Subsidiary of Enzon is a party or by which Enzon or any Subsidiary of Enzon or any of their respective properties are bound or affected. Section 2.3(b) of the Enzon Disclosure Letter contains a complete and accurate list of all consents, waivers and approvals required to be obtained in connection with the consummation of the Enzon Merger and the other transactions contemplated hereby.

(c)  Necessary Consents.     No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Authority is required to be obtained or made by Enzon in connection with the execution and delivery of this Agreement or the consummation of the Enzon Merger and other transactions contemplated hereby, except for: (i) the filing of the Enzon Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant

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authorities of other states in which Enzon and/or NPS are qualified to do business, (ii) the filing of the Proxy Statement/Prospectus with the SEC in accordance with the Exchange Act and the effectiveness of the Registration Statement, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the HSR Act and any other comparable foreign merger Legal Requirements, (iv) the consents listed on Section 2.3(b) of the Enzon Disclosure Letter; and (v) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Enzon or NPS or materially adversely affect the ability of the parties hereto to consummate the Mergers within the time frame in which the Mergers would otherwise be consummated in the absence of the need for such consent, approval, order, authorization, registration, declaration or filings. The consents, approvals, orders, authorizations, registrations, declarations and filings set forth in (i) through (v) are referred to herein as the “Necessary Consents” (provided that for the purposes of the definition of “Necessary Consents” with respect to NPS, clause (iv) shall be deemed to refer to the consents set forth in Section 3.3(b) of the NPS Disclosure Letter).

2.4  SEC Filings; Financial Statements.

(a)  SEC Filings.     Enzon has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the SEC since January 1, 2000. Enzon has made available to NPS all such registration statements, prospectuses, reports, schedules, forms, statements and other documents in the form filed with the SEC. All such required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including those that Enzon may file subsequent to the date hereof), as amended, are referred to herein as the “Enzon SEC Reports.” As of their respective dates, the Enzon SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder by the SEC applicable to such Enzon SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date hereof by a subsequently filed Enzon SEC Report. None of Enzon’s Subsidiaries is required to file any forms, reports or other documents with the SEC.

(b)  Financial Statements.     Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Enzon SEC Reports (the “Enzon Financials”), including each Enzon SEC Report filed after the date hereof until the Closing: (i) complied as to form in all material respects with the published rules and regulations of the SEC, including but not limited to the Sarbanes-Oxley Act, with respect thereto, (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor form under the Exchange Act), and (iii) fairly presented in all material respects the consolidated financial position of Enzon and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of Enzon’s operations and cash flows for the periods indicated. The balance sheet of Enzon contained in the Enzon SEC Reports as of December 31, 2002 is hereinafter referred to as the “Enzon Balance Sheet” and the date of the Enzon Balance Sheet is hereinafter referred to as the “Enzon Balance Sheet Date.” Except as disclosed in the Enzon Financials, since the date of the Enzon Balance Sheet and through the date hereof, neither Enzon nor any of its Subsidiaries has any material liabilities required under GAAP to be set forth on a consolidated balance sheet (absolute, accrued, contingent or otherwise), except for liabilities incurred since the date of the Enzon Balance Sheet in the ordinary course of business and consistent with past practices which, individually or in the aggregate, are not material to Enzon, and liabilities incurred pursuant to this Agreement.

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2.5  Absence of Certain Changes or Events.

(a) Since the Enzon Balance Sheet Date, there has not been any Effect that, individually or in the aggregate, constitutes a Material Adverse Effect on Enzon.

(b) Since the Enzon Balance Sheet Date and through the date hereof, each of Enzon and its Subsidiaries has conducted its respective business in all material respects only in the ordinary course of business and consistent with past practices, and there has not been: (i) except as otherwise specifically contemplated herein, any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Enzon’s capital stock, or any purchase, redemption or other acquisition by Enzon of any of Enzon’s capital stock or any other securities of Enzon or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees or other service providers following their termination pursuant to the terms of their pre-existing stock option, restricted stock or purchase agreements, (ii) any split, combination or reclassification of any of Enzon’s capital stock, (iii) any granting by Enzon or any of its Subsidiaries of any increase in compensation or material fringe benefits to any of their officers, directors or managers or employees who earn base salary of more than One Hundred Thousand Dollars ($100,000) per year, or any payment by Enzon or any of its Subsidiaries of any bonus to any of their officers, directors or managers or employees who earn base salary of more than One Hundred Thousand Dollars ($100,000) per year, or any granting, by Enzon or any of its Subsidiaries, of any increase in severance or termination pay, or any entry by Enzon or any of its Subsidiaries into, or modification or amendment of, any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Enzon of the nature contemplated hereby, in each case other than in connection with periodic compensation or performance reviews and consistent with past practices or for ordinary course severance and release agreements made in connection with the termination of employment, (iv) any change by Enzon or any of its Subsidiaries in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, (v) any communication from Nasdaq with respect to the delisting of Enzon Common Stock, (vi) any revaluation by Enzon or any of its Subsidiaries of any of its assets, including, without limitation, writing-off of notes or accounts receivable other than in the ordinary course of business and consistent with past practices, (vii) any material damage, destruction or loss, whether or not covered by insurance, to any material properties or assets of Enzon or any of its Subsidiaries, (viii) any amendment of any term of any outstanding security of Enzon or any of its Subsidiaries, (ix) any making of any loan, advance or capital contribution to or investment by Enzon in any Person, including without limitation any director, officer or other affiliate of Enzon, other than (A) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries or entities that became wholly owned Subsidiaries made in the ordinary course of business and consistent with past practices, (B) investments made in accordance with Enzon’s investment guidelines, a copy of which has been made available to NPS, and in the ordinary course of business and consistent with past practices, and (C) travel and entertainment expense advances made in the ordinary course of business and consistent with past practices, or (x) any agreement, whether in writing or otherwise, to take any action described in this Section by Enzon or any of its Subsidiaries.

2.6  Tax Matters.

(a) Enzon and each of its Subsidiaries have timely filed Tax Returns relating to Taxes required to be filed by Enzon and each of its Subsidiaries with any Tax authority, except such Tax Returns that are not material to Enzon and such Tax Returns are true, correct and complete in all material respects. Enzon and each of its subsidiaries have paid all Taxes shown to be due on such Tax Returns.

(b) Enzon and each of its Subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not material to Enzon.

(c) Neither Enzon nor any of its Subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Enzon or any of

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its Subsidiaries, nor has Enzon or any of its Subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(d) Enzon and its Subsidiaries have not taken any position on any Tax Return or filing which is or would be subject to penalties under Section 6662 of the Code.

(e) No audit or other examination of any Tax Return of Enzon or any of its Subsidiaries by any Tax authority is presently in progress, nor has Enzon or any of its Subsidiaries been notified of any request for such an audit or other examination.

(f) No adjustment or deficiency relating to any Tax Returns filed by Enzon or any of its Subsidiaries has been proposed in writing formally or informally by any Tax authority to Enzon or any of its Subsidiaries or any representative thereof.

(g) Neither Enzon nor any of its Subsidiaries has any liability for any material unpaid Taxes which has not been accrued for, or reserved on, the Enzon Balance Sheet in accordance with GAAP, which is material to Enzon, other than any liability for unpaid Taxes that may have accrued since the date of the Enzon Balance Sheet in connection with the operation of the business of Enzon and its subsidiaries in the ordinary course.

(h) No claim has ever been made in writing by an authority in a jurisdiction where Enzon and any of its Subsidiaries do not file Tax Returns that Enzon and its Subsidiaries is or may be subject to taxation by that jurisdiction.

(i) There are no Liens for Taxes upon the assets of Enzon and its Subsidiaries except for Taxes that are not yet payable.

(j) There is no contract, agreement, plan or arrangement to which Enzon or any of its Subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Enzon or any of its Subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount as a result of the Merger that would not be deductible pursuant to Sections 404 or 162(m) of the Code.

(k) Neither Enzon nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Enzon or any of its Subsidiaries.

(l) Neither Enzon nor any of its Subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement and neither Enzon nor any of its Subsidiaries has been a member of any affiliated group of corporations within the meaning of Section 1504 of the Code other than the group of which Enzon is currently the common parent. Enzon and its Subsidiaries have not participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code.

(m) None of Enzon’s or its Subsidiaries’ assets are tax exempt use property within the meaning of Section 168(h) of the Code.

(n) Neither Enzon nor any of its Subsidiaries was a “distributing corporation” or a “controlling corporation” in a distribution of stock intended to qualify under Section 355 of the Code and that occurred within two (2) years before the date of this Agreement or as part of a plan or series of transactions that includes the Merger.

2.7  Intellectual Property Matters.

(a) Section 2.7(a) of the Enzon Disclosure Letter contains a complete and accurate list, as of the date hereof, of all material Enzon Registered Intellectual Property. Enzon or one of its Subsidiaries is listed in the records of the appropriate United States, state or foreign agency as the owner for each item of Enzon Registered Intellectual Property, free and clear of all Liens.

(b) Each material Enzon License Agreement is in full force and effect. None of the material Enzon License Agreements grants any third party exclusive rights to or under any Enzon Intellectual Property

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Rights or the right to sublicense any Enzon Intellectual Property Rights. To its knowledge, Enzon and its Subsidiaries are in material compliance with, and have not materially breached any term of any of such Enzon License Agreements and, to the knowledge of Enzon, all other parties to such Enzon License Agreements are in compliance in all material respects with, and have not materially breached any term of, such Enzon License Agreements.

(c) To the knowledge of Enzon, (i) the operation of the business of Enzon or any of its Subsidiaries as such businesses are currently conducted as of the date hereof, including the design, development, marketing and sale of the products or services of Enzon or its Subsidiaries, does not infringe or misappropriate in any material respect the Intellectual Property Rights of any third party or constitute unfair competition or unfair trade practices under the laws of any jurisdiction, and (ii) Enzon and its Subsidiaries own or possess sufficient rights to all Intellectual Property Rights used in or necessary for the operation of their business as currently conducted on the date hereof and as will be conducted immediately after the Enzon Merger.

(d) Neither Enzon nor any of its Subsidiaries has received any written notice from any third party as of the date hereof, and, to the knowledge of Enzon, there is no other assertion or pending overt threat from any third party, that the operation of the business of Enzon or any of its Subsidiaries or any act, product or service of Enzon or any of its Subsidiaries, infringes or misappropriates the Intellectual Property Rights of any third party or constitutes unfair competition or unfair trade practices under the laws of any jurisdiction.

(e) To the knowledge of Enzon, as of the date hereof, no person is infringing or misappropriating any material Enzon Intellectual Property Rights or Enzon Licensed Intellectual Property Rights in any material respect. Neither Enzon nor any of its Subsidiaries has brought any such claims, suits, arbitrations or other adversarial proceedings against any third party that remain unresolved.

(f) All necessary registration, maintenance and renewal fees currently due in connection with any material Enzon Registered Intellectual Property has been made and all necessary documents, recordations and certificates in connection with such material Enzon Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such material Enzon Registered Intellectual Property, except where the failure to do so would not be reasonably likely to have a material impact on Enzon or where Enzon has made a reasonable business judgment not to include such material Intellectual Property Rights in the Enzon Registered Intellectual Property. To the knowledge of Enzon, all material Enzon Registered Intellectual Property, or Enzon Licensed Intellectual Property Rights exclusively licensed by Enzon or its Subsidiaries, are valid and enforceable, and no challenges with respect thereto have been raised by any third party or Government Authority.

(g) To the extent that any material computer programs, databases, compilations, and data collections (in each case, whether in human-readable, machine readable, source code or object code form) and documentation related to the foregoing (collectively, “Software”) has been developed or created by a third party (including any current or former employee of Enzon or any of its Subsidiaries) for Enzon or any of its Subsidiaries, Enzon or one of its Subsidiaries, as the case may be, has a written agreement with such third party with respect thereto, and Enzon or one of its Subsidiaries thereby either (i) has obtained ownership of and is the exclusive owner of with respect to such third party’s Intellectual Property Rights in such work, material or invention, or (ii) has obtained a license sufficient for the conduct of its business as currently conducted with respect to such third party’s Intellectual Property Rights in such work, material or invention by operation of law or by valid assignment.

(h) Enzon and its Subsidiaries have taken reasonable steps to protect their respective material Trade Secrets and any Trade Secrets of third parties provided to Enzon or any of its Subsidiaries. Without limiting the foregoing, Enzon and each of its Subsidiaries maintain a policy requiring all employees, contractors and other parties having access to such Trade Secrets to execute a proprietary information/confidentiality agreement, in substantially the form made available to NPS, with Enzon or one of its Subsidiaries, as the case may be. Except under confidentiality obligations, there has been no disclosure

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by Enzon or any of its Subsidiaries of any such Trade Secrets, and no party to any such agreement is in breach thereof.

(i) The consummation of the Mergers will neither violate nor result in the breach, modification, cancellation, termination, or suspension of any Enzon License Agreement in accordance with its terms.

(j) With respect to all personal information gathered or accessed in the course of the operations of Enzon or any of its Subsidiaries, Enzon and its Subsidiaries have taken reasonable steps (including, without limitation, implementing and monitoring compliance with adequate measures with respect to technical and physical security) to ensure that the information is protected against loss and against unauthorized access, use, modification, disclosure or other misuse in accordance with Enzon’s published privacy policies as then in effect. To the knowledge of Enzon, there has been no unauthorized access to or other misuse of that information. No claims have been asserted or threatened against Enzon or any of its Subsidiaries by any person alleging a violation of such person’s privacy, personal or confidentiality rights.

(k) The Enzon Merger will not result in: (i) Holdco or the Surviving Corporation of the NPS Merger becoming bound by any non-compete or other restriction on the operation of any business of Holdco or the Surviving Corporation of the NPS Merger, (ii) the Surviving Corporation of the NPS Merger granting any rights or licenses to any of its Intellectual Property Rights to any third party (including a covenant not to sue with respect to any of its Intellectual Property Rights), (iii) the termination or breach of any Contract to which Enzon is a party, or (iv) the obligations under any Contract to pay any royalties or other amounts to any third party in excess of those amounts otherwise owed by Enzon or its Subsidiaries immediately prior to the Enzon Merger.

2.8  Legal Compliance; Permits.

(a) Neither Enzon nor any of its Subsidiaries is, in any material respect, in conflict with, or in default or in violation of (i) any Legal Requirement applicable to Enzon or any of its Subsidiaries or by which Enzon or any of its Subsidiaries or any of their respective businesses or properties is, or Enzon believes is reasonably likely to be, bound or affected, (ii) any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Enzon or any of its Subsidiaries is a party or by which Enzon or any of its Subsidiaries or its or any of their respective properties is bound or affected. As of the date hereof, no investigation or review by any Governmental Authority is pending or has been threatened in a writing delivered to Enzon or any of its Subsidiaries, against Enzon or any of its Subsidiaries. There is no judgment, injunction, order or decree binding upon Enzon or any of its Subsidiaries which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Enzon or any of its Subsidiaries, any acquisition of property by Enzon or any of its Subsidiaries or the conduct of business by Enzon and its Subsidiaries as currently conducted.

(b) Enzon and its Subsidiaries hold, to the extent legally required, all material Permits that are required for the operation of the business of Enzon and its Subsidiaries as currently conducted (collectively, the “Enzon Permits”), except where the failure to hold any such Permits would not materially adversely affect the ability of any party hereto to consummate the transactions contemplated by this Agreement. As of the date hereof, no suspension or cancellation of any Enzon Permits is pending or, to the knowledge of Enzon, threatened. Enzon and its Subsidiaries are in compliance in all material respects with the terms of the Enzon Permits.

2.9  Regulatory Compliance.

(a) Enzon and its Subsidiaries, and to Enzon’s knowledge, Enzon’s agents are in material compliance with all Legal Requirements applicable to the evaluation, testing, manufacturing, distribution and marketing of each of the products of Enzon or any of its Subsidiaries, in whatever stage of development or commercialization, to the extent that the same are applicable to the business of Enzon or any of its Subsidiaries as it is currently conducted and proposed to be conducted, including but not limited to those relating to investigational use, premarket approval, current “Good Manufacturing

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Practices,” current “Good Laboratory Practices,” current “Good Clinical Practices,” labeling, advertising, record keeping, reporting of adverse events, filing of reports and security.

(b) Section 2.9(b) of Enzon Disclosure Letter contains a complete and accurate list of the products that are being developed, tested, manufactured, marketed, distributed, sold or licensed in or out by Enzon or any of its Subsidiaries.

(c) Section 2.9(c) of Enzon Disclosure Letter contains a complete and accurate list of each of Enzon’s and its Subsidiaries’ pending and approved New Drug Applications (“NDAs”), Biological License Applications (“BLAs”), Investigational New Drug Applications (“INDs”) and similar state and foreign regulatory filings as of the date of this Agreement. True and complete copies of such NDAs, BLAs, INDs and similar regulatory filings, including all supplements, amendments, and annual reports, have heretofore been made available to NPS. True and complete copies of all material correspondence from the FDA and other similar Governmental Authorities, and Enzon’s and its Subsidiaries’ responses have heretofore been made available to NPS.

(d) Section 2.9(d) of Enzon Disclosure Letter contains a complete and accurate list of (i) Form 483s with issues currently outstanding and (ii) Notices of Adverse Findings and Warning Letters or other correspondence from the FDA and other Governmental Authorities since February 1, 2000 in which the FDA or any such other Governmental Authority asserted that the operations or facilities of Enzon or any of its Subsidiaries may not be in compliance with applicable Legal Requirements, in each case received by Enzon or any of its Subsidiaries from the FDA or any such other Governmental Authority and the response of Enzon and/or its Subsidiaries to the FDA and/or any such other Governmental Authority to such notices from the FDA and/or any such other Governmental Authority. True and complete copies of such Form 483s (together with a written summary thereof including a list of currently outstanding issues and corrective action commitments), Notices of Adverse Findings, Warning Letters and other correspondence and Enzon’s and/or its Subsidiary’s responses have heretofore been made available to NPS. Except as described in such Form 483’s, all operations of Enzon and its Subsidiaries have been and are being conducted in substantial compliance with all requirements as set forth in Section 2.9(a) hereof.

(e) Enzon has provided NPS access to all Adverse Reaction Reports filed by Enzon or any of its Subsidiaries in all Annual Reports with all Governmental Authorities for its marketed products and with respect to its Phase II and Phase III studies.

(f) Neither Enzon nor any of its Subsidiaries, and to Enzon’s knowledge any officer, employee or agent of Enzon or any of its Subsidiaries has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other Governmental Authority to invoke its policy respecting Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither Enzon nor any of its Subsidiaries, and to Enzon’s knowledge any officer, employee or agent of Enzon or any of its Subsidiaries, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Legal Requirement for which debarment is authorized by 21 U.S.C. § 335a(b) or any similar Legal Requirement.

(g) Neither Enzon nor any of its Subsidiaries has, since February 1, 2000, received any written notice that the FDA or any other Governmental Authority has commenced, or threatened in writing to initiate, any action to withdraw its approval or request the recall of any product of Enzon or any of its Subsidiaries, or commenced, or overtly threatened to initiate, any action to enjoin production at any facility of Enzon or any of its Subsidiaries. Neither Enzon nor any of its Subsidiaries has received any written notice from the FDA, any other Governmental Authority, or any professional or consumer organization asserting that any product developed, tested, manufactured, marketed, distributed, sold, or licensed to, Enzon or any of its Subsidiaries, or any active ingredient used by Enzon or any of its Subsidiaries in any product developed, tested, manufactured, marketed, distributed, sold or licensed to

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Enzon or any of its Subsidiaries, is or may be defective or dangerous or fails to meet any applicable regulation promulgated by any Governmental Authority.

(h) Neither Enzon nor any of its Subsidiaries has received any written notice from the FDA or any other Governmental Authority indicating that: (A) a clinical hold will be placed on clinical studies currently being performed for any product being tested or developed by Enzon or any of its Subsidiaries; (B) any clinical or pre-clinical data gathered by Enzon or any of its Subsidiaries in support of an NDA or BLA, as the case may be, to the FDA will not be accepted by the FDA to support the relevant NDA or BLA, as the case may be; (C) the FDA will reject or fail to accept an NDA or BLA, as the case may be, for a product currently being developed or tested by Enzon or any of its Subsidiaries; or (D) the clinical studies designed to support an NDA or BLA, as the case may be, to the FDA for any product currently being developed or tested by Enzon or any of its Subsidiaries are inadequate or poorly-designed to support the NDA or BLA, as the case may be. Neither Enzon nor any of its Subsidiaries are aware of any circumstances that would cause the FDA or any other Governmental Authority to provide any such written notice.

(i) Enzon and its Subsidiaries are, and have at all times been, in substantial compliance with the Medicare Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b), and implementing regulations codified at 42 C.F.R. § 1001 and with all similar Legal Requirements.

(j) To Enzon’s knowledge, there are no facts or circumstances concerning suppliers of active ingredients, bulk product, or finished product to Enzon or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect on Enzon.

2.10  Studies.     The clinical, pre-clinical, safety and other studies and tests conducted by or on behalf of or sponsored by Enzon or any of its Subsidiaries were and, if still pending, are being conducted in material compliance with standard medical and scientific research procedures. Neither Enzon nor any of its Subsidiaries has received any notices or other correspondence from the FDA or any other Governmental Authority requiring the termination, suspension or modification of any clinical, pre-clinical, safety or other studies or tests.

2.11  Litigation.     As of the date hereof, there are no claims, suits, actions, arbitrations, proceedings or investigations pending or, to the knowledge of Enzon, overtly threatened against Enzon or any of its Subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated hereby or which would reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to be material to the Enzon.

2.12  Brokers’ and Finders’ Fees.     Except for fees payable to SG Cowen Securities Corporation (“SG Cowen”) pursuant to an engagement letter dated December 12, 2002, a copy of which has been provided to NPS, Enzon has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. No such engagement letter obligates Enzon (or will obligate Holdco or either of the Surviving Corporations) to continue to use the services of SG Cowen following the Mergers or pay the fees or expenses of SG Cowen in connection with any transactions other than the Mergers following the consummation of the Mergers.

2.13  Transactions with Affiliates.     Since the date of the Enzon’s last proxy statement filed with the SEC, no event has occurred as of the date hereof that would be required to be reported by Enzon pursuant to Item 404 of Regulation S-K promulgated by the SEC (except for amounts due as normal salaries and bonuses and in reimbursements of ordinary expenses). Section 2.13 of the Enzon Disclosure Letter identifies each Person who is an “affiliate” (as that term is used in Rule 145 promulgated under the Securities Act) of Enzon as of the date hereof.

2.14  Employee Matters.

(a) Section 2.14(a) of the Enzon Disclosure Letter contains an complete and accurate list of each Enzon Benefit Plan and each Enzon Employee Agreement. Neither Enzon nor any of its ERISA

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Affiliates has any plan or commitment to establish any new Enzon Benefit Plan or Enzon Employee Agreement, to modify any Enzon Benefit Plan or Enzon Employee Agreement (except to the extent required by applicable Legal Requirements or to conform any such Enzon Benefit Plan or Enzon Employee Agreement to the requirements of any applicable Legal Requirements or as otherwise specifically contemplated herein, in each case as previously disclosed to NPS in writing, or as required by this Agreement), or to adopt or enter into any Enzon Benefit Plan or Enzon Employee Agreement.

(b) Enzon has provided or made available to NPS complete and accurate copies of the following: (i) all documents, contracts and agreements embodying each Enzon Benefit Plan and each Enzon Employee Agreement including, without limitation, all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each plan; (ii) the three (3) most recent financial statements, accounting statements, accounting reports, annual reports (including Form Series 5500 and all schedules and financial statements attached thereto), annual returns, investment reports, actuarial reports, periodic accounting and cost certificates, if then existing, in connection with each Enzon Benefit Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA or comparable Legal Requirements with respect to each Enzon Benefit Plan; (iv) all IRS or other Governmental Authority determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (v) all communications material to any Enzon Employee or Enzon Employees relating to any Enzon Benefit Plan and any proposed Enzon Benefit Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Enzon or any of its Subsidiaries; (vi) all material correspondence to or from any Governmental Authority relating to any Enzon Benefit Plan; (vii) all COBRA forms and related notices (or such forms and notices as required under comparable Legal Requirements); (viii) the three (3) most recent plan years discrimination tests for each Enzon Benefit Plan; and (ix) all prospectuses prepared in connection with each Enzon Benefit Plan.

(c) Enzon and its ERISA Affiliates have performed in all material respects all obligations required to be performed by them under, are not in default or violation of, and have no knowledge of any default or violation by any other party to each Enzon Benefit Plan, and each Enzon Benefit Plan has been established, maintained and administered in all material respects in accordance with its terms and in compliance with all applicable Legal Requirements, including, without limitation, ERISA or the Code. Any Enzon Benefit Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either applied for, prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements, or obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. For each Enzon Benefit Plan that is intended to be qualified under Section 401(a) of the Code there has been no event, condition or circumstance that has adversely affected or is likely to adversely affect such qualified status. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Enzon Benefit Plan. There are no actions, suits or claims pending, or, to the knowledge of Enzon, threatened or reasonably anticipated (other than routine claims for benefits) in respect of any Enzon Benefit Plan or the assets of any Enzon Benefit Plan. Each Enzon Benefit Plan (other than stock option and stock incentive plans) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Enzon, NPS, Holdco or any of their respective ERISA Affiliates (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the knowledge of Enzon or any of its ERISA Affiliates, threatened by the IRS, the DOL, or any other applicable Governmental Authority with respect to any Enzon Benefit Plan. Neither Enzon nor any of its ERISA Affiliates is subject to any material penalty, tax, interest or fees with respect to any Enzon

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Benefit Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code or applicable Legal Requirement. Enzon and each of its ERISA Affiliates have timely made all contributions and other payments, including premiums, required by and due under the terms of each Enzon Benefit Plan.

(d) Neither Enzon nor any of its ERISA Affiliates has ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plan that is subject to Title IV of ERISA or Section 412 of the Code, (ii) Multiemployer Plan, (iii) “multiple employer plan” as defined in ERISA or the Code, or multiemployer plan under comparable Legal Requirements, or (iv) a “funded welfare plan” within the meaning of Section 419 of the Code. No Enzon Benefit Plan provides health benefits that are not fully insured through an insurance contract.

(e) No Enzon Benefit Plan provides, or reflects or represents any liability to provide post-termination or retiree welfare benefits to any person for any reason, except as may be required by COBRA or other applicable Legal Requirements, and neither Enzon nor any of its ERISA Affiliates has ever represented, promised or contracted (whether in oral or written form) to any Enzon Employee (either individually or to Enzon Employees as a group) or any other person that such Enzon Employee(s) or other person would be provided with post-termination or retiree welfare benefits, except to the extent required by any Legal Requirements.

(f) Neither Enzon nor any of its ERISA Affiliates has violated in any material respect any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women’s Health and Cancer Rights Act of 1998, the requirements of the Newborns’ and Mothers’ Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Enzon Employees.

(g) Neither Enzon nor any of its ERISA Affiliates is obligated to provide any Enzon Employee with any compensation or benefits pursuant to an agreement (e.g., an acquisition agreement) with a former employer of such Enzon Employee.

(h) Neither Enzon nor any of its ERISA Affiliates has violated Section 306 or 402 of the Sarbanes-Oxley Act of 2002 and the execution of this Agreement and the consummation of the transactions contemplated hereby will not, to the knowledge of Enzon, cause such a violation.

(i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Enzon Benefit Plan, Enzon Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Enzon Employee. No payment or benefit which will or may be made by Enzon or its ERISA Affiliates with respect to any Enzon Employee or any other “disqualified individual” (as defined in Code Section 280G and the regulations thereunder) is, individually or collectively, reasonably likely to be characterized as a “parachute payment,” within the meaning of Section 280G(b)(2) of the Code. There is no contract, agreement, plan or arrangement to which Enzon or any of its ERISA Affiliates is a party or by which it is bound to compensate any Enzon Employee for excise taxes paid pursuant to Section 4999 of the Code.

(j) Enzon (i) is in compliance in all material respects with all applicable Legal Requirements relating to employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Enzon Employees, (ii) has withheld and reported, in all material respects, all amounts required by applicable Legal Requirements or by Contract to be withheld and reported with respect to wages, salaries and other payments to Enzon Employees, (iii) is not liable, in any material respect, for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing with respect to Enzon Employees, and (iv) is not liable for any material payment to any Governmental Authority or trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits, social security, employment insurance benefi ts, health premiums or other benefits or obligations for Enzon Employees

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(other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against Enzon or any of its ERISA Affiliates under any worker’s compensation policy, workplace safety and insurance legislation or long-term disability policy. Neither Enzon nor any of its ERISA Affiliates has direct or indirect liability with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer, except as would not result in material harm to Enzon. Each current Enzon Employee who performs services in the United States is an “at-will” employee whose employment can be terminated by Enzon or one of its ERISA Affiliates at any time, with or without cause.

(k) No work stoppage, lock-out, labor strike or other labor disturbance against Enzon or any of its ERISA Affiliates is pending, threatened or reasonably anticipated. Enzon has no knowledge of any activities or proceedings of any labor union to organize any Enzon Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Enzon, threatened or reasonably anticipated relating to any labor, employment, health and safety, workplace safety and insurance, human rights, pay equity, employment equity or discrimination matters involving any Enzon Employee which, if adversely determined, would, individually or in the aggregate, result in any material liability to Enzon, NPS, Holdco or either of the Surviving Corporations. Neither Enzon nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or under comparable Legal Requirements, except as would not result in material harm to Enzon. Neither Enzon nor any of its ERISA Affiliates is presently, or has been in the past, a party to, or bound by, any collective bargaining agreement, works council agreement or union contract with respect to Enzon Employees and no collective bargaining agreement is being negotiated with respect to Enzon Employees. Neither Enzon nor any of its Subsidiaries have incurred any material liability or material obligation under the WARN Act or any similar Legal Requirement that remains unsatisfied.

(l) Neither Enzon nor any of its ERISA Affiliates has, or has ever had, the obligation to maintain, establish, sponsor, participate in, or contribute to any International Benefit Plan.

2.15  Environmental Matters.

(a) As of the Closing Date, except in compliance with Environmental Laws and in a manner that could not reasonably be expected to subject Enzon or any of its Subsidiaries to liability, to the knowledge of Enzon and its Subsidiaries after reasonable inquiry, no Hazardous Materials are present on any Enzon Business Facility currently owned, operated, occupied, controlled or leased by Enzon or any of its Subsidiaries or were present on any other Enzon Business Facility at the time it ceased to be owned, operated, occupied, controlled or leased by Enzon or any of its Subsidiaries. To the knowledge of Enzon, there are no underground storage tanks, asbestos which is friable or likely to become friable or PCBs present on any Enzon Business Facility currently owned, operated, occupied, controlled or leased by Enzon or any of its Subsidiaries.

(b) Enzon and its Subsidiaries have conducted all Hazardous Material Activities relating to their business in compliance in all material respects with all applicable Environmental Laws. The Hazardous Materials Activities of Enzon and its Subsidiaries prior to the Closing Date have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to any such person.

(c) Enzon and its Subsidiaries currently hold all Environmental Permits necessary for the continued conduct of any of their Hazardous Material Activities as such activities are currently being conducted. All such Environmental Permits are valid and in full force and effect. Enzon and its Subsidiaries have complied in all material respects with all covenants and conditions of any Environmental Permit which is or has been in force with respect to their Hazardous Materials Activities. No circumstances exist which could cause any Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee.

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(d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the best of Enzon’s knowledge, threatened, concerning or relating to any Environmental Permit, any Hazardous Material, or any Hazardous Material Activity of Enzon or any of its Subsidiaries.

(e) Neither Enzon nor any of its Subsidiaries has knowledge of any fact or circumstance, which could result in any environmental liability which could reasonably be expected to have a Material Adverse Effect on Enzon.

(f) Enzon and its Subsidiaries have delivered or made available to NPS and its agents, representatives and employees, all records in Enzon’s and its Subsidiaries’ possession, custody or control concerning their respective Hazardous Material Activities and all environmental audits and environmental assessments of any Enzon Business Facility. Enzon has complied with all environmental disclosure obligations imposed by applicable Legal Requirements with respect to the transactions contemplated hereby.

2.16  Real Estate Matters; Title to Property.

(a) Section 2.16(a)(i) of the Enzon Disclosure Letter contains a complete and accurate list of all real property currently leased, subleased or licensed by or from Enzon or any of its Subsidiaries or otherwise used or occupied by Enzon or any of its Subsidiaries for the operation of their businesses (collectively, the “Enzon Leased Real Property”). Section 2.16(a)(ii) of the Enzon Disclosure Letter contains a complete and accurate list of all real property owned by Enzon or any of its Subsidiaries (collectively, the “Enzon Owned Real Property”).

(b) Enzon has provided NPS a complete and accurate copy of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Enzon Leased Real Property, including all amendments, terminations and modifications thereof (collectively, the “Enzon Lease Agreements”), and there are no other Enzon Lease Agreements for real property affecting the Enzon Leased Real Property or to which Enzon or any of its Subsidiaries is bound, other than those set forth in Section 2.16(a)(i) of the Enzon Disclosure Letter. All of the Enzon Lease Agreements are valid and effective in accordance with their respective terms, and there is not, under any of such Enzon Lease Agreements, any existing default, no rentals are past due, or event of default (or event which with notice or lapse of time, or both, would constitute a default).

(c) (i) There are no structural, electrical, mechanical, plumbing, roof, paving or other defects in any improvements located on the Enzon Owned Real Property or the Enzon Leased Real Property as could, either individually or in the aggregate, have a material adverse effect on the use, development, occupancy or operation thereof; (ii) to the knowledge of Enzon, there are no natural or artificial conditions upon any Enzon Owned Real Property or any other facts or conditions which could, in the aggregate, have a material adverse effect on the transferability, “financability,” ownership, leasing, use, development, occupancy or operation of any such Enzon Owned Real Property; (iii) Neither Enzon nor any of its Subsidiaries has received any notice from any insurance company of any defects or inadequacies in any Enzon Owned Real Property or Enzon Leased Real Property or any part thereof which could materially and adversely affect the insurability of such Enzon Owned Real Property or Enzon Leased Real Property or the premiums for the insurance thereof, nor has any notice been given by any insurer of any such real property requesting the performance of any repairs, alterations or other work with which compliance has not been made; (iv) there currently exists water, sewer, gas, electrical, telephone and telecommunication lines and surface drainage systems serving the Enzon Owned Real Property which have been licensed, permitted, completed, installed and paid for and which are sufficient as licensed and permitted to service the operations of each such parcel of Enzon Owned Real Property when fully occupied and operational, and all such lines and systems serving each such parcel of Enzon Owned Real Property are located in the right-of-way of public roadways to the boundary of the land on which each such property is situated; (v) there are no pending, or, to the knowledge of Enzon, threatened assessments, improvements or activities of any public or quasi-public body either planned, in the process of construction or completed which may give rise to any assessment against any Enzon Owned Real Property; and (vii) neither the Enzon Leased Real Property nor Enzon Owned Real Property (including any improvements thereon) violate in any material respect any applicable Legal Requirements relating to

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such Enzon Leased Real Property and Enzon Owned Real Property, and any such non-violation is not dependent on so-called non-conforming use exceptions.

(d) Enzon and each of its Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except (i) as reflected in the Enzon Financials, (ii) Liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, which do not materially detract from the value or interfere with the present use or operation of the property subject thereto or affected thereby.

(e) The equipment owned or leased by the Enzon or any of its Subsidiaries is (i) adequate for the conduct of the business of Enzon and its Subsidiaries as currently conducted and as currently contemplated to be conducted, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

2.17  Contracts.

(a) For all purposes of and under this Agreement, “Enzon Material Contract” shall mean:

(i) any “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to Enzon and its Subsidiaries;

(ii) any Contract to which Enzon or any of its Subsidiaries is a party (A) containing any covenant: (1) limiting the right of Enzon or its Subsidiaries to engage in any material line of business, make use of any material Intellectual Property Rights or compete with any Person in any material line of business, (2) granting or receiving any licensing, research and/or development, manufacture, marketing, distribution or supply rights (whether with respect to Enzon Intellectual Property Rights, Enzon Licensed Intellectual Property Rights, or otherwise), or (3) otherwise having a material effect on the right of Enzon and its Subsidiaries to license, research and/or develop, manufacture, market, sell or distribute any material Intellectual Property Rights, products or services to any class of customers, in any geographic area, during any period of time or in any segment of the market, or to purchase or otherwise obtain any supplies of material raw materials or products, or (B) to the extent not otherwise covered in (A), constituting a material Enzon License Agreement;

(iii) any joint marketing or development Contract to which Enzon or any of its Subsidiaries is a party which may not be canceled without penalty upon notice of ninety (90) days or less;

(iv) any employment or consulting Contract with (A) any executive officer or other employee of Enzon earning an annual salary in excess of One Hundred Thousand Dollars ($100,000), other than those that are terminable by Enzon or any of its Subsidiaries on no more than thirty (30) days notice without liability or financial obligation on the part of Enzon, or (B) any member of the Enzon Board;

(v) any Contract to which Enzon or any of its Subsidiaries is a party or any plan of Enzon or any of its Subsidiaries, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(vi) any indemnification or any guaranty Contract to which Enzon or any of its Subsidiaries is a party which is outside the ordinary course of Enzon’s business;

(vii) any Contract relating to the disposition or acquisition by Enzon or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Enzon or any of its Subsidiaries has any material ownership interest in any other Person or other business enterprise other than Enzon’s Subsidiaries;

(viii) any Contract to provide source code to any third party for any product or technology that is material to Enzon and its Subsidiaries taken as a whole;

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(ix) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts to which Enzon or any of its Subsidiaries is a party relating to the borrowing of money or extension of credit, other than accounts receivables and payables in the ordinary course of Enzon’s business;

(x) any material settlement Contract entered into by Enzon or any of its Subsidiaries within three (3) years prior to the date of this Agreement; and

(xi) any Contract, or group of Contracts with a Person (or group of affiliated Persons), the termination or breach of which would be reasonably expected to have a material adverse effect on any material division or business unit or other material operating group of product or service offerings of Enzon or otherwise have a Material Adverse Effect on Enzon.

(b) Section 2.17(b) of the Enzon Disclosure Letter contains a complete and accurate list of all Enzon Material Contracts to which it is a party or is bound by as of the date hereof which are described in Section 2.17(a)(i) through Section 2.17(a)(xi) hereof, inclusive.

(c) All Enzon Material Contracts are valid and in full force and effect except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to be material to Enzon. Neither Enzon nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any Enzon Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to be material to Enzon.

2.18  Disclosure.     None of the information supplied or to be supplied by or on behalf of Enzon for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Enzon for inclusion or incorporation by reference in the Proxy Statement/Prospectus, will, at the time the Proxy Statement/Prospectus is mailed to the stockholders of Enzon or NPS, at the time of the NPS Stockholders’ Meeting or Enzon Stockholders’ Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, no representation or warranty is made by Enzon with respect to statements made or incorporated by reference therein about NPS supplied by NPS for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus.

2.19  Board Approval.     The Enzon Board, by resolutions duly adopted by unanimous vote at a meeting of all Directors duly called and held and not subsequently rescinded or modified in any way (the “Enzon Board Approval”), has (i) determined that the Enzon Merger is consistent with and in furtherance of the long-term business interests of Enzon and fair to, and in the best interests of, Enzon and its stockholders, (ii) declared this Agreement to be advisable, (iii) approved this Agreement, the Enzon Merger and the other transactions contemplated by this Agreement, (iv) approved the Enzon Voting Agreements and the transactions contemplated thereby, and (v) determined to recommend to the stockholders of Enzon that such stockholders adopt this Agreement at the Enzon Stockholders’ Meeting.

2.20  Fairness Opinion.     The Enzon Board has received a written opinion from SG Cowen, dated as of February 19, 2003, to the effect that, as of such date, the Enzon Exchange Ratio is fair, from a financial point of view, to Enzon stockholders and has delivered to NPS a copy of such opinion.

2.21  Rights Plan.     Enzon has taken all action so that (i) neither NPS nor Holdco shall be an “Acquiring Person” within the meaning of the Enzon Rights Agreement and (ii) the entering into of this Agreement and the transactions contemplated hereby, including the Enzon Merger, the NPS Merger and the Enzon Voting

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Agreements, will not result in the grant of any rights to any Person under the Enzon Rights Agreement or enable or require the Enzon Rights to be exercised, distributed or triggered.

2.22  Takeover Statutes.     The approval of this Agreement, the Enzon Voting Agreements and the transactions contemplated hereby and thereby, including the Mergers, by the Enzon Board of Directors referred to in Section 2.19 constitutes approval of this Agreement and the Enzon Voting Agreements and the transactions contemplated hereby and thereby, including the Mergers, for the purposes of Section 203 of the DGCL and any other similar Legal Requirement and represents the only action necessary to ensure that Section 203 of the DGCL does not and will not apply to the execution, delivery or performance of this Agreement or the Enzon Voting Agreements or the consummation of the Mergers and the other transactions contemplated hereby and thereby.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF NPS

NPS represents and warrants to Enzon as follows, subject to the exceptions specifically disclosed in writing in a disclosure letter (the “NPS Disclosure Letter”) delivered by NPS to Enzon, dated as of the date hereof and certified by each of the Chief Executive Officer and the Corporate Controller and Director of Financial Reporting of NPS, which certifications shall provide that each such person has reviewed the NPS Disclosure Letter and that the NPS Disclosure Letter is true and correct in all respects:

3.1  Organization; Standing and Power; Charter Documents; Subsidiaries.

(a)  Organization; Standing and Power.     NPS and each of its Subsidiaries is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing would not reasonably be expected to have a Material Adverse Effect on NPS, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure to so qualify or to be good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on NPS.

(b)  Charter Documents.     NPS has delivered or made available to Enzon (i) a true and correct copy of the Certificate of Incorporation (including any Certificate of Designations) and Bylaws of NPS, each as amended to date (collectively, the “NPS Charter Documents”) and (ii) the Subsidiary Charter Documents of each of its Subsidiaries, and each such instrument is in full force and effect. NPS is not in violation of any of the provisions of the NPS Charter Documents and each Subsidiary is not in violation of its respective Subsidiary Charter Documents, except in the case of a Subsidiary, as would not reasonably be expected to have a Material Adverse Effect on NPS.

(c)  Subsidiaries.     Section 3.1(c) of the NPS Disclosure Letter contains a complete and accurate list of all of NPS’s Subsidiaries as of the date hereof, together with a complete and accurate list of each partnership, joint venture or other business entity in which NPS holds an interest, whether voting, equity or otherwise, indicating the name, jurisdiction of organization and NPS’s interest in each such entity. Neither NPS nor any of its Subsidiaries owns any equity or other interest in any corporation, partnership, joint venture or other business entity which is not set forth in Section 3.1(c) of the NPS Disclosure Letter. All the outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been validly issued and are fully paid and nonassessable and, except for three hundred twenty three thousand two hundred twenty (323,220) Exchangeable Shares, are owned directly or indirectly by NPS, free and clear of all Liens, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities laws.

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3.2  Capital Structure.

(a)  Capital Stock.     The authorized capital stock of NPS consists of: (i) forty five million (45,000,000) shares of NPS Common Stock, par value $0.001 per share and (ii) five million (5,000,000) shares of preferred stock, par value $0.001 per share the “NPS Preferred Stock”), (i) of which one (1) share has been designated as Special Voting Share and is outstanding, and (ii) of which three hundred fifty thousand (350,000) shares have been designated as Series A Junior Participating Preferred Stock, all of which will be reserved for issuance upon exercise of preferred stock purchase rights (the “NPS Rights”) issuable pursuant to the Rights Agreement dated as of December 4, 1996, between NPS and Computershare (formerly American Securities Transfer and Trust, Inc.), as rights agent, as amended (the “NPS Rights Agreement”). At the close of business of February 13, 2003: (i) thirty eight million eight hundred thirteen thousand one hundred eighty one (38,813,181) shares of NPS Common Stock were issued and outstanding, which includes three hundred twenty three thousand two hundred twenty (323,220) Exchangeable Shares which are exchangeable into shares of NPS Common Stock on a one-for-one basis, (ii) one (1) Special Voting Share was issued and outstanding. All of the outstanding shares of capital stock of NPS are, and all shares of capital stock of NPS which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights. Upon consummation of the Mergers, (A) the shares of Holdco Common Stock issued in exchange for any shares of NPS Common Stock that are subject to a Contract pursuant to which NPS has the right to repurchase, redeem or otherwise reacquire any shares of NPS Common Stock will, without any further act of NPS, Enzon, Holdco, or any other Person, become subject to the restrictions, conditions and other provisions contained in such Contract and (B) Holdco will automatically succeed to and become entitled to exercise NPS’s rights and remedies under any such Contract.

(b)  Stock Options.     As of the close of business on February 13, 2003: (i) three million ninety one thousand three hundred sixty nine (3,091,369) shares of NPS Common Stock are subject to issuance pursuant to outstanding NPS Options, (ii) no shares of NPS Common Stock are subject to issuance pursuant to outstanding options, rights or warrants to purchase NPS Common Stock issued other than pursuant to the NPS Option Plans, and (iii) thirty eight thousand seven hundred twenty five (38,725) shares of NPS Common Stock are reserved for future issuance under the NPS ESPP. All shares of NPS Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. There are no commitments or agreements of any character to which NPS is bound obligating NPS to accelerate the vesting of any NPS Option as a result of the Mergers (whether alone or upon the occurrence of any additional or subsequent events). There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to NPS. Section 3.2(b) of the NPS Disclosure Letter contains a complete and accurate list of the following information with respect to each NPS Option outstanding as of February 13, 2003: (i) the name of the optionee in respect of each such NPS Option; (ii) the particular plan pursuant to which each such NPS Option was granted; (iii) the number of shares of NPS Common Stock subject to each such NPS Option; (iv) the exercise price of each such NPS Option; (v) the date on which each such NPS Option was granted; (vi) the extent to which each such NPS Option is vested and unvested as of a recent practicable date; (vii) the date on which each such NPS Option expires and (viii) whether the exercisability of each such NPS Option will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of any such acceleration. Section 3.2(b) of the NPS Disclosure Letter also contains a complete and accurate description of the vesting schedule generally applicable to NPS Options, and shall specifically identify each NPS Option with a vesting schedule that is different than such generally applicable vesting schedule (including a description of each such different vesting schedule).

(c)  Voting Debt.     No Voting Debt of NPS is issued or outstanding as of the date hereof.

(d)  Other Securities.     Except as otherwise set forth in this Section 3.2 or Section 5.19, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which NPS or any of its Subsidiaries is a party or by which any of them is bound obligating

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NPS or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, Voting Debt or other voting securities of NPS or any of its Subsidiaries, or obligating NPS or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual commitments of NPS or any of its Subsidiaries, which obligate NPS, or its Subsidiaries to make any investment (including in the form of a loan, capital contribution or otherwise) in any other Person. As of the date hereof, there are no outstanding obligations of NPS or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of NPS or any of its Subsidiaries, except as provided in this Agreement. All outstanding shares of NPS Common Stock, all outstanding NPS Options, and all outstanding shares of capital stock of each Subsidiary of NPS have been issued and granted in compliance in all material respects with (i) all applicable securities laws and all other applicable Legal Requirements and (ii) all requirements set forth in applicable NPS Material Contracts.

(e)  No Changes.     Since January 1, 2003 through the date hereof, other than pursuant to the exercise of NPS Options outstanding as of such date issued pursuant to the NPS Option Plans, or pursuant to repurchases from Employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, there has been no change in (i) the outstanding capital stock of NPS, (ii) the number of NPS Options outstanding, or (iii) the number of other options, warrants or other rights to purchase NPS capital stock.

3.3  Authority; Non-Contravention; Necessary Consents.

(a)  Authority.     NPS has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by NPS have been duly authorized by all necessary corporate action (including approval by the boards of directors, which was unanimous as of the date hereof) on the part of NPS, and no other corporate proceedings on the part of NPS are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby by NPS, subject only to the adoption of this Agreement by NPS’s stockholders, and the filing of the Certificates of Merger pursuant to the DGCL. The affirmative vote of the holders of a majority of the outstanding shares of NPS Common Stock to adopt this Agreement (the “Requisite NPS Stockholder Approval”) is the only vote of the holders of any class or series of NPS capital stock necessary to adopt this Agreement and consummate the NPS Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by NPS and, assuming due execution and delivery by Enzon, constitutes the valid and binding obligation of NPS, enforceable against NPS in accordance with its terms.

(b)  Non-Contravention.     The execution and delivery of this Agreement by NPS does not, and performance of this Agreement by NPS will not: (i) conflict with or violate the NPS Charter Documents, the certificate of incorporation or bylaws of Holdco or any other Subsidiary Charter Documents of any Subsidiary of NPS, (ii) subject to adoption of this Agreement by NPS’s stockholders as contemplated in Section 5.2 hereof and compliance with the requirements set forth in Section 3.3(c) hereof, conflict with or violate any material Legal Requirement applicable to NPS or any of its Subsidiaries or by which NPS or any of its Subsidiaries or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or impair NPS’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of NPS or any of its Subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, authorization, consent, approval, franchise or other instrument or obligation to which NPS or any Subsidiary of NPS is a party or by which NPS or any Subsidiary of NPS or any of their respective properties are bound or affected. Section 3.3(b) of the NPS Disclosure Letter contains a complete and accurate list of all consents, waivers and approvals required to be obtained in connection with the consummation of the transactions contemplated hereby.

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(c)  Necessary Consents.     No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Authority is required to be obtained or made by NPS in connection with the execution and delivery of this Agreement or the consummation of the NPS Merger and other transactions contemplated hereby, except for (i) the Necessary Consents and (ii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to NPS, Enzon or Holdco or materially adversely affect the ability of the parties hereto to consummate the Mergers within the time frame in which the Mergers would otherwise be consummated in the absence of the need for such consent, approval, order, authorization, registration, declaration or filings.

3.4  SEC Filings; Financial Statements.

(a)  SEC Filings.     NPS has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the SEC and Canadian Securities regulatory authorities since January 1, 2000. NPS has made available to Enzon all such registration statements, prospectuses, reports, schedules, forms, statements and other documents in the form filed with the SEC. All such required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including those that NPS may file subsequent to the date hereof), as amended, are referred to herein as the “NPS SEC Reports.” As of their respective dates, the NPS SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the Sarbanes-Oxley Act and the rules and regulations of promulgated thereunder by the SEC applicable to such NPS SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date hereof by a subsequently filed NPS SEC Report. None of NPS’s Subsidiaries is required to file any forms, reports or other documents with the SEC.

(b)  Financial Statements.     Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the NPS SEC Reports (the “NPS Financials”), including each NPS SEC Report filed after the date hereof until the Closing: (i) complied as to form in all material respects with the published rules and regulations of the SEC, including the Sarbanes-Oxley Act, with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor form under the Exchange Act), and (iii) fairly presented in all material respects the consolidated financial position of NPS and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of NPS’s operations and cash flows for the periods indicated. The balance sheet of NPS contained in the NPS SEC Reports as of September 30, 2002 is hereinafter referred to as the “NPS Balance Sheet” and the date of the NPS Balance Sheet is hereinafter referred to as the “NPS Balance Sheet Date.” Except as disclosed in the NPS Financials, since the NPS Balance Sheet Date and through the date hereof, neither NPS nor any of its Subsidiaries has any material liabilities required under GAAP to be set forth on a consolidated balance sheet (absolute, accrued, contingent or otherwise), except for liabilities incurred since the NPS Balance Sheet Date in the ordinary course of business and consistent with past practices which, individually or in the aggregate, are not material to NPS, and liabilities incurred pursuant to this Agreement.

3.5  Absence of Certain Changes or Events.

(a) Since the NPS Balance Sheet Date, there has not been any Effect that, individually or in the aggregate, constitutes a Material Adverse Effect on NPS.

(b) Since the NPS Balance Sheet Date and through the date hereof, each of NPS and its Subsidiaries has conducted its respective business in all material respects only in the ordinary course of business and consistent with past practices, and there has not been: (i) except as otherwise specifically contemplated herein, any declaration, setting aside or payment of any dividend on, or other distribution

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(whether in cash, stock or property) in respect of, any of NPS’s capital stock, or any purchase, redemption or other acquisition by NPS of any of NPS’s capital stock or any other securities of NPS or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees or other service providers following their termination pursuant to the terms of their pre-existing stock option, restricted stock or purchase agreements, (ii) any split, combination or reclassification of any of NPS’s capital stock, (iii) any granting by NPS or any of its Subsidiaries of any increase in compensation or material fringe benefits to any of their officers, directors or managers or employees who earn base salary of more than One Hundred Thousand Dollars ($100,000) per year, or any payment by NPS or any of its Subsidiaries of any bonus to any of their officers, directors or managers or employees who earn base salary of more than One Hundred Thousand Dollars ($100,000) per year, or any granting, by NPS or any of its Subsidiaries, of any increase in severance or termination pay, or any entry by NPS or any of its Subsidiaries into, or modification or amendment of, any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving NPS of the nature contemplated hereby, in each case other than in connection with periodic compensation or performance reviews and consistent with past practices or for ordinary course severance and release agreements made in connection with the termination of employment, (iv) any change by NPS or any of its Subsidiaries in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, (v) any communication from Nasdaq with respect to the delisting of NPS Common Stock, (vi) any revaluation by NPS or any of its Subsidiaries of any of its assets, including, without limitation, writing-off of notes or accounts receivable other than in the ordinary course of business and consistent with past practices, (vii) any material damage, destruction or loss, whether or not covered by insurance, to any material properties or assets of NPS or any of its Subsidiaries, (viii) any amendment of any material term of any outstanding security of NPS or any of its Subsidiaries, (ix) any making of any loan, advance or capital contribution to or investment by NPS in any Person, including without limitation any director, officer or other affiliate of NPS, other than (A) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries or entities that became wholly owned Subsidiaries made in the ordinary course of business and consistent with past practices, (B) investments made in accordance with NPS’s investment guidelines, a copy of which has been made available to Enzon, and in the ordinary course of business and consistent with past practices, and (C) travel and entertainment expense advances made in the ordinary course of business and consistent with past practices, or (x) any agreement, whether in writing or otherwise, to take any action described in this Section by NPS or any of its Subsidiaries.

3.6  Tax Matters.

(a) NPS and each of its Subsidiaries have timely filed all Tax Returns relating to Taxes required to be filed by NPS and each of its Subsidiaries with any Tax authority, except such Tax Returns that are not material to NPS and such Tax Returns are true, correct and complete in all material respects. NPS and each of its Subsidiaries have paid all Taxes shown to be due on such Tax Returns.

(b) NPS and each of its Subsidiaries as of the Effective Time will have withheld with respect to its employees all federal, state and provincial income taxes, Taxes pursuant to the Federal Insurance Contribution Act, the Federal Unemployment Tax Act, the Canada Pension Plans, the Employment Insurance Act (Canada) and other Taxes required to be withheld, except such Taxes which are not material to NPS.

(c) Neither NPS nor any of its Subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against NPS or any of its Subsidiaries, nor has NPS or any of its Subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(d) NPS and its Subsidiaries have not taken any position on any Tax Return or filing which is or would be subject to penalties under Section 6662 of the Code.

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(e) No audit or other examination of any Tax Return of NPS or any of its Subsidiaries by any Tax authority is presently in progress, nor has NPS or any of its Subsidiaries been notified of any request for such an audit or other examination.

(f) No adjustment or deficiency relating to any Tax Returns filed by NPS or any of its Subsidiaries has been proposed in writing formally or informally by any Tax authority to NPS or any of its Subsidiaries or any representative thereof.

(g) Neither NPS nor any of its Subsidiaries has any liability for any material unpaid Taxes which has not been accrued for, or reserved on, the NPS Balance Sheet in accordance with GAAP, which is material to NPS, other than any liability for unpaid Taxes that may have accrued since the date of the NPS Balance Sheet in connection with the operation of the business of NPS and its subsidiaries in the ordinary course.

(h) No claim has ever been made in writing by an authority in a jurisdiction where NPS and any of its Subsidiaries do not file Tax Returns that NPS and its Subsidiaries is or may be subject to taxation by that jurisdiction.

(i) There are no Liens for Taxes upon the assets of NPS and its Subsidiaries except for Taxes that are not yet payable.

(j) There is no contract, agreement, plan or arrangement to which NPS or any of its Subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of NPS or any of its Subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount as a result of the Merger that would not be deductible pursuant to Sections 404 or 162(m) of the Code.

(k) Neither NPS nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by NPS or any of its Subsidiaries.

(l) Neither NPS nor any of its Subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement and neither NPS nor any of its Subsidiaries has been a member of any affiliated group of corporations within the meaning of Section 1504 of the Code other than the group of which NPS is currently the common parent. NPS and its Subsidiaries have not participated in, or cooperated with, and international boycott within the meaning of Section 999 of the Code.

(m) None of NPS’s or its subsidiaries’ assets are tax exempt use property within the meaning of Section 168(h) of the Code.

(n) Neither NPS nor any of its Subsidiaries was a “distributing corporation” or a “controlling corporation” in a distribution of stock intended to qualify under Section 355 of the Code and that occurred within two (2) years before the date of this Agreement or as part of a plan or series of transactions that includes the Merger.

(o) All transactions between each NPS Canadian Subsidiary and NPS or any other Subsidiary of NPS not resident in Canada (for purposes of the Canadian Tax Act) have complied with the arm’s length standards set out in Sections 69 and 247 of the Canadian Tax Act and Canada Customs and Revenue Agency Information Circular 87-2R and are not liable to a transfer pricing adjustment under Sections 69 and 247 of the Canadian Tax Act. Each NPS Canadian Subsidiary has withheld and duly and timely remitted to the appropriate Governmental Authority all Taxes required by the Canadian Tax Act to be withheld from amounts paid or credited by it to any non-resident of Canada (for purposes of the Canadian Tax Act).

(p) The NPS Canadian Subsidiaries will not at any time be deemed to have capital gain pursuant to subsection 80.03(2) of the Canadian Tax Act as a result of any transaction or event taking place in any taxation year ending on or before the Effective Time. The NPS Canadian Subsidiaries have not entered into an agreement contemplated by Section 80.04 of the Canada Tax Act.

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(q) Each NPS Canadian Subsidiary is a registrant for purposes of the Excise Tax Act (Canada). All input tax credits claimed by each NPS Canadian Subsidiary pursuant to the Excise Tax Act (Canada) have been proper, correctly calculated and documented. Each NPS Canadian Subsidiary has collected, paid and remitted when due all federal, provincial and foreign, sales and use Taxes, including goods and services tax, collectible, payable or remittable prior to the Effective Time.

3.7  Intellectual Property Matters.

(a) Section 3.7(a) of the NPS Disclosure Letter contains a complete and accurate list, as of the date hereof, of all material NPS Registered Intellectual Property. NPS or one of its Subsidiaries is listed in the records of the appropriate United States, state or foreign agency as the owner for each item of NPS Registered Intellectual Property, free and clear of all Liens.

(b) Each material NPS License Agreement is in full force and effect. None of the material NPS License Agreements grants any third party exclusive rights to or under any NPS Intellectual Property Rights or the right to sublicense any NPS Intellectual Property Rights. To its knowledge, NPS and its Subsidiaries are in material compliance with, and have not materially breached any term of any of such NPS License Agreements and, to the knowledge of NPS, all other parties to such NPS License Agreements are in compliance in all material respects with, and have not materially breached any term of, such NPS License Agreements.

(c) To the knowledge of NPS, (i) the operation of the business of NPS or any of its Subsidiaries as such businesses are currently conducted as of the date hereof, including the design, development, marketing and sale of the products or services of NPS or its Subsidiaries, does not infringe or misappropriate in any material respect the Intellectual Property Rights of any third party or constitute unfair competition or unfair trade practices under the laws of any jurisdiction, and (ii) NPS and its Subsidiaries own or possess sufficient rights to all Intellectual Property Rights used in or necessary for the operation of their business as currently conducted on the date hereof and as will be conducted immediately after the NPS Merger.

(d) Neither NPS nor any of its Subsidiaries has received any written notice from any third party as of the date hereof, and, to the knowledge of NPS, there is no other assertion or pending overt threat from any third party, that the operation of the business of NPS or any of its Subsidiaries or any act, product or service of NPS or any of its Subsidiaries, infringes or misappropriates the Intellectual Property Rights of any third party or constitutes unfair competition or unfair trade practices under the laws of any jurisdiction.

(e) To the knowledge of NPS, as of the date hereof, no person is infringing or misappropriating any material NPS Intellectual Property Rights or NPS Licensed Intellectual Property Rights in any material respect. Neither NPS nor any of its Subsidiaries has brought any such claims, suits, arbitrations or other adversarial proceedings against any third party that remain unresolved.

(f) All necessary registration, maintenance and renewal fees currently due in connection with any material NPS Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such material NPS Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such material NPS Registered Intellectual Property, except where the failure to do so would not be reasonably likely to have a material impact on NPS or where NPS has made a reasonable business judgment not to include such material Intellectual Property Rights in the NPS Registered Intellectual Property. To the knowledge of NPS, all NPS Registered Intellectual Property, or NPS Licensed Intellectual Property Rights exclusively licensed by NPS or its Subsidiaries, are valid and enforceable, and no challenges with respect thereto have been raised by any third party or Government Authority.

(g) To the extent that any material Software has been developed or created by a third party (including any current or former employee of NPS or any of its Subsidiaries) for NPS or any of its Subsidiaries, NPS or one of its Subsidiaries, as the case may be, has a written agreement with such third party with respect thereto, and NPS or one of its Subsidiaries thereby either (i) has obtained ownership

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of and is the exclusive owner of with respect to such third party’s Intellectual Property Rights in such work, material or invention, or (ii) has obtained a license sufficient for the conduct of its business as currently conducted with respect to such third party’s Intellectual Property Rights in such work, material or invention by operation of law or by valid assignment.

(h) NPS and its Subsidiaries have taken reasonable steps to protect their respective material Trade Secrets and any Trade Secrets of third parties provided to NPS or any of its Subsidiaries. Without limiting the foregoing, NPS and each of its Subsidiaries maintain a policy requiring all employees, contractors and other parties having access to such Trade Secrets to execute a proprietary information/confidentiality agreement, in substantially the form made available to Enzon, with NPS or one of its Subsidiaries, as the case may be. Except under confidentiality obligations, there has been no disclosure by NPS or any of its Subsidiaries of any such Trade Secrets, and no party to any such agreement is in breach thereof.

(i) The consummation of the Mergers will neither violate nor result in the breach, modification, cancellation, termination, or suspension of any NPS License Agreement in accordance with its terms.

(j) With respect to all personal information gathered or accessed in the course of the operations of NPS or any of its Subsidiaries, NPS and its Subsidiaries have taken reasonable steps (including, without limitation, implementing and monitoring compliance with adequate measures with respect to technical and physical security) to ensure that the information is protected against loss and against unauthorized access, use, modification, disclosure or other misuse in accordance with NPS’s published privacy policies as then in effect. To the knowledge of NPS, there has been no unauthorized access to or other misuse of that information. No claims have been asserted or threatened against NPS or any of its Subsidiaries by any person alleging a violation of such person’s privacy, personal or confidentiality rights.

(k) The NPS Merger will not result in: (i) Holdco or the Surviving Corporation of the Enzon Merger becoming bound by any non-compete or other restriction on the operation of any business of Holdco or the Surviving Corporation of the Enzon Merger, (ii) the Surviving Corporation of the Enzon Merger granting any rights or licenses to any of its Intellectual Property Rights to any third party (including a covenant not to sue with respect to any of its Intellectual Property Rights), (iii) the termination or breach of any Contract to which NPS is a party, or (iv) the obligation under any Contract to pay any royalties or other amounts to any third party in excess of those amounts otherwise owed by Enzon or its Subsidiaries immediately prior to the NPS Merger.

3.8  Legal Compliance; Permits.

(a) Neither NPS nor any of its Subsidiaries is, in any material respect, in conflict with, or in default or in violation (i) any Legal Requirement applicable to NPS or any of its Subsidiaries or by which NPS or any of its Subsidiaries or any of their respective businesses or properties is, or NPS believes is reasonably likely to be, bound or affected, (ii) any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise or other instrument or obligation to which NPS or any of its Subsidiaries is a party or by which NPS or any of its Subsidiaries or its or any of their respective properties is bound or affected. As of the date hereof, no investigation or review by any Governmental Authority is pending or has been threatened in a writing delivered to NPS or any of its Subsidiaries, against NPS or any of its Subsidiaries. There is no judgment, injunction, order or decree binding upon NPS or any of its Subsidiaries which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of NPS or any of its Subsidiaries, any acquisition of property by NPS or any of its Subsidiaries or the conduct of business by NPS and its Subsidiaries as currently conducted.

(b) NPS and its Subsidiaries hold, to the extent legally required, all material Permits that are required for the operation of the business of NPS and its Subsidiaries as currently conducted (collectively, the “NPS Permits”), except where the failure to hold any such Permits would not materially adversely affect the ability of any party hereto to consummate the transactions contemplated by this Agreement. As of the date hereof, no suspension or cancellation of any of the NPS Permits is pending or, to the knowledge of NPS, threatened. NPS and its Subsidiaries are in compliance in all material respects with the terms of the NPS Permits.

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3.9  Regulatory Compliance.

(a) NPS and its Subsidiaries, and to NPS’s knowledge, NPS’s agents are in material compliance with all Legal Requirements applicable to the evaluation, testing, manufacturing, distribution and marketing of each of the products of NPS or any of its Subsidiaries, in whatever stage of development or commercialization, to the extent that the same are applicable to the business of NPS or any of its Subsidiaries as it is currently conducted and proposed to be conducted, including but not limited to those relating to investigational use, premarket approval, current “Good Manufacturing Practices,” current “Good Laboratory Practices,” current “Good Clinical Practices,” labeling, advertising, record keeping, reporting of adverse events, filing of reports and security.

(b) Section 3.9(b) of NPS Disclosure Letter contains a complete and accurate list of the products that are being developed, tested, manufactured, marketed, distributed, sold or licensed in or out by NPS or any of its Subsidiaries.

(c) Section 3.9(c) of NPS Disclosure Letter contains a complete and accurate list of each of NPS’s and its Subsidiaries’ pending and approved NDAs, BLAs, INDs and similar state and foreign regulatory filings as of the date of this Agreement. True and complete copies of such NDAs, BLAs, INDs and similar regulatory filings, including all supplements, amendments, and annual reports, have heretofore been made available to Enzon. True and complete copies of all material correspondence from the FDA and other similar Governmental Authorities, and NPS’s and its Subsidiaries’ responses have heretofore been made available to Enzon.

(d) Section 3.9(d) of NPS Disclosure Letter contains a complete and accurate list of (i) Form 483s with issues currently outstanding, (ii) Notices of Adverse Findings and Warning Letters or other correspondence from the FDA and other Governmental Authorities since February 1, 2000 in which the FDA or any such other Governmental Authority asserted that the operations or facilities of NPS or any of its Subsidiaries may not be in compliance with applicable Legal Requirements, in each case received by NPS or any of its Subsidiaries from the FDA or any such other Governmental Authority and the response of NPS and/or its Subsidiaries to the FDA and/or any such other Governmental Authority to such notices from the FDA and/or any such other Governmental Authority. True and complete copies of such Form 483s (together with written summaries thereof including a list of currently outstanding issues and corrective action commitments), Notices of Adverse Findings, Warning Letters and other correspondence and NPS’s and/or its Subsidiaries’ responses have heretofore been made available to Enzon. Except as described in such Form 483’s, all operations of NPS and its Subsidiaries have been and are being conducted in substantial compliance with all requirements as set forth in Section 3.9(a) hereof.

(e) NPS has provided Enzon access to all Adverse Reaction Reports filed by NPS or any of its Subsidiaries in all Annual Reports with all Governmental Authorities with respect to its Phase II and Phase III studies.

(f) Neither NPS nor any of its Subsidiaries, and to NPS’s knowledge any officer, employee or agent of NPS or any of its Subsidiaries has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other Governmental Authority to invoke its policy respecting Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither NPS nor any of its Subsidiaries, and to NPS’s knowledge any officer, employee or agent of NPS or any of its Subsidiaries, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Legal Requirement for which debarment is authorized by 21 U.S.C. § 335a(b) or any similar Legal Requirement.

(g) Neither NPS nor any of its Subsidiaries has, since February 1, 2000, received any written notice that the FDA or any other Governmental Authority has commenced, or threatened in writing to initiate,

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any action to withdraw its approval or request the recall of any product of NPS or any of its Subsidiaries, or commenced, or overtly threatened to initiate, any action to enjoin production at any facility of NPS or any of its Subsidiaries. Neither NPS nor any of its Subsidiaries has received any written notice from the FDA, any other Governmental Authority, or any professional or consumer organization asserting that any product developed, tested, manufactured, marketed, distributed, sold, or licensed to NPS or any of its Subsidiaries, or any active ingredient used by NPS or any of its Subsidiaries in any product developed, tested, manufactured, marketed, distributed, sold or licensed to NPS or any of its Subsidiaries, is or may be defective or dangerous or fails to meet any applicable regulation promulgated by any Governmental Authority.

(h) Neither NPS nor any of its Subsidiaries has received any written notice from the FDA or any other Governmental Authority indicating that: (A) a clinical hold will be placed on clinical studies currently being performed for any product being tested or developed by NPS or any of its Subsidiaries; (B) any clinical or pre-clinical data gathered by NPS or any of its Subsidiaries in support of an NDA or BLA, as the case may be, to the FDA will not be accepted by the FDA to support the relevant NDA or BLA, as the case may be; (C) the FDA will reject or fail to accept an NDA or BLA, as the case may be, for a product currently being developed or tested by NPS or any of its Subsidiaries; or (D) the clinical studies designed to support an NDA or BLA, as the case may be, to the FDA for any product currently being developed or tested by NPS or any of its Subsidiaries are inadequate or poorly-designed to support the NDA or BLA, as the case may be. Neither NPS nor any of its Subsidiaries are aware of any circumstances that would cause the FDA or any other Governmental Authority to provide any such written notice.

(i) NPS and its Subsidiaries are, and have at all times been, in substantial compliance with the Medicare Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b), and implementing regulations codified at 42 C.F.R. § 1001 and with all similar Legal Requirements.

(j) To NPS’s knowledge, there are no facts or circumstances concerning suppliers of active ingredients, bulk product, or finished product to NPS or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect on NPS.

3.10  Studies.     The clinical, pre-clinical, safety and other studies and tests conducted by or on behalf of or sponsored by NPS or any of its Subsidiaries were and, if still pending, are being conducted in material compliance with standard medical and scientific research procedures. Neither NPS nor any of its Subsidiaries has received any notices or other correspondence from the FDA or any other Governmental Authority requiring the termination, suspension or modification of any clinical, pre-clinical, safety or other studies or tests.

3.11  Litigation.     As of the date hereof, there are no claims, suits, actions, arbitrations, proceedings or investigations pending or, to the knowledge of NPS, overtly threatened against NPS or any of its Subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated hereby or which would reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to be material to NPS.

3.12  Brokers’ and Finders’ Fees.     Except for fees payable to Morgan Stanley & Co. Incorporated (“Morgan Stanley”) pursuant to an engagement letter dated February 12, 2003, a copy of which has been provided to Enzon, NPS has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. No such engagement letter obligates NPS (or will obligate Holdco or either of the Surviving Corporations) to continue to use the services of Morgan Stanley following the Mergers or pay the fees or expenses of Morgan Stanley in connection with any transactions other than the Mergers following the consummation of the Mergers.

3.13  Transactions with Affiliates.     Since the date of the NPS’s last proxy statement filed with the SEC, no event has occurred as of the date hereof that would be required to be reported by NPS pursuant to Item 404 of Regulation S-K promulgated by the SEC (except for amounts due as normal salaries and bonuses and

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in reimbursements of ordinary expenses). Section 3.13 of the NPS Disclosure Letter identifies each Person who is an “affiliate” (as that term is used in Rule 145 promulgated under the Securities Act) of NPS as of the date hereof.

3.14  Employee Matters.

(a) Section 3.14(a) of the NPS Disclosure Letter contains an complete and accurate list of each NPS Benefit Plan and each NPS Employee Agreement. Neither NPS nor any of its ERISA Affiliates has any plan or commitment to establish any new NPS Benefit Plan or NPS Employee Agreement, to modify any NPS Benefit Plan or NPS Employee Agreement (except to the extent required by applicable Legal Requirements or to conform any such NPS Benefit Plan or NPS Employee Agreement to the requirements of any applicable Legal Requirements or as otherwise specifically contemplated herein, in each case as previously disclosed to Enzon in writing, or as required by this Agreement), or to adopt or enter into any NPS Benefit Plan or NPS Employee Agreement.

(b) NPS has provided or made available to Enzon complete and accurate copies of the following: (i) all documents, contracts and agreements embodying each NPS Benefit Plan and each NPS Employee Agreement, including, without limitation, all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each plan; (ii) the three (3) most recent financial statements, accounting statements, accounting reports, annual reports (including Form Series 5500 and all schedules and financial statements attached thereto), annual returns, investment reports, actuarial reports, periodic accounting and cost certificates, if then existing, in connection with each NPS Benefit Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA or any comparable Legal Requirements with respect to each NPS Benefit Plan; (iv) all IRS or other Governmental Authority determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS, the DOL or other Governmental Authority with respect to any such application or letter; (iv) all communications material to any NPS Employee or NPS Employees relating to any NPS Benefit Plan and any proposed NPS Benefit Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to NPS or any of its Subsidiaries; (v) all material correspondence to or from any Governmental Authority relating to any NPS Benefit Plan; (vi) all COBRA forms and related notices (or such forms and notices as required under comparable Legal Requirements); (vii) all correspondence to or from any governmental agency relating to any NPS Benefit Plan; or (viii) the three (3) most recent plan years discrimination tests for each NPS Benefit Plan; and (ix) all prospectuses prepared in connection with each NPS Benefit Plan.

(c) NPS and its ERISA Affiliates have performed in all material respects all obligations required to be performed by them under, are not in default or violation of, and have no knowledge of any default or violation by any other party to each NPS Benefit Plan, and each NPS Benefit Plan has been established, maintained and administered in all material respects in accordance with its terms and in compliance with all applicable Legal Requirements, including, without limitation, ERISA, the Code and applicable Canadian Legislation. Any NPS Benefit Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either applied for, prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements, or obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. For each NPS Benefit Plan that is intended to be qualified under Section 401(a) of the Code there has been no event, condition or circumstance that has adversely affected or is likely to adversely affect such qualified status. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any NPS Benefit Plan. There are no actions, suits or claims pending, or, to the knowledge of NPS, threatened

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or reasonably anticipated (other than routine claims for benefits) in respect of any NPS Benefit Plan or the assets of any NPS Benefit Plan. Each NPS Benefit Plan (other than stock option plans) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to NPS, Enzon, Holdco or any of their respective ERISA Affiliates (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the knowledge of NPS or any of its ERISA Affiliates, threatened by the IRS, the DOL, or any other Governmental Authority with respect to any NPS Benefit Plan. Neither NPS nor any of its ERISA Affiliates is subject to any material penalty, tax, interest or fees with respect to any NPS Benefit Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code or other applicable Legal Requirement. NPS and each of its ERISA Affiliates have timely made all contributions and other payments, including premiums, required by and due under the terms of each NPS Benefit Plan.

(d) Neither NPS nor any of its ERISA Affiliates has ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plan that is subject to Title IV of ERISA or Section 412 of the Code, (ii) Multiemployer Plan, (iii) “multiple employer plan” as defined in ERISA or the Code, or a multiemployer plan under comparable Legal Requirements, (iv) a “funded welfare plan” within the meaning of Section 419 of the Code, or (v) any pension plan that is subject to Canadian pension legislation other than the Canada Pension Plans No NPS Benefit Plan provides health benefits that are not fully insured through an insurance contract.

(e) No NPS Benefit Plan provides, or reflects or represents any liability to provide post-termination or retiree welfare benefits to any person for any reason, except as may be required by COBRA or other applicable Legal Requirements, and neither NPS nor any of its ERISA Affiliates has ever represented, promised or contracted (whether in oral or written form) to any NPS Employee (either individually or to NPS Employees as a group) or any other person that such NPS Employee(s) or other person would be provided with post-termination or retiree welfare benefits, except to the extent required by any Legal Requirements.

(f) Neither NPS nor any of its ERISA Affiliates has violated in any material respect any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women’s Health and Cancer Rights Act of 1998, the requirements of the Newborns’ and Mothers’ Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its NPS Employees.

(g) Neither NPS nor any of its ERISA Affiliates is obligated to provide any NPS Employee with any compensation or benefits pursuant to an agreement (e.g., an acquisition agreement) with a former employer of such NPS Employee.

(h) Neither NPS nor any of its ERISA Affiliates has violated Section 306 or 402 of the Sarbanes-Oxley Act of 2002 and the execution of this Agreement and the consummation of the transactions contemplated hereby will not, to the knowledge of NPS, cause such a violation.

(i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any NPS Benefit Plan, NPS Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any NPS Employee. No payment or benefit which will or may be made by NPS or its ERISA Affiliates with respect to any NPS Employee or any other “disqualified individual” (as defined in Code Section 280G and the regulations thereunder) is, individually or collectively, reasonably likely to be characterized as a “parachute payment,” within the meaning of Section 280G(b)(2) of the Code. There is no contract, agreement, plan or arrangement to which NPS or any of its ERISA Affiliates is a party or by which it is bound to compensate any NPS Employee for excise taxes paid pursuant to Section 4999 of the Code.

(j) NPS (i) is in compliance in all material respects with all applicable Legal Requirements relating to employment, employment practices, terms and conditions of employment and wages and hours, in

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each case, with respect to NPS Employees, (ii) has withheld and reported, in all material respects, all amounts required by applicable Legal Requirements or by Contract to be withheld and reported with respect to wages, salaries and other payments to NPS Employees, (iii) is not liable, in any material respect, for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing, with respect to NPS Employees, and (iv) is not liable for any material payment to any Governmental Authority or any trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits, social security, employment insurance benefits, health premiums, the Canada Pension Plans or other benefits or obligations for NPS Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against NPS or any of its ERISA Affiliates under any worker’s compensation policy, workplace safety and insurance legislation or long-term disability policy. Neither NPS nor any of its ERISA Affiliates has direct or indirect liability with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer, except as would not result in material harm to Enzon. Each current NPS Employee who performs services in the United States is an “at-will” employee whose employment can be terminated by NPS or one of its ERISA Affiliates at any time, with or without cause.

(k) No work stoppage, lock-out, labor strike or other labor disturbance against NPS or any of its ERISA Affiliates is pending, threatened or reasonably anticipated. NPS has no knowledge of any activities or proceedings of any labor union to organize any NPS Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of NPS, threatened or reasonably anticipated relating to any employment, labor, health and safety, workplace safety and insurance, human rights, pay equity, employment equity or discrimination matters involving any NPS Employee which, if adversely determined, would, individually or in the aggregate, result in any material liability to NPS or any of its Subsidiaries, Enzon, Holdco or either of the Surviving Corporations. Neither NPS nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or under comparable Legal Requirements, except as would not result in material harm to NPS. Neither NPS nor any of its ERISA Affiliates is presently, or has been in the past, a party to, or bound by, any collective bargaining agreement, works council agreement or union contract with respect to NPS Employees and no collective bargaining agreement is being negotiated with respect to NPS Employees. Neither NPS nor any of its Subsidiaries have incurred any material liability or material obligation under the WARN Act or any similar Legal Requirements that remains unsatisfied.

(l) In respect of NPS’s International Benefit Plans:

(i) there are no unfunded liabilities that, as of the Effective Time, will not be offset by insurance or fully accrued;

(ii) except as required by applicable Legal Requirements, no condition exists that would prevent NPS or Holdco from terminating or amending any such plan at any time for any reason without liability to NPS, Enzon, Holdco or any of their respective ERISA Affiliates (other than ordinary administration expenses or routine claims for benefits);

(iii) each plan which has or purports to have Tax-favored treatment satisfies in all material respects the conditions for Tax-favored treatment under applicable Legal Requirements and each plan which purports to qualify as a particular type of plan for Tax purposes meets in all material respects the requirements for such qualification;

(iv) there has not been in any material respect any withdrawal of, application for, or payment of any surplus or other funds out of any such plan except in accordance with the terms of such plan and applicable Legal Requirements; and

(v) to the knowledge of NPS, no event has occurred within the past two (2) years respecting any such plan which is registered under applicable Legal Requirements which would result in the revocation of that registration.

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3.15  Environmental Matters.

(a) As of the Closing Date, except in compliance with Environmental Laws and in a manner that could not reasonably be expected to subject NPS or any of its Subsidiaries to liability, to the knowledge of NPS and its Subsidiaries after reasonable inquiry, no Hazardous Materials are present on any NPS Business Facility currently owned, operated, occupied, controlled or leased by NPS or any of its Subsidiaries or were present on any other NPS Business Facility at the time it ceased to be owned, operated, occupied, controlled or leased by NPS or any of its Subsidiaries. To the knowledge of NPS, there are no underground storage tanks, asbestos which is friable or likely to become friable or PCBs present on any NPS Business Facility currently owned, operated, occupied, controlled or leased by NPS or any of its Subsidiaries.

(b) NPS and its Subsidiaries have conducted all Hazardous Material Activities relating to their business in compliance in all material respects with all applicable Environmental Laws. The Hazardous Materials Activities of NPS and its Subsidiaries prior to the Closing Date have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to any such person.

(c) NPS and its Subsidiaries currently hold all Environmental Permits necessary for the continued conduct of any of their Hazardous Material Activities as such activities are currently being conducted. All such Environmental Permits are valid and in full force and effect. NPS and its Subsidiaries have complied in all material respects with all covenants and conditions of any Environmental Permit which is or has been in force with respect to their Hazardous Materials Activities. No circumstances exist which could cause any Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee.

(d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the best of NPS’s knowledge, threatened, concerning or relating to any Environmental Permit, any Hazardous Material, or any Hazardous Material Activity of NPS or any of its Subsidiaries.

(e) Neither NPS nor any of its Subsidiaries has knowledge of any fact or circumstance, which could result in any environmental liability which could reasonably be expected to have a Material Adverse Effect on NPS.

(f) NPS and its Subsidiaries have delivered or made available to Enzon and its agents, representatives and employees, all records in NPS’s and its Subsidiaries’ possession, custody or control concerning their respective Hazardous Material Activities and all environmental audits and environmental assessments of any NPS Business Facility. NPS has complied with all environmental disclosure obligations imposed by applicable Legal Requirements with respect to the transactions contemplated hereby.

3.16  Real Estate Matters; Title to Property

(a) Section 3.16(a)(i) of the NPS Disclosure Letter contains a complete and accurate list of all real property currently leased, subleased or licensed by or from NPS or any of its Subsidiaries or otherwise used or occupied by NPS or any of its Subsidiaries for the operation of their businesses (collectively, the “NPS Leased Real Property”). Section 3.16(a)(ii) of the NPS Disclosure Letter contains a complete and accurate list of all real property owned by NPS or any of its Subsidiaries (collectively, the “NPS Owned Real Property”).

(b) NPS has provided Enzon a complete and accurate copy of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the NPS Leased Real Property, including all amendments, terminations and modifications thereof (collectively, the “NPS Lease Agreements”), and there are no other NPS Lease Agreements for real property affecting the NPS Leased Real Property or to which NPS or any of its Subsidiaries is bound, other than those set forth in Section 3.16(a)(i) of the NPS Disclosure Letter. All of the NPS Lease Agreements are valid and effective in accordance with their respective terms, and there is not, under any of such NPS Lease

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Agreements, any existing default, no rentals are past due, or event of default (or event which with notice or lapse of time, or both, would constitute a default).

(c) (i) There are no structural, electrical, mechanical, plumbing, roof, paving or other defects in any improvements located on the NPS Owned Real Property or the NPS Leased Real Property as could, either individually or in the aggregate, have a material adverse effect on the use, development, occupancy or operation thereof; (ii) to the knowledge of NPS, there are no natural or artificial conditions upon any NPS Owned Real Property or any other facts or conditions which could, in the aggregate, have a material adverse effect on the transferability, financability, ownership, leasing, use, development, occupancy or operation of any such NPS Owned Real Property; (iii) Neither NPS nor any of its Subsidiaries has received any notice from any insurance company of any defects or inadequacies in any NPS Owned Real Property or NPS Leased Real Property or any part thereof which could materially and adversely affect the insurability of such NPS Owned Real Property or NPS Leased Real Property or the premiums for the insurance thereof, nor has any notice been given by any insurer of any such real property requesting the performance of any repairs, alterations or other work with which compliance has not been made; (iv) there currently exists water, sewer, gas, electrical, telephone and telecommunication lines and surface drainage systems serving the NPS Owned Real Property which have been licensed, permitted, completed, installed and paid for and which are sufficient as licensed and permitted to service the operations of each such parcel of NPS Owned Real Property when fully occupied and operational, and all such lines and systems serving each such parcel of NPS Owned Real Property are located in the right-of-way of public roadways to the boundary of the land on which each such property is situated; (v) there are no pending, or, to the knowledge of NPS, threatened assessments, improvements or activities of any public or quasi-public body either planned, in the process of construction or completed which may give rise to any assessment against any NPS Owned Real Property; and (vii) neither the NPS Leased Real Property nor NPS Owned Real Property (including any improvements thereon) violate in any material respect any applicable Legal Requirements relating to such NPS Leased Real Property and NPS Owned Real Property, and any such non-violation is not dependent on so-called non-conforming use exceptions.

(d) NPS and each of its Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except (i) as reflected in the NPS Financials, (ii) Liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, which do not materially detract from the value or interfere with the present use or operation of the property subject thereto or affected thereby.

(e) The equipment owned or leased by the NPS or any of its Subsidiaries is (i) adequate for the conduct of the business of NPS and its Subsidiaries as currently conducted and as currently contemplated to be conducted, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

3.17  Contracts.

(a) For all purposes of and under this Agreement, “NPS Material Contract” shall mean:

(i) any “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to NPS and its Subsidiaries;

(ii) any Contract to which NPS or any of its Subsidiaries is a party (A) containing any covenant: (1) limiting the right of NPS or its Subsidiaries to engage in any material line of business, make use of any material Intellectual Property Rights or compete with any Person in any material line of business, (2) granting or receiving any material licensing, research and/or development, manufacture, marketing, distribution or supply rights (whether with respect to NPS Intellectual Property Rights, NPS Licensed Intellectual Property Rights, or otherwise), or (3) otherwise having a material effect on the right of NPS and its Subsidiaries to license, research and/or develop, manufacture, market, sell or distribute any material Intellectual Property Rights, products or services to any class of customers, in any geographic area, during any period of time or in any segment of

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the market, or to purchase or otherwise obtain any supplies of material raw materials or products, or (B) to the extent not otherwise covered in (1), constituting a material NPS License;

(iii) any joint marketing or development Contract to which NPS or any of its Subsidiaries is a party which may not be canceled without penalty upon notice of ninety (90) days or less;

(iv) any employment or consulting Contract with (A) any executive officer or other employee of NPS earning an annual salary in excess of One Hundred Thousand Dollars ($100,000), other than those that are terminable by NPS or any of its Subsidiaries on no more than thirty (30) days notice without liability or financial obligation on the part of NPS, or (B) any member of the NPS Board;

(v) any Contract to which NPS or any of its Subsidiaries is a party or any plan of NPS or any of its Subsidiaries, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(vi) any indemnification or any guaranty Contract to which NPS or any of its Subsidiaries is a party which is outside the ordinary course of NPS’s business;

(vii) any Contract relating to the disposition or acquisition by NPS or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which NPS or any of its Subsidiaries has any material ownership interest in any other Person or other business enterprise other than NPS’s Subsidiaries;

(viii) any Contract to provide source code to any third party for any product or technology that is material to NPS and its Subsidiaries taken as a whole;

(ix) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts to which NPS or any of its Subsidiaries is a party relating to the borrowing of money or extension of credit, other than accounts receivables and payables in the ordinary course of NPS’s business;

(x) any material settlement Contract entered into by NPS or any of its Subsidiaries within three (3) years prior to the date of this Agreement; and

(xi) any Contract, or group of Contracts with a Person (or group of affiliated Persons), the termination or breach of which would be reasonably expected to have a material adverse effect on any material division or business unit or other material operating group of product or service offerings of NPS or otherwise have a Material Adverse Effect on NPS.

(b) Section 3.17(b) of the NPS Disclosure Letter contains a complete and accurate list of all NPS Material Contracts to which it is a party or is bound by as of the date hereof which are described in Section 3.17(a)(i) through Section 3.17(a)(xi) hereof, inclusive.

(c) All NPS Material Contracts are valid and in full force and effect except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to be material to NPS. Neither NPS nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any NPS Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to be material to NPS.

3.18  Disclosure.     None of the information supplied or to be supplied by or on behalf of NPS for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of NPS for inclusion or incorporation by reference in the Proxy Statement/

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Prospectus, will, at the time the Proxy Statement/Prospectus is mailed to the stockholders of NPS or Enzon, at the time of the NPS Stockholders’ Meeting or Enzon Stockholders’ Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, no representation or warranty is made by NPS with respect to statements made or incorporated by reference therein about Enzon supplied by Enzon for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus.

3.19  Board Approval.     The NPS Board, by resolutions duly adopted by unanimous vote at a meeting of all Directors duly called and held and not subsequently rescinded or modified in any way (the “NPS Board Approval”), has (i) determined that the NPS Merger is consistent with and in furtherance of the long-term business interests of NPS and fair to, and in the best interests of, NPS and its stockholders, (ii) declared this Agreement to be advisable, (iii) approved this Agreement, the NPS Merger and the other transactions contemplated by this Agreement, (iv) approved the NPS Voting Agreements, and (v) determined to recommend to the stockholders of NPS that such stockholders adopt this Agreement at the NPS Stockholders’ Meeting.

3.20  Fairness Opinion.     The NPS Board has received a written opinion from Morgan Stanley, dated as of February 19, 2003 to the effect that, as of such date, the NPS Exchange Ratio is fair, from a financial point of view, to NPS stockholders and has delivered to Enzon a copy of such opinion.

3.21  Rights Plan.     NPS has taken all action so that (i) neither Enzon nor Holdco shall be an “Acquiring Person” within the meaning of the NPS Rights Agreement and (ii) the entering into of this Agreement and the transactions contemplated hereby, including the NPS Merger, the Enzon Merger and the NPS Voting Agreements, will not result in the grant of any rights to any Person under the NPS Rights Agreement or enable or require the NPS Rights to be exercised, distributed or triggered.

3.22  Takeover Statutes.     The approval of this Agreement, the NPS Voting Agreements and the transactions contemplated hereby and thereby, including the Mergers, by the NPS Board of Directors referred to in Section 3.19 constitutes approval of this Agreement and the NPS Voting Agreements and the transactions contemplated hereby and thereby, including the Mergers, for the purposes of Section 203 of the DGCL and any other similar Legal Requirement and represents the only action necessary to ensure that Section 203 of the DGCL does not and will not apply to the execution, delivery or performance of this Agreement or the NPS Voting Agreements or the consummation of the Mergers and the other transactions contemplated hereby and thereby.

ARTICLE IV
INTERIM CONDUCT OF BUSINESS

4.1 Conduct of Business.

(a)  Affirmative Obligations.     During the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, each of NPS and Enzon, and each of its respective Subsidiaries shall, except as otherwise expressly contemplated by this Agreement or to the extent that the other party hereto shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, and use commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present executive officers and Key Employees, and (iii) preserve its relationships with customers, suppliers, licensors, licensees, development partners and others with which it has business dealings. In addition, without limiting the generality of the foregoing, each of NPS and Enzon shall (i) continue its course of action and strategies with respect to any state and federal regulatory approval for any pharmaceutical product or compound, including the continuation of any clinical and pre-clinical studies, meeting with FDA officials or officials of any other Governmental Authority, taking steps as necessary to obtain and

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maintain all necessary approvals from the FDA or any other Governmental Authority, and the filing of all necessary and appropriate submissions to FDA or any other Governmental Authority and (ii) file (or cause to be filed) at its own expense, on or prior to the due date thereof, all Tax Returns required to be filed for all Tax periods ending on or before the Effective Time; provided, however, that neither NPS on the one hand, and Enzon, on the other, shall file or amend any Tax Returns, or other returns, elections, claims for refund or information statements with respect to any liabilities for Taxes (other than federal, state, provincial or local sales, use, goods and services, property, withholding or employment tax returns or statements) for any Tax period without prior approval of the other, which approval shall not be unreasonably withheld or delayed. Enzon or NPS, as the case may be, shall provide the other with a copy of appropriate workpapers, schedules, drafts and final copies of each federal, state and provincial income Tax Return or election of Enzon or NPS (including returns of all employee benefit Plans), as the case may be, at least ten (10) days before filing such return or election or making such amendment and shall reasonably cooperate with any request by Enzon or NPS, as the case may be, in connection therewith.

(b)  Actions Requiring Consent.     In addition, without limiting the generality of Section 4.1(a), except as permitted by the terms of this Agreement, and except as provided in Article IV of the Enzon Disclosure Letter or Article IV of the NPS Disclosure Letter (as the case may be), without the prior written consent of a duly authorized officer of the other party hereto, during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, each of NPS and Enzon shall not do any of the following, and shall not permit their respective Subsidiaries to do any of the following:

(i)  enter into any new line of business material to it and its Subsidiaries taken as a whole;

(ii)  declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

(iii)  purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock or the capital stock of its Subsidiaries, except (A) repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof or entered into the ordinary course of business and consistent with past practices and the terms of this Agreement after the date hereof, (B) the redemption of Enzon Series A Preferred Stock in accordance with the terms of Section 5.20 hereof, and (C) the redemption or purchase by a NPS Subsidiary of the Exchangeable Shares in accordance with Section 5.19 hereof;

(iv)  issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock, Voting Debt or any securities convertible into shares of capital stock or Voting Debt, or subscriptions, rights, warrants or options to acquire any shares of capital stock or Voting Debt or any securities convertible into shares of capital stock or Voting Debt, or enter into other agreements or commitments of any character obligating it to issue any such securities or rights, other than: (A) issuances of NPS Common Stock or Enzon Common Stock upon the exercise of NPS Options or Enzon Options, respectively, existing on the date hereof in accordance with their present terms (including cashless exercises) or granted pursuant to clause (C) below, (B) issuance of shares of NPS Common Stock to participants in the NPS ESPP pursuant to the terms thereof, (C) grants of stock options or other stock based awards of or to acquire, in the case of Enzon, Enzon Common Stock granted under the Enzon Option Plans outstanding on the date hereof, and in the case of NPS, NPS Common Stock granted under the NPS Option Plans outstanding on the date hereof, in each case in the ordinary course of business and consistent with past practices in connection with annual compensation reviews or ordinary course promotions or to new hires and which options or stock based awards have a vesting schedule no more favorable than ratable monthly installments that vest over not less than three (3) years and do not accelerate, or become subject to acceleration, directly or indirectly, as a result of the approval or consummation of the Mergers and/or termination of

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employment following the Mergers or (D) the issuance and delivery of NPS Common Stock in exchange for the Exchangeable Shares;

(v)  cause, permit or propose any amendments to its Charter Documents or any of the Subsidiary Charter Documents of its Subsidiaries;

(vi)  acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any Person or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business, provided, however, that the foregoing shall not prohibit (A) internal reorganizations or consolidations involving existing Subsidiaries of either Enzon or NPS or (B) the creation of new Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement;

(vii)  enter into any partnership arrangements, joint development agreements, joint ventures or other strategic partnerships, alliances or collaborations;

(viii)  sell, lease, license, mortgage or otherwise encumber or dispose of any properties or assets which are material, individually or in the aggregate, to its business, except sales or other dispositions in the ordinary course of business and consistent with past practices;

(ix)  make any loans, advances or capital contributions to, or investments in, any other Person, other than loans or investments by it or a Subsidiary of it to or in it or any Subsidiary of it;

(x)  except as required by GAAP or the SEC as concurred in by its independent auditors, make any change in its methods or principles of accounting (including Tax accounting) since the date of, in the case of Enzon, the Enzon Balance Sheet, and, in the case of NPS, the NPS Balance Sheet;

(xi)  settle any claim (including any Tax claim), action or proceeding involving the payment by it of money damages, except to the extent subject to reserves reflected, in the case of NPS, on the latest NPS Balance Sheet, and in the case of Enzon, on the latest Enzon Balance Sheet, in each case in accordance with GAAP;

(xii)  change its fiscal year;

(xiii)  make or change any express or deemed material Tax election, or consent to the extension or waiver of the statutory period of limitations applicable to any claim for Taxes;

(xiv)  change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in preparation of the federal income Tax Returns for the taxable year ending 2002;

(xv)  Except as required by Legal Requirements or Contracts binding on either party and disclosed on Section 3.14(a) of the NPS Disclosure Letter in the case of NPS and Section 2.14(a) of the Enzon Disclosure Letter in the case of Enzon and only with respect to arrangements in effect on the date of this Agreement, (A) increase in any manner the amount of compensation (including equity compensation, whether payable in cash or otherwise) or material fringe benefits of, pay any bonus to or grant severance or termination pay to any executive officer or director or key employee of Enzon or NPS, respectively, or any material Subsidiary, division or business unit of either Enzon or NPS (collectively, “Key Employees”), (B) make any increase in or commitment to increase, in the case of Enzon, any Enzon Benefit Plan (including any severance plan), and in the case of NPS, any NPS Benefit Plan (including any severance plan), adopt or amend or make any commitment to adopt or amend any such plan or make any contribution, other than regularly scheduled contributions, to any such plan, (C) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of, in the case of Enzon, Enzon Options, and in the case of NPS, NPS Options, or restricted stock, or reprice any such options or authorize cash payments in exchange for any such options, (D) enter into any employment, severance, termination or indemnification agreement with any of its Employees, (E) make any oral or written representation or commitment with respect to any material aspect of, in the case of Enzon, any Enzon Benefit Plan, and in the

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case of NPS, any NPS Employee Benefit Plan, that is not in accordance with the existing written terms and provision of such plan, (F) grant any SAR to any Person (including any of its Employees), or (G) enter into any agreement with any of its Employees the benefits of which are (in whole or in part) contingent or the terms of which are materially altered upon the occurrence of a transaction involving Enzon or NPS (as the case may be) of the nature contemplated hereby;

(xvi)  subject NPS or Enzon (as the case may be) or any of their respective Subsidiaries, or Holdco or either of the Surviving Corporations, to any non-compete or other restriction on any of their respective businesses following the Closing;

(xvii)  enter into any agreement or commitment the effect of which would be to grant to a third party following the Mergers any actual or potential right of license to any Intellectual Property Rights owned by either NPS or Enzon or any of its respective Subsidiaries;

(xviii)  grant any exclusive rights with respect to any Intellectual Property Rights of such party;

(xix)  enter into, modify or amend in a manner adverse in any material respect to such party, or terminate any Enzon Material Contract, in the case of Enzon, or NPS Material Contract, in the case of NPS, or waive, release or assign any material rights or claims thereunder, including with respect to the agreement between NPS and Technology Partnerships Canada dated November 9, 1999;

(xx)  incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of it, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of any other Person (other than any wholly owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing (collectively, “Indebtedness”), except for intercompany indebtedness between Enzon and any of its wholly owned Subsidiaries and NPS and any of its wholly owned Subsidiaries, as the case may be; or

(xxi)  agree in writing or otherwise to take any of the actions described in Section 4.1(b)(i) through Section 4.1(b)(xx) hereof, inclusive.

4.2  Control of Other Party’s Business.     Nothing contained in this Agreement shall give NPS, directly or indirectly, the right to control or direct Enzon’s operations and nothing contained in this Agreement shall give Enzon, directly or indirectly, the right to control or direct NPS’s operations prior to the Effective Time. Prior to the Effective Time, each of NPS and Enzon shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

ARTICLE V
ADDITIONAL AGREEMENTS

5.1  Proxy Statement/Prospectus; Registration Statement.     As promptly as practicable after the execution of this Agreement, NPS and Enzon shall prepare and file with the SEC a joint proxy statement/prospectus for use in connection with the solicitation of the Requisite NPS Stockholder Approval and the Requisite Enzon Stockholder Approval (the “Proxy Statement/Prospectus”), and Holdco shall prepare and file with the SEC a registration statement on Form S-4, in which the Proxy Statement/Prospectus is to be included as a prospectus, for use in connection with the registration under the Securities Act of the shares of Holdco Common Stock issuable in connection with the Mergers (the “Registration Statement”). NPS, Enzon and Holdco shall provide one another with any information which may be required in order to effectuate the preparation and filing of the Proxy Statement/Prospectus and the Registration Statement pursuant to this Section 5.1. Each of NPS, Enzon and Holdco shall respond to any comments from the SEC, shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Mergers and the transactions contemplated hereby. Each of NPS, Enzon and Holdco will notify the others promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Registration Statement and/or the

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Proxy Statement/Prospectus. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement, NPS, Enzon or Holdco, as the case may be, shall promptly inform the others of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of NPS and/or Enzon, if applicable, such amendment or supplement. Each of NPS, Enzon and Holdco shall cooperate and provide the others (and their counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement/Prospectus and the Registration Statement prior to filing such with the SEC, and will provide each other with a copy of all such filings made with the SEC. Each of NPS and Enzon shall cause the Proxy Statement/Prospectus to be mailed to its respective stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. Holdco shall also use commercially reasonable efforts to take any action required to be taken by it under any applicable state and provincial securities laws in connection with the issuance of Holdco Common Stock in the Mergers and the conversion of NPS Options and Enzon Options into options to acquire Holdco Common Stock, and NPS shall furnish any information concerning NPS and the holders of NPS Common Stock and NPS Options as may be reasonably requested in connection with any such action.

5.2  Meetings of Stockholders; Board Recommendation.

(a)  Meeting of Stockholders.     Promptly after the Registration Statement is declared effective under the Securities Act, each of NPS and Enzon will take all action necessary in accordance with the DGCL and its respective Certificate of Incorporation and Bylaws to call, hold and convene a meeting of its respective stockholders to consider the adoption of this Agreement (each, a “Stockholders’ Meeting”) to be held as promptly as practicable after the declaration of effectiveness of the Registration Statement. Each of NPS and Enzon will hold their respective Stockholders’ Meetings on the same date and at the same time. Subject to the terms of Section 5.3(d) hereof, each of NPS and Enzon will use commercially reasonable efforts to solicit from its respective stockholders proxies in favor of the adoption of this Agreement, and will take all other action necessary or advisable to secure the vote or consent of their respective stockholders required by the rules of the NASD or the NASDAQ or the DGCL to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, NPS or Enzon, as the case may be, may adjourn or postpone its Stockholders’ Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement/Prospectus is provided to its respective stockholders in advance of a vote on the Mergers and this Agreement or, if as of the time for which the Stockholders’ Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus) there are insufficient shares of NPS Common Stock or Enzon Common Stock (as the case may be) represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Stockholders’ Meeting. Each of NPS and Enzon shall ensure that its respective Stockholders’ Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by it in connection with its Stockholders’ Meeting are solicited in compliance with the DGCL, its Certificate of Incorporation and Bylaws, the rules of the NASD and NASDAQ and all other applicable Legal Requirements.

(b)  Board Recommendation.     Except to the extent expressly permitted by the terms of Section 5.3(d) hereof: (i) the NPS Board shall recommend that the stockholders of NPS vote in favor of adoption of this Agreement at its Stockholders’ Meeting, (ii) the Enzon Board shall recommend that the stockholders of Enzon vote in favor of adoption of this Agreement at its Stockholders’ Meeting, (iii) the Proxy Statement/Prospectus shall include a statement to the effect that the NPS Board has recommended that the stockholders of NPS vote in favor of adoption of this Agreement at its Stockholders’ Meeting, (iv) the Proxy Statement/Prospectus shall include a statement to the effect that the Enzon Board has recommended that the stockholders of Enzon vote in favor of adoption of this Agreement at its Stockholders’ Meeting, and (v) neither the NPS Board nor the Enzon Board (nor any committee thereof) shall withhold, withdraw, amend or modify, or propose or resolve to withhold, withdraw, amend or modify, in a manner adverse to the other party, such respective recommendations.

5.3  Acquisition Proposals.

(a)  No Solicitation.     Except as provided in Section 5.3(c), each of NPS and Enzon agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall,

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and that it shall use commercially reasonable efforts to cause its and its Subsidiaries’ Employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to (and shall not authorize any of them to) directly or indirectly: (i) solicit, initiate, encourage, knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal with respect to itself, (ii) furnish to any Person any nonpublic information or take any other action to facilitate any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to, any Acquisition Proposal with respect to itself, (iii) participate or engage in discussions or negotiations with any Person with respect to any Acquisition Proposal with respect to itself, or the making of any proposal that constitutes or could reasonably be expected to lead to any Acquisition Proposal with respect to itself, (iv) approve, endorse or recommend any Acquisition Proposal with respect to itself (except to the extent specifically permitted pursuant to the terms of Section 5.3(d) hereof), or (v) enter into any letter of intent, agreement in principal or similar agreement or any Contract contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby with respect to itself (other than a confidentiality agreement referred to in Section 5.3(c)(i)). NPS and Enzon, as the case may be, and their respective Subsidiaries will each immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal with respect to itself or any transaction that could reasonably be expected to lead to an Acquisition Proposal with respect to itself.

(b)  Notification of Unsolicited Acquisition Proposals.

(i) As promptly as practicable after receipt of any Acquisition Proposal or any request for nonpublic information or inquiry which it reasonably believes could lead to an Acquisition Proposal, and in any event within one (1) business day after the recipient has knowledge that it has received such Acquisition Proposal, request for information or inquiry, NPS or Enzon, as the case may be, shall provide the other party hereto with oral and written notice of the terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person or group making any such Acquisition Proposal, request or inquiry and a copy of all written materials provided in connection with such Acquisition Proposal, request or inquiry. The recipient of the Acquisition Proposal, request or inquiry shall keep the other party informed of the status of any such Acquisition Proposal, request or inquiry (including any material modifications or amendments thereto, or any proposed modifications or amendments thereto), and shall promptly provide to the other party a copy of all written materials subsequently provided in connection with such Acquisition Proposal, request or inquiry.

(ii) NPS or Enzon, as the case may be, shall provide the other party hereto with forty-eight (48) hours prior notice (or such lesser prior notice as is provided to the members of its board of directors) of any meeting of the its board of directors at which its board of directors is reasonably expected to consider any Acquisition Proposal.

(c)  Superior Offers.     Notwithstanding anything to the contrary contained in Section 5.3(a) hereof, in the event that NPS or Enzon, as the case may be, receives an unsolicited, bona fide written Acquisition Proposal with respect to itself from a third party that its board of directors has in good faith concluded (after consultation with its outside legal counsel and its financial advisor), is, or is reasonably likely to result in, a Superior Offer, it may then take the following actions (but only if and to the extent that its board of directors concludes in good faith, after consultation with its outside legal counsel, that the failure to do so is reasonably likely to result in a breach of its fiduciary obligations under applicable Legal Requirements):

(i) furnish nonpublic information to the third party making such Acquisition Proposal, provided that (A) (1) concurrently with furnishing any such nonpublic information to such third party, it gives the other party hereto written notice of its intention to furnish nonpublic information and (2) it receives from the third party an executed confidentiality agreement, the terms of which are at least as restrictive as the terms contained in the Confidentiality Agreement and (B) contemporaneously with furnishing any such nonpublic information to such third party, it furnishes such nonpublic

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information to the other party hereto (to the extent such nonpublic information has not been previously so furnished); and

(ii) engage in discussions or negotiations with the third party with respect to the Acquisition Proposal, provided that concurrently with holding or entering into discussions or negotiations with such third party, it gives the other party hereto written notice of its intention to hold or enter into discussions or negotiations with such third party.

(d)  Changes of Recommendation.     Except as set forth in this Section 5.3(d), neither the NPS Board nor the Enzon Board (as the case may be) shall withhold, withdraw, amend or modify its recommendation in favor of the transactions contemplated hereby or approve or recommend an Acquisition Proposal. Notwithstanding the foregoing, (i) if the NPS Board or the Enzon Board (as the case may be) has concluded in good faith, after consultation with its outside legal counsel, that the failure of the board of directors to effect a Change of Recommendation (as hereinafter defined) is reasonably likely to result in a breach of its fiduciary obligations to its stockholders under applicable Legal Requirements, then the NPS Board or the Enzon Board (as the case may be) may withhold, withdraw, amend or modify its recommendation in favor of the transaction contemplated hereby, and (ii) with respect to a Superior Offer, may approve or recommend such Superior Offer if all of the following conditions in clauses (1) through (5) are met:

(1) a Superior Offer with respect to it has been made and has not been withdrawn;

(2) its Stockholders’ Meeting has not occurred;

(3) it shall have (A) provided to the other party hereto written notice which shall state expressly (1) that it has received a Superior Offer, (2) the terms and conditions of the Superior Offer and the identity of the Person or group making the Superior Offer, and (3) that it intends to effect a Change of Recommendation and the manner in which it intends to do so, (B) provided to the other party hereto a copy of all written materials delivered to the Person or group making the Superior Offer in connection with such Superior Offer, and (C) made available to the other party hereto all materials and information made available to the Person or group making the Superior Offer in connection with such Superior Offer;

(4) its board of directors has concluded in good faith, after consultation with its outside legal counsel, that, in light of such Superior Offer, the failure of the board of directors to take such action is reasonably likely to result in a breach of its fiduciary obligations to its stockholders under applicable Legal Requirements, and

(5) it shall not have breached any of the provisions set forth in this Section 5.3 in connection with such Superior Offer.

Any of the actions set forth in Section 5.3(d)(i) and Section 5.3(d)(ii), whether by a board of directors, or a committee thereof, is referred to herein as a “Change of Recommendation.”

(e)  Continuing Obligation to Call, Hold and Convene Stockholders’ Meeting; No Other Vote.     Notwithstanding anything to the contrary contained in this Agreement, the obligation of NPS or Enzon, as the case may be, to call, give notice of, convene and hold its Stockholders’ Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal with respect to it, or by any Change of Recommendation. Neither NPS nor Enzon shall submit to the vote of its respective stockholders any Acquisition Proposal, or propose to do so.

(f)  Compliance with Tender Offer Rules.     Nothing contained in this Agreement shall prohibit either party or its respective board of directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided that the content of any such disclosure thereunder shall be governed by the terms of this Agreement. Without limiting the foregoing proviso, neither party shall effect a Change of Recommendation unless specifically permitted pursuant to the terms of Section 5.3(d) hereof.

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5.4  Confidentiality; Access to Information; No Modification of Representations, Warranties or Covenants.

(a)  Confidentiality.     The parties acknowledge that Enzon and NPS have previously executed a letter agreement effective December 18, 2002 (the “Confidentiality Agreement”), which Confidentiality Agreement will continue in full force and effect in accordance with its terms and each of NPS and Enzon will hold, and will cause its respective directors, officers, Employees, agents and advisors (including attorneys, accountants, consultants, bankers and financial advisors) to hold, any Evaluation Material (as defined in the Confidentiality Agreement) confidential in accordance with the terms of the Confidentiality Agreement.

(b)  Access to Information.     Each of NPS and Enzon will afford the other and the other’s accountants, counsel and other representatives reasonable access during normal business hours to its properties, books, records and personnel during the period prior to the Effective Time to obtain all information concerning its business, including the status of product development efforts, properties, results of operations and personnel, as such other parties may reasonably request, and, during such period, upon request by the other parties hereto, each of NPS and Enzon shall, and shall cause each of their respective Subsidiaries to, furnish promptly to the other parties a copy of any report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws; provided, however, that any party may restrict the foregoing access to the extent that any Legal Requirement applicable to such party requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information. In addition to the foregoing, (i) NPS shall afford Enzon the right to conduct (at Enzon’s cost and expense) an environmental audit or assessment (performed by an environmental consulting firm that maintains liability insurance) of any currently owned, occupied, or leased NPS Business Facility that may include soil, groundwater, or Hazardous Materials sampling, and (ii) Enzon shall afford NPS the right to conduct (at NPS’s cost and expense) an environmental audit or assessment (performed by an environmental consulting firm that maintains liability insurance) of any currently owned, occupied, or leased Enzon Business Facility that may include soil, groundwater, or Hazardous Materials sampling.

(c)  No Modification of Representations and Warranties or Covenants.     No information or knowledge obtained in any investigation or notification pursuant to this Section 5.4, Section 5.6 hereof or Section 5.7 hereof shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the parties hereto or the conditions to the obligations of the parties hereto under this Agreement.

5.5  Public Disclosure.     Without limiting any other provision of this Agreement, NPS and Enzon shall consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, and use commercially reasonable efforts to agree on any press release or public statement with respect to this Agreement and the transactions contemplated hereby, including the Mergers, and any Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation and (to the extent practicable) agreement, except as may be required by applicable Legal Requirements or any listing agreement with the NASDAQ or any other applicable national or regional securities exchange. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

5.6  Regulatory Filings; Reasonable Efforts.

(a)  Regulatory Filings.     Each of NPS, Enzon and Holdco shall coordinate and cooperate with each other and shall each use commercially reasonable efforts to comply with, and shall each refrain from taking any action that would impede compliance with, all Legal Requirements, and as promptly as practicable after the date hereof, each of NPS, Enzon and Holdco shall make all filings, notices, petitions, statements, registrations, submissions of information, application or submission of other documents required by any Governmental Authority in connection with the Mergers and the transactions contemplated hereby, including, without limitation: (i) Notification and Report Forms with the FTC and the DOJ as required by the HSR Act, (ii) any other filing necessary to obtain any Necessary Consent, (iii) any other comparable pre-merger notification forms required by the merger notification or control

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laws of Canada or any other applicable jurisdiction, as agreed by the parties hereto, and (iv) any filings required under the Securities Act, the Exchange Act, any applicable state or securities or “blue sky” laws and the securities laws of Canada or any province thereof or any foreign country, or any other Legal Requirement relating to the Merger. Each of NPS and Enzon will cause all documents that it is responsible for filing with any Governmental Authority under this Section 5.6(a) to comply in all material respects with all applicable Legal Requirements.

(b)  Exchange of Information.     Each of NPS, Enzon and Holdco shall promptly supply the other with any information, which may be required in order to effectuate any filings or application pursuant to Section 5.6(a) hereof. Except where prohibited by applicable Legal Requirements, and subject to the Confidentiality Agreement, each of Enzon and NPS shall consult with the other prior to taking a position with respect to any such filing, shall permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Authority by or on behalf of any party hereto in connection with any investigations or proceedings in connection with this Agreement or the transactions contemplated hereby (including under any antitrust or fair trade Legal Requirement), coordinate with the other in preparing and exchanging such information and promptly provide the other (and its counsel) with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such party with any Governmental Authority in connection with this Agreement or the transactions contemplated hereby, provided that with respect to any such filing, presentation or submission, each of NPS and Enzon need not supply the other (or its counsel) with copies (or in case of oral presentations, a summary) to the extent that any Legal Requirements applicable to such party requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information.

(c)  Notification.     Each of NPS, Enzon and Holdco shall notify the other parties hereto promptly upon the receipt of: (i) any comments from any officials of any Governmental Authority in connection with any filings made pursuant hereto and (ii) any request by any officials of any Governmental Authority for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Legal Requirements. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 5.6(a) hereof, NPS, Enzon and Holdco, as the case may be, shall promptly inform the other parties hereto of such occurrence and cooperate in filing with the applicable Governmental Authority such amendment or supplement.

(d)  Reasonable Efforts.     Subject to the terms of Section 5.2 and Section 5.3 hereof and upon the terms and subject to the conditions set forth herein, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI hereof to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Authority, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, including all Necessary Consents, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Enzon and the Enzon Board, and NPS and the NPS Board, shall (as the case may be), if any takeover statute or similar Legal Requirement is or

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becomes applicable to the Mergers, this Agreement or any of the transactions contemplated by this Agreement, use commercially reasonable efforts to ensure that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Legal Requirement on the Mergers, this Agreement and the transactions contemplated hereby.

(e)  Limitation on Divestiture.     Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require, or be deemed to require, (i) NPS or Enzon to agree to or effect any divestiture or hold separate any business or assets or (ii) Enzon or NPS to agree to or effect any divestiture, hold separate any business or take any other action that is not conditional on the consummation of the Mergers. Neither Enzon nor NPS shall take or agree to take any action identified in clause (i) or (ii) of the immediately preceding sentence without the prior written consent of the other party.

5.7  Notification of Certain Matters.

(a)  By Enzon.     Enzon shall give prompt notice to NPS of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Enzon to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.3(a) or Section 6.3(b) hereof would not be satisfied.

(b)  By NPS.     NPS shall give prompt notice to Enzon of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of NPS to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2(a) or Section 6.2(b) hereof would not be satisfied.

5.8  Third-Party Consents.     As soon as practicable following the date hereof, NPS and Enzon will each use commercially reasonable efforts to obtain any material consents, waivers and approvals under any of its or its Subsidiaries’ respective Contracts required to be obtained in connection with the consummation of the transactions contemplated hereby.

5.9  Employee Options and Purchase Rights.

(a)  NPS Options; NPS Purchase Rights.

(i) At the Effective Time, each then outstanding NPS Option, whether or not exercisable at the Effective Time and regardless of the respective exercise (or base) prices thereof, shall be assumed by Holdco. Each NPS Option so assumed by Holdco under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable NPS Option (including any applicable stock option agreement or other document evidencing such NPS Option) immediately prior to the Effective Time (including any repurchase rights or vesting provisions), except that (i) each NPS Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Holdco Common Stock equal to the product of the number of shares of NPS Common Stock that were issuable upon exercise of such NPS Option immediately prior to the Effective Time multiplied by the NPS Exchange Ratio, rounded down to the nearest whole number of shares of Holdco Common Stock and (ii) the per share exercise price for the shares of Holdco Common Stock issuable upon exercise of such assumed NPS Option will be equal to the quotient determined by dividing the exercise price per share of NPS Common Stock at which such NPS Option was exercisable immediately prior to the Effective Time by the NPS Exchange Ratio, rounded up to the nearest whole cent. Each assumed NPS Option shall be vested immediately following the Effective Time as to the same percentage of the total number of shares subject thereto as it was vested as to immediately prior to the Effective Time, except to the extent such NPS Option by its terms in effect prior to the date hereof provides for acceleration of vesting. As soon as reasonably practicable following the Effective Time, Holdco shall issue to each Person who holds an assumed NPS Option a document evidencing the foregoing assumption of such NPS Option by Holdco. The conversion of NPS Options provided for in this Section 5.9(a)(i), with respect to any

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NPS Options which are intended to be “incentive stock options” (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

(ii) At the Effective Time, Holdco shall assume the NPS ESPP and each outstanding purchase right held by NPS Employees who are then participating in the NPS ESPP (the “NPS Purchase Plan Options”). Each NPS Purchase Plan Option so assumed by Holdco shall continue to have, and be subject to the same terms and conditions set forth in the NPS ESPP, except that the shares of NPS Common Stock reserved for issuance under the NPS ESPP shall be converted into shares of Holdco Common Stock based on the NPS Exchange Ratio and the fair market value per share of NPS Common Stock at the beginning of each offering period in effect as of the Effective Time shall be equal to the fair market value per share of the NPS Common Stock at the beginning of each such offering period divided by the NPS Exchange Ratio, rounded up to the nearest whole cent. NPS, Enzon and Holdco shall take all action that may be necessary (under the NPS ESPP and otherwise) to effectuate the provisions of this Section 5.9(a)(ii) and to ensure that, from and after the Effective Time, holders of NPS Purchase Plan Options and Employees of NPS participating in the NPS ESPP after the Effective Time have no rights with respect to the NPS ESPP that are inconsistent with this Section 5.9(a)(ii). To the extent that Holdco maintains an Employee Stock Purchase Plan following the Effective Time (including the NPS ESPP), Enzon employees will be able to participate in such plan to the same extent as similarly situated NPS Employees.

(b)  Enzon Options.     Except as provided below, each outstanding Enzon Option shall accelerate and become fully vested in accordance with the terms of the applicable Enzon Option Plan, and to the extent not exercised prior to the Effective Time shall terminate and cease to represent a right to acquire shares of Enzon Common Stock. Enzon shall provide a notice to the optionees no later than fifteen (15) days prior to the Effective Time informing them of such acceleration and that any such Enzon Options not exercised prior to the Effective Time shall terminate as of the Effective Time. Notwithstanding the foregoing, the Enzon Options held by the individuals listed on Section 5.9(b) of the Enzon Disclosure Letter and outstanding as of the Effective Time shall cease to represent a right to acquire shares of Enzon Common Stock and shall be assumed by Holdco. Each Enzon Option so assumed by Holdco under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Enzon Option (including any applicable stock option agreement or other document evidencing such Enzon Option) immediately prior to the Effective Time (including any repurchase rights or vesting provisions), except that (a) each Enzon Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Holdco Common Stock equal to the product of the number of shares of Enzon Common Stock that were issuable upon exercise of such Enzon Option immediately prior to the Effective Time multiplied by the Enzon Exchange Ratio, rounded down to the nearest whole number of shares of Holdco Common Stock, and (b) the per share exercise price for the shares of Holdco Common Stock issuable upon exercise of such assumed Enzon Option will be equal to the quotient determined by dividing the exercise price per share of Enzon Common Stock at which such Enzon Option was exercisable immediately prior to the Effective Time by the Enzon Exchange Ratio, rounded up to the nearest whole cent. Each assumed Enzon Option shall be vested immediately following the Effective Time as to the same percentage of the total number of shares subject thereto as it was vested as to immediately prior to the Effective Time, except to the extent such Enzon Option by its terms in effect prior to the date hereof provides for acceleration of vesting. As soon as reasonably practicable following the Effective Time, Holdco shall issue to each Person who holds an assumed Enzon Option a document evidencing the foregoing conversion of such Enzon Options to options to acquire Holdco shares. The conversion of Enzon Options provided for in this Section 5.9(b), with respect to any Enzon Options which are intended to be “incentive stock options” (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

(c)  Holdco Arrangements.

(i) As of the Effective Time, Holdco shall adopt and implement a stock option plan or plans pursuant to which Holdco shall grant options to acquire shares of Holdco Common Stock (the “Holdco Options”). The aggregate amount of Holdco Options to be available for grant following the Effective Time pursuant to such Holdco option plan or plans will be determined by the Holdco

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Board, provided that the aggregate number of Holdco Options and the methodology for allocation of such options shall be determined in accordance with Section 5.9(c) of the Enzon Disclosure Letter.

(ii) Holdco shall, effective as of the Effective Time, (A) assume the NPS Option Plans and the Enzon options pursuant to Section 5.9(a)(i) and Section 5.9(b), (B) shall assume the Enzon Pharmaceuticals, Inc. 2001 Incentive Stock Plan and the NPS Pharmaceuticals, Inc. 1998 Stock Option Plan, and (C) shall implement the stock option plan(s) in accordance with Section 5.9(c)(i) (the plans described in (B) and (C) collectively, the “Holdco Plans”). Holdco shall also reserve a sufficient number of shares of Holdco Common Stock for issuance pursuant to the exercise of all assumed NPS Options, assumed Enzon options, and equity awards granted pursuant to the Holdco Plans.

(iii) As soon as practicable after the Effective Time, Holdco shall cause the shares of Holdco Common Stock issuable upon exercise of (A) all assumed NPS Options, (B) all assumed Enzon options, and (C) equity awards issued pursuant to the Holdco Plans to be registered under the Securities Act on Form S-8 (the “Form S-8”) promulgated by the SEC (to the extent available therefor), and shall use its commercially reasonable efforts to maintain the effectiveness of the Form S-8 for so long as any such assumed NPS Options, assumed Enzon options or equity awards issued pursuant to the Holdco Plans shall remain outstanding or in effect, as the case may be.

5.10  Employee Matters.     Following the Effective Time, Holdco shall use commercially reasonable efforts to give each Continuing Employee full credit for prior service with NPS or its Subsidiaries and Enzon or its Subsidiaries for purposes of (i) eligibility and vesting under any Holdco Benefit Plans, and (ii) determination of benefits levels under any vacation or severance Holdco Benefit Plans, in each case except where such crediting would (A) result in a duplication of benefits or (B) otherwise cause Holdco or any Holdco Benefit Plans or trust relating thereto to accrue or pay for benefits that relate to any time period prior to the Continuing Employee’s participation in the Holdco Benefit Plans.

5.11  Indemnification.

(a)  Indemnification.     From and after the Effective Time, Holdco and the Surviving Corporations shall jointly and severally fulfill and honor in all respects the obligations of each of NPS and Enzon pursuant to any indemnification agreements between NPS, Enzon and their respective current and former directors and officers (the “Indemnified Parties”), subject to applicable Legal Requirements. The Certificate of Incorporation and Bylaws of Holdco and each of the Surviving Corporations will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of NPS or Enzon, as applicable, as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of NPS or Enzon, as applicable, unless such modification is required by applicable Legal Requirements.

(b)  Insurance.     For a period of six (6) years after the Effective Time, Holdco shall cause to be maintained directors’ and officers’ liability insurance covering those persons who are currently covered by directors’ and officers’ liability insurance policies of NPS and Enzon in effect as of the date hereof (the “Insured Parties”) on terms comparable to those applicable to the current directors and officers of NPS and Enzon for a period of six (6) years.

(c)  Third-Party Beneficiaries.     The terms of this Section 5.11 are intended to be for the benefit of, and shall be enforceable by the Indemnified Parties and the Insured Parties and their heirs and personal representatives and shall be binding on the Surviving Corporation and its successors and assigns. In the event that Holdco or either of the Surviving Corporations (or any of the respective successors or assigns) (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successor or assign of Holdco or either of the Surviving Corporations, as the case may be, honors the

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obligations set forth with respect to Holdco and the Surviving Corporations, as the case may be, in this Section 5.11.

5.12  Governance Matters.

(a)  Board of Directors.

(i) The Board of Directors of Holdco will take all actions within its power to cause the Board of Directors of Holdco, effective upon the Effective Time and continuing through the Transition Period (as defined in the Holdco Bylaws), to consist of ten (10) directors, six (6) of whom shall have served on the Board of Directors of NPS immediately prior to the Effective Time (or, if fewer than six (6) of the current members of the Board of Directors of NPS are available or willing to serve as a director of Holdco after the Effective Time, such replacement directors as may be nominated by the remaining directors of NPS) (the “NPS Designees”), and four (4) of whom shall have served on the Board of Directors of Enzon immediately prior to the Effective Time (or, if fewer than four (4) of the current members of the Board of Directors of Enzon are available or willing to serve as a director of Holdco after the Effective Time, such replacement directors as may be nominated by the remaining directors of Enzon) (the “Enzon Designees”).

(ii) The NPS Designees shall be the “Class A Representatives” (as defined in the Holdco Bylaws) and the Enzon Designees shall be the “Class B Representatives” (as defined in the Holdco Bylaws), in each case for purposes of the Holdco Bylaws and the Holdco Certificate of Incorporation. The Board of Directors of Holdco will take all actions within its power to cause the NPS Designees and the Enzon Designees to be nominated for election as the Class A Representatives and the Class B Representatives, respectively, of the Board of Directors of Holdco at any annual or special meeting of stockholders held during the Transition Period (as defined in the Holdco Bylaws) at which directors of Holdco are to be elected. The terms of this provision shall survive the Effective Time.

(b)  Board Committees and Other Governance Matters.     The Board of Directors of Holdco will take all actions within its power to cause the Board of Directors of Holdco, effective upon the Effective Time, to create an Audit Committee, a Compensation Committee and a Nominating/Governance Committee. During the Transition Period (as defined in the Holdco Bylaws): (i) each committee of the Holdco Board of Directors shall consist of three (3) persons, two (2) of whom shall be Class A Representatives and one (1) of whom shall be a Class B Representative, (ii) there shall be no increase in the number of executive officers of Holdco as set forth in Section 5.12(c), and (iii) no additional committees of the Board of Directors of Holdco may be created other than as specified in this Section 5.12(b). Any changes or modifications to the covenants set forth in clauses (i) through (iii) of the preceding sentence during the Transition Period shall only be made with the prior approval of the Holdco Board by the affirmative vote of 80% or more of the Entire Board (as defined in the Holdco Bylaws). The current Chief Executive Officer of NPS and the current Chief Executive Officer of Enzon shall recommend to the Holdco Board of Directors that a Class B Representative serve as Chairman of the Compensation Committee and that a Class A Representative serves as Chairman of each of the Audit Committee and Nominating/Governance Committee. The terms of this provision shall survive the Effective Time.

(c)  Executive Officers.     The Board of Directors of Holdco will take all actions within its power to cause, effective upon the Effective Time, the individuals listed on Schedule 5.12(c) hereto to be named officers of Holdco with the titles indicated opposite their respective names as set forth on Schedule 5.12(c) hereto. The Board of Directors of Holdco will appoint or elect an additional four (4) officers of Holdco promptly following the date of this Agreement, and in any case prior to the filing of the Proxy Statement/Prospectus.

5.13  NASDAQ Listings.     Prior to the Effective Time, NPS and Enzon shall cause Holdco to authorize for listing on NASDAQ the shares of Holdco Common Stock issuable, and those required to be reserved for issuance, in connection with the Mergers, subject to official notice of issuance.

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5.14  Affiliate Agreements.

(a)  Enzon Affiliates.     Enzon shall update Schedule 2.13 as necessary to reflect changes from the date hereof. Enzon shall use commercially reasonable efforts to cause each Person identified on Schedule 2.13 who has not previously delivered an Affiliate Agreement (as hereinafter defined) to Holdco to deliver to Holdco not less than thirty (30) calendar days prior to the Effective Time, a written agreement substantially in the form attached as Exhibit D hereto (each, an “Affiliate Agreement”).

(b)  NPS Affiliates.     NPS shall update Schedule 3.13 as necessary to reflect changes from the date hereof. NPS shall use commercially reasonable efforts to cause each Person identified on Schedule 3.13 who has not previously delivered an Affiliate Agreement to Holdco to deliver to Holdco not less than thirty (30) calendar days prior to the Effective Time, an Affiliate Agreement.

5.15  Treatment as Reorganization.     None of NPS, Enzon or Holdco shall, and they shall not permit any of their Subsidiaries to, take any action (including any action otherwise permitted by Article IV) that would reasonably be expected to cause the Mergers to fail to qualify as reorganizations under Section 368 of the Code.

5.16  Rights Plans.

(a)  Enzon Rights Plan.     The Enzon Board shall take all action to the extent necessary (including amending the Enzon Rights Agreement) in order to render the Enzon Rights inapplicable to the Enzon Merger, the NPS Merger, the Enzon Voting Agreements and the other transactions contemplated by this Agreement. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VII hereof or the Effective Time, the Enzon Board shall not (except in connection with the foregoing sentence), without the prior written consent of NPS, (i) amend or modify the Enzon Rights Agreement or (ii) take any action with respect to, or make any determination under, the Enzon Rights Agreement, including a redemption of the Enzon Rights, in each case in order to facilitate any Acquisition Proposal with respect to Enzon.

(b)  NPS Rights Plan.     The NPS Board shall take all action to the extent necessary (including amending the NPS Rights Agreement) in order to render the NPS Rights inapplicable to the NPS Merger, the Enzon Merger, the NPS Voting Agreements and the other transactions contemplated by this Agreement. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VII hereof or the Effective Time, the NPS Board shall not (except in connection with the foregoing sentence), without the prior written consent of NPS, (i) amend or modify the NPS Rights Agreement or (ii) take any action with respect to, or make any determination under, the NPS Rights Agreement, including a redemption of the NPS Rights, in each case in order to facilitate any Acquisition Proposal with respect to NPS.

(c)  Holdco Rights Plan.     Subject to the fiduciary duties of the Holdco Board under applicable law, prior to the Effective Time, the Holdco Board shall take all such action as is necessary to declare, as of the Effective Time, a dividend of one (1) preferred share purchase right (a “Holdco Right”) for each outstanding share of Holdco Common Stock. The description and terms of the Holdco Rights shall be set forth in a rights agreement (the “Holdco Rights Agreement”) to be entered into between Holdco and a rights agent selected by the Holdco Board. The terms and provisions of the Holdco Rights Agreement shall be in the form agreed to by the Holdco Board.

(d)  Executive Chairman Employment Agreement.     As soon as practicable following the date hereof, Holdco and the current Chief Executive Officer of NPS shall enter into an employment agreement in accordance with the term sheet attached hereto as Exhibit B-1, which employment agreement shall be on terms and conditions reasonably acceptable to NPS and Enzon. Such employment agreement will become effective as of the Effective Time.

5.17  Section 16 Matters.     Prior to the Effective Time, Enzon, NPS and Holdco shall take all such steps as may be required to cause any dispositions of Enzon Common Stock, NPS Common Stock (including derivative securities) and NPS Options or acquisitions of Holdco Common Stock (including derivative securities) and Holdco Options resulting from the transactions contemplated by Article I hereof by each

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individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Enzon and NPS to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.18  Enzon Indebtedness.     With respect to the 4 1/2% Convertible Subordinated Notes due 2008 (the “Notes”) of Enzon issued under the indenture dated as of June 26, 2001 between Enzon and Wilmington Trust Company, as trustee (the “Indenture”), the Surviving Corporation of the Enzon Merger and Holdco shall execute and deliver a Supplemental Indenture pursuant to the terms of Article 12 of the Indenture which shall provide that the Surviving Corporation of the Enzon Merger shall assume Enzon’s obligations under the Indenture and which shall provide that, pursuant to Section 15.6 of the Indenture, the Notes will be convertible into shares of Holdco Common Stock in accordance with the procedures specified in the Indenture (the “Supplemental Indenture”). Enzon and Holdco, as the case may be, will deliver all notices to the trustee and the holders of the Notes and will take all other actions required by the Indenture in connection with the execution, delivery and performance of the Supplemental Indenture and the other transactions contemplated by this Section 5.18. Holdco will assume all Enzon’s obligations under the Registration Rights Agreement dated June 26, 2001, between Enzon and Initial Purchasers (as identified therein).

5.19  Exchangeable Shares; Canadian Securities Laws.

(a) Prior to the Effective Time, NPS will cause (i) NPS Holdings Company to purchase the outstanding Exchangeable Shares in accordance with the terms of the redemption provisions of the Exchangeable Shares and the Redemption Call Right as provided in the Articles of Arrangement of NPS Allelix Inc. and (ii) NPS to cancel the Special Voting Share in connection with the preceding clause.

(b) NPS and Enzon shall cause Holdco to take all commercially reasonable action required to be taken by it to obtain such orders from applicable securities regulatory authorities in Canada as may be necessary to permit Holdco Common Stock issued pursuant to the transactions contemplated hereby to residents of Canada to be traded through an exchange or a market outside of Canada or to a person or company outside of Canada without complying with the prospectus requirements of applicable Canadian securities laws and shall furnish any such information concerning the holders of NPS Common Stock, the Exchangeable Shares or NPS Options, in the case of NPS, and the holders of Enzon Common Stock and Enzon Options, in the case of Enzon, as may reasonably be requested in connection with any such action.

5.20  Redemption of Enzon Series A Preferred Stock.     Prior to the Effective Time, Enzon shall redeem for cash all of the issued and outstanding shares of Enzon Series A Preferred Stock in accordance with the terms of Enzon’s Certificate of Incorporation such that no shares of Enzon Series A Preferred Stock will be issued or outstanding at the Effective Time.

5.21  Conveyance Taxes.     NPS, Enzon and Holdco shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration or other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. All such taxes will be paid by the party bearing the legal responsibility for such payment; provided, however, that, as between NPS and Enzon, Enzon shall pay on behalf of those Persons holding Enzon Common Stock immediately prior to the Effective Time any real estate transfer or similar Taxes payable by such Person in connection with Mergers.

ARTICLE VI
CONDITIONS TO THE MERGERS

6.1  Conditions to the Obligations of Each Party to Effect the Mergers.     The respective obligations of NPS and Enzon to effect the NPS Merger and Enzon Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)  Stockholder Approval.     Each of the Requisite Enzon Stockholder Approval and the Requisite NPS Stockholder Approval shall have been obtained.

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(b)  No Order.     No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which (i) is in effect and (ii) has the effect of making the Mergers illegal or otherwise prohibiting consummation of the Mergers.

(c)  Registration Statement Effective; Proxy Statement/Prospectus.     The SEC shall have declared the Registration Statement effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued by the SEC and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

(d)  Approvals.     All waiting periods (and any extension thereof) under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early. All other material foreign antitrust approvals required to be obtained prior to the Mergers in connection with the transactions contemplated hereby shall have been obtained.

(e)  No Governmental Restriction.     There shall not be any pending or overtly threatened suit, action or proceeding asserted by any Governmental Authority (i) challenging or seeking to restrain or prohibit the consummation of the Mergers or any of the other transactions contemplated by this Agreement, the effect of which restraint or prohibition if obtained would cause the condition set forth in Section 6.1(b) hereof to not be satisfied or (ii) seeking to require NPS or Enzon to agree to or effect any divestiture, hold separate any business or assets or take any other action that is not conditional on the consummation of the Mergers.

(f)  NASDAQ Listing.     The shares of Holdco Common Stock to be issued in the Mergers and the transactions contemplated hereby shall have been authorized for quotation on NASDAQ, subject to official notice of issuance.

6.2  Additional Conditions to the Obligations of Enzon.     The obligation of Enzon to consummate and effect the Enzon Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Enzon:

(a)  Representations and Warranties.     The representations and warranties of NPS contained in this Agreement shall be true and correct on the date of this Agreement and as of the Closing Date with the same force and effect as if made on the Closing Date except (i) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on NPS (except in the case of the representation set forth in Section 3.5(a), which shall be true and correct in all respects), (ii) for changes contemplated by this Agreement, and (iii) for those representations and warranties which address matters only as of a particular date (which representations and warranties shall have been true and correct (subject to the qualifications as set forth in the preceding clause (i)) as of such particular date (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the NPS Disclosure Letter made or purported to have been made after the date of this Agreement shall be disregarded). Enzon shall have received a certificate with respect to the foregoing signed on behalf of NPS, with respect to the representations and warranties of NPS, by an authorized senior executive officer and senior financial officer of NPS.

(b)  Agreements and Covenants.     NPS shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Enzon shall have received a certificate with respect to the foregoing signed on behalf of NPS, with respect to the covenants of NPS, by an authorized senior executive officer and senior financial officer of NPS.

(c)  Tax Opinion.     Enzon shall have received a written opinion from its tax counsel, Dorsey & Whitney LLP, in form and substance reasonably satisfactory to it to the effect that the Enzon Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Dorsey & Whitney LLP may require and rely upon representations and covenants including those contained in certificates of officers of Holdco, Enzon, NPS and others.

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6.3  Additional Conditions to the Obligations of NPS.     The obligations of NPS to consummate and effect the NPS Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by NPS:

(a)  Representations and Warranties.     The representations and warranties of Enzon contained in this Agreement shall be true and correct on the date of this Agreement and as of the Closing Date with the same force and effect as if made on the Closing Date except (i) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on NPS (except in the case of the representation set forth in Section 2.5(a) which shall be true and correct in all respects), (ii) for changes contemplated by this Agreement, and (iii) for those representations and warranties which address matters only as of a particular date (which representations and warranties shall have been true and correct (subject to the qualifications as set forth in the preceding clause (i)) as of such particular date (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the NPS Disclosure Letter made or purported to have been made after the date of this Agreement shall be disregarded). NPS shall have received a certificate with respect to the foregoing signed on behalf of Enzon by an authorized senior executive officer and senior financial officer of Enzon.

(b)  Agreements and Covenants.     Enzon shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and NPS shall have received a certificate to such effect signed on behalf of Enzon by an authorized senior executive officer and senior financial officer of Enzon.

(c)  Tax Opinion.     NPS shall have received a written opinion from its tax counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, in form and substance reasonably satisfactory to it to the effect that the NPS Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Wilson Sonsini Goodrich & Rosati, Professional Corporation, may require and rely upon representations and covenants including those contained in certificates of officers of Holdco, Enzon, NPS and others.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

7.1  Termination.     This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the board of directors of the terminating party or parties, and except as provided below, whether before or after the requisite approvals of the stockholders of Enzon or NPS:

(a) by mutual written consent duly authorized by the Boards of Directors of NPS and Enzon;

(b) by either Enzon or NPS if the Mergers shall not have been consummated by August 19, 2003 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Mergers to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

(c) by either Enzon or NPS if a Governmental Authority shall have issued an order, decree or ruling or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Mergers, which order, decree, ruling or other action is final and nonappealable;

(d) by either Enzon or NPS if the Requisite NPS Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a meeting of NPS stockholders duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to NPS where the failure to obtain the Requisite NPS Stockholder Approval shall have arisen from the action or failure to act of NPS and such action or failure to act constitutes a material breach by NPS of this Agreement;

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(e) by either Enzon or NPS if the Requisite Enzon Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a meeting of the Enzon stockholders duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(e) shall not be available to Enzon where the failure to obtain the Requisite Enzon Stockholder Approval shall have arisen from the action or failure to act of Enzon and such action or failure to act constitutes a material breach by Enzon of this Agreement;

(f) by NPS (at any time prior to the adoption of this Agreement by the required vote of the stockholders of Enzon) if a Triggering Event with respect to Enzon shall have occurred;

(g) by Enzon (at any time prior to the adoption of this Agreement by the required vote of the stockholders of NPS) if a Triggering Event with respect to NPS shall have occurred;

(h) by Enzon, upon a breach of any representation, warranty, covenant or agreement on the part of NPS set forth in this Agreement, or if any representation or warranty of NPS shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in NPS’s representations and warranties or breach by NPS is curable by NPS prior to the End Date through the exercise of reasonable efforts, then Enzon may not terminate this Agreement under this Section 7.1(h) prior to thirty (30) days following the receipt of written notice from Enzon to NPS of such breach, provided that NPS continues to exercise commercially reasonable efforts to cure such breach through such thirty (30) day period (it being understood that Enzon may not terminate this Agreement pursuant to this Section 7.1(h) if it shall have materially breached this Agreement or if such breach by NPS is cured within such thirty (30) day period); and

(i) by NPS, upon a breach of any representation, warranty, covenant or agreement on the part of Enzon set forth in this Agreement, or if any representation or warranty of Enzon shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Enzon’s representations and warranties or breach by Enzon is curable by Enzon prior to the End Date through the exercise of reasonable efforts, then NPS may not terminate this Agreement under this Section 7.1(i) prior to thirty (30) days following the receipt of written notice from NPS to Enzon of such breach, provided that Enzon continues to exercise commercially reasonable efforts to cure such breach through such thirty (30) day period (it being understood that NPS may not terminate this Agreement pursuant to this Section 7.1(i) if it shall have materially breached this Agreement or if such breach by Enzon is cured within such thirty (30) day period).

7.2  Notice of Termination; Effect of Termination.     Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of a valid written notice of the terminating party to the other party hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in Section 5.4(a), this Section 7.2, Section 7.3 hereof and Article IX hereof, each of which shall survive the termination of this Agreement and (ii) nothing herein shall relieve any party from liability for fraud or any willful or intentional breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

7.3  Fees and Expenses.

(a)  General.     Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Mergers is consummated; provided, however, that NPS and Enzon shall share equally (i) all fees and expenses, other than attorneys’ and accountants’ fees and expenses which fees shall be paid for by the party incurring such expense, incurred in relation to the printing and filing (with the SEC) of the Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or

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supplements thereto, (ii) the filing fee for the Notification and Report Forms filed with the FTC and DOJ under the HSR Act, and premerger notification and reports forms under similar applicable laws of other jurisdictions, in each case pursuant to Section 5.6(a), and (iii) reasonable attorneys’ fees and expenses incurred in connection with any foreign premerger filings.

(b)  Payments.

(i)  Payment by Enzon.     In the event that this Agreement is terminated by NPS or Enzon, as applicable, pursuant to Sections 7.1(b), Section 7.1(e), Section 7.1(f), or Section 7.1(i) hereof, Enzon shall promptly, but in any event within two (2) business days after the date of such termination, pay NPS a fee equal to Thirty Million Dollars ($30,000,000) (the “Enzon Termination Fee”) in immediately available funds; provided, however, that in the case of termination under Section 7.1(b), Section 7.1(e) or Section 7.1(i) hereof, (A) such payment shall be made only if (I) following the date hereof and prior to the termination of this Agreement, an Acquisition Proposal with respect to a Controlling Acquisition of Enzon was (x) in the case of Section 7.1(b) hereof and Section 7.1(i) hereof, made to Enzon and not withdrawn, and (y) in the case of Section 7.1(e) hereof, publicly announced and not withdrawn, and (II) within twelve (12) months following the termination of this Agreement (x) a Controlling Acquisition of Enzon is consummated or (y) Enzon enters into an agreement providing for a Controlling Acquisition of Enzon and such Controlling Acquisition of Enzon is later consummated and (B) such payment shall be at or prior to, and as a condition to, the consummation of any such Controlling Acquisition of Enzon.

(ii)  Payment by NPS.     In the event that this Agreement is terminated by NPS or Enzon, as applicable, pursuant to Section 7.1(b), Section 7.1(d), Section 7.1(g) or Section 7.1(h) hereof, NPS shall promptly, but in any event within two (2) business days after the date of such termination, pay Enzon a fee equal to Thirty Million Dollars ($30,000,000) in immediately available funds (the “NPS Termination Fee”); provided, however, that in the case of termination under Section 7.1(b), Section 7.1(d) or Section 7.1(h) hereof, (A) such payment shall be made only if (I) following the date hereof and prior to the termination of this Agreement, an Acquisition Proposal with respect to a Controlling Acquisition of NPS was (x) in the case of Section 7.1(b) hereof and Section 7.1(h) hereof, made to NPS and not withdrawn, and (y) in the case of Section 7.1(d) hereof, publicly announced and not withdrawn, and (II) within twelve (12) months following the termination of this Agreement (x) a Controlling Acquisition of NPS is consummated or (y) NPS enters into an agreement providing for a Controlling Acquisition of NPS and such Controlling Acquisition of NPS is later consummated; and (B) such payment shall be made at or prior to, and as a condition to, the consummation of any such Controlling Acquisition of NPS.

(iii)  Interest and Costs; Other Remedies.     Each of NPS and Enzon acknowledges that the agreements contained in this Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party hereto would not enter into this Agreement; accordingly, if NPS or Enzon, as the case may be, fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b), and, in order to obtain such payment, the other party hereto makes a claim that results in a judgment against the party failing to pay for the amounts set forth in this Section 7.3(b), the party so failing to pay shall pay to the other party its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement.

7.4  Amendment.     Subject to applicable Legal Requirements, this Agreement may be amended by NPS, Enzon and Holdco, by action taken or authorized by their respective Boards of Directors, at any time before or after adoption of this Agreement by the stockholders of NPS and Enzon, provided, however, after any such stockholder approval, no amendment shall be made which by applicable Legal Requirements or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such

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further stockholder approval. This Agreement may not be amended except by execution of an instrument in writing signed on behalf of each of NPS, Enzon and Holdco.

7.5  Extension; Waiver.     At any time prior to the Effective Time either party hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE VIII
DEFINITIONS

8.1  Certain Definitions.     For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a) “Acquisition Proposal,” with reference to any party hereto, shall mean any offer or proposal, relating to any transaction or series of related transactions involving: (A) any purchase from such party or acquisition by any Person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a ten percent (10%) interest in the total outstanding voting securities of such party or any of its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC) or any tender offer or exchange offer that if consummated would result in any Person or group beneficially owning ten percent (10%) or more of the total outstanding voting securities of such party or any of its Significant Subsidiaries or any merger, consolidation, business combination or similar transaction involving such party or any of its Significant Subsidiaries, (B) any sale, lease (other than in the ordinary course of business and consistent with past practices), exchange, transfer, license (other than in the ordinary course of business and consistent with past practices), acquisition or disposition of more than ten percent (10%) of the aggregate fair market value of such party’s assets (including its Significant Subsidiaries taken as a whole), or (C) any liquidation or dissolution of such party (provided, however, the Mergers and transactions contemplated hereby shall not be deemed an Acquisition Proposal in any case).

(b) “Benefit Plan” means, with reference to any party hereto and any Subsidiary thereof, any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits, pension, supplemental pension, retirement compensation, profit sharing, medical benefits, or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each “employee benefit plan,” within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by such party or any ERISA Affiliate of such party for the benefit of any Employee of such party, or with respect to which such party or any ERISA Affiliate of such party has or may have any liability or obligation, including all International Benefit Plans of such party.

(c) “Canada Pension Plans” means NPS’s Registered Company Savings Plan and Registered Retirement Savings Plan.

(d) “Canadian Tax Act” means the Income Tax Act (Canada), R.S.C. 1985, c. 1, as amended, and the regulations promulgated thereunder.

(e) “Certificates of Merger” means, collectively, the NPS Certificate of Merger and the Enzon Certificate of Merger.

(f) “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

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(g) “Code” means the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder, or any successor statute or regulations thereto.

(h) “Contract” means any written, oral or other agreement, contract, subcontract, settlement agreement, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment, arrangement, understanding or undertaking of any kind or nature.

(i) “Controlling Acquisition” means, with reference to any party hereto, any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the party pursuant to which the stockholders of the party immediately preceding such transaction hold less than sixty percent (60%) of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereof, (ii) a sale or other disposition by the party of assets representing in excess of forty percent (40%) of the aggregate fair market value of the party’s business immediately prior to such sale, or (iii) the acquisition by any Person or group (including by way of a tender offer or an exchange offer or issuance by the party or such Person or group), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of forty percent (40%) of the voting power of the then outstanding shares of capital stock of the party.

(j) “DGCL” means the General Corporation Law of the State of Delaware, or any successor statute thereto.

(k) “DOJ” means the Antitrust Division of the United States Department of Justice, or any successor thereto.

(l) “DOL” means the United States Department of Labor, or any successor thereto.

(m) “Effective Time” means the actual time at which the Mergers become effective in accordance with the relevant provisions of the DGCL.

(n) “Employee(s)” means, with reference to any party hereto and any Subsidiary thereof, any current or former employees, consultants or directors of such party or any of its Subsidiaries.

(o) “Employee Agreement” means, with reference to any party hereto, each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between such party or any ERISA Affiliate of such party and any Employee of thereof.

(p) “Environmental Laws” means all applicable Legal Requirements (other than Legal Requirements promulgated by the FDA) that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Clean Water Act, comparable laws, rules, regulations, ordinances, orders, treaties, statutes, and codes of Canada, any province thereof or other Governmental Authorities and all amendments and modifications of any of the foregoing, all as amended.

(q) “Environmental Permit” means any approval, permit, license, clearance or consent required to be obtained from any private person or any Governmental Authority (other than the FDA) with respect to a Hazardous Materials Activity which is or was conducted by Enzon or NPS or any of their Subsidiaries.

(r) “Enzon Business Facility” means any property including the land, the improvements thereon, the groundwater thereunder and the surface water thereon, that is or at any time has been owned, operated, occupied, controlled or leased by Enzon or any of its Subsidiaries in connection with the operation of their businesses.

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(s) “Enzon Common Stock” means the Common Stock, par value $0.01 per share, of Enzon, together with the associated Rights attached thereto pursuant to the Enzon Rights Agreement.

(t) “Enzon Intellectual Property Rights” means any Intellectual Property Rights owned by or registered to Enzon or any of its Subsidiaries.

(u) “Enzon Licensed Intellectual Property Rights” means any Intellectual Property Rights owned by a third party that either Enzon or one of its Subsidiaries has a right to use, exploit or practice by virtue of a license grant, immunity from suit or otherwise.

(v) “Enzon License Agreements” means any and all agreements (whether with Enzon or any of its Subsidiaries or third parties, including license agreements, collaboration agreements, research agreements, development agreements, settlement agreements, consent-to-use agreements and covenants not to sue, other than licenses for personal Software that are generally available and have an individual acquisition cost of Twenty Five Thousand Dollars ($25,000) or less) to which Enzon or any of its Subsidiaries is a party or otherwise bound, granting any right to use, exploit or practice any material Enzon Intellectual Property Rights or Enzon Licensed Intellectual Property Rights, or restricting the right of Enzon or any of its Subsidiaries to use or enforce any Enzon Intellectual Property Rights or to use Enzon Licensed Intellectual Property Rights in a material respect.

(w) “Enzon Options” means any and all options, warrants and other rights to acquire Enzon Common Stock, whether issued under any of the Enzon Option Plans or otherwise.

(x) “Enzon Option Plans” means, collectively, the Enzon 2001 Incentive Stock Plan and the Enzon Non-Qualified Stock Option Plan.

(y) “Enzon Rights Agreement” means that certain Rights Agreement, dated as of May 17, 2002, by and between Enzon and Continental Stock Transfer & Trust Company.

(z) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

(aa) “ERISA Affiliate” means, with reference to any party hereto, each Subsidiary of such party and any other person or entity under common control with such party or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code.

(bb) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

(cc) “Exchange Fund” means all shares of Holdco Common Stock and cash deposited with the Exchange Agent pursuant to the terms of Article I hereof.

(dd) “Exchange Ratios” means, collectively, the NPS Exchange Ratio and the Enzon Exchange Ratio.

(ee) “Exchangeable Shares” means the non-voting exchangeable shares of NPS Allelix Inc.

(ff) “FDA” means the United States Food and Drug Administration, or any successor thereto.

(gg) “FMLA” means the Family Medical Leave Act of 1993, as amended, and the rules and regulations promulgated thereunder, or any successor thereto.

(hh) “FTC” means the United States Federal Trade Commission, or any successor thereto.

(ii) “Governmental Authority” means any supranational, national, state, provincial, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality, or any quasi- governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

(jj) “Hazardous Material” means any substance that is prohibited or regulated by an Environmental Law or that has been designated by any Governmental Authority or by applicable Legal Requirements to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment,

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including PCBs, asbestos, petroleum, toxic mold, ureaformaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies properly and safely maintained.

(kk) “Hazardous Material Activity” means the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product containing a Hazardous Material.

(ll) “Holdco Common Stock” means the Common Stock, par value $0.001 per share, of Holdco.

(mm) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor statute thereto.

(nn) “Intellectual Property Rights” means any or all rights in, arising out of or associated with any of the following: (i) all United States, Canadian, international and foreign patents and patent applications (including all reissues, reexaminations, divisionals, renewals, extensions, provisionals, continuations and continuations-in-part) (collectively, “Patents”); (ii) all confidential inventions (whether patentable or not), biological materials, formulae, technical information, research data, research raw data, laboratory notebooks, procedures, designs, proprietary business information, customer lists, know how, technology, information, Software and all documentation relating to any of the foregoing (collectively, “Trade Secrets”) (iii) all United States, Canadian and foreign copyrights, copyright registrations and applications therefor (collectively, “Copyrights”); (iv) all United States, Canadian and foreign trademarks and service marks (whether or not registered), and trade names, together with all goodwill appurtenant thereto, and applications for registration of any of the foregoing (collectively “Trademarks”); and (v) Internet domain name registrations and applications therefor (collectively “Domain Names”).

(oo) “International Benefit Plan” means, with reference to any party hereto, each Benefit Plan that has been adopted or maintained by such party or any ERISA Affiliate of such party, whether informally or formally, or with respect to which such party or any ERISA Affiliate of such party will or may have any liability, for the benefit of Employees of such party who perform services outside the United States.

(pp) “IRS” means the United States Internal Revenue Service, or any successor thereto.

(qq) “knowledge”, with respect to any party hereto, means the actual knowledge of the executive officers of such party; provided, however, that with respect to NPS, the Corporate Controller and Director of Financial Reporting of NPS shall be included as an executive officer only for the purpose of this defined term “knowledge.”

(rr) “Legal Requirements” means any federal, state, provincial, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

(ss) “Liens” means pledges, claims, liens, charges, encumbrances, options and security interests of any kind or nature whatsoever.

(tt) “Material Adverse Effect” means, with reference to any party hereto, any change, event, violation, inaccuracy, circumstance or effect (any such item, an “Effect”) that is or is reasonably likely (i) to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity taken as a whole with its Subsidiaries or (ii) to materially impede the ability of such party to consummate the transactions contemplated by this Agreement; provided, however, that, for purposes of (i) above, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect on any entity: (A) any Effect directly and primarily resulting from the announcement or pendency of the Mergers; (B) any change in such entity’s stock price or trading volume, in and of itself; (C) any failure by such entity to meet published revenue or earnings projections, in and of itself; (D) any Effect that results from changes

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affecting any of the industries in which such entity operates generally or the United States economy generally (which changes in each case do not disproportionately affect such entity in any material respect); (E) any Effect that results from changes affecting general worldwide economic or capital market conditions (which changes in each case do not disproportionately affect such entity in any material respect); or (F) stockholder class action litigation arising from allegations of a breach of fiduciary duty relating to this Agreement and the transaction contemplated hereby.

(uu) “Mergers” means, collectively, the NPS Merger and the Enzon Merger.

(vv) “Multiemployer Plan” means any Pension Plan that is a “multiemployer plan,” as defined in Section 3(37) of ERISA.

(ww) “NASD” means the National Association of Securities Dealers.

(xx) “NASDAQ” means the Nasdaq Stock Market, Inc.

(yy) “NPS Business Facility” means any property including the land, the improvements thereon, the groundwater thereunder and the surface water thereon, that is or at any time has been owned, operated, occupied, controlled or leased by NPS or any of its Subsidiaries in connection with the operation of their businesses.

(zz) “NPS Canadian Subsidiary” means each of NPS Holdings Company, NPS Allelix Inc. and NPS Allelix Corp. and each predecessor corporation to any of the foregoing.

(aaa) “NPS Common Stock” means the Common Stock, par value $0.001 per share, of NPS, together with the associated Rights attached thereto pursuant to the NPS Rights Agreement.

(bbb) “NPS ESPP” means the NPS 1994 Employee Stock Purchase Plan.

(ccc) “NPS Intellectual Property Rights” means any Intellectual Property Rights owned by or registered to NPS or any of its Subsidiaries.

(ddd) “NPS Licensed Intellectual Property Rights” means any Intellectual Property Rights owned by a third party that either NPS or one of its Subsidiaries has a right to use, exploit or practice by virtue of a license grant, immunity from suit or otherwise.

(eee) “NPS License Agreements” means any and all agreements (whether with NPS or any of its Subsidiaries or third parties, including license agreements, collaborative agreements, research agreements, development agreements, settlement agreements, consent to use agreements and covenants not to sue, other than licenses for Software that are generally available and have an individual acquisition cost of Twenty Five Thousand Dollars ($25,000) or less) to which NPS or any of its Subsidiaries is a party or otherwise bound, granting any right to use, exploit or practice any material NPS Intellectual Property Rights or NPS Licensed Intellectual Property Rights, or restricting the right of NPS or any of its Subsidiaries to use or enforce any NPS Intellectual Property Rights or to use NPS Licensed Intellectual Property Rights in a material respect.

(fff) “NPS Options” means any and all options, warrants and other rights to acquire NPS Common Stock, whether issued under any of the NPS Option Plans or otherwise.

(ggg) “NPS Option Plans” means, collectively, the NPS 1987 Stock Option Plan, the NPS 1994 Non-Employee Director Stock Option Plan, the NPS 1994 Equity Incentive Plan and the NPS 1998 Stock Option Plan.

(hhh) “NPS Rights Agreement” means that certain Rights Agreement, dated as of December 4, 1996, as amended as of December 31, 2001, by and between NPS and American Stock Transfer & Trust, Inc.

(iii) “Pension Plan” means each Benefit Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA.

(jjj) “Permits” means all permits, licenses, certificates, variances, exemptions, orders and approvals from Governmental Authorities.

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(kkk) “Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Authority.

(lll) “Redemption Call Right” means the right of NPS Holdings Company contained in the Articles of Arrangement of NPS Allelix Inc. dated December 23, 1999 to purchase Exchangeable Shares that NPS Allelix Inc. has elected to redeem.

(mmm) “Registered Intellectual Property” means all Patents, registered Copyrights and registered Trademarks.

(nnn) “SAR” means any stock appreciation right, phantom stock award, stock-related award or performance award, whether payable in cash, shares or otherwise.

(ooo) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

(ppp) “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

(qqq) “Surviving Corporations” means, in the case of the NPS Merger, NPS as the surviving corporation of the NPS Merger, and in the case of the Enzon Merger, Enzon Merger Sub as the surviving corporation of the Enzon Merger.

(rrr) “Subsidiary,” when used with reference to a party hereto, means any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

(sss) “Superior Offer,” with reference to any party hereto, means an unsolicited, bona fide written offer made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of such party or a majority of the outstanding stock or other equity interests in such party, on terms that the board of directors of such party has in good faith concluded (after consultation with its outside legal counsel and its financial adviser), taking into account, among other things, all legal, financial, regulatory and other aspects of the offer and the Person making the offer, to be (i) more favorable, from a financial point of view, to such party’s stockholders (in their capacities as stockholders) than the terms of the Mergers and (ii) reasonably capable of being consummated.

(ttt) “Tax” means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in the foregoing clause (i) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period , and (iii) any liability for the payment of any amounts of the type described in the foregoing clauses (i) and (ii) of this definition as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

(uuu) “Tax Return” means federal, state, local and foreign returns, estimates, information statements, designations, forms, schedules, reports and documents of every nature whatever required to be filed with any Governmental Authority relating to Taxes.

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(vvv) “Triggering Event,” with reference to any party hereto, shall be deemed to have occurred if: (i) its board of directors or any committee thereof shall for any reason have withheld or withdrawn or shall have amended or modified in a manner adverse to the other party hereto, its recommendation in favor of, the adoption of the Agreement, (ii) it shall have failed to include in the Proxy Statement/Prospectus the recommendation of its board of directors in favor of the adoption of the Agreement, (iii) its board of directors fails to reaffirm (publicly, if so requested) its recommendation in favor of the adoption of the Agreement within ten (10) calendar days after the other party hereto requests in writing that such recommendation be reaffirmed in connection with a publicly announced Acquisition Proposal, (iv) its board of directors or any committee thereof shall have approved or recommended any Acquisition Proposal, or (v) a tender or exchange offer relating to its securities shall have been commenced by a Person unaffiliated with the other party hereto and it shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that the board of directors of such party recommends rejection of such tender or exchange offer.

(www) “Voting Debt” means any bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders may vote (or convertible into or exchangeable for, securities having such rights).

(xxx) “WARN Act” means the Worker Adjustment and Retraining Notification Act, or any successor statute thereto.

8.2  Certain Definitions.     The following capitalized terms and phrases shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each such term or phrase below:

Term / Phrase	Section

Affiliate Agreement	5.14(a)
Agreement	Introduction
Certificates	1.11(c)
Change of Recommendation	5.3(d)
Class A Representatives	5.12(a)
Class B Representatives	5.12(a)
Closing	1.4
Closing Date	1.4
Confidentiality Agreement	5.4(a)
Effect	8.1(t)(t)
End Date	7.1(b)
Enzon	Introduction
Enzon Balance Sheet	2.4(b)
Enzon Balance Sheet Date	2.4(b)
Enzon Board	Recitals
Enzon Board Approval	2.19
Enzon Certificate of Merger	1.3
Enzon Charter Documents	2.1(b)
Enzon Designees	5.12(a)(i)
Enzon Disclosure Letter	Article II
Enzon Exchange Ratio	1.10(b)
Enzon Financials	2.4(b)
Enzon Lease Agreements	2.16(b)
Enzon Leased Real Property	2.16(a)
Enzon Material Contract	2.17
Enzon Merger	Recitals
Enzon Merger Sub	Recitals
Enzon Owned Real Property	2.16(a)

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Term / Phrase	Section

Enzon Permits	2.8(b)
Enzon Preferred Stock	2.2(a)
Enzon Rights	2.2(a)
Enzon Rights Agreement	2.2(a)
Enzon SEC Reports	2.4(a)
Enzon Series A Preferred Stock	2.2(a)
Enzon Series B Stock	2.2(a)
Enzon Termination Fee	7.3(b)(i)
Enzon Voting Agreements	Recitals
BLAs	2.9(c)
Exchange Agent	1.11(a)
Form S-8	5.9(c)(iii)
GAAP	2.4(b)
Holdco	Introduction
Holdco Board	1.1(b)
Holdco Bylaws	1.1(a)(i)
Holdco Certificate of Incorporation	1.1(a)(i)
Holdco Options	5.9(c)(i)
Holdco Plans	5.9(c)(ii)
Holdco Right	5.16(c)
Holdco Rights Agreement	5.16(c)
INDs	2.9(c)
Indebtedness	4.1(b)(xx)
Indemnified Parties	5.11(a)
Indenture	5.18
Insured Parties	5.11(b)
Key Employees	4.1(b)(xv)
Morgan Stanley	3.12
NDAs	2.9(c)
Necessary Consents	2.3(c)
Notes	5.18
NPS	Introduction
NPS Balance Sheet	3.4(b)
NPS Balance Sheet Date	3.4(b)
NPS Board	Recitals
NPS Board Approval	3.19
NPS Certificate of Merger	1.2
NPS Charter Documents	3.1(b)
NPS Designees	5.12(a)(i)
NPS Disclosure Letter	Article III
NPS Exchange Ratio	1.9(b)
NPS Financials	3.4(b)
NPS Lease Agreements	3.16(b)
NPS Leased Real Property	3.16(a)
NPS Material Contract	3.17(a)
NPS Merger	Recitals
NPS Merger Sub	Recitals
NPS Owned Real Property	3.16(a)
NPS Permits	3.8(b)
NPS Preferred Stock	3.2(a)
NPS Purchase Plan Options	5.9(a)(ii)
NPS Rights	3.2(a)
NPS Rights Agreement	3.2(a)

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Term / Phrase	Section

NPS SEC Reports	3.4(a)
NPS Termination Fee	7.3(b)(ii)
NPS Voting Agreements	Recitals
Proxy Statement/Prospectus	5.1
Registration Statement	5.1
Requisite Enzon Stockholder Approval	2.3(a)
Requisite NPS Stockholder Approval	3.3(a)
Sarbanes-Oxley Act	2.4(a)
SG Cowen	2.12
Software	2.7(g)
Stockholders’ Meeting	5.2(a)
Subsidiary Charter Documents	2.1(b)
Supplemental Indenture	5.18

ARTICLE IX
GENERAL PROVISIONS

9.1  Non-Survival of Representations and Warranties.     The representations and warranties of Enzon and NPS contained in this Agreement, or any instrument delivered pursuant to this Agreement, shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time and this Article IX shall survive the Effective Time.

9.2  Notices.     All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by telecopy or telefacsimile, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)	if to NPS, to: NPS Pharmaceuticals, Inc. 420 Chipeta Way Salt Lake City, Utah 84108-1256
Attention:	Hunter Jackson, Chief Executive Officer, President and Chairman of the Board of Directors James Jensen, Vice President, Legal Affairs, General Counsel and Secretary

Telephone No.: 801.583.4939
Telecopy No.: 801.583.4961

with copies to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
Attention:     Robert G. O’Connor
Telephone No.: 801.993.6400
Telecopy No.: 801.993.6499

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Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050
Attention:	Larry W. Sonsini Steve L. Camahort
Telephone No.: 650.493.9300 Telecopy No.: 650.493.6811

(b)	if to Enzon, to: Enzon Pharmaceuticals, Inc. 685 Route 202/206 Bridgewater, New Jersey 08807
Attention:	Arthur J. Higgins, President, Chief Executive Officer and Chairman of the Board of Directors Peter Cicala, Assistant General Counsel
Telephone No.: 908.541.8600 Telecopy No.: 908.575.1843 with copies to: Dorsey & Whitney LLP 250 Park Avenue New York, New York 10177-1500
Attention:	Kevin T. Collins Telephone No.: 212.415.9200 Telecopy No.: 212.953.7201
Dorsey & Whitney LLP 170 South Main Street, Suite 900 Salt Lake City, Utah 84101-1605 Attention: Nolan S. Taylor Telephone No.: 801.933.7360 Telecopy No.: 801.933.7373

9.3  Certain Interpretation.

(a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated.

(b) When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.

(c) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(d) For all purposes of and under this Agreement, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”

(e) For all purposes of and under this Agreement, unless otherwise indicated, when reference is made in this Agreement to NPS, Enzon or Holdco, or any of their respective business, as the case may be, such reference shall be deemed to include NPS, Enzon or Holdco and their respective Subsidiaries (including, in the case of Holdco, the Surviving Corporations), taken as a whole, or the respective businesses of NPS, Enzon or Holdco and their respective Subsidiaries (including, in the case of Holdco, the Surviving Corporations), taken as a whole, as the case may be.

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9.4  Counterparts.     This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

9.5  Entire Agreement.     This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Enzon Disclosure Letter and the NPS Disclosure Letter, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement.

9.6  Third Party Beneficiaries.     This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Enzon Disclosure Letter and the NPS Disclosure Letter, are not intended to confer upon any other Person any rights or remedies hereunder, except as specifically provided, following the Effective Time, in Section 5.11 hereof. Without limiting the foregoing, it is expressly understood and agreed that the provisions of Sections 5.10, and Section 5.12 hereof are statements of intent and no Continuing Employee or other Person (including any party hereto) shall have any rights or remedies, including rights of enforcement, with respect thereto and no Continuing Employee or other Person is or is intended to be a third-party beneficiary thereof.

9.7  Severability.     In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.8  Other Remedies; Specific Performance.

(a)  Other Remedies.     Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

(b)  Specific Performance.     It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

9.9  Governing Law.     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

9.10  Submission to Jurisdiction.     Each of parties irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts.

9.11  Rules of Construction.     The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Legal Requirement or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

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9.12  Assignment.     No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Any purported assignment in violation of this Section 9.12 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.13  Waiver of Jury Trial.     EACH OF HOLDCO, NPS AND ENZON HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF HOLDCO, NPS AND ENZON IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

NPS PHARMACEUTICALS, INC.

By: /s/ HUNTER JACKSON
Name: Hunter Jackson, Ph.D.
Title:

ENZON PHARMACEUTICALS, INC.

By: /s/ ARTHUR J. HIGGINS
Name: Arthur J. Higgins
Title:

MOMENTUM MERGER CORPORATION

By: /s/ HUNTER JACKSON
Name: Hunter Jackson, Ph.D.
Title: Co-Chief Executive Officer

By: /s/ ARTHUR J. HIGGINS
Name: Arthur J. Higgins
Title: Co-Chief Executive Officer

NEWTON ACQUISITION CORPORATION

By: /s/ HUNTER JACKSON
Name: Hunter Jackson, Ph.D.
Title:

EINSTEIN ACQUISITION CORPORATION

By: /s/ ARTHUR J. HIGGINS
Name: Arthur J. Higgins
Title:

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

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SCHEDULE 5.12(C)

SPECIFIED EXECUTIVE OFFICERS OF HOLDCO

Executive Chairman — Current NPS CEO
Chief Executive Officer — Current Enzon CEO

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ANNEX B FORM OF NPS VOTING AGREEMENT

NPS PHARMACEUTICALS, INC.

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of February 19, 2003, between Enzon Pharmaceuticals, Inc., a Delaware corporation (“Enzon”) and the undersigned Stockholder of NPS (“Stockholder”).

RECITALS

A.      Momentum Merger Corporation, a Delaware corporation (“Holdco”), Enzon, NPS Pharmaceuticals, Inc., a Delaware corporation (“NPS”), Newton Acquisition Corporation, a Delaware corporation (“Newton Merger Sub”), and Einstein Acquisition Corporation, a Delaware corporation (“Einstein Merger Sub”), have entered into an Agreement and Plan of Reorganization (as such agreement may hereafter be amended from time to time in conformity with the provisions thereof, the “Reorganization Agreement”) which provides for the merger of Newton Merger Sub with and into NPS and the merger of Enzon with and into Einstein Merger Sub, pursuant to which mergers NPS will become a wholly owned subsidiary of Holdco and Einstein Merger Sub will continue as a wholly owned subsidiary of Holdco (together, the “Mergers”). Pursuant to the Mergers, all outstanding common stock of NPS and all outstanding common stock of Enzon will be converted into the right to receive shares of Common Stock, par value $0.001 per share, of Holdco (“Holdco Common Stock”).

B.      Stockholder is the beneficial owner (as such term is defined under Rule 13(d)(3) promulgated under the Securities Exchange Act of 1934, as amended) of such number of shares of Common Stock, par value $0.001 per share, of NPS (“NPS Common Stock”) as set forth on the signature page hereof, and options, warrants or other rights to acquire such number of shares of NPS Common Stock as set forth on the signature page hereof.

C.      As an inducement and a condition to entering into the Reorganization Agreement, Enzon has requested that Stockholder agree, and Stockholder has agreed (in Stockholder’s capacity as such), to enter into this Agreement in order to facilitate the consummation of the Mergers.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1. Definitions.

(a) For the purposes of this Agreement, capitalized terms that are used but not defined herein shall have the respective meanings ascribed thereto in the Reorganization Agreement.

(b) “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to its terms, or (ii) such date and time as the Mergers shall become effective in accordance with the terms and conditions set forth in the Reorganization Agreement.

(c) “Person” shall mean any individual, any corporation, limited liability company, general or limited partnership, business trust, unincorporated association or other business organization or entity, or any governmental authority.

(d) “Shares” shall mean: (i) all securities of NPS (including all shares of NPS Common Stock and all options, warrants and other rights to acquire shares of NPS Common Stock) owned by Stockholder as of the date of this Agreement, and (ii) all additional securities of NPS (including all additional shares of NPS Common Stock and all additional options, warrants and other rights to acquire shares of NPS Common Stock) of which Stockholder acquires beneficial ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date.

(e) A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly (i) offers for sale, sells, assigns, pledges, encumbers, grants an option with respect to, transfers

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or otherwise disposes of such security or any interest therein, or (ii) enters into an agreement, commitment or other arrangement providing for the sale of, assignment of, pledge of, encumbrance of, granting of an option with respect to, transfer of or disposition of such security or any interest therein; provided, however, that the granting by Stockholder of a security interest in Shares to a brokerage firm to secure a cash loan from such brokerage firm for the purpose of purchasing shares of NPS Common Stock upon exercise of NPS Options outstanding on the date of this Agreement shall not be deemed a “Transfer” for purposes of this Agreement.

2. Restriction on Transfer, Proxies and Non-Interference; Stop Transfer.     Except as expressly contemplated by this Agreement, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, Stockholder shall not, directly or indirectly, (i) cause or permit the Transfer of any of the Shares to be effected, or discuss, negotiate or make any offer regarding any Transfer of any of the Shares, (ii) grant any proxies or powers of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into a voting agreement or other similar commitment or arrangement with respect to any of the Shares in contravention of the obligations of Stockholder under this Agreement, (iii) request that NPS register the Transfer of any certificate or uncertificated interest representing any of the Shares, or (iv) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect, or have the effect of preventing or disabling Stockholder from performing any of Stockholder’s obligations under this Agreement. Stockholder hereby agrees that, in order to ensure compliance with the restrictions referred to herein, NPS may issue appropriate “stop transfer” instructions to its transfer agent in respect of the Shares. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, (A) Stockholder may Transfer any or all of the Shares pursuant to, and in accordance with, the terms of Stockholder’s 10b-5 plan or arrangement with NPS, if any, as in effect as of the date hereof or any such plan or arrangement that is reinstated or adopted following the date hereof, (B) Stockholder may sell Shares for cash to the extent necessary to pay taxes incurred as a direct result of the exercise of NPS Options after the date hereof, and (C) Stockholder may sell Shares for cash to the extent necessary to pay taxes estimated to be incurred as a direct result of the redemption or earlier conversion of Exchangeable Shares held by them on the date of this Agreement.

3. Voting Agreement.     At any meeting of NPS’s stockholders called with respect to the following, however called, and at every adjournment or postponement thereof, Stockholder shall appear at such meeting, in person or by proxy, or otherwise cause all of the Shares to be counted as present thereat for purposes of establishing a quorum thereat, and Stockholder shall vote, or cause to be voted (and on every action or approval by written consent of stockholders with respect to the following, act, or cause to be acted, by written consent) with respect to all of the Shares that Stockholder is entitled to vote or as to which Stockholder has the right to direct the voting, as of the relevant record date:

(a) in favor of the approval and adoption of the Reorganization Agreement and approval of the NPS Merger;

(b) against the approval of any proposal that would result in a breach by NPS of the Reorganization Agreement; and

(c) against any proposal made in opposition to, or in competition with, consummation of the Mergers (or either of them) and the other transactions contemplated by the Reorganization Agreement, including any Acquisition Proposal.

4. Irrevocable Proxy.     Concurrently with the execution of this Agreement, Stockholder shall deliver to Enzon an irrevocable proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permitted by applicable law, with respect to the Shares.

5. Representations and Warranties.     Stockholder hereby represents and warrants to Enzon and Holdco as follows:

(a) Ownership of Shares.     Stockholder is the beneficial owner (as such term is defined under Rule 13(d)(3) promulgated under the Securities Exchange Act of 1934, as amended, except that such terms shall include Shares that may be acquired more than sixty (60) days from the date hereof) of all of the Shares. Stockholder has sole voting power and the sole power of disposition with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal

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securities laws and the terms of this Agreement. Stockholder is the sole record holder (as reflected in the records maintained by NPS’s transfer agent for NPS Common Stock) of all of the Shares.

(b) Power; Binding Agreement.     Stockholder has the legal capacity, power and authority to enter into and perform all of Stockholder’s obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any agreement or court order to which Stockholder is a party or is subject, including, without limitation, any voting agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms.

(c) No Consents.     To his, her or its knowledge, the execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of his, her or its obligations hereunder will not, require Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority.

6. No Ownership Interest.     Nothing contained in this Agreement shall be deemed to vest in Enzon any direct or indirect ownership or incidence of ownership of or with respect to any Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Shares shall remain vested in and belong to Stockholder.

7. Stockholder Notification of Acquisition of Additional Shares.     At all times during the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, Stockholder shall promptly notify Enzon and Holdco of the number of any additional shares of NPS Common Stock and the number and type of any other voting securities of NPS acquired by Stockholder, if any, after the date hereof.

8. NPS Stop Transfer Instructions.     At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, NPS shall not register the Transfer (by book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares unless such Transfer is made pursuant to and in compliance with the terms and conditions of this Agreement. NPS shall instruct its transfer agent for NPS Common Stock (the “Transfer Agent”) not to Transfer, at any time commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, any certificate or uncertificated interest representing any of the Shares unless and until the Transfer Agent has received Enzon’s consent to effect any such Transfer.

9. Termination.     This Agreement shall terminate immediately and automatically, without any action on the part of any party hereto, as of the Expiration Date.

10. Directors and Officers.     Notwithstanding anything in this Agreement to the contrary, if Stockholder is a director or officer of NPS, nothing contained in this Agreement shall prohibit such director or officer from acting in his/her capacity as such or from taking such action as a director or officer of NPS that may be required on the part of such person as a director or officer of NPS, including acting in compliance with the Reorganization Agreement.

11. Miscellaneous.

(a) Entire Agreement.     This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Reorganization Agreement and any other agreements referred to in the Reorganization Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(b) Certain Events.     This Agreement and the obligations hereunder shall attach to all of the Shares and shall be binding upon any person to whom legal or beneficial ownership of any of the Shares shall pass, whether by operation of law or otherwise. Notwithstanding any Transfer of any of the Shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, this Agreement and the obligations hereunder shall not attach to any Shares that are Transferred, and shall not be binding upon any person to whom legal or beneficial ownership of any of the Shares shall pass, in any Transfer effected by Stockholder pursuant to the last sentence of Section 2 of this Agreement.

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(c) Assignment.     No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Any purported assignment in violation of this Section shall be void.

(d) Amendments, Waivers, Etc.     This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

(e) Notices.     All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by telecopy or telefacsimile, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)	if to Enzon, to: Enzon Pharmaceuticals, Inc. 685 Route 202/206 Bridgewater, New Jersey 08807
Attention:	Arthur J. Higgins, Chief Executive Officer, President and Chairman of the Board of Directors Peter Cicala, Assistant General Counsel

Telephone No.: 908.541.8600
Telecopy No.: 908.575.1843

with copies to:

Dorsey & Whitney LLP
250 Park Avenue
New York, New York 10177-1500
Attention: Kevin T. Collins
Telephone No.: 212.415.9200
Telecopy No.: 212.953.7201

Dorsey & Whitney LLP
170 South Main Street, Suite 900
Salt Lake City, Utah 84101-1605
Attention:   Nolan S. Taylor
Telephone No.: 801.933.7360
Telecopy No.: 801.933.7373

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(ii)	if to Stockholder, to the address for notice set forth on the signature page hereof.

with copies to: Wilson Sonsini Goodrich & Rosati Professional Corporation 2795 East Cottonwood Parkway, Suite 300 Salt Lake City, Utah 84121
Attention:	Robert G. O’Connor
Telephone No.: 801.993.6400 Telecopy No.: 801.993.6499 Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050
Attention:	Larry W. Sonsini Steve L. Camahort
Telephone No.: 650.493.9300 Telecopy No.: 650.493.6811

(f) Severability.     In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

(g) No Waiver.     The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(h) Governing Law; Venue.     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6(e) hereof or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.

(i) Other Remedies; Specific Performance

(i) Other Remedies.     Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy

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will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

(ii) Specific Performance.     It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

(j) Waiver of Jury Trial.     EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF MOMENTUM MERGER CORPORATION, NPS AND ENZON IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(k) Counterparts.     This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

(l) Further Assurances.     At the request of any party to another party or parties to this Agreement, such other party or parties shall execute and deliver such instruments or documents to evidence or further effectuate (but not to enlarge) the respective rights and obligations of the parties and to evidence and effectuate any termination of this Agreement.

(m) Public Disclosure.     Stockholder shall not issue any statement or communication to any third party regarding the subject matter of the Reorganization Agreement or the transactions contemplated thereby, including, if applicable, the termination of the Reorganization Agreement and the reasons therefor, without the prior written consent of Enzon.

(n) Confidentiality.     Stockholder hereby agrees that all Information (as defined below) shall be governed by the terms of the Mutual Nondisclosure Agreement dated as of December 18, 2002 (the “NDA”), between Enzon and NPS, and Stockholder agrees to be bound by the terms of the NDA and to keep all Information confidential in accordance with the terms of the NDA. In this regard, Stockholder acknowledges that Enzon and NPS Common Stock are publicly traded and that any Information obtained during the course of its due diligence could be considered to be material non-public information within the meaning of federal and state securities laws. Accordingly, Stockholder acknowledges and agrees not to engage in any transactions in the Common Stock of Enzon and NPS in violation of applicable insider trading laws. For purposes of this Agreement, “Information” shall include: Enzon’s and NPS’s confidential, business, financial and technical information; the fact that Information has been made available to any Person in connection with the transactions contemplated by the Reorganization Agreement and the any related agreements (irrespective of whether such transactions are consummated); the fact that Enzon and NPS have had discussions concerning the transactions contemplated by the Reorganization Agreement and any related agreements (irrespective of whether such transactions are consummated); the existence, terms and conditions of the NDA, the Reorganization Agreement and any related agreements; and any other fact with respect to the transactions contemplated by the Reorganization Agreement and any related agreements (irrespective of whether such transactions are consummated).

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have executed, or caused this Agreement to be executed by a duly authorized officer, as of the date first written above.

ENZON PHARMACEUTICALS, INC.

By:	Arthur J. Higgins President and Chief Executive Officer

STOCKHOLDER:

Signature:

Name:

Address:

Facsimile No.

Shares beneficially owned:

_______ NPS common shares

_______ NPS common shares issuable upon exercise of outstanding options or warrants

ACKNOWLEDGED AND AGREED TO (with respect to Section 8):

NPS PHARMACEUTICALS, INC.

By:

Name: Title:

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EXHIBIT A

IRREVOCABLE PROXY

The undersigned Stockholder (the “Stockholder”) of NPS Pharmaceuticals, Inc., a Delaware corporation (“NPS”), hereby irrevocably (to the fullest extent permitted by law) appoints each of Arthur J. Higgins, Kenneth Zuerblis and Peter Cicala of Enzon (as defined below), as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of NPS that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of NPS issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”), in accordance with the terms of this Proxy. The Shares beneficially owned by Stockholder as of the date of this Proxy are listed on the final page of this Proxy, along with the number(s) of the stock certificate(s) which represent such Shares. Upon Stockholder’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and Stockholder agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith (the “Voting Agreement”) by and among Enzon Pharmaceuticals, Inc., a Delaware corporation (“Enzon”) and the undersigned Stockholder of NPS, and is granted in consideration of Enzon and Momentum Merger Corporation, a Delaware corporation (“Momentum”) entering into that certain Agreement and Plan of Reorganization of even date herewith (as it may hereafter be amended from time to time in accordance with the provisions thereof, the “Reorganization Agreement”) by and among NPS, Enzon, Momentum, Newton Acquisition Corporation, a Delaware corporation (“Newton Merger Sub”), and Einstein Acquisition Corporation, a Delaware corporation (“Einstein Merger Sub”). The Reorganization Agreement provides for the merger of Newton Merger Sub with and into NPS (the “NPS Merger”) and the merger of Enzon with and into Einstein Merger Sub (the “Enzon Merger” and together with the NPS Merger, the “Mergers”), and Stockholder is receiving a portion of the consideration payable in connection with the NPS Merger. As used in this Proxy, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to its terms, or (ii) such date and time as the Mergers shall become effective in accordance with the terms and conditions set forth in the Reorganization Agreement.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by Stockholder, at any time prior to the Expiration Date, to act as Stockholder’s attorney and proxy to vote all of the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to all of the Shares (including, without limitation, the power to execute and deliver written consents) at every annual or special meeting of stockholders of NPS (and at every adjournment or postponement thereof), and in every written consent in lieu of such meeting:

(a) in favor of the approval and adoption of the Reorganization Agreement and approval of the NPS Merger;

(b) against the approval of any proposal that would result in a breach by NPS of the Reorganization Agreement; and

(c) against any proposal made in opposition to, or in competition with, consummation of the Mergers (or either of them) and the other transactions contemplated by the Reorganization Agreement, including any Acquisition Proposal.

The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided in clauses (a), (b) and (c) above. Stockholder may vote the Shares on all other matters. Notwithstanding anything in this Proxy to the contrary, if Stockholder is a director or officer of NPS, nothing contained in this Proxy shall prohibit such director or officer from acting in his/her capacity as such or from taking such action as a director or officer of NPS that may be required on the part of such person as a director or officer of NPS, including acting in compliance with the Reorganization Agreement.

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Any obligation of Stockholder hereunder shall be binding upon the successors and assigns of Stockholder.

This Proxy shall terminate and be of no further force and effect, automatically upon the Expiration Date.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF Stockholder has caused this Irrevocable Proxy Agreement to be duly executed as of the day and year first above written.

STOCKHOLDER:

Signature:

Name:

Address:

Facsimile No.

Shares beneficially owned:

_______ NPS common shares

_______ NPS common shares issuable upon exercise of outstanding options or warrants

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ANNEX C FORM OF ENZON VOTING AGREEMENT

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of February 19, 2003, by and between NPS Pharmaceuticals, Inc., a Delaware corporation (“NPS”), and the undersigned Stockholder of Enzon (“Stockholder”).

RECITALS

A.  Momentum Merger Corporation, a Delaware corporation (“Holdco”), NPS, Enzon Pharmaceuticals, Inc., a Delaware corporation (“Enzon”), Newton Acquisition Corporation, a Delaware corporation (“Newton Merger Sub”), and Einstein Acquisition Corporation, a Delaware corporation (“Einstein Merger Sub”), have entered into an Agreement and Plan of Reorganization (as such agreement may hereafter be amended from time to time in conformity with the provisions thereof, the “Reorganization Agreement”) which provides for the merger of Newton Merger Sub with and into NPS and the merger of Enzon with and into Einstein Merger Sub, pursuant to which mergers NPS will become a wholly owned subsidiary of Holdco and Einstein Merger Sub will continue as a wholly owned subsidiary of Holdco (together, the “Mergers”). Pursuant to the Mergers, all outstanding common stock of NPS and all outstanding common stock of Enzon will be converted into the right to receive shares of Common Stock, par value $0.001 per share, of Holdco (“Holdco Common Stock”).

B.  Stockholder is the beneficial owner (as such term is defined under Rule 13(d)(3) promulgated under the Securities Exchange Act of 1934, as amended) of such number of shares of Common Stock, par value $0.01 per share, of Enzon (“Enzon Common Stock”) as set forth on the signature page hereof, and options, warrants or other rights to acquire such number of shares of Enzon Common Stock as set forth on the signature page hereof.

C.  As an inducement and a condition to entering into the Reorganization Agreement, NPS has requested that Stockholder agree, and Stockholder has agreed (in Stockholder’s capacity as such), to enter into this Agreement in order to facilitate the consummation of the Mergers.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1.      Definitions.

(a)  For the purposes of this Agreement, capitalized terms that are used but not defined herein shall have the respective meanings ascribed thereto in the Reorganization Agreement.

(b)  “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to its terms, or (ii) such date and time as the Mergers shall become effective in accordance with the terms and conditions set forth in the Reorganization Agreement.

(c)  “Person” shall mean any individual, any corporation, limited liability company, general or limited partnership, business trust, unincorporated association or other business organization or entity, or any governmental authority.

(d)  “Shares” shall mean: (i) all securities of Enzon (including all shares of Enzon Common Stock and all options, warrants and other rights to acquire shares of Enzon Common Stock) owned by Stockholder as of the date of this Agreement, and (ii) all additional securities of Enzon (including all additional shares of Enzon Common Stock and all additional options, warrants and other rights to acquire shares of Enzon Common Stock) of which Stockholder acquires beneficial ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date.

(e)  A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly (i) offers for sale, sells, assigns, pledges, encumbers, grants an option with respect to, transfers

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or otherwise disposes of such security or any interest therein, or (ii) enters into an agreement, commitment or other arrangement providing for the sale of, assignment of, pledge of, encumbrance of, granting of an option with respect to, transfer of or disposition of such security or any interest therein; provided, however, that the granting by Stockholder of a security interest in Shares to a brokerage firm to secure a cash loan from such brokerage firm for the purpose of purchasing shares of Enzon Common Stock upon exercise of Enzon Options outstanding on the date of this Agreement shall not be deemed a “Transfer” for purposes of this Agreement.

2.  Restriction on Transfer, Proxies and Non-Interference; Stop Transfer.     Except as expressly contemplated by this Agreement, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, Stockholder shall not, directly or indirectly, (i) cause or permit the Transfer of any of the Shares to be effected, or discuss, negotiate or make any offer regarding any Transfer of any of the Shares, (ii) grant any proxies or powers of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into a voting agreement or other similar commitment or arrangement with respect to any of the Shares in contravention of the obligations of Stockholder under this Agreement, (iii) request that Enzon register the Transfer of any certificate or uncertificated interest representing any of the Shares, or (iv) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect, or have the effect of preventing or disabling Stockholder from performing any of Stockholder’s obligations under this Agreement. Stockholder hereby agrees that, in order to ensure compliance with the restrictions referred to herein, Enzon may issue appropriate “stop transfer” instructions to its transfer agent in respect of the Shares. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, (A) Stockholder may Transfer any or all of the Shares pursuant to, and in accordance with, the terms of Stockholder’s 10b-5 plan or arrangement with Enzon, if any, as in effect as of the date hereof, and (B) Stockholder may sell Shares for cash to the extent necessary to pay taxes incurred as a direct result of the exercise of Enzon Options after the date hereof.

3.  Voting Agreement.     At any meeting of Enzon’s stockholders called with respect to the following, however called, and at every adjournment or postponement thereof, Stockholder shall appear at such meeting, in person or by proxy, or otherwise cause all of the Shares to be counted as present thereat for purposes of establishing a quorum thereat, and Stockholder shall vote, or cause to be voted (and on every action or approval by written consent of stockholders with respect to the following, act, or cause to be acted, by written consent) with respect to all of the Shares that Stockholder is entitled to vote or as to which Stockholder has the right to direct the voting, as of the relevant record date:

(a)  in favor of the approval and adoption of the Reorganization Agreement and approval of the Enzon Merger;

(b)  against the approval of any proposal that would result in a breach by Enzon of the Reorganization Agreement; and

(c)  against any proposal made in opposition to, or in competition with, consummation of the Mergers (or either of them) and the other transactions contemplated by the Reorganization Agreement, including any Acquisition Proposal.

4.  Irrevocable Proxy.     Concurrently with the execution of this Agreement, Stockholder shall deliver to NPS an irrevocable proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permitted by applicable law, with respect to the Shares.

5.  Representations and Warranties.     Stockholder hereby represents and warrants to NPS and Holdco as follows:

(a)  Ownership of Shares.     Stockholder is the beneficial owner (as such term is defined under Rule 13(d)(3) promulgated under the Securities Exchange Act of 1934, as amended, except that such terms shall include Shares that may be acquired more than sixty (60) days from the date hereof) of all of the Shares. Stockholder has sole voting power and the sole power of disposition with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal

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securities laws and the terms of this Agreement. Stockholder is the sole record holder (as reflected in the records maintained by Enzon’s transfer agent for Enzon Common Stock) of all of the Shares.

(b)  Power; Binding Agreement.     Stockholder has the legal capacity, power and authority to enter into and perform all of Stockholder’s obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any agreement or court order to which Stockholder is a party or is subject, including, without limitation, any voting agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms.

(c)  No Consents.     To his, her or its knowledge, the execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of his, her or its obligations hereunder will not, require Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority.

6.  No Ownership Interest.     Nothing contained in this Agreement shall be deemed to vest in NPS any direct or indirect ownership or incidence of ownership of or with respect to any Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Shares shall remain vested in and belong to Stockholder.

7.  Stockholder Notification of Acquisition of Additional Shares.     At all times during the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, Stockholder shall promptly notify NPS and Holdco of the number of any additional shares of Enzon Common Stock and the number and type of any other voting securities of Enzon acquired by Stockholder, if any, after the date hereof.

8.  Enzon Stop Transfer Instructions.     At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, Enzon shall not register the Transfer (by book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares unless such Transfer is made pursuant to and in compliance with the terms and conditions of this Agreement. Enzon shall instruct its transfer agent for Enzon Common Stock (the “Transfer Agent”) not to Transfer, at any time commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, any certificate or uncertificated interest representing any of the Shares unless and until the Transfer Agent has received NPS’s consent to effect any such Transfer.

9.  Termination.     This Agreement shall terminate immediately and automatically, without any action on the part of any party hereto, as of the Expiration Date.

10.  Directors and Officers.     Notwithstanding anything in this Agreement to the contrary, if Stockholder is a director or officer of Enzon, nothing contained in this Agreement shall prohibit such director or officer from acting in his/her capacity as such or from taking such action as a director or officer of Enzon that may be required on the part of such person as a director or officer of Enzon, including acting in compliance with the Reorganization Agreement.

11.  Miscellaneous.

(a)  Entire Agreement.     This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Reorganization Agreement and any other agreements referred to in the Reorganization Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(b)  Certain Events.     This Agreement and the obligations hereunder shall attach to all of the Shares and shall be binding upon any person to whom legal or beneficial ownership of any of the Shares shall pass, whether by operation of law or otherwise. Notwithstanding any Transfer of any of the Shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, this Agreement and the obligations hereunder shall not attach to any Shares that are Transferred, and shall

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not be binding upon any person to whom legal or beneficial ownership of any of the Shares shall pass, in any Transfer effected by Stockholder pursuant to the last sentence of Section 2 of this Agreement.

(c)  Assignment.     No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Any purported assignment in violation of this Section shall be void.

(d)  Amendments, Waivers, Etc.     This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

(e)  Notices.     All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by telecopy or telefacsimile, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)	if to NPS, to: NPS Pharmaceuticals, Inc. 420 Chipeta Way Salt Lake City, Utah 84108-1256
Attention:	Hunter Jackson, Chief Executive Officer, President and Chairman of the Board of Directors James Jensen, Vice President, Legal Affairs, General Counsel and Secretary
Telephone No.: 801.583.4939 Telecopy No.: 801.583.4961 with copies to: Wilson Sonsini Goodrich & Rosati Professional Corporation 2795 East Cottonwood Parkway, Suite 300 Salt Lake City, Utah 84121
Attention:	Robert G. O’Connor
Telephone No.: 801.993.6400 Telecopy No.: 801.993.6499 Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050
Attention:	Larry W. Sonsini Steve L. Camahort
Telephone No.: 650.493.9300 Telecopy No.: 650.493.6811

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(ii)
if to Stockholder, to the address for notice set forth on the signature page hereof.

with copies to:

Dorsey & Whitney LLP
250 Park Avenue
New York, New York 10177-1500
Attention:   Kevin T. Collins
Telephone No.: 212.415.9200
Telecopy No.: 212.953.7201

Dorsey & Whitney LLP
170 South Main Street, Suite 900
Salt Lake City, Utah 84101-1605
Attention:   Nolan S. Taylor
Telephone No.: 801.933.7360
Telecopy No.: 801.933.7373

(f)  Severability.     In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

(g)  No Waiver.     The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(h)  Governing Law; Venue.     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6(e) hereof or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.

(i)  Other Remedies; Specific Performance

(i)  Other Remedies.     Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of

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this Agreement were not performed in accordance with their specific terms or were otherwise breached.

(ii)  Specific Performance.     It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

(j)  Waiver of Jury Trial.     EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF MOMENTUM MERGER CORPORATION, NPS AND ENZON IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(k)  Counterparts.     This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

(l)  Further Assurances.     At the request of any party to another party or parties to this Agreement, such other party or parties shall execute and deliver such instruments or documents to evidence or further effectuate (but not to enlarge) the respective rights and obligations of the parties and to evidence and effectuate any termination of this Agreement.

(m)  Public Disclosure.     Stockholder shall not issue any statement or communication to any third party regarding the subject matter of the Reorganization Agreement or the transactions contemplated thereby, including, if applicable, the termination of the Reorganization Agreement and the reasons therefor, without the prior written consent of NPS.

(n)  Confidentiality.     Stockholder hereby agrees that all Information (as defined below) shall be governed by the terms of the Mutual Nondisclosure Agreement dated as of December 18, 2002 (the “NDA”), between Enzon and NPS, and Stockholder agrees to be bound by the terms of the NDA and to keep all Information confidential in accordance with the terms of the NDA. In this regard, Stockholder acknowledges that Enzon and NPS Common Stock are publicly traded and that any Information obtained during the course of its due diligence could be considered to be material non-public information within the meaning of federal and state securities laws. Accordingly, Stockholder acknowledges and agrees not to engage in any transactions in the Common Stock of Enzon and NPS in violation of applicable insider trading laws. For purposes of this Agreement, “Information” shall include: Enzon’s and NPS’s confidential, business, financial and technical information; the fact that Information has been made available to any Person in connection with the transactions contemplated by the Reorganization Agreement and the any related agreements (irrespective of whether such transactions are consummated); the fact that Enzon and NPS have had discussions concerning the transactions contemplated by the Reorganization Agreement and any related agreements (irrespective of whether such transactions are consummated); the existence, terms and conditions of the NDA, the Reorganization Agreement and any related agreements; and any other fact with respect to the transactions contemplated by the Reorganization Agreement and any related agreements (irrespective of whether such transactions are consummated).

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have executed, or caused this Agreement to be executed by a duly authorized officer, as of the date first written above.

NPS PHARMACEUTICALS, INC.

By:	Name: Title:

STOCKHOLDER:

Signature:

Name:

Address:

Facsimile No.

Shares beneficially owned:

_______ Enzon common shares

_______ Enzon common shares issuable upon exercise of outstanding options or warrants

ACKNOWLEDGED AND AGREED TO (with respect to Section 8):

ENZON PHARMACEUTICALS, INC.

By:

Name: Title:

[SIGNATURE PAGE TO VOTING AGREEMENT]

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EXHIBIT A

IRREVOCABLE PROXY

The undersigned Stockholder (the “Stockholder”) of Enzon Pharmaceuticals, Inc., a Delaware corporation (“Enzon”), hereby irrevocably (to the fullest extent permitted by law) appoints each of Hunter Jackson, James U. Jenson, and David Clark of NPS, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Enzon that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Enzon issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”), in accordance with the terms of this Proxy. The Shares beneficially owned by Stockholder as of the date of this Proxy are listed on the final page of this Proxy, along with the number(s) of the stock certificate(s) which represent such Shares. Upon Stockholder’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and Stockholder agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith (the “Voting Agreement”) by and between NPS Pharmaceuticals, Inc., a Delaware corporation (“NPS”) and the undersigned Stockholder of Enzon, and is granted in consideration of NPS and Momentum Merger Corporation, a Delaware corporation (“Momentum”) entering into that certain Agreement and Plan of Reorganization of even date herewith (as it may hereafter be amended from time to time in accordance with the provisions thereof, the “Reorganization Agreement”) by and among NPS, Enzon, Momentum, Newton Acquisition Corporation, a Delaware corporation (“Newton Merger Sub”), and Einstein Acquisition Corporation, a Delaware corporation (“Einsten Merger Sub”). The Reorganization Agreement provides for the merger of Newton Merger Sub with and into NPS (the “NPS Merger”) and the merger of Enzon with and into Einstein Merger Sub (the “Enzon Merger” and together with the NPS Merger, the “Mergers”), and Stockholder is receiving a portion of the consideration payable in connection with the Enzon Merger. As used in this Proxy, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to its terms, or (ii) such date and time as the Mergers shall become effective in accordance with the terms and conditions set forth in the Reorganization Agreement.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by Stockholder, at any time prior to the Expiration Date, to act as Stockholder’s attorney and proxy to vote all of the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to all of the Shares (including, without limitation, the power to execute and deliver written consents) at every annual or special meeting of stockholders of Enzon (and at every adjournment or postponement thereof), and in every written consent in lieu of such meeting:

(a)  in favor of the approval and adoption of the Reorganization Agreement and approval of the Enzon Merger;

(b)  against the approval of any proposal that would result in a breach by Enzon of the Reorganization Agreement; and

(c)  against any proposal made in opposition to, or in competition with, consummation of the Mergers (or either of them) and the other transactions contemplated by the Reorganization Agreement, including any Acquisition Proposal.

The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided in clauses (a), (b) and (c) above. Stockholder may vote the Shares on all other matters. Notwithstanding anything in this Proxy to the contrary, if Stockholder is a director or officer of Enzon, nothing contained in this Proxy shall prohibit such director or officer from acting in his/her capacity as such or from taking such action as a director or officer of Enzon that may be required on the part of such person as a director or officer of Enzon, including acting in compliance with the Reorganization Agreement.

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Any obligation of Stockholder hereunder shall be binding upon the successors and assigns of Stockholder.

This Proxy shall terminate and be of no further force and effect, automatically upon the Expiration Date.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Stockholder has caused this Irrevocable Proxy to be duly executed as of the day and year first above written.

STOCKHOLDER:

Signature:

Name:

Address:

Facsimile No.

Shares beneficially owned:

_______ Enzon common shares

_______ Enzon common shares issuable upon exercise of outstanding options or warrants

[SIGNATURE PAGE TO IRREVOCABLE PROXY]

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ANNEX D OPINION OF MORGAN STANLEY

February 19, 2003

Board of Directors
NPS Pharmaceuticals, Inc.
420 Chipeta Way
Salt Lake City, UT 84108

Members of the Board:

We understand that Enzon, Inc. (“Enzon”), NPS Pharmaceuticals, Inc. (“NPS”), Momentum Merger Corporation (“Holdco”), Newton Acquisition Corporation, a wholly owned subsidiary of Holdco (“NPS Merger Sub”), and Einstein Acquisition Corporation, a wholly owned subsidiary of Holdco (“Enzon Merger Sub”), propose to enter into an Agreement and Plan of Reorganization, substantially in the form of the draft dated February 17, 2003 (the “Merger Agreement”), which provides, among other things, for the merger of Enzon with and into Enzon Merger Sub and the merger of NPS Merger Sub with and into NPS (collectively, the “Merger”). Pursuant to the Merger, Enzon Merger Sub and NPS will become wholly owned subsidiaries of Holdco, and each outstanding share of common stock, par value $0.01 per share (the “Enzon Common Stock”), of Enzon will be converted into the right to receive 0.7264 shares (the “Enzon Exchange Ratio”) of common stock, par value $0.001 per share (the “Holdco Common Stock”), of Holdco and each outstanding share of common stock, par value $0.001 per share (the “NPS Common Stock”), of NPS will be converted into the right to receive 1.0000 share (the “NPS Exchange Ratio”), of Holdco Common Stock. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the NPS Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of NPS Common Stock.

For purposes of the opinion set forth herein, we have:

1.	reviewed certain publicly available financial statements and other business and financial information of Enzon and NPS, respectively;

2.	reviewed certain internal financial statements and other financial and operating data concerning Enzon and NPS, respectively;

3.	reviewed certain financial forecasts prepared by the managements of Enzon and NPS, respectively;

4.	reviewed certain strategic, financial and operational benefits anticipated from the Merger, prepared by the managements of Enzon and NPS, respectively;

5.
discussed the past and current operations and financial condition and the prospects of Enzon and NPS, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Enzon and NPS, respectively;

6.	reviewed the pro forma impact of the Merger on NPS’s business operations and financial condition;

7.	reviewed information prepared by members of senior management of Enzon and NPS relating to the relative contributions of Enzon and NPS to the combined company;

8.	reviewed the reported prices and trading activity for Enzon Common Stock and NPS Common Stock;

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9.
compared the financial performance of Enzon and NPS and the prices and trading activity of Enzon Common Stock and NPS Common Stock with that of certain other publicly-traded companies comparable with Enzon and NPS, respectively, and their securities;

10.	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

11.	participated in discussions and negotiations among representatives of Enzon and NPS and their financial and legal advisors;

12.	reviewed the Merger Agreement and certain related documents; and

13.	considered such other factors and performed such other analyses as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information supplied or otherwise made available to us by Enzon and NPS for the purposes of this opinion. With respect to financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Enzon and NPS. We have relied upon the assessment by the management of NPS of its ability to retain key employees of NPS and Enzon. We have also relied upon, without independent verification, the assessment by the management of NPS of: (i) the strategic, financial and other benefits expected to result from the Merger; (ii) the timing and risks associated with the integration of NPS and Enzon; and (iii) the validity of, and risks associated with, NPS’s and Enzon’s existing and future technologies, services and business models.

We have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, including, among other things, that the Merger will be treated as tax-free reorganizations pursuant to the Internal Revenue Code of 1986. In addition, we have assumed, in all respects material to our analysis, that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We note that we are not legal, tax or regulatory experts and have relied upon, without any independent verification, the assessment of Enzon’s and NPS’s legal, tax and regulatory advisors with respect to the legal, tax and regulatory matters related to the Merger. We have also assumed that the definitive Merger Agreement will not differ in any material respects from the drafts furnished to and reviewed by us. We have further assumed that all governmental, regulatory or other consents and approvals (contractual or otherwise) necessary for or in connection with the consummation of the Merger will be obtained without any adverse effect on Enzon or NPS, or on the contemplated benefits of the Merger, in any respect material to our analysis. We have not made any independent valuation or appraisal of the assets or liabilities of Enzon or NPS, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

We have acted as financial advisor to the Board of Directors of NPS in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and its affiliates have provided financial advisory and financial services for NPS and Enzon and have received fees for the rendering of these services. Morgan Stanley is a full services securities firm engaged in securities trading, investment management and brokerage activities. In the ordinary course of its trading, brokerage, investment management and financing activities, Morgan Stanley or its affiliates may actively trade the debt and equity securities and senior loans of Enzon or NPS for its own account or for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities or loans.

It is understood that this letter is for the information of the Board of Directors of NPS and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety, if required, in any filing made by NPS in respect of the transaction with the Securities and Exchange

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Commission. In addition, this opinion does not in any manner address the prices at which the common stock of NPS or Enzon or Holdco will trade following announcement or consummation of the Merger or at any time and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of Enzon or NPS should vote at the respective shareholders’ meetings held in connection with the Merger.

Based upon and subject to the foregoing, we are of the opinion on the date hereof that the NPS Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of NPS Common Stock.

Very truly yours,

MORGAN STANLEY & CO. INCORPORATED

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ANNEX E OPINION OF SG COWEN

February 19, 2003

Board of Directors
Enzon Pharmaceuticals, Inc.
685 Route 202/206
Bridgewater, NJ 08807

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of Enzon Pharmaceuticals, Inc. (the “Company”) of the Exchange Ratio (as defined below) to be received by the stockholders of the Company pursuant to the terms of the Agreement and Plan of Reorganization, dated as of February 17, 2003 (the “Agreement”), by and among the Company, Einstein Acquisition Corporation, NPS Pharmaceuticals, Inc. (“NPS”), Newton Acquisition Corporation and Momentum Merger Corporation (“NewCo”).

As more specifically set forth in the Agreement, and subject to the terms and conditions set forth in the Agreement, NewCo intends to acquire the Company and NPS through a merger of the Company and NPS with subsidiaries of NewCo (the “Transaction”). Each outstanding share of the Company’s Common Stock will be converted into the right to receive 0.7264 shares of NewCo Common Stock (the “Exchange Ratio”). Each outstanding share of NPS’s Common Stock will be converted into the right to receive 1.0000 shares of NewCo Common Stock.

SG Cowen Securities Corporation (“SG Cowen”), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we and our affiliates actively trade the securities of the Company and NPS for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

We are acting as financial advisor to the Board of Directors of the Company in connection with the Transaction and will receive a fee from the Company for our services pursuant to the terms of our engagement letter with the Company, dated as of December 12, 2002, a significant portion of which is contingent upon the consummation of the Transaction. In addition, the Company has also agreed to indemnify us for certain liabilities which could arise out of our engagement. We will also receive a fee for providing this Opinion. SG Cowen and its affiliates in the ordinary course of business from time to time have provided commercial and investment banking services to the Company and have received fees for rendering such services.

SG Cowen Securities Corporation
1221 Avenue of the Americas
New York NY 10020
tel 212 278 6000

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Board of Directors
Enzon Pharmaceuticals, Inc.
February 19, 2003

In connection with our opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things;

•	a draft of the Agreement dated February 17, 2003;

•	certain publicly available financial and other information for the Company and certain other relevant financial and operating data furnished to SC Cowen by the Company management;

•	certain publicly available financial and other information for NPS and certain other relevant financial and operating data furnished to SC Cowen by NPS management;

•
certain internal financial analyses, financial forecasts, reports and other information concerning the Company (the “Company Forecasts”) and NPS, prepared by the management of the Company and NPS, respectively, adjustments to the NPS financial forecasts made by management of the Company (the “Adjusted NPS Forecasts”), and the amounts and timing of the cost savings and related expenses expected to result from the Transaction furnished to us by the management of the Company (the “Expected Synergies”);

•	First Call estimates (“First Call Estimates”) and financial projections in Wall Street analyst reports (“Wall Street Projections”) for each of the Company and NPS;

•
discussions we have had with certain members of the managements of each of the Company and NPS concerning the historical and current business operations, financial conditions and prospects of the Company and NPS, the Expected Synergies and such other matters we deemed relevant;

•
certain operating results, the reported price and trading histories of the shares of the common stock of the Company and NPS as compared to operating results, the reported price and trading histories of certain publicly traded companies we deemed relevant;

•	certain financial terms of the Transaction as compared to the financial terms of certain selected business combinations we deemed relevant;

•	based on the Company Forecasts, the cash flows generated by the Company on a stand-alone basis to determine the present value of the Company’s discounted cash flows;

•	based on the Adjusted NPS Forecasts, the cash flows generated by NPS on a stand-alone basis to determine the present value of NPS’s discounted cash flows;

•	certain pro forma financial effects of the Transaction; and

•	such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this opinion.

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Board of Directors
Enzon Pharmaceuticals, Inc.
February 19, 2003

In conducting our review and arriving at our opinion, we have, with your consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us by the Company and NPS, respectively, or which is publicly available. We have not undertaken any responsibility for the accuracy, completeness or reasonableness of, or independently to verify such information. In addition, we have not conducted nor have we assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or NPS. We have further relied upon the assurance of management of the Company that they are unaware of any facts that would make the information provided to us incomplete or misleading in any respect material to the Company, NPS, NewCo, the Transaction or our Opinion. We have, with your consent, assumed that the Company Forecasts, the Adjusted NPS Forecasts and the Expected Synergies which we examined were reasonably prepared by the managements or the Company and/or NPS, as the case may be, on bases reflecting the best currently available estimates and good faith judgments of such managements as to the future performance of the Company and NPS and such forecasts and synergies, and the First Call Estimates and Wall Street Projections utilized in our analyses, provide a reasonable basis for our opinion.

We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities or the Company or NPS, nor have we been furnished with such materials. We have assumed with your consent that there are no legal issues that could adversely affect our opinion, including, without limitation, any patent infringement issues relating to products currently envisioned for NewCo through 2010 that could adversely affect projected returns. Our services to the Company in connection with the Transaction have included rendering an opinion from a financial point of view with respect to the Exchange Ratio. Our opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that although subsequent developments may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion and we expressly disclaim any responsibility to do so. Additionally, we have not been authorized or requested to, and did not, solicit alternative offers for the Company or its assets, nor have we investigated any other alternative transactions that may be available to the Company.

For purposes of rendering our opinion we have assumed in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Transaction will be satisfied or without waiver thereof. We have assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Transaction. You have informed us, and we have assumed, that the Transaction will be treated as a tax-free reorganization.

It is understood that this letter is intended for the benefit and use of the Board of Directors of the Company in its consideration of the Transaction and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without

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Board of Directors
Enzon Pharmaceuticals, Inc.
February 19, 2003

our prior written consent, except this letter may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission and any joint proxy statement/prospectus to be distributed to the stockholders of the Company. This letter does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Transaction or to take any other action in connection with the Transaction or otherwise. We are not expressing any opinion as to what the value of the NewCo’s common stock actually will be when issued to the Company’s stockholders pursuant to the Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to effect the Transaction. Furthermore, we express no view as to the price or trading range for shares of the common stock of NewCo following the consummation of the Transaction.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Exchange Ratio in the Transaction is fair, from a financial paint of view, to the stockholders of the Company.

Very truly yours,

SG Cowen Securities Corporation

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ANNEX F FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE REGISTRANT

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MOMENTUM MERGER CORPORATION

Momentum Merger Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A. The corporation was originally incorporated under the name of Momentum Merger Corporation, and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on January 30, 2003.

B. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), this Amended and Restated Certificate of Incorporation restates and amends the provisions of the Certificate of Incorporation of the corporation.

C. This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the corporation in accordance with Sections 242 and 245 of the DGCL.

D. This Amended and Restated Certificate of Incorporation has been duly adopted by the written consent of the stockholders of the corporation in accordance with Sections 228, 242 and 245 of the DGCL.

E. The Certificate of Incorporation of the corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of the corporation is Momentum Merger Corporation (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

A. The total number of shares which the Corporation shall have authority to issue is 210,000,000. The Corporation shall have authority to issue (i) 200,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”). The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors of the Corporation (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including

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sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

B. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b) of the DGCL (or any successor provision thereto), and no vote of the holders of the Preferred Stock or the Common Stock voting separately as a class shall be required therefor.

C. The Board of Directors of the Corporation is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series, the number of which was fixed by the Board of Directors, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation (or in the Certificate of Designation) or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

D. Except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote at a meeting of stockholders; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the DGCL.

Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its sole discretion shall determine.

E. Upon dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

ARTICLE V

The Corporation is to have perpetual existence.

ARTICLE VI

A. The number of directors which shall constitute the entire Board of Directors of the Corporation shall be determined from time to time by resolution adopted by the affirmative vote of not less than a majority of the entire Board of Directors or as otherwise provided in the Bylaws of the Corporation. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors of the Corporation shall shorten the term of any incumbent director.

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B. For a period of twenty-four (24) months beginning on [______], 2003 (the “Transition Period”), the number of directors shall consist of ten (10) persons, six (6) of whom shall be designated “Class A Representatives” and four (4) of whom shall be designated as “Class B Representatives.”

C. Newly created directorships resulting from an increase in the authorized number of directors may be filled in the manner set forth in the Bylaws of the Corporation, and vacancies occurring on the Board of Directors resulting from resignation, death, removal or any other cause shall be filled in the manner set forth in the Bylaws of the Corporation. Any director elected in accordance with this paragraph shall hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

D. Notwithstanding anything to the contrary contained in this ARTICLE VI, during the Transition Period, (i) any vacancy in the Board of Directors that results from the resignation, death, removal or any other cause of a Class A Representative shall be filled only by the designated successor chosen by a majority of the remaining Class A Representatives, and (ii) any vacancy in the Board of Directors that results from the resignation, death, removal or any other cause of a Class B Representative shall be filled only by the designated successor chosen by a majority of the remaining Class B Representatives.

E. During the Transition Period, any vacancy in the Board of Directors that results from the resignation, death, removal or any other cause of an “Independent Director” (within the meaning of the rules and regulations of the National Association of Securities Dealers, Inc. as may be in effect) shall be filled only by a successor who is also an Independent Director.

ARTICLE VII

The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In furtherance and not in limitation of the powers conferred by the laws of the DGCL, the Board of Directors is expressly authorized (except as otherwise provided herein):

(i) To adopt, alter, amend or repeal the Bylaws of the Corporation by the vote of a majority of the entire Board of Directors or such greater vote as shall be specified in the Bylaws of the Corporation; provided that no bylaws hereafter adopted shall invalidate any prior act of the Corporation that was valid when it was taken;

(ii) To determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the property, business and affairs of the Corporation, including, without limitation, the power to designate and empower committees of the Board of Directors, to elect, appoint and empower officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for meetings of the Board of Directors, as well as the manner of taking action by the Board of Directors; and

(iii) To exercise all such powers and do all such acts as may be exercised by the Corporation, subject to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation and the Bylaws of the Corporation.

ARTICLE IX

Subject to the rights of the holders of any series of Preferred Stock or any class or series of capital stock of the Corporation having a preference over the Common Stock as to dividends or upon dissolution, liquidation or winding up, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders called in accordance with the Bylaws of the Corporation, and may not be effected by any consent in writing by such stockholders.

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ARTICLE X

A. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding. The Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors of the Corporation.

B. The Corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

C. A director’s liability to the Corporation for breach of duty to the Corporation or its stockholders shall be limited to the fullest extent permitted by the DGCL as now in effect or hereafter amended. In particular, no director of the Corporation shall be liable to the Corporation of any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then a director of the Corporation, in addition to the circumstances in which he or she is not now liable, shall be free of liability to the fullest extent permitted by the DGCL, as so amended.

D. Neither any amendment nor repeal of this ARTICLE X, nor the adoption of any provision of this Corporation’s Amended and Restated Certificate of Incorporation inconsistent with this ARTICLE X shall eliminate or reduce the benefits of this ARTICLE X to the indemnified parties in respect of any matter occurring, or any cause of action, suit or claim accruing or arising or that, but for this ARTICLE X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE XI

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE XII

Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

ARTICLE XIII

The affirmative vote of eighty percent (80%) or more of the entire Board of Directors and the affirmative vote of shares representing not less than eighty percent (80%) of the votes entitled to be cast by the Voting Stock shall be required to alter, amend or repeal any aspect of ARTICLE VIB, ARTICLE VID or ARTICLE

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VIE or this ARTICLE XIII, in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Amended and Restated Certificate of Incorporation or any certificate of designation of Preferred Stock. Subject to the foregoing provisions of this ARTICLE XIII, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. . For purposes of this Certificate of Incorporation, the term “Voting Stock” shall mean the then outstanding shares of all classes and series of capital stock of the Corporation entitled to vote generally in the election of directors, voting as a single class.

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ANNEX G FORM OF AMENDED AND RESTATED BYLAWS OF THE REGISTRANT

AMENDED AND RESTATED
BYLAWS
OF
MOMENTUM MERGER CORPORATION
A DELAWARE CORPORATION

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TABLE OF CONTENTS
(continued)

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AMENDED AND RESTATED BYLAWS
OF
MOMENTUM MERGER CORPORATION
A DELAWARE CORPORATION

ARTICLE I — CORPORATE OFFICES

1.1	Registered Office.

The registered office of Momentum Merger Corporation (the “Corporation”) shall be fixed in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), as the same may be amended from time to time.

1.2 Other Offices.

The Board of Directors of the Corporation (the “Board”) may at any time establish other offices at any place or places where the Corporation is qualified to do business.

ARTICLE II — MEETINGS OF STOCKHOLDERS

2.1	Place of Meetings.

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2	Annual Meeting.

The annual meeting of stockholders shall be held each year. The Board shall designate the date and time of the annual meeting. In the absence of such designation the annual meeting of stockholders shall be held on the second Tuesday of May of each year at 10:00 a.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding business day. At the annual meeting, directors shall be elected and any other proper business may be transacted.

2.3	Special Meeting.

A special meeting of the stockholders may be called at any time by (i) the Board, (ii) the Chairman of the Board, (iii) the Chief Executive Officer or (iv) President (in the absence of a Chief Executive Officer), but such special meetings may not be called by any other person or persons.

If a special meeting is called by any person other than the Board, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the Board, the Chief Executive Officer, the President, or the Secretary of the Corporation. No business may be transacted at such special meeting other than the business specified in such notice to stockholders. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

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2.4     Advance Notice Procedures; Notice of Stockholders’ Meetings.

(i) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (B) otherwise properly brought before the meeting by or at the direction of the board of directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) calendar days before the one year anniversary of the date on which the Corporation first mailed its proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the prior year’s meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting and ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation that are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business, (e) if the stockholder intends to solicit proxies in support of such stockholder’s proposal, a representation to that effect, and (f) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (i). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (i), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(ii) Only persons who are nominated in accordance with the procedures set forth in this paragraph (ii) shall be eligible for election as directors. Nominations of persons for election to the board of directors of the Corporation may be made at a meeting of stockholders by or at the direction of the board of directors or by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice of nomination, is entitled to vote in the election of directors at the meeting and complies with the notice procedures set forth in this paragraph (ii). Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the provisions of paragraph (i) of this Section 2.4. Such stockholder’s notice shall set forth (a) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (E) a representation that the stockholder is a holder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person to be specified in the notice, (F) the consent of each nominee to serve as a director, (G) if the stockholder intends to solicit proxies in support of such stockholder’s nominee(s), a representation to that effect; and (H) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement,

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if any, as a nominee and to serving as a director if elected); and (b) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (i) of this Section 2.4. At the request of the board of directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph (ii). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

These provisions shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the board of directors, but in connection therewith no new business shall be acted upon at any such meeting unless stated, filed and received as herein provided. Notwithstanding anything in these Bylaws to the contrary, no business brought before a meeting by a stockholder shall be conducted at an annual meeting except in accordance with procedures set forth in this Section 2.4.

2.5	Manner of Giving Notice; Affidavit of Notice.

All notices of meetings of stockholders shall be sent or otherwise given in accordance with either this Section 2.5 or Section 8.1 of these Bylaws not less than ten (10) nor more than (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Notice of any meeting of stockholders shall be given:

(i)	if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Corporation’s records; or

(ii)	if electronically transmitted, as provided in Section 8.1 of these Bylaws.

An affidavit of the Secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6	Quorum.

The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders; provided, however, that in the case of any vote to be taken by classes or series, the holders of a majority of the votes entitled to be cast by the stockholders of a particular class or series, present in person or by proxy, shall constitute a quorum of such class or series. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting, or (ii) the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. In the event that a quorum does not exist with respect to any vote to be taken by a particular class or series, the chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders of such class or series who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class or series.

2.7	Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place if any thereof, and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the

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original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8	Conduct of Business.

At each meeting of the stockholders, the Chairman of the Board or, in the absence of the Chairman of the Board, the Chief Executive Officer or, in the absence of the Chairman of the Board and the Chief Executive Officer, such person as shall be selected by the Board shall act as chairman of the meeting. The chairman of each meeting shall determine the order of business of such meeting. Subject to the provision of these Bylaws, the chairman of each meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

2.9	Voting.

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the Certificate of Incorporation or these Bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

2.10 No Stockholder Action by Written Consent Without a Meeting.

Subject to the rights of the holders of any series of Preferred Stock having a preference over the Common Stock as to dividends or upon dissolution, liquidation or winding up, any action required to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders called in accordance with the Bylaws of the Corporation, and may not be effected by any consent in writing by such stockholders.

2.11 Record Date for Stockholder Notice; Voting; Giving Consents.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action.

If the Board does not so fix a record date:

(i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

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2.12 Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize not in excess of three (3) persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. Any such proxy shall be delivered to the secretary of the meeting of stockholders at or prior to the time designated for holding such meeting, and in no event later than the time designated in the order of business for so delivering such proxies.

2.13 List of Stockholders Entitled to Vote.

The Secretary or other officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

2.14 Inspectors of Election.

A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the person.

Before any meeting of stockholders, the board of directors shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy. Inspectors need not be stockholders. No director or nominee for director shall be appointed an inspector.

Such inspectors shall:

(i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(ii) receive votes, ballots or consents;

(iii) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(iv) count and tabulate all votes or consents;

(v) determine when the polls shall close;

(vi) determine the result; and

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(vii) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders or as shall be required by law or specified by the chairman of the meeting.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III — DIRECTORS

3.1	Powers.

Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

3.2	Number of Directors.

Except as otherwise fixed by or pursuant to the provisions of Article VI of the Certificate of Incorporation, the number of directors that constitutes the Entire Board of the Corporation shall be determined from time to time by resolution adopted by the affirmative vote of not less than a majority of the Entire Board. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. For purposes of these Bylaws, the term “Entire Board” shall mean the total number of authorized directors, whether or not there exist any vacancies or unfilled previously authorized directorships.

Notwithstanding anything to the contrary contained in this Section 3.2, for a period of twenty-four (24) months beginning on [______], 2003 (the “Transition Period”), the number of directors shall consist of ten (10) persons, six (6) of whom shall be designated by the Board as “Class A Representatives” and four (4) of whom shall be designated by the Board as “Class B Representatives.” During the Transition Period, the number of directors which shall constitute the Entire Board shall not be increased or decreased other than by the affirmative vote of eighty percent (80%) or more of the Entire Board or by the stockholders acting in accordance with the Certificate of Incorporation and these Bylaws.

3.3	Election, Qualification and Term of Office of Directors.

Except as provided in Section 3.4 of these Bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Each director shall be at least 21 years of age. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws. In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected. A majority of the members of the Board shall be persons determined by the Board to be eligible to be classified as independent directors in accordance with the Sarbanes-Oxley Act of 2002 and the listing and/or governance rules of the Nasdaq Stock Market. The Certificate of Incorporation or these Bylaws may prescribe other qualifications for directors.

3.4	Resignation and Vacancies.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Board, the Chairman, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified therein or, if the time is not specified therein, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Newly created directorships resulting from an increase in the authorized number of directors may be filled by the Board, or as otherwise provided in these Bylaws, and vacancies occurring on the Board resulting from

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resignation, death, removal or any other cause shall be filled only by the Board, and not by the stockholders of the Corporation, by the affirmative vote of not less than a majority of remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director, or as otherwise provided in the Bylaws of the Corporation. Any director elected in accordance with this paragraph shall hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

Notwithstanding anything to the contrary contained in this ARTICLE III, during the Transition Period (as defined in Section 3.2), (i) any vacancy in the Board that results from the resignation, death, removal, or any other cause of a Class A Representative shall be filled only by the designated successor chosen by a majority of the remaining Class A Representatives, and (ii) any vacancy in the Board that results from the resignation, death, removal or any other cause of a Class B Representative shall be filled only by the designated successor chosen by a majority of the remaining Class B Representatives.

If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

3.5	Place of Meetings; Meetings by Telephone.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware at such place or places as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notices thereof.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6	Regular Meetings.

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.7	Special Meetings; Notice.

Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or a majority of the authorized number of directors.

Notice of the time and place of special meetings shall be:

(i) delivered personally by hand, by courier or by telephone;

(ii) sent by United States first-class mail, postage prepaid;

(iii) sent by facsimile; or

(iv) sent by electronic mail,

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directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

3.8	Quorum.

At all meetings of the Board, a majority of the Entire Board shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board, then the Chairman or a majority of the directors present thereat may adjourn to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9	Board Action by Written Consent Without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10 Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors.

3.11 Approval of Loans to Officers.

To the extent permitted by applicable law, including the Sarbanes-Oxley Act of 2002, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the Board, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Corporation.

3.12 Removal of Directors.

Any director or the entire Board may be removed in accordance with the DGCL. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV — COMMITTEES

4.1	Committees of Directors.

The Board may, by resolution passed by a majority of the Entire Board (as defined in Section 3.2 above), designate one or more committees, each committee to consist of one or more of the directors of the

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Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.

Notwithstanding anything to the contrary contained in these Bylaws, during the Transition Period, (i) any change in the composition of a committee of the Board shall be made by the affirmative vote of eighty percent (80%) or more of the Entire Board, (ii) any vacancy in a committee of the Board that results from the resignation, death, removal or any other cause of a Class A Representative shall be filled only by the designated successor chosen by a majority of the remaining Class A Representatives on the Board, (iii) any vacancy in a committee of the Board that results from the resignation, death, removal or any other cause of a Class B Representative shall be filled only by the designated successor chosen by a majority of the remaining Class B Representatives on the Board, and (iv) any designation of a new committee (other than the audit committee, the compensation committee or the nominating/governance committee) shall be made by the affirmative vote of eighty percent (80%) of the Entire Board.

4.2	Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3	Meetings and Action of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i) Section 3.5 (Place of Meetings and Meetings by Telephone);

(ii) Section 3.6 (Regular Meetings);

(iii) Section 3.7 (Special Meetings and Notice);

(iv) Section 3.8 (Quorum);

(v) Section 7.12 (Waiver of Notice); and

(vi) Section 3.9 (Board Action by Written Consent without a Meeting)

with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii) special meetings of committees may also be called by resolution of the Board; and

(iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. Except as otherwise provided in these Bylaws, the Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

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ARTICLE V — OFFICERS

5.1	Officers.

The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, one or more vice presidents, a treasurer and a Secretary. The Corporation may also have, at the discretion of the Board, a Vice Chairman of the Board, a President, a Chief Operating Officer, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws, with such titles and such duties as the Board may from time to time determine, each to have such authority, functions or duties as provided in these Bylaws or as the Board may from time to time determine, and each to hold office for such terms as may be prescribed by the Board and until such person’s successor shall have been chosen and shall qualify, or until such person’s death or resignation, or until such person’s removal in the manner provided in this ARTICLE V. Any number of offices may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers.

5.2	Appointment of Officers.

The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 and Section 5.12 of these Bylaws, subject to the rights, if any, of an officer under any contract of employment.

5.3	Subordinate Officers.

The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

5.4	Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Board, the Chief Executive Officer or the Secretary of the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5	Chairman of the Board.

The Corporation shall have an executive chairman of the board (the “Executive Chairman” or the “Chairman of the Board”) who shall be subject to the control of the Board. The Executive Chairman shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board or as may be prescribed by these Bylaws. If there is no chief executive officer, then the Chairman of the Board shall also be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 5.6 of these Bylaws.

Without limiting the foregoing, the Executive Chairman shall have, among others that may be assigned to him by an action approved by eighty percent (80%) of the Entire Board, the following duties, authorities and responsibilities:

(i) material responsibility for the Corporation’s research and development, primarily through the direct supervision of the Corporation’s chief scientific officer and serving as the chairman of the Corporation’s product development portfolio review committee;

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(ii) joint responsibility with the Chief Executive Officer for corporate strategy and strategic transactions;

(iii) work together with the Chief Executive Officer on investor relations, including co-supervision of the Corporation’s investor relations officer and through acting as the co-spokesperson with the Chief Executive Officer to the investment community;

(iv) service as chairman of the integration committee of the Corporation; and

(v) service as co-chairman with the Chief Executive Officer of the executive management committee of the Corporation.

5.6	Chief Executive Officer.

(i) The chief executive officer of the Corporation (“Chief Executive Officer”) shall, subject to the control of the Board and the powers and duties of the Executive Chairman of the Corporation prescribed under Section 5.5 of these Bylaws, have general supervision, direction and control of the business and the officers of the Corporation and each of its subsidiaries. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board, at all meetings of the Board. Subject to Section 5.5 of these Bylaws, he or she shall have the general powers and duties of management usually vested in the chief executive officer of a Corporation, including general supervision, direction and control of the business, including responsibility for setting, monitoring and controlling all financial budgets, and supervision of all other officers of the Corporation, and shall have such other powers and duties as may be prescribed by the Board or these Bylaws. Without limiting the foregoing, the Chief Executive Officer shall (i) have joint responsibility with the Executive Chairman for corporate strategy and strategic transactions; (ii) work together with the Executive Chairman on investor relations, including co-supervision of the Corporation’s investor relations officer and through acting as the co-spokesperson with the Executive Chairman to the investment community; and (iii) service as co-chairman with the Executive Chairman of the executive management committee of the Corporation.

The Chief Executive Officer shall, without limitation, have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

5.7	President.

Subject to such supervisory powers as may be given by these Bylaws or the Board to the Chairman of the Board or the Chief Executive Officer, if there be such officers, the president of the Corporation (the “President”) shall have general supervision, direction and control of the business and supervision of other officers of the Corporation, and shall have such other powers and duties as may be prescribed by the Board or these Bylaws. In the event a Chief Executive Officer shall not be appointed, the President shall have the duties of such office.

5.8	Vice Presidents.

The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by their superior officers, the Board, these Bylaws, the Chief Executive Officer or the Chairman of the Board.

5.9	Secretary.

The secretary of the Corporation (the “Secretary”) shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

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The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these Bylaws. The Secretary shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

5.10 Chief Financial Officer.

The chief financial officer of the Corporation (the “Chief Financial Officer”) shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the Chief Executive Officer and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws.

5.11 Assistant Secretary.

The assistant secretary of the Corporation ((“Assistant Secretary”), or, if there is more than one, the assistant secretaries in the order determined by the stockholders or Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board or the stockholders may from time to time prescribe.

5.12 Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.2.

5.13 Representation of Shares of Other Corporations.

The Chairman of the Board, the President, the Chief Financial Officer, the Secretary or Assistant Secretary, or any other person authorized by the Board or the President or a vice president, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.14 Authority and Duties of Officers.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board or the stockholders and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

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ARTICLE VI — RECORDS AND REPORTS

6.1	Maintenance and Inspection of Records.

The Corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal executive office.

6.2	Inspection by Directors.

Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

ARTICLE VII — GENERAL MATTERS

7.1	Execution of Corporate Contracts and Instruments.

The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

7.2	Stock Certificates; Partly Paid Shares.

The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or vice-Chairman of the Board, or the President, and by the treasurer or an assistant treasurer, or the Secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued

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to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

7.3	Special Designation On Certificates.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.4	Lost Certificates.

Except as provided in this Section 7.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.5	Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a Corporation and a natural person.

7.6	Dividends.

The Board, subject to any restrictions contained in either (i) the DGCL, or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

7.7	Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.8	Seal.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

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7.9	Transfer of Stock.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

7.10 Stock Transfer Agreements.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.11 Registered Stockholders.

The Corporation:

(i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

(ii) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

(iii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.12 Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE VIII — NOTICE BY ELECTRONIC TRANSMISSION

8.1	Notice by Electronic Transmission.

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and

(ii) such inability becomes known to the Secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

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(i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv) if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

8.2	Definition of Electronic Transmission.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

8.3	Inapplicability.

Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

ARTICLE IX — INDEMNIFICATION

9.1	Indemnification of Directors and Officers.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding. The Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board.

9.2	Indemnification of Others.

The Corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

9.3	Prepayment of Expenses.

The Corporation shall pay the expenses incurred by any officer or director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a person in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the

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person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this ARTICLE IX or otherwise.

9.4	Determination; Claim.

If a claim for indemnification or payment of expenses under this ARTICLE IX is not paid in full within sixty days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

9.5	Non-exclusivity of Rights.

The rights conferred on any person by this ARTICLE IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

9.6	Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

9.7	Other Indemnification.

The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

9.8	Amendment or Repeal.

Any repeal or modification of the foregoing provisions of this ARTICLE IX shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE X — AMENDMENTS

These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board at any meeting thereof; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws is contained in the notice of such meeting of the stockholders or in the notice of such meeting of the Board and, in the latter case, such notice is given not less than twenty-four (24) hours prior to the meeting. Unless a higher percentage is required by the Certificate of Incorporation, all such amendments must be approved by either (i) the holders of a majority of the combined voting power of the outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote in the election of directors of the Corporation, voting as a single class, or (ii) except as otherwise expressly provided in these Bylaws, a majority of the Board; provided, however, that, notwithstanding the foregoing, until the expiration of the Transition Period (as defined in Section 3.2 above), neither the Board nor the stockholders of the Corporation may alter, amend or repeal, or adopt new Bylaws in conflict with (or recommend any such action to stockholders), Sections 3.2, 3.4 , 4.1, 5.5 or 5.6 of these Bylaws, or this ARTICLE X, without the affirmative vote of not less than eighty percent (80%) of the Entire Board (as defined in Section 3.2 above) or the holders of eighty percent (80%) of the combined voting power of the outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote in the election of directors of the Corporation, voting as a single class.

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ANNEX H ADDITIONAL INFORMATION FOR HOLDERS OF SHARES OF NPS ALLELIX INC.

1. Proxy materials have been provided to you because as a holder of exchangeable shares, you are entitled to vote at the NPS special meeting. Pursuant to an order issued by the securities regulatory authorities in each of the provinces of Canada, and certain contractual commitments, NPS is required to provide holders of exchangeable shares with all disclosure material furnished to holders of NPS common stock.

The exchangeable shares provide holders thereof with a security in the capital of NPS Allelix Inc. that possesses economic and voting rights that are, as nearly as practicable, equivalent to those of a share of NPS common stock. In particular, exchangeable shares are:

•	entitled to dividends from NPS Allelix payable at the same time as, and in the Canadian dollar equivalent of, dividends paid by NPS on NPS common stock;

•	retractable at the option of the holder at any time for NPS common stock;

•	in certain circumstances, redeemable at the option of NPS Allelix in consideration of NPS common stock;

•	entitled on the liquidation, dissolution, or winding-up of NPS Allelix to be exchanged for NPS common stock;

•	entitled on the dissolution of NPS to be automatically exchanged for NPS common stock; and

•	entitled to vote at stockholders’ meetings of NPS.

As a result of the foregoing, holders of exchangeable shares effectively have a participating interest in NPS, rather than NPS Allelix. To ensure that you receive meaningful disclosure respecting the nature of your investment, you are being provided with the same disclosure material that NPS provides to holders of NPS common stock.

CIBC Mellon Trust Company (the trustee for the exchangeable shares) holds the single outstanding share of Special Voting Stock of NPS which entitles it to cast the number of votes attaching to equal to the number of outstanding exchangeable shares on [________], 2003, the record date of the NPS special meeting, (other than exchangeable shares held by NPS and its affiliates). These votes to be cast by the trustee may only be exercised in accordance with the instructions of the holders of the exchangeable shares. If no instructions are delivered to the trustee, the Beneficiary Votes (as defined below) to which you are entitled can not be exercised.

A form of direction (referred to as the “Direction”) is enclosed with the proxy materials that will serve as your instructions to the trustee. The Direction should be completed as soon as possible and returned to CIBC Mellon Trust Company either in the enclosed envelope, by facsimile to 416-368-2502, or by mail to CIBC Mellon Trust Company, 200 Queens Quay East, Unit 6, Toronto, Ontario, M5A 4K9. Please note that unless the Direction has been received by 4:00 p.m. (Toronto time) on [________], 2003, (referred to as the “Filing Time”), your instructions will not be binding upon the trustee and your voting rights will not be exercised.

As a registered holder of exchangeable shares you are entitled to attend the NPS special meeting and to vote in person or to designate a person who will attend the NPS special meeting and vote on your behalf. These alternatives appear as alternatives B and C, respectively, on the Direction. If you choose one of these alternatives, you can instruct the trustee to provide you, or the person designated by you, with a proxy card which will be delivered to you, or the person designated by you, at the NPS special meeting by the trustee’s representatives upon the presentation of satisfactory identification. At the NPS special meeting, you, or the person designated by you, will be entitled to cast one vote for each exchangeable share held by you on [___________], 2003, the record date for the NPS special meeting, and not subsequently disposed, (referred to as the “Beneficiary Votes”) in respect of each matter to be voted on at the NPS special meeting.

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Alternatively, you are entitled to instruct the trustee to give a proxy card to a representative of NPS who will exercise the Beneficiary Votes at the NPS special meeting in accordance with your instructions. This alternative appears as alternative A on the Direction. If you decide to proceed in this manner, you should complete alternative A on the Direction with respect to each item of business to be considered and voted on at the NPS special meeting.

In addition to revocation by any manner permitted by law, you may revoke or amend your instructions by filing an instrument in writing executed by you or by your attorney, authorized in writing and delivered to the office of the trustee shown above at any time up to and including the Filing Time. Your instructions may also be revoked in person at the NPS special meeting by submitting written revocation of your instructions and satisfactory identification to the trustee’s representatives not less than one hour prior to the time of the NPS special meeting. In the event that the NPS special meeting is adjourned, your instructions may be revoked or amended at any time up to and including 5:00 p.m. (Toronto time) on the second business day prior to the day of any adjournment of the NPS special meeting by delivering an instrument in writing to the office of the trustee (in the manner described above) or your instructions may be revoked in person at any adjournment of the NPS special meeting not less than one hour prior to the time of such adjourned meeting.

Failure to comply with the foregoing will not affect your right to attend the NPS special meeting, or any adjournment thereof, and to vote in person so long as satisfactory identification is presented to the trustee’s representatives at the NPS special meeting.

2. On March 12, 2003, NPS Allelix announced that its board of directors had resolved to redeem the outstanding exchangeable shares. On that date, it was also announced that NPS Holdings Company had exercised its overriding call right to purchase the outstanding exchangeable shares (referred to as the “Redemption Call Right”) on the date to be fixed for redemption. A Notice of Redemption and Exercise of Call Right and a Purchase and Transmittal Form have been delivered to the holders of the exchangeable shares. Certificates evidencing exchangeable shares should not be surrendered without a properly completed and duly executed Purchase and Transmittal Form and all other required documents. Copies of the Notice of Redemption and Exercise of Call Right and the Purchase and Transmittal Form may be obtained by contacting the trustee, at 1-800-387-0825 or at “inquiries@cibcmellon.com”.

Neither the surrender of the exchangeable shares in accordance with the terms of the Purchase and Transmittal Form nor the acquisition of the exchangeable shares pursuant to the Redemption Call Right will affect your ability to exercise your right to vote such shares at the NPS special meeting by complying with the procedures set out above.

NPS intends to cause NPS Holdings to acquire the exchangeable shares on the first business day prior to the date to be fixed by NPS and Enzon for the closing of the mergers (referred to as the “Closing Date”). However, if the Closing Date has not occurred prior thereto, the exchangeable shares will be acquired by NPS Holdings pursuant to the Redemption Call Right on July 4, 2003.

The actual date fixed for redemption (referred to as the “Redemption Date”) will be disclosed by NPS Allelix by way of a press release not less than 30 days prior to the Redemption Date.

Pursuant to the Redemption Call Right, the holder of an exchangeable share is entitled to receive for each exchangeable share held on the Redemption Date one share of NPS common stock plus an amount equal to any dividends declared and unpaid on the exchangeable shares prior to the Redemption Date. If the mergers are completed on the Closing Date, holders that have surrendered certificates evidencing their exchangeable shares in accordance with the procedures set out in the Purchase and Transmittal Form prior thereto will receive certificates evidencing the shares of Momentum Merger Corporation to which they will become entitled as holders of the NPS common stock issued to them pursuant to the Redemption Call Right. If the mergers are not completed on the Closing Date, holders that have surrendered certificates evidencing their exchangeable shares in accordance with the procedures set out in the Purchase and Transmittal Form prior thereto will receive certificates evidencing the NPS common stock to which they are entitled pursuant to the Redemption Call Right. If the mergers are subsequently completed, holders of NPS common stock will receive a Letter of Transmittal from Momentum Merger Corporation with instructions concerning the

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exchange of the certificates evidencing NPS common stock for certificates evidencing the common stock of Momentum Merger Corporation.

To receive the NPS common stock or Momentum Merger Corporation common stock, as the case may be, to which you are entitled upon the exercise of the Redemption Call Right, you must deliver to CIBC Mellon Trust Company the Purchase and Transmittal Form, properly completed and duly executed, or a manually executed facsimile thereof, together with all other required documents including the certificates representing the exchangeable shares to be purchased by NPS Holdings.

If your exchangeable shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee you should contact that nominee for assistance in surrendering your exchangeable shares for purchase by NPS Holdings and delivering the Purchase and Transmittal Form.

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ANNEX I DESCRIPTION OF THE NPS PHARMACEUTICALS, INC. 1994 EMPLOYEE STOCK PURCHASE PLAN

General.

The NPS ESPP was adopted by the NPS board of directors in January 1994 and approved by NPS stockholders in February 1994. The purpose of the NPS ESPP is to provide employees with an opportunity to purchase NPS common stock through payroll deductions. The NPS ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended.

Administration.

The NPS ESPP may be administered by the board of directors or a committee appointed by the board of directors. All questions of interpretation or application of the NPS ESPP are determined by the NPS board of directors or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

Eligibility.

Each of NPS’ employees or the employees of its designated subsidiaries is eligible to participate in the NPS ESPP; except that no employee may be granted an option under the NPS ESPP (i) to the extent that, immediately after the grant, such employee would own 5% of either the voting power or value of NPS stock or any of NPS’ subsidiaries, or (ii) to the extent that his or her rights to purchase stock under all of NPS’ employee stock purchase plans or those of NPS’ subsidiaries accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year.

Offering Period.

The NPS ESPP generally has consecutive twenty-four month offering periods. Each twenty-four month offering period includes four six-month purchase periods, during which payroll deductions are accumulated and, at the end of which, shares of NPS common stock are purchased with a participant’s accumulated payroll deductions. The board of directors has the power to change the duration of future offering periods. To participate, an eligible employee must authorize payroll deductions pursuant to the NPS ESPP. Such payroll deductions may not exceed 15% of a participant’s eligible compensation during the offering period. At the beginning of each offering period, each participant automatically is granted an option to purchase shares of NPS common stock. The option expires at the end of the offering period or upon termination of employment, whichever is earlier, but is exercised at the end of each purchase period to the extent of the payroll deductions accumulated during such purchase period.

Purchase Price.

Shares of NPS common stock may be purchased under the NPS ESPP at a purchase price not less than 85% of the lesser of the fair market value of NPS common stock on (i) the first day of the offering period or (ii) the last day of the purchase period. The number of shares of NPS common stock a participant purchases in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation prior to the last day of the purchase period by the purchase price, provided that the board of directors or its committee may limit the maximum aggregate shares that may be purchased under the NPS ESPP on any particular purchase date.

Payment of Purchase Price; Payroll Deductions.

The purchase price of the shares is accumulated by payroll deductions throughout each purchase period. The number of shares of NPS common stock a participant may purchase in each purchase period during an offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that purchase period by the purchase price.

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Withdrawal.

Generally, a participant may withdraw from an offering period at any time by written notice without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver to NPS a new subscription agreement.

Termination of Employment.

Upon termination of a participant’s employment for any reason, including disability or death, his or her option and participation in the NPS ESPP will immediately cease. The payroll deductions credited to the participant’s account (to the extent not used to make a purchase of NPS common stock) will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the NPS ESPP.

Adjustments; Merger or Change of Control.

Adjustments.     In the event of any change in the common stock reserved for issuance under the NPS ESPP or subject to rights granted under the NPS ESPP, appropriate adjustments will be made in the number, kind and purchase price of the shares available for purchase under the NPS ESPP.

Dissolution or Merger.     In the event of any NPS dissolution or liquidation, merger or consolidation where NPS is not the surviving corporation, a merger where it is the surviving corporation but NPS common stock is converted into other property in connection with the transaction or any other capital reorganization in which more than 50% of its voting securities are exchanged, then, as determined by the board of directors in its sole discretion, each option under the NPS ESPP may be assumed or an equivalent option may be substituted by such successor corporation, will continue in full force and effect, or the purchase periods and offering periods then in progress may be shortened by setting a new exercise date and any offering periods would end on the new purchase date.

Amendment and Termination of the Plan.

The NPS board of directors may at any time terminate or amend the NPS ESPP. No amendment shall be effective unless it is approved within 12 months after the adoption of the amendment, by the holders of a majority of the votes cast at a duly held stockholders’ meeting, if such amendment would require stockholder approval in order to comply with Section 423 of the Code or the NPS ESPP.

Number of Shares Purchased by Certain Individuals and Groups

Given that the number of shares that may be purchased under the NPS ESPP is determined, in part, on the stock’s market value on the first day of an offering period and the last day of a purchase period and given that participation in the NPS ESPP is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable. For illustrative purposes, the table below sets forth (a) the number of shares of NPS common stock that were purchased during fiscal year-end 2002 under the NPS ESPP and the (b) average price per share purchase price paid for such shares. Directors who are not employees of Momentum will not be eligible to participate in the NPS ESPP and directors who were not employees of NPS were not eligible to participate in the NPS ESPP during fiscal year-end 2002.

Name of Individual or Group	Number of Shares Purchased	Weighted Average Per Share Purchase Price

N. Patricia Freston, Ph.D.	793	$12.01
James U. Jensen	793	$12.01
David L. Clark	764	$15.26
G. Thomas Heath	362	$18.50
All executive officers, as a group	2,676	$13.55
All employees who are not executive officers, as a group	15,214	$16.55

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Certain Federal Income Tax Information.

The following brief summary of the effect of federal income taxation upon the participant and NPS with respect to the shares purchased under the NPS ESPP does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The NPS ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the NPS ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. NPS generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (“Delaware Corporation Law”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the pers on did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

Article VIII of the Registrant’s certificate of incorporation requires the Registrant to indemnify, to the fullest extent permissible under Delaware Corporation Law, its directors and officers.

The foregoing statements are subject to the detailed provisions of Section 145 of the Delaware Corporation Law and Article VIII of the Registrant’s certificate of incorporation.

The Registrant has, or plans to enter, into indemnification agreements with its current directors and officers, and the Registrant intends to enter into such agreements with its future directors and officers.

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Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number		Description
2.1		Agreement and Plan of Reorganization dated as of February 19, 2003 by and among NPS Pharmaceuticals, Inc., Enzon Pharmaceuticals, Inc., Momentum Merger Corporation, Newton Acquisition Corporation, and Einstein Acquisition Corporation (included as Annex A to the joint proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference)
3.1		Certificate of Incorporation of the Registrant
3.2		Form of Amended and Restated Certificate of Incorporation of the Registrant (included as Annex F to the joint proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference) to be effective immediately prior to the completion of the mergers
3.3		Bylaws of the Registrant
3.4		Form of Amended and Restated Bylaws of the Registrant (included as Annex G to the joint proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference) to be effective immediately prior to the completion of the mergers
5.1	*	Opinion of Dorsey & Whitney LLP regarding legality of securities being registered
8.1	*	Opinion of Wilson Sonsini Goodrich & Rosati, P.C. regarding certain U.S. income tax aspects of the merger
8.2	*	Opinion of Dorsey & Whitney LLP regarding certain U.S. income tax aspects of the merger
9.1		Form of NPS Voting Agreement (included as Annex B to the joint proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference)
9.2		Form of Enzon Voting Agreement (included as Annex C to the joint proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference)
10.1	*	Employment Agreement, dated ___________, 2003, between NPS Pharmaceuticals, Inc. and Hunter Jackson, Ph.D.
10.2	*	Employment Agreement, dated ___________, 2003, between Enzon Pharmaceuticals, Inc. and Arthur J. Higgins
10.3		Registrant’s 2003 Equity Plan
10.4		Proposed Amended and Restated 1994 NPS Pharmaceuticals, Inc. Employee Stock Purchase Plan to be assumed by the Registrant
10.5		Form of Registrant’s Indemnification Agreement to be entered into between the Registrant and the officers and directors of the Registrant
21.1		Subsidiaries of the Registrant
23.1		Consent of KPMG LLP with respect to the financial statements of NPS Pharmaceuticals, Inc.
23.2		Consent of KPMG LLP with respect to the financial statements of Enzon Pharmaceuticals, Inc.
23.3	*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included as part of its opinion filed as Exhibit 8.1 and incorporated herein by reference)
23.4	*	Consent of Dorsey & Whitney LLP (included as parts of its opinions filed as Exhibit 8.2 and incorporated herein by reference)
23.5		Consent of Morgan Stanley & Co. Incorporated
23.6		Consent of SG Cowen Securities Corporation
24.1		Powers of Attorney (included on the signature page of this Form S-4 and incorporated herein by reference)
99.1		Opinion of Morgan Stanley (included as Annex D to the joint proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference)

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Exhibit Number	Description
99.2	Opinion of SG Cowen (included as Annex E to the joint proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference)
99.3	Form of Proxy of NPS Pharmaceuticals, Inc.
99.4	Form of Proxy of Enzon Pharmaceuticals, Inc.
99.5	Form of Voting Direction for holders of Exchangeable Shares of NPS Allelix Inc.
99.6	Consent of Santo J. Costa to be named as director of the Registrant
99.7	Consent of Rolf A. Classon to be named as director of the Registrant
99.8	Consent of Rosina B. Dixon, M.D. to be named as director of the Registrant
99.9	Consent of John R. Evans, M.D. to be named as director of the Registrant
99.10	Consent of Joseph Klein, III to be named as director of the Registrant
99.11	Consent of Donald E. Kuhla, Ph.D. to be named as director of the Registrant
99.12	Consent of Robert L. Parkinson, Jr. to be named as director of the Registrant
99.13	Consent of Peter G. Tombros to be named as director of the Registrant

*	To be filed by amendment.

Item 22. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934.

(6) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the

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information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7) That every prospectus (i) that is filed pursuant to paragraph (6) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed after the effective date of this registration statement through the date of responding to such request.

(9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

Insofar as indemnification for liabilities under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding, is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 21, 2003.

Momentum Merger Corporation

By:/s/ Arthur J. Higgins
Name: Arthur J. Higgins
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Arthur J. Higgins, Kenneth J. Zuerblis and Hunter Jackson, Ph.D. and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to 462(b) under the Securities Act of 1933, as amended, and otherwise) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Arthur J. Higgins Arthur J. Higgins	President, Chief Executive Officer and Director (principal executive officer)	March 21, 2003

/s/ Kenneth J. Zuerblis Kenneth J. Zuerblis	Executive Vice President, Finance and Chief Financial Officer (principal financial officer and principal accounting officer)	March 21, 2003

/s/ Hunter Jackson, Ph.D. Hunter Jackson, Ph.D.	Director	March 21, 2003